As filed with the U.S. Securities and Exchange Commission on November 1, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wallbox N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	3790	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Carrer del Foc, 68

Barcelona, Spain 08038

Tel: +34 930 181 668

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wallbox USA Inc.

800 W. El Camino Real, Suite 180

Mountain View, CA 94040

Tel: +1 (888) 787-5780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX 77002 Tel: (713) 546-5400	Jose Antonio Sànchez Latham & Watkins LLP Plaza de la Independencia 6 Madrid 28001 Spain Tel: +34 91 791 5000	Michel van Agt Loyens & Loeff Parnassusweg 300 1081 LC Amsterdam The Netherlands Tel: +31 20 578 57 85

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”)	11,100,000(2)	$10.90(4)	$120,990,000.00	$11,215.78
Class A Shares	23,250,793(5)	$10.90(4)	$253,433,643.70	$23,493.30
Class A Shares	106,778,437(6)	$10.90(4)	$1,163,884,963.30	$107,892.14
Class A Shares	5,750,000(7)	$10.90(4)	$62,675,000.00	$5,809.98
Class A Shares underlying warrants	5,750,000 (8)	$13.04(9)	$74,980,000.00	$6,950.65
Class A Shares underlying warrants	8,933,333(10)	$13.04(9)	$116,490,662.32	$10,798.69
Warrants to purchase Class A Shares	8,933,333(11)	— (9)	—	—
Totals			$1,792,454,269.32	$166,160.54

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, includes an indeterminable number of additional Class A Shares that may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the Class A Shares to be offered by the selling securityholders.

(2)

Includes 11,100,000 Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”) of the registrant Wallbox N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”) that were issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination (the “PIPE Shares”). These shares are being registered for resale on this Registration Statement.

(3)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.
(4)

Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of $10.90 per share, which is the average of the high ($11.30) and low ($10.50) sales prices of the Class A Shares as reported on the New York Stock Exchange on October 25, 2021.

(5)	Includes the issuance and subsequent resale of 23,250,793 Class A Shares issuable upon conversion of Class B ordinary shares, nominal value of €1.20 per share (“Class B Shares”).
(6)

Includes 106,778,437 Class A Shares that were issued on completion of the Business Combination (the “Business Combination”) between the Company, Kensington Capital Acquisition Corp. II, a Delaware corporation, Wallbox B.V., a private company with limited liability incorporated under the Laws of the Netherlands (besloten vennootschap) to holders of the capital stock of Wallbox Chargers, S.L., a Spanish limited liability company (sociedad limitada). These shares are being registered for resale on this Registration Statement.

(7)	Includes 5,750,000 Class A Shares issued to Kensington Capital Sponsor II LLC in connection with the Business Combination. These shares are being registered for resale on this Registration Statement.
(8)

Includes up to 5,750,000 Class A Shares that are issuable upon the exercise of 5,750,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued to public shareholders of Kensington Capital Acquisition Corp. II (“Kensington”) in its initial public offering (“IPO”), and which were assumed by the Company at the closing of the Business Combination and converted into warrants to purchase Class A Shares of the Company at an exercise price of $11.50 per Class A Share.

(9)

Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (i) the sum of (A) $1.54 (rounded up from the average of the high ($1.6699) and low ($1.40) prices of the Public Warrants as reported on the NYSE on October 25, 2021) and (B) $11.50, the exercise price of the Warrants, resulting in a combined maximum offering price per warrant of $13.04, multiplied by (ii) the applicable number of Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Warrants has been allocated to the underlying Class A Shares and those Class A Shares are included in the registration fee.

(10)

Includes up to 8,933,333 Class A Shares that are issuable upon the exercise 8,933,333 warrants originally issued by Kensington in a private placement transaction in connection with the IPO or upon conversion of certain working capital loans, and which were assumed by the Company at the closing of the Business Combination and converted into warrants to purchase Class A Shares of the Company at an exercise price of $11.50 per Class A Share (the “Private Warrants”).

(11)	Includes 8,933,333 Private Warrants. These shares are being registered for resale on this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 1, 2021

PRELIMINARY PROSPECTUS

Wallbox N.V.

Up to 146,879,230 Class A Shares

Up to 14,683,333 Class A Shares Issuable Upon Exercise of Warrants

Up to 8,933,333 Warrants

This prospectus relates to the issuance by us of an aggregate of up to 37,934,126 of our Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”) of the registrant Wallbox N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”), which consists of up to (i) 23,250,793 Class A Shares issuable upon conversion of our 23,250,793 outstanding Class B ordinary shares, nominal value of €1.20 per share (“Class B Shares”), (ii) 8,933,333 Class A Shares issuable upon the exercise of 8,933,333 warrants (the “Private Warrants”) originally issued by Kensington in a private placement transaction in connection with the initial public offering (“IPO”) of Kensington Capital Acquisition Corp. II, a Delaware corporation (“Kensington”), or upon conversion of certain working capital loans and which were assumed by the Company at the closing of the Business Combination (as defined below) and converted into warrants to purchase Class A Shares of the Company at an exercise price of $11.50 per Class A Share and (iii) up to 5,750,000 Class A Shares that are issuable upon the exercise of 5,750,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued to public shareholders of Kensington in its IPO, and which were assumed by the Company at the closing of the Business Combination and converted into warrants to purchase Class A Shares of the Company at an exercise price of $11.50 per Class A Share.

This prospectus also relates to the offer and sale from time to time by the selling securityholders or their permitted transferees (collectively, the “selling securityholders”) of (a) up to 144,712,563 of our Class A Shares, consisting of up to (i) 112,528,437 Class A Shares that were issued on completion of the Business Combination, (ii) 11,100,000 Class A Shares issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination (the “PIPE Shares”), (iii) 23,250,793 Class A Shares issuable upon conversion of our outstanding Class B Shares, (iv) 8,933,333 Class A Shares issuable upon exercise of the Private Warrants and (b) up to 8,933,333 Private Warrants. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

This prospectus provides you with a general description of such securities and the general manner in which the selling securityholders may offer or sell the securities. More specific terms of any securities that the selling securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

All of the Class A Shares and Private Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any proceeds from the sale of Class A Shares or Private Warrants by the selling securityholders or the issuance of Class A Shares by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

We are registering the securities described above for resale pursuant to, among other things, the selling securityholders’ registration rights under certain agreements between us and the selling securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the selling securityholders will issue, offer or sell, as applicable, any of the securities. The selling securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell the Class A Shares or Private Warrants in the section entitled “Plan of Distribution.”

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our Class A Shares and Public Warrants are listed on The New York Stock Exchange (“NYSE”) under the symbols “WBX” and “WBXWS,” respectively. On October 27, 2021, the closing sale price as reported on NYSE of our Class A Shares was $14.56 per share and of our Public Warrants was $1.93 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at Carrer del Foc, 68, Barcelona, Spain 08038.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 15 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2021

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we, nor the selling securityholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

We will not receive any proceeds from the sale of Class A Shares or Private Warrants to be offered by the selling securityholders pursuant to this prospectus, but we will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. We will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of our Class A Shares and Private Warrants pursuant to this prospectus. To the extent required, we and the selling securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.” We have not, and the selling securityholders have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

On October 1, 2021 (the “Closing Date”), we closed our previously announced business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of June 9, 2021, as amended (the “Business Combination Agreement”), by and among by and among Wallbox B.V, a private company with limited liability incorporated under the laws of the Netherlands (which was converted into a public company with limited liability incorporated under the laws of the Netherlands), Orion Merger Sub Corp., a Delaware corporation (“Merger Sub”), Kensington Capital Acquisition Corp. II, a Delaware corporation (“Kensington”) and Wallbox S.L., a Spanish limited liability company (sociedad limitada).

On the Closing Date, (i) each outstanding Class A Ordinary Share of Wallbox (including each such share resulting from the conversion of Wallbox’s convertible loans prior to the Closing by the noteholders thereof), and each outstanding Class B Ordinary Share was exchanged by means of a contribution in kind in exchange for the issuance of a number of Wallbox Class A Shares or Wallbox Class B Shares, as applicable, determined in each case by reference to an “Exchange Ratio,” calculated in accordance with the Business Combination Agreement, and (ii) each share of Kensington Class A Common Stock and Kensington Class B Common Stock outstanding immediately prior to the effective time of the merger (the “Merger Effective Time”) (other than certain customarily excluded shares) was converted into and become one share of new Kensington common stock, and each such share of new Kensington common stock was immediately thereafter exchanged by means of a contribution in kind in exchange for the issuance of Wallbox Class A Shares, whereby Wallbox issued one Wallbox Class A Share for each share of new Kensington common stock exchanged. All Wallbox shareholders, other than Enric Asunción Escorsa and Eduard Castañeda, received Wallbox Class A Shares in the exchange. Each of Enric Asunción Escorsa and Eduard Castañeda received class B ordinary shares in the share capital of Wallbox.

In connection with the foregoing and concurrently with the execution of the Business Combination Agreement and again on September 29, 2021, Kensington and Wallbox entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for, and Wallbox agreed to issue to such PIPE Investors, an aggregate of 11,100,000 Wallbox Class A Shares at $10.00 per share for gross proceeds of $111,000,000 (the “PIPE Financing”) on the date on which the Closing occurs. The Wallbox Class A Shares issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Wallbox has agreed to grant the PIPE Investors certain registration rights in connection with the

PIPE Financing. The PIPE Financing was contingent upon, among other things, the closing of the Business Combination.

Unless the context indicates otherwise, the terms “Wallbox,” the “Company,” “we,” “us” and “our” refer to Wallbox N.V. (f/k/a Wallbox B.V.) after conversion into a Dutch public limited liability company and Wallbox B.V. prior to the conversion into a Dutch public liability company.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

Wallbox’s audited financial statements included in this prospectus are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). This prospectus includes certain references to financial measures that were not prepared in accordance with IFRS, including Adjusted EBITDA. The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for Wallbox’s consolidated financial results prepared in accordance with IFRS.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context otherwise requires:

•	“$”, “USD” and “U.S. dollar” each refer to the United States dollar; and

•	“€”, “EUR” and “Euro” each refer to the Euro.

The exchange rate used for conversion between U.S. dollars and Euros is based on the ECB euro reference exchange rate published by the European Central Bank.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

The Wallbox name, logos and other trademarks and service marks of Wallbox appearing in this prospectus are the property of Wallbox. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires references to:

“Board” means the board of directors of Wallbox.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated June 9, 2021, as may be amended from time to time, by and among Wallbox B.V., Merger Sub, Kensington and Wallbox S.L..

“Class A Shares” means the ordinary shares A, nominal value €0.12 per share, of Wallbox.

“Class B Shares” means the ordinary shares B, nominal value €1.20 per share, of Wallbox.

“Closing” means the closing of the transactions contemplated by the Business Combination Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“COVID-19” means the novel coronavirus known as SARS-CoV-2 or COVID-19, and any evolutions, mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“DCGC” means the Dutch Corporate Governance Code.

“ESPP” means the Wallbox N.V. 2021 Employee Share Purchase Plan.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FCPA” means the U.S. Foreign Corrupt Practices Act.

“General Meeting” means a general meeting of the shareholders of the Company.

“IAS” means the International Accounting Standard.

“IASB” means the International Accounting Standards Board.

“IBR” means the incremental borrowing rate.

“IFRS” means the International Financial Reporting Standards as issued by the IASB.

“Incentive Plan” means the Wallbox N.V. 2021 Equity Incentive Plan.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means initial public offering.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.“Kensington” means Kensington Capital Acquisition Corp. II, a Delaware corporation.

“Kensington Class A Common Stock” means Kensington’s Class A common stock, par value $0.0001 per share.

“Kensington Class B Common Stock” means Kensington’s Class B common stock, par value $0.0001 per share.

“Kensington Common Stock” means the Kensington Class A Common Stock and Kensington Class B Common Stock.

“Kensington IPO” means Kensington’s initial public offering consummated on March 2, 2021.

“NYSE” means the New York Stock Exchange

“PIPE Financing” means the subscription for and purchase by the PIPE Investors of an aggregate of 11,100,000 Shares at $10.00 per share for gross proceeds of $111,000,000 pursuant to the Subscription Agreements.

“PIPE Investors” means the investors in the PIPE Financing pursuant to the Subscription Agreements.

“Private Warrants” means the 8,933,333 warrants held by certain former Kensington shareholders, purchased by such holders in the private placement that occurred concurrently with the closing of Kensington’s IPO and converted into warrants to purchase one Class A Share at a price of $11.50 per share, subject to adjustment, at the closing of the Business Combination.

“Public Warrants” means the 5,750,000 warrants to purchase one Class A Share at a price of $11.50, subject to adjustment, held by certain former Kensington shareholders.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Sponsor” means Kensington Capital Sponsor II LLC, a Delaware limited liability company.

“Subscription Agreements” means the Subscription Agreements, dated June 9, 2021 and September 29, 2021, by and among Wallbox B.V., Kensington and each of the PIPE Investors.

“Trust Account” means the U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer and Trust Company, acting as trustee, established by Kensington that contained the proceeds of the Kensington IPO and from certain private placements occurring simultaneously with the Kensington IPO for the benefit of the Public Stockholders.

“Wallbox” means Wallbox N.V.

“Wallbox S.L.” means Wall Box Chargers, S.L.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, and any related prospectus supplement, including the information set forth in the section titled “Risk Factors” in this prospectus, and any related prospectus supplement in their entirety before making an investment decision.

Unless otherwise stated or the context otherwise indicates, references to the “Company”, “we”, “our”, “us” or “Wallbox” refer to Wallbox N.V., together with its subsidiaries, or, as the context may require.

Our Company

Wallbox is a global leader in smart electric vehicle charging and energy management. Founded in 2015, Wallbox creates smart charging systems that combine innovative technology with outstanding design and that manage the communication between user, vehicle, grid, building and charger.

Wallbox’s mission is to facilitate the adoption of electric vehicles today to make more sustainable use of energy tomorrow. By designing, manufacturing, and distributing charging solutions for residential, business, and public use, Wallbox is laying the infrastructure required to meet the demands of mass electric vehicles (“EV”) ownership everywhere. Wallbox’s customer-centric approach to its holistic hardware, software, and service offering has allowed Wallbox to solve barriers to EV adoption today as well as anticipate opportunities soon to come. Wallbox is creating solutions that will not only allow for faster, simpler EV charging but that will also change the way the world uses energy.

Its smart charging product portfolio includes Level 2 alternating current (“AC”) chargers (“Pulsar Plus”, “Commander 2” and “Copper SB”) for home and business applications, and direct current (“DC”) fast chargers (“Supernova”) for public applications. The Company also offers the world’s first bi-directional DC charger for the home (“Quasar”), which allows users to both charge their electric vehicle and use the energy from the car’s battery to power their home or business, or send stored energy back to the grid. The Company’s proprietary residential and business software (“myWallbox”) gives users and charge point owners complete control over their private charging and energy management activities. Meanwhile, Wallbox’s dedicated semi-public and public charging software platform, (“Electromaps”) enables drivers to locate and transact with all public charging stations registered to its brand-agnostic charger database and also allows charge point operators to manage their public charging stations at scale

As of September 2021, Wallbox has nine offices across three continents and has sold over 138,258 units across 83 countries. Its products are currently manufactured in Spain and China, with plans to add a U.S. manufacturing facility in Arlington, Texas in 2022. Through its vertically-integrated model, Wallbox keeps development cycles short, enabling an accelerated time to market. Furthermore, Wallbox’s compliance with complex certification requirements paired with its focus on engineering excellence is powering its rapid growth as the global supplier of first-class charging products.

Wallbox is a Dutch public limited liability company (naamloze vennootschap). The mailing address of our principal executive office is Carer del Foc, 68 Barcelona, Spain 08038, our phone number is +34 930 181 668, and our website is www.wallbox.com. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

Recent Developments

Closing of the Business Combination

On October 1, 2021 (the “Closing Date”), we closed our previously announced business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of June 9, 2021, (the “Business Combination Agreement”), by and among Wallbox B.V, a private company with limited liability incorporated under the laws of the Netherlands (which was converted into a public company with limited liability incorporated under the laws of the Netherlands), Orion Merger Sub Corp., a Delaware corporation (“Merger Sub”), Kensington Capital Acquisition Corp. II, a Delaware corporation (“Kensington”) and Wallbox S.L., a Spanish limited liability company (sociedad limitada).On the Closing Date, each holder of Wallbox S.L. Ordinary Shares exchanged by means of a contribution in kind its Wallbox S.L. Ordinary Shares to Wallbox in exchange for the issuance of Shares in accordance with the Exchange Ratio and Wallbox S.L. became a wholly-owned subsidiary of Wallbox (the “Ordinary Exchange,” and together with the Convert Exchanges, the “Exchanges”, and the effective time of the Ordinary Exchange, the “Exchange Effective Time”). Each outstanding Class A Ordinary Share of Wallbox S.L. (including each such share resulting from the conversion of Wallbox S.L.’s convertible loans prior to the Closing by the noteholders thereof), and each outstanding Class B Ordinary Share of Wallbox S.L. was exchanged by means of a contribution in kind in exchange for a number of Class A Shares or Class B Shares, as applicable, determined in each case by reference to an “Exchange Ratio,” calculated in accordance with the Business Combination Agreement; provided, however, that Enric Asunción Escorsa and Eduard Castañeda received Class B Shares. Each share of Kensington’s Class A common stock and Class B common stock outstanding immediately prior to the Merger Effective Time (other than certain customarily excluded shares) converted into and become one share of new Kensington common stock, and each such share of new Kensington common stock immediately thereafter was exchanged by means of a contribution in kind in exchange for the issuance of Class A Shares, whereby Wallbox issued one Class A Share for each share of new Kensington common stock exchanged. The Merger became effective by the filing of a certificate of merger with the Secretary of State of the State of Delaware and was effective immediately upon such filing (such time, the “Merger Effective Time”). The parties held the Closing immediately prior to such filing of a certificate of merger, on the Closing Date.

Our Class A Shares and our warrants issued in exchange for the Kensington warrants included in the units sold in the Kensington l IPO, each of which is exercisable for one Class A Share (the “Public Warrants”), began trading on NYSE under the symbols “WBX” and “WBXWS”, respectively, on October 4, 2021.

PIPE Financing

Concurrently with the execution of the Business Combination Agreement, Kensington and Wallbox entered into Subscription Agreements (the “Subscription Agreements”), dated June 9, 2021 and September 29, 2021, with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Wallbox agreed to issue and sell to such PIPE Investors, an aggregate of 11,100,000 Class A Shares (the “PIPE Shares”) at a price of $10.00 per share for an aggregate of $111,000,000 in proceeds. (the “PIPE Financing”) on the Closing Date. The PIPE Financing closed concurrently with the Business Combination.

The PIPE Shares were not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D or Regulation S promulgated thereunder without any form of general solicitation or general advertising.

Coronavirus (COVID-19) Pandemic

On March 11, 2020, the World Health Organization upgraded the emergency public healthcare situation triggered by the outbreak of Coronavirus disease 2019 (COVID-19) to an international pandemic. The unfolding of events in Spain and worldwide, has led to an unprecedented health crisis, which has had an impact on the macroeconomic climate and on business performance. In order to confront this situation, a series of measures have been adopted in 2020 to address the economic and social impacts which, amongst other aspects, have led to mobility restrictions on the population. In particular, amongst other measures, governments worldwide have declared states of emergency or similar measures that have imposed restrictions on the movement of people and on the opening hours of businesses, severely impacting the economies. These kinds of restrictions continue to be applied in the majority of the countries in which Wallbox operates.

However, Wallbox has continued to implement its growth plans and, although the pandemic has caused certain delays to these plans, they have not significantly impacted Wallbox’s equity and liquidity position. Furthermore, the pandemic has shown some of the benefits of electric vehicles, with the lowest levels of pollution for the last decade. This industry acceleration has had a significant impact on Wallbox, as it has to keep investing in new technologies to be deployed in the following year, as well as investing in the Wallbox team to be able to continue its growth with the most talented professionals.

While the ultimate duration and extent of the COVID-19 pandemic depends on future developments that cannot be accurately predicted, such as the extent and effectiveness of containment actions, it has already had an adverse effect on the global economy and the ultimate societal and economic impact of the COVID-19 pandemic remains unknown, all of which could adversely affect Wallbox’s business, results of operations and financial condition.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies. The exemptions include, but are not limited to:

•

an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•

the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•

the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (the Netherlands) and is not otherwise publicly disclosed by us.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers, or other U.S. domestic public companies in which you have made an investment.

Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section beginning on page 15. These risks include, among others, the following:

•	Wallbox is an early stage company with a history of operating losses, and expects to incur significant expenses and continuing losses at least for the near and medium-term.

•

Wallbox’s growth and success is highly correlated with and thus dependent upon the continuing rapid adoption of, and demand for, Electric Vehicles (“EVs”). Among other things, changes to fuel economy standards or the success of alternative fuels, or changes to rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging technology, may negatively impact the EV market and thus the demand for Wallbox’s products and services.

•

Wallbox has experienced rapid growth and expects to invest in its growth for the foreseeable future. If Wallbox fails to manage growth effectively, its business, operating results and financial condition would be adversely affected.

•	Wallbox currently faces competition from a number of companies and expects to continue to face significant competition in each of its markets in the future.

•	A loss or disruption with respect to Wallbox’s supply or manufacturing partners could negatively affect Wallbox’s business.

•	Wallbox is dependent upon the efforts of certain key personnel. The loss of such key personnel could negatively impact the operations and financial results of Wallbox’s business.

•

Wallbox expects to expend resources to maintain consumer awareness of its brands, build brand loyalty and generate interest in its products. Failure to effectively expand Wallbox’s sales and marketing capabilities could harm its ability to increase or maintain its customer base and achieve broader market acceptance of its products.

•	Wallbox is dependent on consumer adoption of its products. If Wallbox does not continue to offer a high quality product and user experience, its business, brand and reputation will suffer.

•

Wallbox is dependent on Electromaps for a portion of its revenues and to build consumer awareness of its brand and products. Widespread adoption of charging payment mobile platforms or other charging solutions as a competitor with, or an alternative to, Electromaps may negatively impact its business, operating results and financial condition.

•

Wallbox may have to initiate product recalls or withdrawals or may be subject to litigation or regulatory enforcement actions and/or incur material product liability claims, which could increase its costs and harm Wallbox’s brand, reputation and adversely affect its business.

•	Wallbox has a significant presence in international markets and plans to continue to expand its international operations, which exposes it to a number of risks that could affect its future growth.

•

Joint ventures that Wallbox is party to or that Wallbox enters into, including its joint venture in China, present a number of challenges that could have a material adverse effect on its business, operating results and financial condition.

•

Wallbox has acquired businesses and may acquire other businesses and/or companies, which could require significant management attention, disrupt its business, dilute shareholder value, and adversely affect its results of operations.

•	The additional risks described under “Risk Factors.”

Corporate Information

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Wallbox B.V. on June 7, 2021 solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, Wallbox B.V. did not conduct any material activities other than those incident to its formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.

In connection with the closing of the Business Combination, we converted into a Dutch public limited liability company (naamloze vennootschap).

We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 83012559. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands and the mailing and business address of our principal executive office is Carrer del Foc 68, 08038 Barcelona, Spain. Our telephone number is +34 930 181 668.

We maintain a website at www.wallbox.com, where we regularly post copies of our press releases as well as additional information about us. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

Issuer	Wallbox N.V.

Issuance of Class A Shares

Class A Shares offered by us	(i) 23,250,793 Class A Shares issuable upon conversion of our 23,250,793 outstanding Class B Shares, (ii) 8,933,333 Class A Shares issuable upon the exercise of 8,933,333 warrants and (iii) up to 5,750,000 Class A Shares that are issuable upon the exercise of 5,750,000 Public Warrants.

Class A Shares outstanding prior to exercise of all Warrants	137,739,755 Class A Shares (or 160,990,548 Class A Shares, assuming conversion of all outstanding Class B Shares), based on total shares outstanding as of October 26, 2021

Class A Shares outstanding assuming exercise of all Warrants	152,423,088 Class A Shares (or 175,673,881 Class A Shares, assuming conversion of all outstanding Class B Shares), based on total shares outstanding as of October 26, 2021

Exercise Price of Warrants	Warrants: $11.50 per share, subject to adjustments described herein

Use of Proceeds	We will receive up to an aggregate of approximately $168 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Class A Shares and Private Warrants

Class A Shares that may be offered and sold from time to time by the selling securityholders	(i) 144,712,563 Class A Shares that were issued on completion of the Business Combination, (ii) 11,100,000 Class A Shares issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination (the “PIPE Shares”), (iii) 23,250,793 Class A Shares issuable upon conversion of our outstanding Class B Shares and (iv) 8,933,333 Class A Shares issuable upon exercise of the Private Warrants

Warrants offered by the selling securityholders	8,933,333 Private Warrants

Redemption	The Private Warrants are redeemable in certain circumstances. See “Description of Securities—Warrants” for further discussion.

Use of proceeds	All of the Class A Shares and Private Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following table shows summary historical financial information of Wallbox S.L. for the periods and as of the dates indicated.

The summary historical financial information of Wallbox S.L. as of and for the years ended December 31, 2020 and 2019 was derived from the audited historical consolidated financial statements of Wallbox S.L. included elsewhere in this prospectus. The summary historical financial information of Wallbox S.L. for the six months ended June 30, 2021 and 2020 was derived from the unaudited interim condense consolidated statements of Wallbox S.L. included elsewhere in this prospectus.

The following summary historical financial information should be read together with the consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The financial summary historical financial information in this section is not intended to replace Wallbox S.L.’s consolidated financial statements and the related notes. Wallbox S.L.’s historical results are not necessarily indicative of Wallbox’s future results.

	For the Year Ended, December 31,		For the Six Months Ended, June 30,
	2020	2019	2021 Unaudited	2020 Unaudited
	(in thousands, except per share data)
Consolidated Statement of Profit or Loss Data
Revenue	€19,677	€8,020	€27,318	€5,959
Change in inventories and raw materials and consumables used	(10,574)	(3,664)	(14,515)	(2,432)
Employee benefits	(9,805)	(3,916)	(11,836)	(4,239)
Other operating expenses	(8,192)	(5,125)	(11,677)	(3,087)
Amortization and depreciation	(2,379)	(763)	(3,282)	(1,019)
Other income	289	80	680	29

Operating loss	(10,984)	(5,368)	(13,312)	(4,789)
Finance income	6	10	3	—
Finance costs	(1,011)	(267)	(26,070)	(296)
Foreign exchange gains (losses)	(70)	(103)	258	(7)

Net finance costs	(1,075)	(360)	(25,809)	(303)
Share of loss of equity-accounted investees	(253)	(408)	—	(198)

Loss before tax	(12,312)	(6,136)	(39,121)	(5,290)
Income/(expense) tax credit	910	—	716	(10)

Loss for the year	€(11,402)	€(6,136)	€(38,406)	€(5,300)
Basic and diluted losses per share	€(29.95)	€(20.82)	€(97.94)	€(15.01)

	As of December 31,		As of June 30,
	2020	2019	2021 Unaudited
	(in thousands, except per share data)
Consolidated Statement of Financial Position Data
Cash and cash equivalents	€22,338	€6,447	€26,558
Net working capital(1)	€17,836	€2,464	€(9,728)
Total assets	€81,803	€32,455	€135,538
Total liabilities	€69,570	€23,071	€160,850
Total equity	€12,233	€9,384	€(25,311)

	For the Year Ended, December 31,		For the Six Months Ended, June 30,
	2020	2019	2021	2020
	(in thousands, except per share data)
Consolidated Statement of Cash Flows Data
Net cash used in operating activities	€(11,588)	€(5,421)	€(16,867)	€(5,369)
Net cash used in investing activities	€(19,359)	€(7,904)	€(16,417)	€(6,407)
Net cash from financing activities	€46,745	€17,505	€37,428	€14,390

(1)	Net working capital is comprised of Total Current Assets less Total Current Liabilities.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) gives effect to the Business Combination and related transactions contemplated in the Business Combination Agreement. The Business Combination will be accounted for as a capital reorganization in accordance with IFRS as issued by the IASB. Under this method of accounting, Kensington is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Wallbox S.L. issuing shares at the Closing of the Business Combination for the net assets of Kensington as of the Closing Date, accompanied by a recapitalization. The net assets of Kensington is stated at historical cost, with no goodwill or other intangible assets recorded. The summary unaudited pro forma condensed combined statement of financial position data as of June 30, 2021 gives pro forma effect to the Business Combination and related transactions as if they had occurred on June 30, 2021. The summary unaudited pro forma condensed combined statements of profit or loss data for the six months ended June 30, 2021 and year ended December 31, 2020 give pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2020.

The summary pro forma information have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of the combined company appearing elsewhere in this prospectus and the accompanying notes thereto. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements of Kensington and related notes and the historical consolidated financial statements of Wallbox S.L. and related notes included in this prospectus.

The historical financial statements of Wallbox have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of the Euro (€). The historical financial statements of Kensington have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) in its presentation and reporting currency of United States dollars ($). The financial statements of Kensington have been translated into Euros for the purposes of presentation in the unaudited pro forma condensed combined financial information (“As Converted”) using the following exchange rates:

•	the period end exchange rate as of June 30, 2021 of $1.00 to €0.8415 for the unaudited pro forma condensed combined statement of financial position as of June 30, 2021; and

•

the average exchange rate for the period from January 4, 2021 (inception) through June 30, 2021 of $1.00 to €0.8296 for the unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2021.

The summary pro forma information have been presented for informational purposes only and are not necessarily indicative of what Wallbox’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the summary pro forma information do not purport to project the future financial position or operating results of the combined company.

Summary Unaudited Pro Forma Condensed Combined Financial Information

Pro Forma Combined
(in thousands, except share and per share data)
Summary Unaudited Pro Forma Condensed Combined
Statement of Profit or Loss Data Six Months Ended June 30, 2021
Revenues	€27,318
Operating loss	€(13,654)
Basic and diluted loss per share	€(0.16)
Basic and diluted weighted average shares outstanding	160,990,548
Summary Unaudited Pro Forma Condensed Combined
Statement of Profit or Loss Data Year Ended December 31, 2020
Revenues	€19,677
Operating loss	€(80,545)
Basic and diluted loss per share	€(0.50)
Basic and diluted weighted average shares outstanding	160,990,548
Selected Unaudited Pro Forma Condensed Combined
Balance Sheet Data as of June 30, 2021
Total assets	€313,082
Total liabilities	€94,195
Total equity	€218,887

RISK FACTORS

Wallbox will face a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this prospectus, you should carefully consider the material risks described below. You should read and consider the other information in this prospectus.

Risks Related to Wallbox’s Business

Wallbox is an early stage company with a history of operating losses, and expects to incur significant expenses and continuing losses at least for the near and medium-term.

Wallbox has a history of operating losses and negative operating cash flows. Wallbox incurred a net loss of €11.4 million for the year ended December 31, 2020 and €38.4 million for the six months ended June 30, 2021 and, as of June 30, 2021, had an accumulated deficit of €58.5 million. Wallbox believes it will continue to incur operating and net losses at least for the medium term. A significant portion of Wallbox’s operating expenses are fixed. Wallbox anticipates, due to increased administrative expenses associated with Wallbox’s US listing and related regulations, it will again operate at a loss. Additional losses would impair Wallbox’s liquidity and may require us to raise additional capital or to curtail certain of Wallbox’s operations in an effort to preserve capital. Incurring additional losses could also erode investor confidence in Wallbox’s ability to manage Wallbox’s business effectively and result in a decline in the price of Shares. Even if Wallbox achieves profitability, there can be no assurance that it will be able to maintain profitability in the future. Wallbox may need to raise additional financing through loans, securities offerings or additional investments in order to fund its ongoing operations. There is no assurance that Wallbox will be able to obtain such additional financing or that it will be able to obtain such additional financing on favorable terms.

Wallbox’s growth and success is highly correlated with and thus dependent upon the continuing rapid adoption of, and demand for EVs. Among other things, changes to fuel economy standards or the success of alternative fuels, or changes to rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging technology, may negatively impact the EV market and thus the demand for Wallbox’s products and services.

Wallbox’s potential profitability and growth is highly dependent upon the continued adoption of Electric Vehicles (“EVs”) by businesses, consumers and fleet operators continued support from regulatory programs and in each case, the use of Wallbox’s chargers and charging stations, any of which may not occur at the levels Wallbox currently anticipates or at all. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, increasing consumer choice as it relates to available EV models, their pricing and performance, evolving government regulation and industry standards, changing consumer preferences and behaviors, intensifying levels of concern related to environmental issues, and governmental initiatives related to climate change and the environment generally. Although demand for EVs has grown in recent years, there is no guarantee of continuing future demand. Residential, commercial and public charging may not develop as expected and may fail to attract projected market share of total EV charging. If the market for EVs develops more slowly than expected, or if demand for EVs decreases, Wallbox’s growth would be reduced and its business, prospects, financial condition and operating results would be harmed. The market for EVs could be affected by numerous factors, such as:

•	perceptions about EV features, quality, driver experience, safety, performance and cost;

•	perceptions about the limited range over which EVs may be driven on a single battery charge and about availability and access to sufficient public EV charging stations;

•	competition, including from other types of alternative fuel vehicles (such as hydrogen fuel cell vehicles), plug-in hybrid EVs and high fuel-economy internal combustion engine (“ICE”) vehicles;

•	increases in fuel efficiency in legacy ICE and hybrid vehicles;

•	volatility in the price of gasoline and diesel at the pump;

•

EV supply chain disruptions including but not limited to availability of certain components (e.g. semiconductors), ability of EV OEMs to ramp-up EV production, availability of batteries, and battery materials;

•	concerns regarding the stability of the electrical grid;

•	the decline of an EV battery’s ability to hold a charge over time;

•	availability of service for EVs;

•	consumers’ perception about the convenience, speed, and cost of EV charging;

•	government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to EVs, EV charging stations or decarbonization generally;

•	relaxation of government mandates or quotas regarding the sale of EVs;

•	the number, price and variety of EV models available for purchase; and

•	concerns about the future viability of EV manufacturers.

In addition, sales of vehicles in the automotive industry can be cyclical, which may affect growth in acceptance of EVs. It is uncertain how macroeconomic factors will impact demand for EVs, particularly since they can be more expensive than traditional gasoline-powered vehicles, when the automotive industry globally has been experiencing a recent decline in sales. Furthermore, because fleet operators often make large purchases of EVs, this cyclicality and volatility in the automotive industry may be more pronounced with commercial purchasers, and any significant decline in demand from these customers could reduce demand for EV charging and Wallbox’s products and services in particular.

While many global OEMs and several new market entrants have announced plans for new EV models, the lineup of EV models with increasing charging needs expected to come to market over the next several years may not materialize in that timeframe or may fail to attract sufficient customer demand. Demand for EVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in reduced demand for EV charging solutions and therefore adversely affect Wallbox’s business, financial condition and operating results.

As regulatory initiatives have required an increase in the mileage capabilities of cars and consumption of renewable transportation fuels, such as ethanol and biodiesel, consumer acceptance of EVs and other alternative vehicles has been increasing. However, the EV fueling model is different from gasoline and other fuel models, requiring behavior changes and education of businesses, consumers, regulatory bodies, local utilities, and other stakeholders. Further developments in, and improvements in affordability of, alternative technologies, such as renewable diesel, biodiesel, ethanol, hydrogen fuel cells or compressed natural gas, proliferation of hybrid powertrains involving such alternative fuels, or improvements in the fuel economy of the ICE vehicles, whether as the result of regulation or otherwise, may materially and adversely affect demand for EVs and EV charging stations in some market verticals. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. Local jurisdictions may also impose restrictions on urban driving due to congestion, which may prioritize and accelerate micromobility trends and slow EV adoption growth. If any of the above cause or contribute to automakers reducing the availability of EV models or cause or contribute to consumers or businesses to no longer purchase EVs or purchase fewer of them, it would materially and adversely affect Wallbox’s business, operating results, financial condition and prospects.

The U.S. federal government, European states and some state and local governments provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, tax credits, and other financial and behavioral incentives, such as payments for regulatory credits. The EV market relies on these governmental rebates, tax credits, and other financial incentives to significantly lower the effective price of EVs and EV charging stations. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy. Any reduction in rebates, tax credits or other financial incentives could negatively affect the EV market and adversely impact Wallbox’s business operations and expansion potential. Furthermore, new tariffs and policy incentives could be put in place by the Biden Administration that favor equipment manufactured by or assembled at American factories, which may put Wallbox at a competitive disadvantage if it is not able to develop its U.S. manufacturing capacity on the timelines it currently expects or at all, including by increasing the cost or delaying the availability of charging equipment, by challenging or eliminating Wallbox’s ability to apply or qualify for grants and other government incentives, or by disqualifying Wallbox from the ability to compete for certain charging infrastructure buildout solicitations and programs, including those initiated by federal government agencies.

Similarly, even if new legislation incentivizes EV adoption, Wallbox cannot predict what form such incentives may take at this time. If Wallbox is not eligible for grants or other incentives under such programs, while Wallbox’s competitors are, it may adversely affect Wallbox’s competitiveness or results of operation.

Wallbox has experienced rapid growth and expects to invest in its growth for the foreseeable future. If Wallbox fails to manage growth effectively, its business, operating results and financial condition would be adversely affected.

Wallbox has experienced rapid growth in recent periods. For example, Wallbox’s revenues for the year ended December 31, 2020 have grown 145% as compared to the year ended December 31, 2019, and for the six months ended June 30, 2021 have grown 358% as compared to the six months ended June 30, 2020. The expected continued growth and expansion of Wallbox’s business may place a significant strain on management, business operations, financial condition and infrastructure and corporate culture.

With continued growth, Wallbox’s information technology systems and Wallbox’s internal control over financial reporting and procedures may not be adequate to support its operations and may allow data security incidents that may interrupt business operations and allow third parties to obtain unauthorized access to business information or misappropriate funds. Wallbox may also face risks to the extent such third parties infiltrate the information technology infrastructure of its contractors.

To manage growth in operations and personnel, Wallbox will need to continue to improve its operational, financial and management controls and reporting systems and procedures. Failure to manage growth effectively could result in difficulty or delays in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new products and services or enhancing existing products and services, loss of customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect Wallbox’s business performance and operating results. Wallbox’s strategy is based on a combination of growth and maintenance of strong performance, and any inability to scale, maintain customer experience related to its charging products or charging stations may impact Wallbox’s growth trajectory and results of operations.

Wallbox’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Estimates of future EV adoption and the total addressable market for Wallbox’s products and services are included in this prospectus. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the COVID-19 pandemic. The estimates and forecasts included in this prospectus relating to the size and expected growth of the target market, market demand and EV adoption may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity for public and residential charging or Wallbox’s market share related to that opportunity are difficult to predict. The estimated addressable market may not materialize in the timeframe of the projections included herein, if ever, and even if the markets meet the size estimates and growth estimates presented in this prospectus, Wallbox’s business could fail to grow at similar rates.

Wallbox currently faces competition from a number of companies and expects to continue to face significant competition in each of its markets in the future.

The EV charging market is relatively new and Wallbox currently faces competition from a number of EV charging companies and may face increasing competition from other competitors that may enter the space including but not limited to OEMs, utilities, tech companies, solar companies that branch into EV charging, other new entrants. The principal competitive factors in the industry include consumer awareness and brand recognition of Wallbox’s residential charging products; technical features of chargers in respect of both hardware and software; relationships with localities and utilities; charger connectivity to EVs and ability to charge all standards; software-enabled services offering and overall customer experience; brand, track record and reputation; access to component vendors and OEMs, service providers, installation professionals; and policy incentives and pricing.

Wallbox has varying levels of penetration in its markets and those markets are characterized by unique competitive dynamics. For example, the European EV charging market can be characterized as fragmented. There are many small and local players, with only a limited number of parties having sufficient scale and funding to be competitive in the long term. Especially due to the strong government incentives currently in place, EV sales are expected to increase rapidly in Europe. From a competitive perspective, the North American market has high barriers to entry due to strict certification and validation requirements. Therefore, this market differs from Europe as the market is less fragmented with only a few large players. Similar to the European market, the APAC market can be characterized as a highly fragmented market with less than a handful of players that have gained significant scale in the industry. From a technology and pricing perspective, EV charging solutions in APAC are cost-competitive as they can be manufactured at a lower cost point. Wallbox’s growth in each of its markets requires differentiating itself as compared to its competition. If Wallbox is unable to penetrate, or further penetrate, the market in each of the geographies in which it operates or intends to operate, its future revenue growth and profits may be impacted. In addition, there are competitors, in particular those with limited funding, experience or commitment to quality assurance, which could cause poor experiences, hampering overall EV adoption or trust in any particular provider. Further, Wallbox’s current or potential competitors may be acquired by third parties with different commercial objectives and imperatives and greater available resources.

Additionally, future changes in charging preferences; the development of inductive EV charging capabilities; battery chemistries, ultralong-range batteries or energy storage technologies, industry standards or applications; driver behavior or battery EV efficiency may develop in ways that limit Wallbox’s future share gains in certain high promising markets or slow the growth of Wallbox’s addressable market. Wallbox may face competition from other EV charging technologies, such as battery swapping technology or wireless / inductive charging, or technologies which may be developed in the future. Competitors may be able to respond more quickly and effectively than Wallbox to new or changing opportunities, technologies, standards or customer requirements, and may be better equipped to initiate or withstand substantial price competition.

The EV charging business may become more competitive, pressuring future increases in utilization and margins. Competition is still developing and is expected to increase as the number of EVs sold increases. New competitors or alliances may emerge in the future that secure greater market share, have proprietary technologies that drivers prefer, more effective marketing abilities and/or face different financial hurdles, which could put Wallbox at a competitive disadvantage.

Further, Wallbox’s current strategic initiatives may fail to result in a sustainable competitive advantage for Wallbox. Future competitors could also be better positioned to serve certain segments of Wallbox’s current or future target markets, which could create price pressure or erode Wallbox’s market share. In light of these factors, current or potential customers may utilize charging services of competitors. If Wallbox fails to adapt to changing market conditions or continue to compete successfully with current charging product providers or new competitors, its growth will be inhibited, adversely affecting its business and results of operations.

Wallbox faces risks related to health pandemics, including the COVID-19 pandemic, which could have a material adverse effect on its business, operating results and financial condition.

On March 11, 2020, the World Health Organization upgraded the emergency public healthcare situation triggered by the outbreak of Coronavirus disease 2019 (COVID-19) to an international pandemic. The unfolding of events in Spain and worldwide, has led to an unprecedented health crisis, which has had an impact on the macroeconomic climate and on business performance. In order to confront this situation, a series of measures were adopted in 2020 to address the economic and social impacts of COVID-19 which have led to mobility restrictions on the population. In particular, amongst other measures, governments worldwide have declared states of emergency or similar measures that have imposed restrictions on the movement of people and on the opening hours of businesses, severely impacting local economies. These kinds of restrictions continue to be applied in the majority of the countries in which Wallbox operates.

The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns and restrictions on business and individual activities, has created significant volatility in the global and domestic economies and led to reduced economic activity. Additionally, the spread of COVID-19 has created charging equipment supply chain and shipping constraints. COVID-19 has also disrupted the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers and has led to a decrease in vehicle sales, including EV sales, in markets around the world, and the accompanying demand for Wallbox charging products and services. Any sustained downturn in demand for EVs would harm Wallbox’s business and negatively impact growth.

The pandemic has resulted in government authorities implementing numerous measures to try to contain COVID-19, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures adversely impact Wallbox’s employees and operations and the operations of its customers, suppliers, vendors and business partners and negatively impact demand for EV charging. These measures by government authorities may remain in place for a significant period of time and may adversely affect manufacturing and building plans, sales and marketing activities, business and results of operations.

Wallbox may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by COVID-19 or otherwise be satisfactory to government authorities. If significant portions of Wallbox’s workforce are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the COVID-19 pandemic, its operations will be negatively impacted. Furthermore, if significant portions of its customers are subject to stay at home orders or otherwise work remotely or are not travelling via EV for sustained periods of time, user demand for charging and services will decline.

The extent to which the COVID-19 pandemic impacts Wallbox’s business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration, spread and severity of the pandemic, the actions to contain COVID-19 or treat its impact, and when and to what extent normal economic and operating activities can resume. The COVID-19 pandemic could limit the ability of customers, suppliers, vendors, OEMs, utilities and business partners to perform, including third party suppliers’ ability to provide components and materials used in charging products and stations or in providing installation or maintenance services. Even after the COVID-19 pandemic has subsided, Wallbox may continue to experience an adverse impact to its business as a result of the pandemic’s global economic impact, including any recession that has occurred or may occur in the future. Specifically, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment or a decline in consumer confidence as a result of the COVID-19 pandemic, as well as reduced spending by businesses, could each have a material adverse effect on the demand for Wallbox’s products and services.

A loss or disruption with respect to Wallbox’s supply or manufacturing partners could negatively affect Wallbox’s business.

Wallbox relies on a limited number of vendors and OEMs for manufacturing of components of its charging products which at this stage of the industry is unique to each supplier and thus singularly sourced with respect to components. This reliance on a limited number of vendors and OEMs increases Wallbox’s risks, since, for a select number of its components, it does not currently have proven reliable alternative or replacement vendors beyond these key parties. In the event of production interruptions or supply chain disruptions including but not limited to availability of certain key components such as semiconductors, which have recently experienced supply shortages that have significantly affected the overall automotive industry, Wallbox may not be able to take advantage of increased production from other sources or develop alternate or secondary vendors without incurring material additional costs and substantial delays. Thus, Wallbox’s business would be adversely affected if one or more of its vendors or OEMs is impacted by any interruption at a particular location.

As the demand for EV charging increases, vendors and OEMs may not be able to dedicate sufficient supply chain, production, or sales channel capacity to keep up with the required pace of charging product and infrastructure expansion. Global supply chains are also experiencing a period of unprecedented disruption. In addition, as the EV market grows, the industry may be exposed to deteriorating design requirements, undetected faults or the erosion of testing standards by charging equipment and component suppliers, which may adversely impact the performance, reliability and lifecycle cost of the chargers. If Wallbox or its suppliers experience a significant increase in demand, or if Wallbox needs to replace an existing supplier, it may not be possible to supplement service or replace them on acceptable terms, which may undermine its ability to make sales and timely deliveries of chargers. For example, it may take a significant amount of time to identify a vendor that has the capability and resources to supply components in sufficient volume. Identifying and approving suitable vendors could be an extensive process that requires Wallbox to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant vendor or OEM would have an adverse effect on Wallbox’s business, financial condition and operating results.

Further, should the Biden Administration and Congress require that charging equipment be manufactured in the U.S. in order to access federal financial support or secure contracts with the federal government, Wallbox will have to source components from alternative vendors or OEMs or work with current vendors and OEMs to develop additional manufacturing capacity in the U.S. to participate in the covered federal programs.

Wallbox is dependent upon the efforts of certain key personnel. If Wallbox is unable to attract and retain key employees and hire qualified management, technical, engineering and sales and business development personnel, its ability to compete and successfully grow its business would be harmed. Furthermore, the loss of such key personnel could negatively impact the operations and financial results of Wallbox’s business.

Wallbox’s success is dependent on the continued services of certain key personnel, particularly Wallbox’s co-founders, Enric Asunción Escorsa and Eduard Castañeda, Jordi Lainz, Wallbox’s Chief Financial Officer and Oriol Riba, Wallbox’s Chief Operations Officer. From time to time, there may be changes in Wallbox’s executive management team resulting from the hiring or departure of executives, which could disrupt Wallbox’s business. The replacement of one or more of Wallbox’s executive officers or other key employees would likely involve significant time and costs and may significantly delay or prevent the achievement of Wallbox’s business objectives. Wallbox also does not maintain any key person life insurance policies.

To continue to execute Wallbox’s growth strategy, it also must attract and retain highly skilled personnel. Competition is intense for qualified professionals. Wallbox may experience difficulty in hiring and retaining highly skilled personnel with appropriate qualifications. The pool of qualified personnel with experience working in Wallbox’s market is limited overall. In addition, many of the companies with which Wallbox competes for experienced personnel have greater resources.

Volatility in the price of shares may, therefore, negatively impact Wallbox’s ability to attract or retain highly skilled personnel. Further, the requirement to expense stock options and other equity-based compensation may discourage Wallbox from granting the size or type of stock option or equity awards that job candidates require to join Wallbox. Failure to attract new personnel or failure to retain and motivate Wallbox’s current personnel, could harm Wallbox’s business.

Additionally, Wallbox’s future success depends on its ability to continue to attract, retain and motivate highly skilled employees, software engineers and other employees with the technical skills in design and engineering that will enable us to deliver quality EV charging products and energy management solutions. Competition for highly skilled employees in Wallbox’s industry is intense, and it expects certain of its key competitors, who generally are larger than Wallbox and have access to more substantial resources, to pursue top talent even more aggressively.

Wallbox’s success depends, in part, on its continuing ability to identify, hire, attract, train and develop and retain highly qualified personnel. The inability to do so effectively would adversely affect its business. Competition for employees can be intense and the ability to attract, hire and retain them depends on Wallbox’s ability to provide meaningful work at competitive compensation. Wallbox may not be able to attract, assimilate, develop or retain qualified personnel in the future, and failure to do so would adversely affect its business, including the execution of its global business strategy.

Wallbox’s customers are not under long-term contract and its customer orders may fluctuate.

Wallbox does not have commitments greater than one year from any of its customers, and it may not be able to retain customers or attract new customers that provide it with revenue that is comparable to the revenue generated by any customers it may lose. The duration of the contracts Wallbox does have with its distribution partners is typically one year and such contracts may contain termination clauses and do not provide for minimum volumes or other commitments to purchase Wallbox’s chargers. Additionally, many of the orders for future deliveries of Wallbox’s Supernova charging station are currently under non-binding letters of intent and may not provide the same level of certainty as if such orders were under binding contracts. Wallbox’s distributor, reseller, and installer customers, which account for approximately 40% of its sales, place orders with it on an ad hoc basis and direct sales made directly through Wallbox’s website or via Amazon account for approximately 20% of its sales. Because Wallbox’s customers do not have long-term contracts, it may be difficult for Wallbox to accurately predict future revenue streams. Wallbox cannot provide assurance that current customers will continue to use its products or services or that it will be able to replace departing customers with new customers that provide it with comparable revenue. Wallbox also has in the past experienced customer concentration, with Iberdrola representing greater than 10% of its revenues in the year ended December 31, 2019. The loss of a key customer, including but not limited to Iberdrola, could have a material impact on Wallbox’s business.

Wallbox expects to expend resources to maintain consumer awareness of its brands, build brand loyalty and generate interest in its products. Failure to effectively expand Wallbox’s sales and marketing capabilities could harm its ability to increase or maintain its customer base and achieve broader market acceptance of its products.

Wallbox’s ability to grow its customer base, achieve broader market acceptance, grow revenue, and achieve and sustain profitability will depend, to a significant extent, on its ability to effectively expand its sales and marketing operations and activities, which will require significant investment. Wallbox had approximately

€1.3 million and €1.4 million, respectively, in marketing expenses in each of the years ended December 31, 2019 and 2020, and €2.6 and €0.6, respectively, for the six months ended June 30, 2021 and 2020, and expects to expend more resources in the future in order to maintain consumer awareness of its brands. Wallbox relies on its business development, sales and marketing teams to obtain new customers and grow its retail business. Wallbox plans to continue to expand in these functional areas but it may not be able to recruit and hire a sufficient number of competent personnel with requisite skills, technical expertise and experience, which may adversely affect its ability to expand its sales capabilities. The hiring process can be costly and time-consuming, and new employees may require significant training and time before they achieve full productivity. Recent hires and planned hires may not become as productive as quickly as anticipated, and Wallbox may be unable to hire or retain sufficient numbers of qualified individuals. Wallbox’s ability to achieve significant revenue growth in the future will depend, in large part, on its success in recruiting, training, incentivizing and retaining a sufficient number of qualified personnel attaining desired productivity levels within a reasonable time. Wallbox’s business will be harmed if investment in personnel related to business development and related company activities does not generate a significant increase in revenue.

Wallbox relies on third-parties that Wallbox does not control for many aspects of its business, marketing and distribution channels, and its failure to manage and maintain relationships with such third-parties, or any failure by such third-parties to promote or maintain the brand and quality of Wallbox products, could harm its brand, reputation and adversely affect its business. Furthermore, Wallbox is dependent on third parties for installations, which installations are subject to risks associated with cost overruns and delays. Third parties may improperly install its products, which may result in additional costs to Wallbox and may adversely affect Wallbox’s brand, reputation and business.

Wallbox sells its EV charging solutions through various channels. Wallbox has built and maintains an ecosystem of partner channels including, installers, resellers and value-add distributors. Wallbox provides marketing materials, training and support to its partners to improve sales and enters into contracts with such parties governing certain aspects of their conduct; however, Wallbox does not ultimately control such parties. Wallbox’s failure to manage and maintain relationships with such third-parties, or any failure by such third-parties to promote or maintain the brand and quality of Wallbox products, could harm its brand, reputation and adversely affect its business.

Additionally, Wallbox does not typically install its charging products or charging stations. Wallbox offers installation service through its certified installer network that is intended to ensure installation according to local governmental and industrial standards; however, these installation services are often offered through third parties that Wallbox does not control. The installation of charging products, particularly its charging stations, is generally subject to oversight and regulation in accordance with state and local laws and ordinances. Installations are subject to risks associated with cost overruns and delays. Third parties may improperly install Wallbox’s products, which may damage or break Wallbox products and give the end-user the perception the product is faulty and may adversely affect Wallbox’s brand, reputation and business.

Wallbox’s business model is predicated on the presence of qualified and capable installation professionals in the new markets it intends to enter. There is no guarantee that there will be an adequate supply of such partners. A shortage in the number of qualified contractors may impact the viability of the business plan, increase risks around the quality of works performed and increase costs if outside contractors are brought into a new market.

Negative publicity or product quality issues, whether real or perceived, could tarnish Wallbox’s reputation and its brand image. Failure to maintain, enhance and protect Wallbox’s brand image could have a material adverse effect on its results of operations. In addition, any failure to meet customer specifications could result in reduced net sales and income.

Wallbox is dependent on consumer adoption of its products. If Wallbox does not continue to offer a high quality product and user experience, its business, brand and reputation will suffer.

A failure or inability by Wallbox to meet customer specifications or consumer expectations could damage its reputation and adversely affect its ability to attract new business and result in delayed or lost sales. Wallbox’s ability to create, maintain, enhance and protect its brand image and reputation and consumers’ connection to its brand depends in part on its design and marketing efforts. Negative publicity or product quality issues, whether real or perceived, could tarnish Wallbox’s reputation and brand image. Failure to maintain, enhance and protect Wallbox’s brand image could have a material adverse effect on its results of operations. In addition, any failure to meet customer specifications could result in reduced revenues and increased net losses.

Computer malware, viruses, ransomware, hacking, phishing attacks and other network disruptions could result in security and privacy breaches, loss of proprietary information and interruption in service, which would harm Wallbox’s business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in Wallbox’s services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking, phishing attacks or denial of service, against online networks have become more prevalent and may occur on Wallbox’s systems. Any attempts by cyber attackers to disrupt Wallbox’s services or systems, if successful, could harm its business, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage its reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. Even with the security measures implemented by Wallbox, Wallbox’s facilities and systems, and those of Wallbox’s third-party service providers, could be vulnerable to security breaches, computer viruses, lost or misplaced data, programming errors, scams, burglary, human errors, acts of vandalism, or other events. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and Wallbox may not be able to cause the implementation or enforcement of such preventions with respect to its third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm Wallbox’s reputation, brand and ability to attract customers, even if such actions do not result in any actual security breach or loss of data. For example, in August certain media outlets reported potential vulnerabilities in our hardware. Although we believe such potential vulnerabilities have been remediated and did not result in any security breaches, we cannot assure that other vulnerabilities will not be identified or that we will not suffer reputational harm as a result of such media reports.

There are several factors ranging from human error to data corruption that could materially impact the efficacy of any processes and procedures designed to enable Wallbox to recover from a disaster or catastrophe, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular cyber-attack, disaster or catastrophe or other disruption, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which would adversely affect its business and financial results.

Growing Wallbox’s customer base depends upon the effective operation of Wallbox’s mobile applications with mobile operating systems, networks and standards that are beyond its control.

Wallbox is dependent on the interoperability of its mobile applications with popular mobile operating systems that Wallbox does not control, such as Google’s Android and Apple’s iOS, and any changes in such systems that degrade Wallbox’s products’ functionality or give preferential treatment to competitive products could adversely affect the usage of Wallbox’s applications on mobile devices. Additionally, in order to deliver high quality mobile products, it is important that Wallbox’s products work well with a range of mobile technologies, systems, networks and standards that Wallbox does not control. Wallbox may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks or standards.

In addition, a significant portion of Wallbox’s software platform depends on its interest in and partnership with Electromaps, an electromobility and EV charging management platform. Wallbox is dependent on Electromaps for a portion of its revenues and to build consumer awareness of its brand and products. Widespread adoption of charging payment mobile platforms or other charging solutions as a competitor with, or an alternative to, Electromaps may negatively impact its business, operating results and financial condition. In order to execute on its business model, Electromaps will need to develop a network of operators of charging stations with integrated payment infrastructure and generate sufficient downloads of its mobile application to take advantage of network effects.

Disruption of operations, including as a result of natural disasters, at Wallbox’s manufacturing sites or those of third-party suppliers could prevent Wallbox from filling customer orders on a timely basis and adversely affect its reputation and results of operations.

Events beyond Wallbox’s control could have an adverse effect on its business, financial condition, results of operations and cash flows. Disruption to Wallbox’s platform resulting from natural disasters, political events, war, terrorism, pandemics or other reasons could impair its ability to continue to provide its products and services. Similarly, disruptions in the operations of its key third-parties, such as data centers, servers or other technology providers, could have a material adverse effect on its business. If any of these events were to occur, Wallbox’s business, results of operations, or financial condition could be adversely affected.

Wallbox’s business is significantly dependent on its ability to meet labor needs, and Wallbox may be subject to work stoppages at its facilities or at the facilities of its supply and manufacturing partners, which could negatively impact the profitability of Wallbox’s business.

The success of Wallbox’s business depends significantly on its ability to hire and retain quality employees, including at its manufacturing and distribution facilities, many of whom are skilled. Wallbox may be unable to meet its labor needs and control its costs due to external factors such as the availability of a sufficient number of qualified persons in the work force of the markets in which it operates, unemployment levels, demand for certain labor expertise, prevailing wage rates, wage inflation, changing demographics, health and other insurance costs, adoption of new or revised employment and labor laws and regulations, and the impacts of man-made or natural disasters, such as tornadoes, hurricanes, and the COVID-19 pandemic. Should Wallbox fail to increase its wages competitively in response to increasing wage rates, the quality of its workforce could decline. Any increase in the cost of labor could have an adverse effect on Wallbox’s operating costs, financial condition and results of operations. If Wallbox is unable to hire and retain skilled employees, its business could be materially adversely affected.

If Wallbox’s employees or the employees of its manufacturing and supply partners were to engage in a strike, work stoppage or other slowdown in the future, it could experience a significant disruption of its operations, which could interfere with its ability to deliver products on a timely basis and could have other negative effects, such as decreased productivity and increased labor costs. Any interruption in the delivery of Wallbox’s products could reduce demand for its products and could have a material adverse effect on Wallbox.

Wallbox may have to initiate product recalls or withdrawals or may be subject to litigation or regulatory enforcement actions and/or incur material product liability claims, which could increase its costs and harm Wallbox’s brand, reputation and adversely affect its business.

As a manufacturer, marketer and retailer, Wallbox may initiate product recalls or withdrawals, or may be subject to seizures, product liability or other litigation claims and adverse public relations if its products are defective or alleged to cause injury, or if Wallbox is alleged to have violated governmental regulations in the manufacture, sale or distribution of any products, whether caused by it or someone in its manufacturing or supply chain. Wallbox also offers warranties on many of its products which may result in additional payments in the future if its products prove to be defective.

A product recall, withdrawal or seizure could result in destruction of product inventory and inventory write-off, negative publicity, temporary facility closings for Wallbox or its contract manufacturers or OEMs, supply chain interruption, fines, substantial and unexpected expenditures, which would reduce operating profit and cash flow. In addition, a product recall, withdrawal or seizure may require significant management attention. Product recalls may materially and adversely affect consumer confidence in Wallbox’s brands, hurt the value of its brands and lead to decreased demand for its products and decline in price charged for its products. Product recalls, withdrawals or seizures also may lead to increased scrutiny by federal, state or international regulatory agencies of Wallbox’s operations and increased litigation and could have a material adverse effect on its business, results of operations, financial condition and cash flows.

Wallbox may be subject to various product liability claims, particularly as it expands in the United States. Any such product liability claims may also include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, or a breach of warranties. Claims could also be asserted under state consumer protection laws. If Wallbox cannot successfully defend itself against product liability claims, it may incur substantial liabilities or be required to limit commercialization of its existing products. Even successful defense would require significant financial and management resources. In addition, Wallbox’s inability to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the development and commercial production and sale of its products, which could adversely affect its business, financial condition, results of operations, and prospects.

Wallbox is subject to extensive environmental, health and safety laws and regulations which, if not met, could have a material adverse effect on its business, financial condition and results of operations.

Wallbox and its operations, as well as those of Wallbox’s contractors, suppliers, and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation, and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or not. These laws may require Wallbox or others in Wallbox’s value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on Wallbox’s operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for Wallbox’s operations or on a timeline that meets Wallbox’s commercial obligations, it may adversely impact its business.

Throughout the world, electrical appliances are subject to various mandatory and voluntary standards, including requirements in some jurisdictions, including the United States, that products be listed by Underwriters’ Laboratories, Inc. or other similar recognized laboratories. In the United States, Wallbox is required to undergo certification and testing of compliance with UL standards, as well as other national and industry specific standards. Wallbox endeavors to have its products designed to meet the certification requirements of, and to be certified in, each of the jurisdictions in which they are sold. Compliance with such certifications could be costly and if Wallbox or its products were to fail to comply with any such certifications, it could be limited in its ability to sell and market its products, which would have a material adverse effect on its business financial condition and results of operations.

Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national, and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on Wallbox’s business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste, or batteries, could cause additional expenditures, restrictions and delays in connection with Wallbox’s operations as well as other future projects, the extent of which cannot be predicted. California may adopt more stringent regulation for DC fast charging by 2024.

Further, Wallbox currently relies on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Wallbox generally does not manufacture the components of its charging products. Rather, its employees and contractors engage in assembly of charging products at its facilities primarily using components manufactured by OEMs. Nonetheless, any failure to properly handle or dispose of wastes, regardless of whether such failure is Wallbox’s or its contractors, may result in liability under environmental laws in the United States, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) and state analogs, under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. Wallbox may also generate or dispose of solid wastes, which may include hazardous wastes that are subject to the requirements of the Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes. While RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain components of Wallbox’s chargers may be excluded from RCRA’s hazardous waste regulations, provided certain requirements are met. However, if these components do not meet all of the established requirements for the exclusion, or if the requirements for the exclusion change, Wallbox may be required to treat such products as hazardous waste, which are subject to more rigorous and costly disposal requirements. Any such changes in the laws and regulations, or Wallbox’s ability to qualify the materials it uses for exclusions under such laws and regulations, could adversely affect Wallbox’s operating expenses. Additionally, Wallbox may not be able to secure contracts with third parties to continue their key supply chain and disposal services for its business, which may result in increased costs for compliance with environmental laws and regulations.

Wallbox has a significant presence in international markets and plans to continue to expand its international operations, which exposes it to a number of risks that could affect its future growth.

Expansion into new international markets requires additional management attention and resources in order to tailor Wallbox’s solutions to the unique aspects of each country. In addition, Wallbox faces the following additional risks associated with Wallbox’s expansion into international locations:

•	challenges caused by distance, language and cultural differences;

•	longer payment cycles in some countries;

•	credit risk and higher levels of payment fraud;

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compliance with applicable foreign laws and regulations, including laws and regulations with respect to privacy, consumer protection, spam and content, and the risk of penalties to Wallbox’s customers and individual members of management if its practices are deemed to be out of compliance;

•	compliance with changing energy, electrical, and power regulations;

•	unique or different market dynamics or business practices;

•	currency exchange rate fluctuations;

•	foreign exchange controls;

•	political and economic instability and export restrictions;

•	potentially adverse tax consequences; and

•	higher costs associated with doing business internationally.

These risks could harm Wallbox’s international expansion efforts, which could have a materially adverse effect on its business, financial condition or results of operations.

Joint ventures that Wallbox is party to or that Wallbox enters into, including its joint venture in China, present a number of challenges that could have a material adverse effect on its business, operating results and financial condition.

Wallbox has entered into joint ventures, including Wallbox’s FAWSN JV in China. These transactions typically involve a number of risks and present financial, managerial and operational challenges, including the existence of unknown potential disputes, liabilities or contingencies that arise after entering into the joint venture related to the counterparties to such joint ventures, with whom it shares control. Wallbox could experience financial or other setbacks if transactions encounter unanticipated problems due to challenges, including problems related to execution or integration. In some cases, Wallbox’s joint venture partner may have a contractual commitment to provide funding to the joint venture, although Wallbox does not have assurances that they will satisfy such obligations. With respect to Wallbox’s JV in China, economic uncertainty in China could also cause delays or make financing of operations more difficult. Any of these risks could reduce Wallbox’s revenues or increase Wallbox’s expenses, which could adversely affect Wallbox’s results of operations and cash flows.

Sustained uncertainty about, or worsening of, current global economic conditions and further escalation of trade tensions between the U.S. and its trading partners, especially China, could result in a global economic slowdown and long-term changes to global trade, including retaliatory trade restrictions that could further restrict Wallbox’s ability to operate in China. The Chinese economic, legal, and political landscape also differs from other countries in many respects, including the level of government involvement and regulation, control of foreign exchange and allocation of resources and uncertainty regarding the enforceability and scope of protection for intellectual property rights. The laws, regulations and legal requirements in China are also subject to frequent changes and the exact obligations under and enforcement of laws and regulations are often subject to unpublished internal government interpretations and policies which makes it challenging to ascertain compliance with such laws.

Wallbox has acquired businesses and may acquire other businesses and/or companies, which could require significant management attention, disrupt its business, dilute shareholder value, and adversely affect its results of operations.

As part of Wallbox’s business strategy, it has made and may make future investments in or acquisitions of complementary companies, products or technologies. These activities involve significant risks to its business. Wallbox may not be able to find suitable acquisition candidates, and it may not be able to complete such acquisitions on favorable terms, if at all. If Wallbox does complete acquisitions, they may not ultimately strengthen its competitive position. Any acquisitions Wallbox completes could be viewed negatively by its partners and clients, which could have an adverse impact on its business. In addition, if Wallbox is unsuccessful at integrating employees or technologies acquired, its financial condition and results of operations, including revenue growth, could be adversely affected. Any acquisition and subsequent integration will require significant time and resources. Wallbox may not be able to successfully evaluate and use the acquired technology or employees, or otherwise manage the acquisition and integration processes successfully. Wallbox will be required to pay cash, incur debt and/or issue equity securities to pay for any such acquisition, each of which could adversely affect its financial condition. Wallbox’s use of cash to pay for acquisitions would limit other potential uses of its cash, including investments in sales and marketing and product development organizations, and in infrastructure to support scalability. The issuance or sale of equity or convertible debt securities to finance any such acquisitions would result in dilution to shareholders. If Wallbox incurs debt, it would result in increased fixed obligations and could also impose covenants or other restrictions that could impede its ability to manage its operations.

Wallbox’s results of operations may fluctuate due to variability in its revenues.

Wallbox’s results may fluctuate in the future due to a variety of factors, many of which are beyond its control.

In addition to the other risks described herein, the following factors could also cause Wallbox’s results of operations to fluctuate:

•	the timing and volume of new sales;

•	fluctuations in costs;

•	the timing of new product rollouts;

•	weaker than anticipated demand for charging products and stations, whether due to changes in government incentives and policies or due to other conditions;

•	fluctuations in sales and marketing, business development or research and development expenses;

•	supply chain interruptions and manufacturing or delivery delays;

•	the timing and availability of new products relative to customers’ and investors’ expectations;

•	the impact of COVID-19 on Wallbox’s workforce, or those of its customers, suppliers, vendors or business partners;

•	disruptions in sales, production, service or other business activities or Wallbox’s inability to attract and retain qualified personnel;

•	unanticipated changes in federal, state, local, or foreign government incentive programs, which can affect demand for EVs; and

•	seasonal fluctuations in EV purchases.

Fluctuations in operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, revenue, and other operating results may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of Class A Shares.

Exchange rate fluctuations between the Euro and other currencies may negatively affect Wallbox’s earnings.

Wallbox currently has sales denominated in currencies other than the Euro. Any fluctuation in the exchange rates of these foreign currencies could negatively impact its business, financial condition and results of operations. Wallbox has not previously engaged in foreign currency hedging. If Wallbox decides to hedge its foreign currency exposure, it may not be able to hedge effectively due to lack of experience, unreasonable costs or illiquid markets. In addition, those activities may be limited in the protection they provide Wallbox from foreign currency fluctuations and can themselves result in losses.

Wallbox and other group companies may be significantly impacted by changes in tax laws and regulations or their interpretation.

Governments in the various jurisdictions in which Wallbox and other group companies are established and/ or operate continue to review, reform and modify tax laws, regulations, treaties, interpretations, policy initiatives and tax authority practices, and how we are treated for tax purposes is subject to changes. We are unable to predict whether a tax reform may be proposed or enacted in the future (including with retroactive effect) or whether such changes would have a significant impact on our business, but such changes could result in material changes to the taxes that we are required to provide for and pay in various jurisdictions.

When tax laws and regulations change, or when new tax laws and regulations are introduced and implemented, such changes or new laws and regulations may be unclear in certain respects and could be subject to further potential amendments and technical corrections, and may be subject to interpretations and implementing regulations by the relevant governmental authorities, any of which could mitigate or increase certain adverse effects of the tax changes or of the new tax laws and regulations. Existing tax laws and regulations could also be interpreted or applied in a manner adverse to Wallbox or other group companies.

We have incurred and are likely to continue incurring significant tax losses, the use of which may be limited under Spanish and other tax laws, and may be further limited in the future in case of changes in the applicable tax laws or their interpretation by the competent tax authorities. Similarly, we expect to obtain future tax savings from tax credits generated in Spain and in other jurisdictions we operate, and such tax losses and credits may eventually be rendered unavailable should a change in tax laws (or in their interpretation) take place. In particular, we are entitled to a significant amount of tax credits with respect to R&D costs under Spanish tax laws. We expect to be able to use such R&D tax credits in future fiscal years to reduce our cash tax liabilities. If the Spanish tax laws and regulations with respect to such R&D credits change in a manner that is detrimental to our position (e.g. by limiting the amount of tax credits that may be applied in a given fiscal year, by amending the criteria currently used to assess the amount of tax credits that may be claimed, or even by derogating the current tax regime), our overall tax expenses may increase. Any increase in our tax expenses due to a forfeiture, limitation or non-availability of tax losses and credits could have a material and adverse effect on our financial condition and results of operations.

We may also be subject to reviews or audits by tax authorities in the various jurisdictions in which we operate, and although we believe our tax estimates are reasonable, if the applicable taxing authorities disagree with the positions taken on our tax returns or if they deem us not be otherwise compliant with all applicable tax laws and regulations, tax authorities may carry out enforcement actions against us. Enforcement actions may be administrative, civil or criminal in nature, and could result in litigation, payments of additional taxes, penalties, interest or other sanctions. Any such non-compliance with applicable tax laws and regulations and their consequences to us may impact our operations, or even our ability to operate in such jurisdictions, and may adversely affect our business, prospects, financial condition and results of operations.

Risks Related to Wallbox’s Technology, Intellectual Property and Infrastructure

Wallbox may need to defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive, and its business could be adversely affected.

From time to time, the holders of intellectual property rights may assert their rights and urge Wallbox to take licenses, and/or may bring suits alleging infringement or misappropriation of such rights. There can be no assurance that Wallbox will be able to mitigate the risk of potential suits or other legal demands by competitors or other third parties. Accordingly, Wallbox may consider entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur, and such licenses and associated litigation could significantly increase Wallbox’s operating expenses. In addition, if Wallbox is determined to have or believes there is a high likelihood that it has infringed upon or misappropriated a third party’s intellectual property rights, it may be required to cease making, selling or incorporating certain key components or intellectual property into the products and services it offers, to pay substantial damages and/or royalties, to redesign its products and services, and/or to establish and maintain alternative branding. In addition, to the extent that Wallbox’s customers and business partners become the subject of any allegation or claim regarding the infringement or misappropriation of intellectual property rights related to Wallbox’s products and services, Wallbox may be required to indemnify such customers and business partners. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Even if Wallbox is not a party to any litigation between a customer or business partner and a third party relating to infringement by its products, an adverse outcome in any such litigation could make it more difficult for Wallbox to defend its products against intellectual property infringement claims in any subsequent litigation in which it is a named party. If Wallbox were required to take one or more such actions, its business, prospects, brand, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity, reputational harm and diversion of resources and management attention.

Wallbox’s business may be adversely affected if it is unable to obtain patents or otherwise protect its technology and intellectual property from unauthorized use by third parties.

Wallbox’s success depends, at least in part, on Wallbox’s ability to protect its core technology and intellectual property. To accomplish this, Wallbox relies on, and plans to continue relying on, a combination of trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to retain ownership of, and protect, its technology. As of June 30, 2021, Wallbox had two European patents and two pending international patent applications. Failure to adequately protect its technology and intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of Wallbox’s competitive advantage and a decrease in revenue which would adversely affect its business, prospects, financial condition and operating results.

The measures Wallbox takes to protect its technology intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•	the scope of any issued patents that may result from the pending patent application may not be broad enough to protect proprietary rights;

•	the costs associated with enforcing patents, trademarks, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable;

•	current and future competitors may circumvent patents or independently develop similar inventions, trade secrets or works of authorship, such as software;

•	know-how and other proprietary information Wallbox purports to hold as a trade secret may not qualify as a trade secret under applicable laws; and

•	proprietary designs and technology embodied in Wallbox’s products may be discoverable by third parties through means that do not constitute violations of applicable laws.

Intellectual property and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of its intellectual property in foreign jurisdictions may be costly, difficult or even impossible. Therefore, Wallbox’s intellectual property rights may not be as strong or as easily enforced outside of the United States.

Any issued patent which may result from the pending patent application may come to be considered “standards essential.” If this is the case, it may be required to license certain technology on “fair, reasonable and non-discriminatory” terms, decreasing revenue. Further, competitors, vendors, or customers may, in certain instances, be free to create variations or derivative works of Wallbox technology and intellectual property, and those derivative works may become directly competitive with Wallbox’s offerings. Finally, Wallbox may not be able to leverage, or obtain ownership of, all technology and intellectual property developed by Wallbox’s vendors in connection with design and manufacture of Wallbox’s products, thereby jeopardizing Wallbox’s ability to obtain a competitive advantage over its competitors.

The EV industry is new and evolving as are the standards governing EV charging and the current lack of industry standards could result in future incompatibilities and issues that could require significant resources and or time to remedy.

The EV industry is new and evolving as are the standards governing EV charging which have not had the benefit of time-tested use cases. These immature industry standards could result in future incompatibilities and issues that could require significant resources and or time to remedy. Utilities and other large market participants also mandate their own adoption of specifications that have not become widely adopted in the industry, may hinder innovation or slow new product or new feature introduction.

In addition, automobile manufacturers may choose to develop and promulgate their own proprietary charging standards and systems, which could lock out competition for EV chargers, or may produce proprietary chargers that compete with our chargers. Such automobile manufacturers may use their size and market position to influence the market, which could limit Wallbox’s market and reach to customers, negatively impacting its business.

Further, should regulatory bodies later impose a standard that is not compatible with Wallbox’s infrastructure or products, it may incur significant costs to adapt its business model to the new regulatory standard, which may require significant time and expense and, as a result, may have a material adverse effect on its revenues or results of operations.

Wallbox’s technology, or the technology of Electromaps, could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage its reputation with current or prospective customers, and/or expose it to product liability and other claims that could materially and adversely affect its business.

Wallbox may be subject to claims that chargers have malfunctioned and persons were injured or purported to be injured due to latent defects. Any insurance that Wallbox carries may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. Any of these events could adversely affect Wallbox’s brand, reputation, operating results or financial condition.

Wallbox’s software platform is complex and includes a number of licensed third-party commercial and open-source software libraries. Wallbox’s software may contain latent defects or errors that may be difficult to detect and remediate. Wallbox is continuing to evolve the features and functionality of its platform through updates and enhancements, and as it does, it may introduce additional defects or errors that may not be detected until after deployment to customers. In addition, if Wallbox’s products and services, including any updates or patches, are not implemented or used correctly or as intended, inadequate performance and disruptions in service may result.

Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect Wallbox’s business and results of its operations:

•	expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;

•	loss of existing or potential customers or partners;

•	interruptions or delays in sales;

•	equipment replacements;

•	delayed or lost revenue;

•	delay or failure to attain market acceptance;

•	delay in the development or release of new functionality or improvements;

•	negative publicity and reputational harm;

•	warranties, sales credits or refunds;

•	exposure of confidential or proprietary information;

•	diversion of development and customer service resources;

•	breach of warranty claims;

•	legal claims under applicable laws, rules and regulations; and

•	the expense and risk of litigation.

Wallbox also faces the risk that any contractual protections it seeks to include in its agreements with customers are rejected, not implemented uniformly or may not fully or effectively protect from claims by customers, reseller, business partners or other third parties. In addition, any insurance coverage or indemnification obligations of suppliers for the benefit of Wallbox may not adequately cover all such claims, or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on Wallbox’s business, operating results, and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.

Interruptions, delays in service, communications outages or inability to increase capacity at third-party data center facilities could impair the use or functionality of Wallbox’s subscription services, harm its business and subject it to liability.

Wallbox currently serves customers from third-party data center facilities operated by Amazon Web Services as well as others. Wallbox services are housed in third-party data. Any outage or failure of such data centers could negatively affect Wallbox’s product connectivity and performance. Wallbox’s primary environments are operated by Amazon, and any interruptions of these primary and backup data centers could negatively affect Wallbox’s product connectivity and performance. Any incident affecting a data center facility’s infrastructure or operations, whether caused by fire, flood, storm, earthquake, power loss, telecommunications failures, breach of security protocols, computer viruses and disabling devices, failure of access control mechanisms, natural disasters, war, criminal act, military actions, terrorist attacks and other similar events could negatively affect the use, functionality or availability of Wallbox’s services.

Any damage to, or failure of, Wallbox’s systems, or those of its third-party providers, could interrupt or hinder the use or functionality of its services. Impairment of or interruptions in Wallbox’s services may reduce revenue, subject it to claims and litigation, cause customers to terminate their subscriptions, and adversely affect renewal rates and its ability to attract new customers. Wallbox’s business will also be harmed if customers and potential customers believe its products and services are unreliable.

The EV charging market is characterized by rapid technological change, which requires Wallbox to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of its products and Wallbox’s financial results.

Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology, continuing and increasing reliance on EV charging infrastructure and/or the use of Wallbox’s products and services. Wallbox’s future success will depend in part upon its ability to develop and introduce a variety of new capabilities and innovations to its existing product offerings, as well as introduce a variety of new product offerings to address the changing needs of the EV charging market.

As EV technologies change, Wallbox may need to upgrade or adapt its charger technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery technology, which could involve substantial costs. Even if Wallbox is able to keep pace with changes in technology and develop new products and services, its research and development expenses could increase, its gross margins could be adversely affected in some periods and its prior products could become obsolete more quickly than expected.

Wallbox cannot guarantee that any new products will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products that meet customer requirements could damage Wallbox’s relationships with customers and lead them to seek alternative products or services. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause existing and potential customers to use Wallbox’s competitors’ products or services.

If Wallbox is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its products and services could lose market share, its revenue will decline, it may experience higher operating losses and its business and prospects will be adversely affected.

Wallbox expects to incur research and development costs and devote significant resources to developing new products, which could significantly reduce its profitability.

Wallbox’s future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. Wallbox plans to incur significant research and development costs in the future as part of its efforts to design, develop, manufacture and introduce new products and enhance existing products. Further, Wallbox’s research and development program may not produce successful results, and its new products may not achieve market acceptance, create additional revenue or become profitable.

Wallbox may be unable to leverage customer data in all geographic locations, and this limitation may impact research and development operations.

Wallbox relies on data collected through its mobile application. Wallbox uses this data in connection with, among other things, determining the placement for its charging stations. Wallbox’s inability to obtain necessary rights to use this data or freely transfer this data could result in delays or otherwise negatively impact Wallbox’s research and development and expansion efforts and limit Wallbox’s ability to derive revenues from value-add customer products and services.

Wallbox is subject to governmental regulation and other legal obligations related to privacy, data protection and information security and may be subject to governmental enforcement actions, litigation, fines and penalties or adverse publicity if it is unable to comply with such obligations.

State and local governments and agencies in the jurisdictions in which Wallbox operates, and in which customers operate, have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage, processing, and disclosure of information regarding consumers and other individuals, which could impact its ability to offer services in certain jurisdictions. Laws and regulations relating to the collection, use, disclosure, security, and other processing of individuals’ information can vary significantly from jurisdiction to jurisdiction. The costs of compliance with, and other burdens imposed by, laws, regulations, standards, and other obligations relating to privacy, data protection, and information security are significant. In addition, some companies, particularly larger enterprises, often will not contract with vendors that do not meet these rigorous standards. Accordingly, the failure, or perceived inability, to comply with these laws, regulations, standards, and other obligations may limit the use and adoption of Wallbox’s products and services, reduce overall demand, lead to regulatory investigations, litigation, and significant fines, penalties, or liabilities for actual or alleged noncompliance, or slow the pace at which Wallbox closes sales transactions, any of which could harm its business. Moreover, if Wallbox or any of its employees or contractors fail or are believed to fail to adhere to appropriate practices regarding customers’ data, it may damage its reputation and brand.

Additionally, existing laws, regulations, standards, and other obligations may be interpreted in new and differing manners in the future, and may be inconsistent among jurisdictions. Future laws, regulations, standards, and other obligations, and changes in the interpretation of existing laws, regulations, standards, and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance, and limitations on data collection, use, disclosure, and transfer for Wallbox and its customers. Further, California adopted the California Consumer Privacy Protection Act (“CCPA”) and the California State Attorney General has begun enforcement actions. Further, on November 3, 2020, California voters approved the California Privacy Rights Act (“CPRA”). The costs of compliance with, and other burdens imposed by, laws and regulations relating to privacy, data protection, and information security that are applicable to the businesses of customers may adversely affect ability and willingness to process, handle, store, use, and transmit certain types of information, such as demographic and other personal information.

In addition to government activity, privacy advocacy groups, the technology industry, and other industries have established or may establish various new, additional, or different self-regulatory standards that may place additional burdens on technology companies. Customers may expect that Wallbox will meet voluntary certifications or adhere to other standards established by them or third parties. If Wallbox is unable to maintain these certifications or meet these standards, it could reduce demand for its solutions and adversely affect its business.

Wallbox relies on the Apple App Store and the Google Play Store to offer and promote its apps. If such platform providers change their terms and conditions to Wallbox’s detriment, Wallbox’s business may be adversely affected.

The Apple App Store and the Google Play Store are the primary distribution, marketing, promotion and payment platforms for Wallbox’s apps, including myWallbox and Electromaps. Any deterioration in Wallbox’s relationship with Google or Apple could harm its business and adversely affect the value of Wallbox’s shares.

Wallbox is subject to these platforms’ standard terms and conditions for app developers, which govern the promotion, distribution and operation of apps. These platforms have policies governing, for example, treatment of virtual credits and gifts, use of user data, personal and sensitive information and advertising identifiers, as well as ones relating to advertising (including deceptive, disruptive and inappropriate ads) and interference with app and device functionality. Each platform has broad discretion to change and interpret its terms of service and other policies with respect to Wallbox and those changes may be unfavorable to Wallbox. A platform provider may also change its fee structure, add fees associated with access to and use of its platform, alter how Wallbox is able to advertise on the platform, change how the personal information of its users is made available to app developers on the platform or limit the use of personal information for advertising purposes. Wallbox’s business could be harmed if a platform provider modifies its current terms of service or other policies, including fees, in a manner adverse to it.

If Wallbox violates, or if a platform provider believes it has violated, these terms and conditions (or if there is any change or deterioration in its relationship with these platform providers), the particular platform provider may discontinue or limit Wallbox’s access to that platform, which could prevent Wallbox from making its apps available to or otherwise from serving its mobile customers. Any limit or discontinuation of Wallbox’s access to any platform could adversely affect its business, financial condition or results of operations.

Risks Related to Being a Public Company

Wallbox’s management team has limited experience managing a public company.

Most members of Wallbox’s management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. As a public company, we are subject to significant obligations relating to reporting, procedures and internal controls, and Wallbox’s management team may not successfully or efficiently manage such obligations. These obligations and scrutiny will require significant attention from Wallbox’s management and could divert their attention away from the day-to-day management of Wallbox’s business, which could adversely affect Wallbox’s business, financial condition and results of operations.

Wallbox will incur increased costs as a result of operating as a public company, and Wallbox’s management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the NYSE and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel continue to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and could also make it more difficult for us to attract and retain qualified members of our board.

We continue to evaluate these rules and regulations and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our annual reports and provide an annual management report on the effectiveness of control over financial reporting. Though we will be required to disclose material changes in internal control over financial reporting on an annual basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting.

We currently have limited accounting personnel and we have begun the process of evaluating the adequacy of our accounting personnel staffing level and other matters related to our internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. We have identified material weaknesses in the past and if we identify one or more material weaknesses in the future, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. As a result, the market price of Wallbox’s shares could be negatively affected, and we could become subject to litigation including shareholder suits or investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

Wallbox identified material weaknesses in connection with its internal control over financial reporting. Although Wallbox is taking steps to remediate these material weaknesses, Wallbox may not be successful in doing so in a timely manner, or at all, and Wallbox may identify other material weaknesses.

In connection with the audits of Wallbox’s consolidated financial statements for each of the years ended December 31, 2019 and 2020 and the review of Wallbox’s Interim condensed consolidated financial statements for the six months ended June 30, 2021 and 2020, each included elsewhere in this prospectus, Wallbox’s management and independent registered public accounting firm identified material weaknesses in Wallbox’s internal control over financial reporting. The material weaknesses related to: (i) insufficient personnel in the finance team with an appropriate level of knowledge and experience in the application of International Financial Reporting Standards as issued by the IASB, including goodwill impairment testing and purchase price allocation; (ii) IT general controls have not been sufficiently designed or were not operating effectively, and (iii) policies and procedures with respect to the review, supervision and monitoring of the accounting and reporting functions were not operating effectively in some areas. As a result, a number of adjustments to Wallbox’s consolidated financial statements for each of the years ended December 31, 2019 and 2020 and the interim condensed consolidated financial statements were identified and made during the course of the audit and review process.

Wallbox is currently not required to comply with Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make an assessment of the effectiveness of its internal control over financial reporting. Further, Wallbox’s independent registered public accounting firm has not been engaged to express, nor have they expressed, an opinion on the effectiveness of Wallbox’s internal control over financial reporting. To remediate the material weaknesses, Wallbox has strengthened its compliance functions with additional experienced hires and external advisors to assist in its risk assessment process and the design and implementation of controls responsive to those risks.

Assessing Wallbox’s procedures to improve its internal control over financial reporting is an ongoing process. Any material weaknesses Wallbox identifies will be assessed and remediated by implementing the proper operating control. Detective and preventive internal controls are being designed by external advisors and implemented by Wallbox’s experienced new hires. Wallbox can provide no assurance that its remediation efforts described herein will be successful and that Wallbox will not have material weaknesses in the future. Any material weaknesses Wallbox identifies could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of Wallbox’s consolidated financial statements.

It is possible that Wallbox’s internal control over financial reporting is not effective because it cannot detect or prevent material errors at a reasonable level of assurance. Wallbox’s past or future financial statements may not be accurate and Wallbox may not be able to timely report its financial condition or results of operations, which may adversely affect investor confidence in Wallbox and the price of Class A Shares.

As a private company, Wallbox has not been required to evaluate our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes Oxley Act, or Section 404. As a public company, Wallbox will have significant requirements for enhanced financial reporting and internal controls. The process of designing, implementing, testing and maintaining effective internal controls is a continuous effort that will require us to anticipate and react to changes in our business and the economic and regulatory environments. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing whether such controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting.

It is possible that our internal control over financial reporting is not effective because it cannot detect or prevent material errors at a reasonable level of assurance. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and adversely affect our operating results. In addition, we will be required, pursuant to Section 404, to furnish a report by our management on, among other things, the effectiveness of our internal control over financial reporting in the second annual report filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation and testing. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. In addition, pursuant to

Section 404, we will be required to include in the annual reports that we file with the SEC an attestation report on our internal control over financial reporting issued by our independent registered public accounting firm.

Furthermore, as a public company, we may, during the course of our testing of our internal controls over financial reporting, or during the subsequent testing by our independent registered public accounting firm, identify deficiencies which would have to be remediated to satisfy the SEC rules for certification of our internal controls over financial reporting. As a consequence, we may have to disclose in periodic reports we file with the SEC significant deficiencies or material weaknesses in our system of internal controls. The existence of a material weakness would preclude management from concluding that our internal controls over financial reporting are effective, and would preclude our independent auditors from issuing an unqualified opinion that our internal controls over financial reporting are effective. In addition, disclosures of this type in our SEC reports could cause investors to lose confidence in the accuracy and completeness of our financial reporting and may negatively affect the trading price of Class A Shares, and we could be subject to sanctions or investigations by regulatory authorities. Moreover, effective internal controls are necessary to produce reliable financial reports and to prevent fraud. If we have deficiencies in our disclosure controls and procedures or internal controls over financial reporting, it could negatively impact our business, results of operations and reputation.

Wallbox’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the closing of the Business Combination could have a material adverse effect on its business.

Following the consummation of the business combination, Wallbox is required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the SOX are significantly more stringent than those required of Wallbox as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the business combination. If Wallbox is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

Risks Related to Class A Shares

The market price of Class A Shares may be volatile, and you may lose all or part of your investment.

The market price of Class A Shares could be highly volatile and may fluctuate substantially as a result of many factors, including:

•	actual or anticipated fluctuations in Wallbox’s results of operations;

•	variance in Wallbox’s financial performance from the expectations of market analysts or others;

•	announcements by Wallbox or Wallbox’s competitors of significant business developments, changes in significant customers, acquisitions or expansion plans;

•	Wallbox’s involvement in litigation;

•	Wallbox’s sale of Shares or other securities in the future;

•	market conditions in Wallbox’s industry;

•	changes in key personnel;

•	the trading volume of Wallbox’s Class A Shares;

•	changes in the estimation of the future size and growth rate of Wallbox’s markets; and

•	general economic and market conditions.

In addition, the stock markets have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of Class A Shares, regardless of Wallbox’s operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If Wallbox was involved in any similar litigation, Wallbox could incur substantial costs and Wallbox’s management’s attention and resources could be diverted.

An active trading market for s Class A Shares may not be sustained to provide adequate liquidity.

An active trading market may not be sustained for Class A Shares. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair Wallbox’s ability to raise capital by selling Shares and may impair Wallbox’s ability to acquire other companies by using Wallbox’s shares as consideration.

The market price of s Class A Shares could be negatively affected by future sales of Shares.

Sales by Wallbox or Wallbox’s shareholders of a substantial number of Shares, the issuance of Shares as consideration for acquisitions, or the perception that these sales might occur, could cause the market price of Class A Shares to decline or could impair Wallbox’s ability to raise capital through a future sale of, or pay for acquisitions using, Wallbox’s equity securities.

Wallbox does not expect to pay any dividends in the foreseeable future.

Wallbox has never declared or paid any dividends on the Shares. Wallbox does not anticipate paying any dividends in the foreseeable future. Wallbox currently intends to retain future earnings, if any, to finance operations and expand their business.

The Board may determine which part of the profits shall be reserved, with due observance ofWallbox’s policy on reserves and dividends. The general meeting of Wallbox may resolve to distribute any part of the profits remaining after reservation. If the Board decides to make a part of the profits available for distribution of dividends, the form, frequency and amount will depend uponWallbox’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that Wallbox’s directors may deem relevant. In addition, the Dutch law imposes restrictions on Wallbox’s ability to declare and pay dividends. Payment of dividends may also be subject to Dutch withholding taxes.

The number of issued Shares, additional issues of Shares and outstanding Warrants may fluctuate substantially, which could lead to adverse tax consequences for the holders thereof.

It may be that the number of issued and outstanding Shares and outstanding Warrants fluctuates substantially. This may have an impact on interests and certain thresholds that are relevant for investors’ tax purposes and positions, also dependent on their respective circumstances. The potential tax consequences in this regard could potentially be material, and therefore, investors should seek their own tax advice with respect to the tax consequences in connection with the acquisition, ownership and disposal of the Shares and/or Warrants.

If securities or industry analysts do not publish research or reports about Wallbox’s business, or if they issue an adverse or misleading opinion regarding Class A Shares, the market price and trading volume of Class A Shares could decline.

The trading market for Class A Shares will be influenced by the research and reports that industry or securities analysts publish about Wallbox or Wallbox’s business. Wallbox does not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of Wallbox, the trading price for Class A Shares would be negatively impacted. In the event

Wallbox obtains securities or industry analyst coverage, if any of the analysts who cover Wallbox issue an adverse or misleading opinion regarding Wallbox, Wallbox’s business model, Wallbox’s intellectual property or Wallbox’s stock performance, or if Wallbox’s results of operations fail to meet the expectations of analysts, Wallbox’s stock price would likely decline. If one or more of these analysts cease coverage of Wallbox or fail to publish reports on Wallbox regularly, Wallbox could lose visibility in the financial markets, which in turn could causeWallbox’s stock price or trading volume to decline.

The dual class structure of Shares has the effect of concentrating voting control with certain shareholders of Wallbox and limiting its other shareholders’ ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Class A Shares may view as beneficial.

Class B Shares will have ten (10) votes per share, while Class A Shares have one (1) vote per share. Wallbox’s co-founders, Enric Asunción Escorsa and Eduard Castañeda, will own all of the Class B Shares and will collectively control approximately 61.5% of the voting power of Wallbox’s capital stock. Even though Wallbox’s co-founders are not party to any agreement that requires them to vote together, they may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of Wallbox, could deprive its shareholders of an opportunity to receive a premium for their capital stock as part of a sale of Wallbox, and might ultimately affect the market price of shares of Class A Shares. For information about Wallbox’s dual class structure, see the section entitled “Description of Securities.”

We cannot predict whether Wallbox’s dual class structure will result in a lower or more volatile market price of Class A Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. S&P Dow Jones and FTSE Russell have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, pursuant to which companies with multiple classes of shares of common stock are excluded. In addition, several stockholder advisory firms have announced their opposition to the use of multiple class structures. As a result, Wallbox’s dual class structure may cause stockholder advisory firms to publish negative commentary about Wallbox’s corporate governance practices or otherwise seek to cause Wallbox to change its capital structure. Any such exclusion from indices or any actions or publications by stockholder advisory firms critical of Wallbox’s corporate governance practices or capital structure could adversely affect the value and trading market of Class A Shares.

Wallbox is a “controlled company” within the meaning of the NYSE rules and will be exempt from certain corporate governance requirements as a result.

Enric Asunción Escorsa and Eduard Castañeda together control a majority of the voting power of Wallbox’s outstanding common stock.

As a result, Wallbox is a “controlled company” within the meaning of the corporate governance standards of NYSE. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of Wallbox’s board of directors consist of “independent directors” as defined under the rules of NYSE;

•	the requirement that Wallbox have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•

the requirement that Wallbox have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the compensation and nominating and corporate governance committees.

Wallbox intends to utilize some or all of these exemptions. As a result, Wallbox’s nominating and corporate governance committee and compensation committee may not consist entirely of independent directors and such committees will not be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of NYSE.

Wallbox is a foreign private issuer and, as a result, Wallbox will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Because Wallbox will qualify as a foreign private issuer under the Exchange Act, Wallbox will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As a foreign private issuer, and as permitted by the listing requirements of the NYSE, Wallbox will follow certain home country governance practices rather than the corporate governance requirements of the NYSE.

As a foreign private issuer, Wallbox has the option to follow certain home country corporate governance practices rather than those of the NYSE, provided that Wallbox discloses the requirements it is not following and describe the home country practices it is following. Wallbox intends to rely on this “foreign private issuer exemption” with respect to NYSE rules requiring shareholder approval. Wallbox may in the future elect to follow home country practices with regard to other matters. As a result, Wallbox’s shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE corporate governance requirements.

Wallbox may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, Wallbox is a foreign private issuer, and therefore, Wallbox is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Wallbox on December 31, 2021. In the future, Wallbox would lose its foreign private issuer status if (1) more than 50% of Wallbox’s outstanding voting securities are owned by U.S. residents and (2) a majority of Wallbox’s directors or executive officers are U.S. citizens or residents, or Wallbox fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If Wallbox loses its foreign private issuer status, Wallbox will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Wallbox will also have to mandatorily comply with U.S. federal proxy requirements, and Wallbox’s officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, Wallbox will lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the NYSE. As a U.S. listed public company that is not a foreign private issuer, Wallbox will incur significant additional legal, accounting and other expenses that Wallbox will not incur as a foreign private issuer.

Wallbox is an “emerging growth company” and you cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make Class A Shares less attractive to investors.

Wallbox is an emerging growth company (“EGC”) as defined in the JOBS Act, and it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find the common stock less attractive because Wallbox will continue to rely on these exemptions. If some investors find the common stock less attractive as a result, there may be a less active trading market for their common stock, and the stock price may be more volatile.

An EGC may elect to delay the adoption of new or revised accounting standards. With Wallbox making this election, Section 102(b)(2) of the JOBS Act allows Wallbox to delay adoption of new or revised accounting standards until those standards apply to non-public business entities. As a result, the financial statements contained herein and those that Wallbox will file in the future may not be comparable to companies that comply with public business entities revised accounting standards effective dates.

As Wallbox is a holding company with no operations it relies on operating subsidiaries to provide it with funds necessary to meet its financial obligations.

Wallbox is a holding company that does not conduct any business operations of its own. As a result, Wallbox is largely dependent upon cash dividends and distributions and other transfers, including for dividends or payments in respect of any indebtedness Wallbox may incur, from our subsidiaries to meet its obligations. Any agreements governing the indebtedness of Wallbox’s subsidiaries may impose restrictions on its subsidiaries’ ability to pay dividends or other distributions to Wallbox. Each of Wallbox’s subsidiaries is a distinct legal entity, and under certain circumstances legal and contractual restrictions may limit Wallbox’s ability to obtain cash from such subsidiaries and Wallbox may be limited in its ability to cause any joint ventures to distribute their earnings to it. The deterioration of the earnings from, or other available assets of, Wallbox’s subsidiaries for any reason could also limit or impair their ability to pay dividends or other distributions to Wallbox.

Investors may suffer adverse tax consequences in connection with the acquisition, ownership and disposal of the Shares and/or Public Warrants.

The tax consequences in connection with the acquisition, ownership and disposal of the Shares and/or Warrants may differ from the tax consequences in connection with the acquisition, ownership and disposal of securities in another entity and may also differ depending on such an investor’s respective circumstances including, without limitation, where such an investor is a tax resident. Any such tax consequences could be materially adverse to such an investor and also therefore, such an investor should seek its own tax advice in respect of the tax consequences in connection with acquisition, ownership and disposal of the Shares and/or Warrants.

Risks Relating to Wallbox’s Incorporation in the Netherlands

Wallbox is a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands. The rights of Wallbox shareholders may be different from the rights of stockholders in companies governed by the laws of U.S. jurisdictions and may not protect investors in a similar fashion afforded by incorporation in a U.S. jurisdiction.

Upon the consummation of this offering, we will be a public limited liability company incorporated under Dutch law. Wallbox’s corporate affairs will be governed by our articles of association, internal rules and policies and by the laws governing companies incorporated in the Netherlands. The rights of shareholders may be different from the rights and obligations of shareholders in companies governed by the laws of U.S. jurisdictions. The role of the management board in a Dutch company is also materially different, and cannot be compared to, the role of a board of directors in a corporation incorporated in the United States. In the performance of their duties, our management board is required by Dutch law to consider the interests of our company and the sustainable success of its business, with an aim to creating long-term value, taking into account the interests of its shareholders, its employees and other stakeholders of the company, in all cases with due observation of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder.

Provisions of Dutch law and Wallbox’s amended and restated articles of association may delay, prevent or make undesirable an acquisition of all or a significant portion of Wallbox’s shares or assets.

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law, among which, in accordance with the DCGC, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting the Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in Wallbox’s strategy (for example, the dismissal of Directors), the Board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 (hundred eighty) days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, the Board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and must explore the alternatives. At the end of the response time, the Board must report on this consultation and the exploration of alternatives to the general meeting. The response period may be invoked only once for any given general meeting and shall not apply: (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of Wallbox’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a General Meeting be convened, as described above.

Pursuant to Dutch law, one or more shareholders and/or other persons with meeting rights under Dutch law who individually or jointly represent at least 10% (ten percent) of Wallbox’s issued share capital, may request the Board to convene a General Meeting setting out in detail the matters to be discussed. If the Board has not taken the steps necessary to ensure that such meeting can be held within 6 (six) weeks after the request, the requesting shareholder(s) and or other persons with meeting rights may at their request be authorized by the competent Dutch court in preliminary relief proceedings to convene a General Meeting. The court shall refuse the application if it does not appear that the applicant(s) has/have previously requested the Board to convene a General Meeting and the Board has not taken the necessary steps so that the General Meeting could be held within 6 (six) weeks after the request. Such a request to the Board is subject to certain additional requirements. Additionally, the applicant must have a reasonable interest in the meeting being held.

Further thereto, on 1 May 2021, a bill came into force that introduces a statutory cooling-off period of up to 250 days during which the General Meeting would not be able to dismiss, suspend or appoint members of the

Board (or amend the provisions in the Articles of Association governing these matters) unless these matters were proposed by the Board. This cooling-off period could be invoked by the Board in the event:

a.

shareholders, using either their shareholder proposal right or their right to request a General Meeting, propose an agenda item for the General Meeting to dismiss, suspend or appoint a Director (or to amend any provision in the Articles of Association dealing with those matters); or

b.	a public offer for has been announced or made without agreement having been reached with on such offer,

provided, in each case, that in the opinion of the Board such proposal or offer materially conflicts with the interests of and its business.

The cooling-off period, if invoked, ends upon the earliest of the following events:

a.	the expiration of 250 days from:

i.	in case of shareholders using their shareholder proposal right, the day after the deadline for making such proposal for the next General Meeting has expired;

ii.	in case of Shareholders using their right to request a General Meeting, the day when they obtain court authorization to do so; or

iii.	in case of a public offer as described above being made without agreement having been reached with on such offer, the first following day;

b.	the day after a public offer without agreement having been reached with Wallbox on such offer, having been declared unconditional; or

c.	the Board deciding to end the cooling-off period earlier.

In addition, one or more shareholders that may (jointly) exercise the shareholder proposal right at the time that the cooling-off period is invoked, may request the Enterprise Chamber (Ondernemingskamer) of the Amsterdam Court of Appeals (Gerechtshof Amsterdam) for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

a.

the Board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have come to the conclusion that the relevant shareholder proposal or hostile offer constituted a material conflict with the interests of and its business;

b.	the Board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making;

c.

if other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and are not terminated or suspended at the relevant shareholders’ written request within a reasonable period following the request (i.e., no ‘stacking’ of defensive measures).

During the cooling-off period, if invoked, the Board must gather all relevant information necessary for a careful decision-making process. In this context, the Board must at least consult with shareholders representing at least 3% of Wallbox’s issued share capital at the time the cooling-off period was invoked and with the Wallbox’s works council (if applicable). Formal statements expressed by these stakeholders during such consultations must be published on Wallbox’s website to the extent these stakeholders have approved that publication.

Ultimately one week following the last day of the cooling-off period, the Board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on the Wallbox website. This report must also remain available for inspection by Wallbox’s shareholders and others with meeting rights under Dutch law at Wallbox’s office and must be tabled for discussion at the next general meeting.

Finally, in this respect, certain provisions of the Articles of Association may also make it more difficult for a third-party to acquire control of Wallbox or effect a change in the composition of the Board, including that suspension or dismissal of directors other than at the proposal of the Board will require a two-thirds majority of the votes cast, representing more than one half of the issued capital of Wallbox.

Shareholders may not be able to participate in future issues of Shares.

Under Dutch law, the General Meeting is authorized to issue Shares or to grant rights to subscribe for Shares and to restrict and/or exclude statutory pre-emptive rights in relation to the issuance of Shares or the granting of rights to subscribe for Shares. The General Meeting may designate the Board competent to issue Shares (or grant rights to subscribe for Shares) and to determine the issue price and other conditions of the issue for a specified period not exceeding five years (which period can be extended from time to time for further periods not exceeding five years) and, for a period of 5 years commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to issue Shares (and to grant rights to subscribe for Shares).

Further thereto, each shareholder has a pre-emptive right in proportion to the aggregate amount of its Shares upon the issuance of Shares (or the granting of rights to subscribe for Shares). This pre-emptive right does not apply to: (i) Shares issued to employees of Wallbox or a group company of Wallbox as referred to in Section 2:24b Dutch Civil Code, (ii) Shares that are issued against payment other than in cash; and (iii) Shares issued to a person exercising a previously granted right to subscribe for Shares.

The pre-emptive rights in respect of newly issued Shares or the granting of rights to subscribe for Shares may be restricted or excluded by a resolution of the general meeting of Wallbox. Pre-emptive rights may also be limited or excluded by a resolution of the Board if the Board has been designated thereto by the general meeting of Wallbox for a specific period and with due observance of applicable statutory provisions, and the Board has also been designated to issue Shares. A resolution of the general meeting of Wallbox to limit or exclude pre-emptive rights or a resolution to designate the Board thereto, can only be adopted at the proposal of the Board, and requires a majority of at least two-thirds of the votes cast, if less than half of the issued share capital of Wallbox is present or represented at the general meeting. Unless otherwise stipulated at its grant the designation may not be withdrawn.

If the resolution of the general meeting of Wallbox to issue Shares or to designate the authority to issue Shares to the Board is detrimental to the rights of holders of a specific class of Shares, the validity of such resolution of the general meeting of Wallbox requires a prior or simultaneous approval by the group of holders of such class of Shares.

For a period of 5 years commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to limit or exclude pre-emptive rights in respect of Shares.

Wallbox is not obligated to and may not comply (but will then explain such non-compliance) with all the best practice provisions of the Dutch Corporate Governance Code. This may affect your rights as a shareholder.

Wallbox will be subject to the DGCG. The DCGC contains both principles and best practice provisions on corporate governance that regulate relations between the management board and the general meeting of shareholders and matters in respect of financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their annual reports (which are filed in the Netherlands) whether they comply with the provisions of the DCGC. If they do not comply with those provisions (for example, because of a conflicting NYSE requirement), the company is required to give the reasons for such noncompliance. The DCGC applies to Dutch companies listed on a regulated Market in the EU or a comparable other system, such as the NYSE.

Wallbox acknowledges the importance of good corporate governance. However, Wallbox does not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of the NYSE and U.S. securities laws, or because Wallbox believes such provisions do not reflect customary practices of global companies listed on the NYSE. Any such noncompliance may affect your rights as a shareholder, and you may not have the same level of protection as a shareholder in a Dutch company that fully complies with the DCGC.

Wallbox is organized and existing under the laws of the Netherlands, and, as such, the rights of shareholders and the civil liability of Wallbox’s directors and executive officers will be governed in certain respects by the laws of the Netherlands. The ability of shareholders to bring actions or enforce judgments against Wallbox or its directors and executive officers may be limited. Claims of U.S. civil liabilities may not be enforceable against Wallbox.

Wallbox is organized and existing under the laws of the Netherlands, and, as such, the rights of Wallbox’s shareholders and the civil liability of Wallbox’s directors and executive officers are governed in certain respects by the laws of the Netherlands. The ability of Wallbox’s shareholders in certain countries other than the Netherlands to bring an action against Wallbox, its directors and executive officers may be limited under applicable law. In addition, substantially all of Wallbox’s assets are located outside the United States. As a result, it may not be possible for shareholders to effect service of process within the United States upon Wallbox or its directors and executive officers or to enforce judgments against Wallbox or them in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, it is not clear whether a Dutch court would impose civil liability on Wallbox or any of its directors and executive officers in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands.

As of the date of this prospectus, the United States and the Netherlands do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Accordingly, a judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a court in the United States that is enforceable in the United States and files a claim with the competent Dutch court, the Dutch court will generally give binding effect to such foreign judgment insofar as it finds that (i) the jurisdiction of the U.S. court has been based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the U.S. court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging) and (iii) the judgment by the U.S. court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for acknowledgment in the Netherlands and except to the extent that the foreign judgment contravenes Dutch public policy (openbare orde).

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against Wallbox or its directors, representatives or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

Under the Articles of Association, and certain other contractual arrangements between Wallbox and its directors, Wallbox indemnifies and holds its directors harmless against all claims and suits brought against them, subject to limited exceptions. There is doubt, however, as to whether U.S. courts would enforce such indemnity provisions in an action brought against one of Wallbox’s Directors in the United States under U.S. securities laws.

Dutch, Spanish and European insolvency laws are substantially different from U.S. insolvency laws and may offer Wallbox shareholders less protection than they would have under U.S. insolvency laws.

Pursuant to European Regulation (EU) 2015/848 of the European Parliament and of the Council, of 20 May 2015, on insolvency proceedings, which forms part of both Dutch and Spanish insolvency laws, Spanish courts will have jurisdiction to entertain the main insolvency proceeding of a Dutch public limited liability company that, such as Wallbox, has its “centre of main interest” located in Spain. If Spanish courts declare the opening of the main insolvency proceeding of a Dutch public limited liability company, Dutch courts will have to recognize such declaration and Spanish insolvency law will apply, subject to the exceptions set forth under the European Regulation (EU) 2015/848, as interpreted by the Court of Justice of the European Union. Dutch courts could have jurisdiction to try a non-main insolvency proceeding following Wallbox’s operations in The Netherlands. Depending on the status of the declaration on insolvency in Spain, the Dutch insolvency proceeding would be secondary or autonomous. Under Spanish law, substantive consolidation is exceptional. As a result, if Wallbox was declared insolvent, it would likely not consolidate their assets and liabilities, subject to the coordination of both insolvency proceedings and the rules established for insolvency proceedings of members of a group of companies under the European Regulation (EU) 2015/848.

Wallbox’s tax residency might change if the tax residency of dual resident entities is, in the new Dutch-Spanish Tax Treaty, determined by way of reaching mutual agreement.

Wallbox intends to be managed and operate so as to be treated exclusively as a resident of Spain for tax purposes as from its date of incorporation, on the basis that Wallbox has its place of effective management in Spain. As a result of its incorporation under Dutch law, Wallbox will however also remain a tax resident of the Netherlands for Dutch corporate income tax and dividend withholding tax purposes and, thus, will be considered tax resident in both the Netherlands and Spain (i.e. a so-called ‘dual resident entity’). By virtue of the current convention between the government of the Kingdom of the Netherlands and the government of the Kingdom of Spain for the avoidance of double taxation with respect to taxes on income and on capital (the “Dutch-Spanish Tax Treaty”), in such case Wallbox will be considered a resident for purposes of the Dutch-Spanish Tax Treaty in the country where Wallbox is effectively managed. As noted above, Wallbox expects to have its tax residency since its incorporation (and to maintain it afterwards) in Spain. The Dutch-Spanish Tax Treaty is currently being renegotiated and may include a provision pursuant to which the tax residency of dual resident entities is determined by way of the Netherlands and Spain reaching mutual agreement, in line with the criterion applied in the OECD-sponsored Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (“MLI”). The current Dutch-Spanish Tax Treaty is not a “Covered Tax Agreement” (as defined under the MLI) and it is therefore uncertain whether the Dutch and Spanish Tax Authorities may favor such an approach under the new Dutch-Spanish Tax Treaty. Such outcome can nevertheless not be ruled out. In such case, the competent authorities of the Netherlands and Spain would endeavor to determine by mutual agreement the sole tax residency of Wallbox. During the period in which a mutual agreement between both states is absent, Wallbox may not be entitled to any relief or exemption from tax provided by the new Dutch-Spanish Tax Treaty. During such period, there would also be a risk that both Spain and the Netherlands would levy dividend withholding tax on distributions by Wallbox, in addition to the risk of double taxation on the profits of Wallbox.

Both Spanish and Dutch dividend withholding tax may have to be withheld in case of distributions to unidentified Wallbox Shareholders.

As noted above under “Risk Factors—Risks Related to Class A Shares—Wallbox does not expect to pay any dividends in the foreseeable future,” Wallbox does not expect to distribute dividends in the foreseeable future. However, should that happen, the Netherlands will not—regardless of the fact that Wallbox is intended to be a tax resident of Spain on the grounds of its place of effective management—be prevented from levying Dutch dividend withholding tax if Wallbox distributes profits to Dutch resident shareholders and to non-Dutch resident shareholders that have a permanent establishment in the Netherlands to which their respective shareholding is attributable. In order to avoid levying Dutch dividend withholding tax on such future dividend distributions, Wallbox may set up procedures to identify its shareholders, in order to assess whether there are Wallbox Shareholders in respect of which Dutch dividend withholding tax may have to be withheld. If the identification cannot be assessed upon the payment of a distribution, both Spanish and Dutch dividend withholding tax may have to be withheld on payments made to Wallbox Shareholders that fail to provide Wallbox, on a timely basis, with the information that may be required in order to prevent the applicability of Dutch dividend withholding taxes. Likewise, there is no guarantee that the procedure that Wallbox may put in place to identify its shareholders (which shall be required in order to assess the applicability of both Spanish and Dutch withholding taxes) will be fully effective.

Risks Related to U.S. Federal Income Taxation

If Wallbox is a passive foreign investment company for United States federal income tax purposes for any taxable year, U.S. holders of Class A Shares could be subject to adverse United States federal income tax consequences.

If Wallbox is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the Code for any taxable year during which a U.S. holder holds Class A Shares or Public Warrants, certain adverse U.S. federal income tax consequences may apply to such U.S. holder. A non-U.S. corporation, such as Wallbox, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Wallbox does not believe that it will be treated as a PFIC for its current taxable year and does not expect to become one in the near future. However, PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations.

If Wallbox is treated as a PFIC, a U.S. holder of Class A Shares or Public Warrants may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. See “Taxation—Material U.S. Federal Income Tax Consequences.” U.S. holders of Class A Shares and Public Warrants should consult with their tax advisors regarding the potential application of these rules.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide Wallbox’s current expectations or forecasts of future events. Forward-looking statements include statements about Wallbox’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding Wallbox’s disclosure concerning Wallbox’s operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business of Wallbox and Certain Information About Wallbox.” The risks and uncertainties include, but are not limited to:

•

Wallbox’s ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Wallbox to grow and manage growth profitably following the Business Combination;

•	risks relating to the outcome and timing of Wallbox’s development of its charging and energy management technology and related manufacturing processes;

•	the possibility that the expected timeframe for, and other expectations regarding the development and performance of, Wallbox products will differ from current assumptions;

•	intense competition in the electric vehicle charging space;

•	Wallbox faces risks related to health pandemics, including the COVID-19 pandemic, which could have a material adverse effect on its business, operating results and financial condition;

•

If Wallbox is unable to attract and retain key employees and hire qualified management, technical, engineering and sales and business development personnel, its ability to compete and successfully grow its business would be harmed;

•	Legal proceedings in connection with the Business Combination, the outcome of which are uncertain, could delay or prevent the completion of the Business Combination;

•	There can be no assurance that Wallbox will be able to comply with the continued listing standards of the NYSE;

•	The market price of Wallbox’s ordinary shares may be volatile, and you may lose all or part of your investment;

•

Wallbox’s forecasts and projections are based upon assumptions, analyses and internal estimates developed by Wallbox’s management, including sales estimates on the basis of non-binding letters of intent. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, Wallbox’s actual operating results may differ materially and adversely from those forecasted or projected;

•	A loss or disruption with respect to Wallbox’s supply or manufacturing partners could negatively affect Wallbox’s business;

•

Wallbox has experienced rapid growth and expects to invest in its growth for the foreseeable future. If Wallbox fails to manage growth effectively, its business, operating results and financial condition would be adversely affected;

•

The EV charging market is characterized by rapid technological change, which requires Wallbox to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of its products and Wallbox’s financial results;

•

It is possible that Wallbox’s internal control over financial reporting is not effective because it cannot detect or prevent material errors at a reasonable level of assurance. Wallbox’s past or future financial statements may not be accurate and Wallbox may not be able to timely report its financial condition or results of operations, which may adversely affect investor confidence in Wallbox and the price of its ordinary shares;

•

Wallbox may have to initiate product recalls or withdrawals or may be subject to litigation or regulatory enforcement actions and/or incur material product liability claims, which could increase its costs and harm Wallbox’s brand, reputation and adversely affect its business;

•	Wallbox’s business may be adversely affected if it is unable to obtain patents or otherwise protect its technology and intellectual property from unauthorized use by third parties;

•

Wallbox is subject to governmental regulation and other legal obligations related to privacy, data protection and information security and may be subject to governmental enforcement actions, litigation, fines and penalties or adverse publicity if it is unable to comply with such obligations;

•	changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations;

•	the risk that the Business Combination disrupts current plans and operations of Kensington or Wallbox as a result of the announcement and consummation of the Business Combination;

•	underlying assumptions with respect to Public Stockholder redemptions; and

•	the possibility that Wallbox may be adversely affected by other economic, business, and/or competitive factors.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this prospectus. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this prospectus. Wallbox undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks Wallbox describes in the reports it will file from time to time with the SEC after the date of this prospectus.

In addition, statements that “Wallbox believes” and similar statements reflect Wallbox’s beliefs and opinions on the relevant subject. These statements are based on information available to Wallbox as of the date of this prospectus. And while Wallbox believes that information provides a reasonable basis for these statements, that information may be limited or incomplete. Wallbox’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although Wallbox believes the expectations reflected in the forward-looking statements were reasonable at the time made, it cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Wallbox nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by Wallbox or persons acting on its behalf.

USE OF PROCEEDS

All of the Class A Shares and Private Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

We will receive up to an aggregate of approximately $168 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the Class A Shares underlying the Private Warrants offered hereby is determined by reference to the exercise price of the Private Warrants of $11.50 per share. The Class A Shares and the Public Warrants are listed on the New York Stock Exchange under the symbol “WBX” and “WBXWS,” respectively.

We cannot currently determine the price or prices at which shares of our Class A Stock or Private Warrants may be sold by the selling securityholders under this prospectus.

MARKET INFORMATION FOR CLASS A SHARES AND DIVIDEND POLICY

Market Information

Our Class A Shares and Public Warrants are currently listed on the New York Stock Exchange under the symbols “WBX” and “WBXWS,” respectively. Prior to the consummation of the Business Combination, our Class A Shares and our Public Warrants were listed on the New York Stock Exchange under the symbols “KCAC” and “KCAC WS,” respectively. As of October 1, 2021, immediately following the completion of the Business Combination, there were 99 holders of record of our Class A Shares and 32 holders of record of our Warrants. Such numbers do not include beneficial owners holding our securities through nominee names. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market.

Dividend Policy

Wallbox has not paid any cash dividends on the Wallbox shares to date and does not intend to pay cash dividends. For the foreseeable future, we intend to retain all available funds and any future earnings to fund the development and expansion of our business. The payment of cash dividends in the future will be dependent upon Wallbox’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. Under Dutch law, Wallbox may only pay dividends to the extent Wallbox’s equity (eigen vermogen) exceeds the sum of its paid up and called up part of its issued capital and the reserves which must be maintained pursuant to the law and (if it concerns a distribution of profits) after adoption by the general meeting of the annual accounts from which it appears that such distribution is permitted. Subject to such restrictions, any future determination to pay dividends will be at the discretion of the Board. The Board may decide that all or part of the remaining profits shall be added to the reserves. After such reservation, any remaining profit will be at the disposal of the general meeting of Wallbox. The Board may resolve to make interim distributions on Shares, subject to certain requirements, and with observance of (other) applicable statutory provisions, without the approval of the general meeting. However, Wallbox does not anticipate paying any dividends on the Wallbox shares for the foreseeable future.

CAPITALIZATION

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2021	(€) in thousands
Cash and cash equivalents	€26,558

Equity:
Subscribed capital	€196
Share premium	28,726
Other equity components	4,077
Accumulated deficit	(58,524)
Foreign currency translation reserve	214

Total equity	(25,311)

Debt:
Non-current Loans and borrowings	10,191
Convertible loans	51,820

Total debt	62,011

Total capitalization(1)	€36,700

(1)

Excludes the impact of shares that are issuable upon the exercise of outstanding options to purchase Class A Shares held by certain of our current and former directors and employees. Further, as all of the shares offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts, the Company will not receive any of the proceeds from such sale. As such, there is no impact to the capitalization relating to the resale.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statement of financial position as of June 30, 2021 combines the historical statement of financial position of Wallbox S.L. and the historical statement of financial position of Kensington on a pro forma basis as if the Business Combination and related transactions had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2021 and year ended December 31, 2020 combines the historical statements of profit or loss of Wallbox S.L. and Kensington for such periods on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with Wallbox S.L.’s and Kensington’s audited and unaudited financial statements and related notes, as applicable, and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.

Description of the Business Combination

On October 1, 2021 (the “Closing Date”), Wallbox closed the previously announced Business Combination pursuant to the Business Combination Agreement, dated as of June 9, 2021, as amended, by and among Wallbox, Merger Sub, Kensington and Wallbox S.L.

On the Closing Date, (i) each outstanding Class A Ordinary Share of Wallbox S.L. (including each such share resulting from the conversion of Wallbox S.L.’s convertible loans prior to the Closing by the noteholders thereof), and each outstanding Class B Ordinary Share of Wallbox S.L. was exchanged by means of a contribution in kind in exchange for the issuance of a number of Wallbox Class A Shares or Wallbox Class B Shares, as applicable, determined in each case by reference to an “Exchange Ratio,” calculated in accordance with the Business Combination Agreement, and (ii) each share of Kensington Class A Common Stock and Kensington Class B Common Stock outstanding immediately prior to the Merger Effective Time (other than certain customarily excluded shares) was converted into and became one share of new Kensington common stock, and each such share of new Kensington common stock was immediately thereafter exchanged by means of a contribution in kind in exchange for the issuance of Wallbox Class A Shares, whereby Wallbox issued one Wallbox Class A Share for each share of new Kensington common stock exchanged. All Wallbox S.L. shareholders, other than Enric Asunción Escorsa and Eduard Castañeda, received Wallbox Class A Shares in the exchange. Each of Enric Asunción Escorsa and Eduard Castañeda received class B ordinary shares in the share capital of Wallbox.

Concurrently with the execution of the Business Combination Agreement, Kensington and Wallbox entered into the Subscription Agreements, dated June 9, 2021 and September 29, 2021, with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Wallbox agreed to issue and sell to such PIPE Investors, an aggregate of 11,100,000 Class A Shares at a price of $10.00 per share for an aggregate of $111,000,000 in proceeds. The PIPE Financing closed concurrently with the Business Combination.

Accounting Treatment

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, Kensington will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Wallbox S.L. issuing shares at the closing of the Business Combination for the net assets of Kensington as of the closing date, accompanied by a recapitalization. The net assets of Kensington will be stated at historical cost, with no goodwill or other intangible assets recorded.

Wallbox S.L. has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Wallbox S.L.’s shareholders have the largest voting interest in Wallbox with approximately 92% of the voting interest;

•	Wallbox S.L. shareholders will have the ability to nominate at least a majority of the members of the Board of Directors of the post-combination company;

•	Wallbox S.L.’s senior management is the senior management of the post-combination company;

•	The business of Wallbox will comprise the ongoing operations of Wallbox S.L.; and

•	Wallbox S.L. is the larger entity, in terms of substantive operations and employee base.

The Business Combination, which is not within the scope of IFRS 3 since Kensington does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. Any excess of fair value of Wallbox Ordinary Shares issued over the fair value of Kensington’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Basis of Pro Forma Presentation

The historical financial statements of Wallbox S.L. have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of the Euro (€). The historical financial statements of Kensington have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) in its presentation and reporting currency of United States dollars ($). The financial statements of Kensington have been translated into Euros for the purposes of presentation in the unaudited pro forma condensed combined financial information (“As Converted”) using the following exchange rates:

•	the period end exchange rate as of June 30, 2021 of $1.00 to €0.8415 for the unaudited pro forma condensed combined statement of financial position as of June 30, 2021; and

•

the average exchange rate for the period from January 4, 2021 (inception) through June 30, 2021 of $1.00 to €0.8296 for the unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2021.

The following summarizes the number of Wallbox Ordinary Shares outstanding at Closing Date:

	Ownership in Shares (1)	Equity %	Voting %
Kensington’s public shareholders	14,111,318	8%	4%
PIPE Investors	11,100,000	7%	3%
Kensington Initial Stockholders	5,750,000	3%	2%
Wallbox S.L. equityholders (2)	139,999,983	82%	92%

Total Ordinary Shares	170,961,301	100%	100%

(1)	Does not include 5,750,000 Public Warrants or 8,933,333 Private Warrants.
(2)	Wallbox S.L. equityholders includes approximately 9,970,753 shares underlying Wallbox S.L. options, which are subject to future exercise, service conditions, or a combination thereof.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

AS OF JUNE 30, 2021

(in thousands)

	As of June 30, 2021	As of June 30, 2021				As of June 30, 2021
	Wallbox S.L. (IFRS, Historical)	Kensington (US GAAP, As Converted)	IFRS Policy and Presentation Alignment (Note 2)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
ASSETS:
Property, plant and equipment	€11,270	€—	€—	€—		€11,270
Right-of-use assets	13,795	—	—	—		13,795
Intangible assets	29,017	—	—	—		29,017
Goodwill	6,317	—	—	—		6,317
Non-current financial assets	1,729	—	—	—		1,729
Tax credit receivables	1,643	—	—	—		1,643
Investments held in Trust Account	—	193,564	—	(193,564)	A	—

Total Non-Current Assets	63,771	193,564	—	(193,564)		63,771
Current Assets
Inventories	13,505	—	—	—		13,505
Trade and other financial receivables	13,080	—	—	—		13,080
Other receivables	10,719	—	—	—		10,719
Other current financial assets	4,692	—	—	—		4,692
Other current assets / deferred charges	1,853			(1,853)	D	—
Advances payments	1,361	—	218	—		1,579
Prepaid expenses	—	218	(218)	—		—
Cash and cash equivalents	26,558	1,034	—	193,564	A	205,736
				93,407	B
				(6,774)	C
				(27,255)	D
				(74,798)	F

Total Current Assets	71,768	1,252	—	176,291		249,311

TOTAL ASSETS	€135,539	€194,816	€—	€(17,273)		€313,082

EQUITY AND LIABILITIES
Share capital	€196	€—	€—	€1,332	B	€44,429
				2,383	H
				40,518	J

Share premium	28,726	—	16,977	92,075	B	298,252
				(20,827)	D
				162,399	E
				(74,797)	F
				(12,770)	G
				(2,382)	H
				86,236	I
				(40,518)	J
				60,534	K
				2,599	L

Class A common stock	—	—	—	2	E	—
				(1)	F

	As of June 30, 2021	As of June 30, 2021				As of June 30, 2021
	Wallbox S.L. (IFRS, Historical)	Kensington (US GAAP, As Converted)	IFRS Policy and Presentation Alignment (Note 2)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
				(1)	H
Class B common stock	—	—	—	—	H	—
Additional paid in capital	—	16,977	(16,977)			—
Accumulated deficit	(58,524)	(12,770)	—	12,770	G	(128,085)
				(60,534)	K
				(2,599)	L
				(6,428)	D
Other equity components	4,077	—	—	—		4,077
Foreign currency translation reserve	214	—	—	—		214

Equity	(25,311)	4,207	—	239,991		218,887

COMMITMENTS AND CONTINGENCIES
Class A Common stock subject to redemption		162,401	(162,401)	—		—
LIABILITIES:
Deferred underwriting commissions	—	6,774	—	(6,774)	C	—
Derivative warrant liabilities	—	21,059	—	193	M	21,252
Non-current financial liabilities			162,401	(162,401)	E	—
Loans and borrowings	10,191	—	—			10,191
Convertible bonds	51,820	—	—	(51,820)	I	—
Lease liabilities	13,202	—	—	—		13,202
Put option liabilities	3,727	—	—	—		3,727
Provisions	414	—	—	—		414

Total Non-Current Liabilities	79,354	27,833	162,401	(220,802)		48,786
Current Liabilities
Accounts payable	—	5	(5)	—		—
Accrued expenses	—	95	(95)	—		—
Franchise tax payable	—	82	(82)	—		—
Note payable—related party	—	193	—	(193)	M	—
Loans and borrowings	16,068	—	—	—		16,068
Convertible bonds	34,416	—	—	(34,416)	I	—
Lease liabilities	1,164	—	—	—		1,164
Put option liabilities	2,697	—	—	—		2,697
Trade and other financial payables	22,484	—	182	(1,853)	D	20,813
Other payables	2,829	—	—	—		2,829
Government grants	1,648	—	—	—		1,648
Contract liabilities	190	—	—	—		190

Total Current Liabilities	81,496	375	—	(36,462)		45,409

Total Liabilities	160,850	28,208	162,401	(257,264)		94,195

TOTAL EQUITY AND LIABILITIES	€135,539	€194,816	€—	€(17,273)		€313,082

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

	Six Months Ended June 30,2021	For the Period from January 4, 2021 (Inception) through June 30, 2021				Six Months Ended June 30, 2021
	Wallbox S.L. (IFRS, Historical)	Kensington (US GAAP, As Converted)	IFRS Policy and Presentation Alignment (Note 2)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Revenue	€27,318	€—	€—	€—		€27,318
Changes in inventories and raw materials and consumables used	(14,515)	—	—	—		(14,515)
Employee benefits	(11,837)	—	—	—		(11,837)
Other operating expenses	(11,677)	—	(341)	—		(12,018)
General and administrative expenses	—	(177)	177	—		—
Administrative expenses—related party	—	(83)	83	—		—
Franchise tax expenses	—	(81)	81	—		—
Amortization and depreciation	(3,282)	—	—	—		(3,282)
Other income	680	—	—	—		680

Operating loss	(13,313)	(341)	—	—		(13,654)
Finance income	3	—	—	—		3
Finance costs	(26,070)	—	—	25,540	AA	(530)
Foreign exchange gains (losses)	258	—	—	—		258

Net finance costs	(25,809)	—	—	25,540		(269)
Change in fair value of derivative warrant liabilities	—	(11,950)	—			(11,950)
Change in fair value of working capital loan—related party	—	(107)	—	107	FF	—
Financing costs—derivative warrant liabilities	—	(209)	—			(209)
Net gain from investments held in Trust Account	—	18	—	(18)	BB	—

Other income (expense)	—	(12,248)	—	89		(12,159)
Loss before tax	(39,122)	(12,589)	—	25,629		(26,082)
Income tax credit	716	—	—	—		716

Loss for the period	€(38,406)	€(12,589)	€—	€25,629		€(25,366)

Pro forma weighted average common stock outstanding—basic and diluted	392,118					160,990,548
Pro forma loss per share—basic and diluted	€(97.94)					€(0.16)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Year Ended December 31, 2020					Year ended December 31, 2020
	Wallbox S.L. (IFRS, Historical)	Kensington (US GAAP, As Converted)	IFRS Policy and Presentation Alignment (Note 2)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Revenue	€19,677	€—	€—	€—		€19,677
Changes in inventories and raw materials and consumables used	(10,574)	—	—	—		(10,574)
Employee benefits	(9,805)	—	—	(2,599)	CC	(12,404)
Other operating expenses	(8,192)	—	—	(60,534)	DD	(75,154)
				(6,428)	EE
Amortization and depreciation	(2,379)	—	—	—		(2,379)
Other income	289	—	—	—		289

Operating loss	(10,984)	—	—	(69,561)		(80,545)
Finance income	6	—	—	—		6
Finance costs	(1,011)	—	—	266	AA	(745)
Foreign exchange gains (losses)	(70)	—	—	—		(70)

Net finance costs	(1,075)	—	—	266		(809)
Share of loss of equity- accounted investees	(253)	—	—	—		(253)

Loss before tax	(12,312)	—	—	(69,295)		(81,607)
Income tax credit	910	—	—	—		910

Loss for the period	€(11,402)	€—	€—	€(69,295)		€(80,697)

Pro forma weighted average common stock outstanding—basic and diluted	380,704					160,990,548
Pro forma loss per share—basic and diluted	€(29.95)					€(0.50)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined statement of financial position as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2021 and year ended December 31, 2020 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis that Wallbox S.L. is the accounting acquirer.

The unaudited pro forma condensed combined statement of financial position as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Wallbox S.L.’s unaudited consolidated statement of financial position as of June 30, 2021 and the related notes for the period ended June 30, 2021, included elsewhere in this prospectus; and

•	Kensington’s unaudited condensed balance sheet as of June 30, 2021 and the related notes for the period ended June 30, 2021, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Wallbox S.L.’s unaudited consolidated statement of profit or loss for the six months ended June 30, 2021 and the related notes, included elsewhere in this prospectus; and

•

Kensington’s unaudited condensed statement of operations for the period from January 4, 2021 (inception) through June 30, 2021 and the related notes for the period ended June 30, 2021, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Wallbox S.L.’s audited consolidated statement of profit or loss for the year ended December 31, 2020 and the related notes, included elsewhere in this prospectus.

The historical financial statements of Wallbox S.L. have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of the Euro (€). The historical financial statements of Kensington have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) in its presentation and reporting currency of United States dollars ($). The financial statements of Kensington have been translated into Euros for the purposes of presentation in the unaudited pro forma condensed combined financial information (“As Converted”) using the following exchange rates:

•	the period end exchange rate as of June 30, 2021 of $1.00 to €0.8415 for the unaudited pro forma condensed combined statement of financial position as of June 30, 2021; and

•

the average exchange rate for the period from January 4, 2021 (inception) through June 30, 2021 of $1.00 to €0.8296 for the unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2021.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Wallbox after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Wallbox S.L. and Kensington.

The unaudited pro forma condensed combined financial information reflects the income tax effect of the pro forma adjustments at our statutory effective income tax rate of 25% for the six months ended June 30, 2021 and year ended December 31, 2020, adjusted to nil due to the Company’s availability of unused tax losses which were not recorded in the historical financial statements due to the lack of sufficient positive evidence supporting recognition of deferred tax assets. This rate does not reflect our effective tax rate, which will include other tax items such as state and foreign taxes as well as other tax charges, benefits and valuation allowances, and does not consider any historical or possible future tax events that may impact the combined company.

2.	IFRS Policy and Presentation Alignment

The historical financial information of Kensington has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. The only adjustment required to convert Kensington’s financial statements from US GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify Kensington’s common stock subject to redemption to non-current financial liabilities under IFRS.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Kensington’s historical financial information in accordance with the presentation of Wallbox S.L.’s historical financial information.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of financial position as of June 30, 2021 are as follows:

(A) Reflects the liquidation and reclassification of €193.6 million ($230.0 million) of investments held in the Trust Account to cash and cash equivalents that became available following the Business Combination.

(B) Represents the proceeds of €93.4 million ($111.0 million) from the issuance and sale of 11,100,000 Class A shares at €8.42 per share ($10.00 per share) in the PIPE Financing pursuant to the terms of the Subscription Agreements.

(C) Reflects the settlement of €6.8 million ($8.1 million) in deferred underwriting commissions.

(D) Represents estimated transaction costs incurred in the Business Combination of approximately €27.3 million for advisory, banking, printing, legal, and accounting fees. These costs exclude the deferred underwriting commissions as described in (C) above. Of these costs:

•	€1.9 million was deferred in Other current assets/ deferred charges and accrued in Trade and other financial payables by Wallbox S.L. as of June 30, 2021;

•	€20.8 million represent equity issuance costs and were capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in share premium; and

•

€6.4 million were not capitalized and were expensed through Accumulated deficit in the unaudited pro forma condensed combined statement of financial position. The costs expensed through Accumulated deficit is included in the unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2020 as discussed in (EE) below.

(E) Represents the reclassification of the redeemable Kensington Class A Common Stock.

(F) Reflects actual redemptions of 8,888,682 shares for aggregate redemption payments of €74.8 million ($88.9 million) at a redemption price of approximately €8.42 per share ($10.00 per share) based on the investments held in the Trust Account at Closing of €193.6 million ($230.0 million).

(G) Reflects the elimination of Kensington’s historical accumulated deficit.

(H) Represents the exchange of 14,111,318 Kensington Class A Common Stock and 5,750,000 Kensington Class B Common Stock into 19,861,318 Wallbox Class A Shares.

(I) Represents the conversion of Wallbox S.L. convertible loans into Wallbox S.L. Ordinary Shares pursuant to the Exchange Agreement.

(J) Represents the exchange of 580,935 Wallbox S.L. Ordinary Shares (including shares resulting from the conversion of Wallbox S.L.’s convertible loans as described in note (I)) into 106,778,437 Wallbox Class A Shares and 23,250,793 Wallbox Class B Shares.

(K) Represents the estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of Wallbox Ordinary Shares issued and the fair value of Kensington’s identifiable net assets at the date of the Business Combination, resulting in a €60.5 million increase to accumulated deficit. The fair value of shares issued was estimated based on a market price of €6.97 per share ($8.28 per share) (as of September 30, 2021) and €0.96 per warrant ($1.14 per warrant). These costs expensed through Accumulated deficit is included in the unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2020 as discuss in Note (DD) below.

(L) Represents approximately €2.6 million of share-based expense associated with Wallbox S.L.’s Management Stock Option Plan that vested upon the closing of the Business Combination. These costs expensed through Accumulated deficit is included in the unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2020 as discuss in Note (CC) below.

(M) Reflects the conversion of the loan made from the Sponsor to Kensington into 133,333 warrants on the same terms as the Private Warrants.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Profit or Loss

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2021 and year ended December 31, 2020 are as follows:

(AA) Represents the elimination of interest on and valuation of Wallbox S.L.’s convertible loans, which were converted into Wallbox S.L. Ordinary Shares pursuant to the Exchange Agreement.

(BB) Represents pro forma adjustment to eliminate net gain from investments held in the Trust Account.

(CC) Represents approximately €2.6 million of share-based expense associated with Wallbox S.L.’s Management Stock Option Plan that vested upon the closing of the Business Combination. These costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of profit or loss. This is a non-recurring item.

(DD) Represents €60.5 million of expense recognized in accordance with IFRS 2, for the difference between the fair value of Wallbox Ordinary Shares issued and the fair value of Kensington’s identifiable net assets, as described in (K). These costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of profit or loss. This is a non-recurring item.

(EE) Reflects estimated transaction costs expensed as part of the Business Combination, as described in (D). These costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of profit or loss. This is a non-recurring item.

(FF) Represents pro forma adjustment to eliminate the change in fair value of the working capital loan – related party, which was converted into warrants on the same terms as the Private Warrants.

4.	Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. Basic and diluted loss per share for Class A Shares and Class B Shares are the same, as each class of common stock is entitled to the same dividend participation rights and economic terms.

The unaudited pro forma condensed combined financial information has been prepared using the actual redemption of Kensington’s public shares:

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Pro forma loss (in thousands)	€(25,366)	€(80,697)
Weighted average shares outstanding, basic and diluted	160,990,548	160,990,548
Loss per share, basic and diluted (1)	€(0.16)	€(0.50)

Weighted average shares calculation, basis and diluted
Kensington’s public shareholders	14,111,318	14,111,318
PIPE Investors	11,100,000	11,100,000
Kensington Initial Stockholders	5,750,000	5,750,000
Wallbox S.L. equityholders (2)	130,029,230	130,029,230

	160,990,548	160,990,548

(1)

For the purpose of calculating diluted loss per share, it was assumed that all Public Warrants and Private Warrants are exchanged for Wallbox Class A Shares. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted net loss per share.

(2)	The pro forma basic and diluted shares exclude 9,970,753 shares underlying Wallbox S.L. options because including them would be antidilutive.

BUSINESS OF WALLBOX AND CERTAIN INFORMATION ABOUT WALLBOX

Overview

Wallbox is a global leader in smart electric vehicle charging and energy management. Founded in 2015, Wallbox creates smart charging systems that combine innovative technology with outstanding design and that manage the communication between user, vehicle, grid, building and charger.

Wallbox’s mission is to facilitate the adoption of electric vehicles today to make more sustainable use of energy tomorrow. By designing, manufacturing, and distributing charging solutions for residential, business, and public use, Wallbox is laying the infrastructure required to meet the demands of mass electric vehicles (“EV”) ownership everywhere. Wallbox’s customer-centric approach to its holistic hardware, software, and service offering has allowed Wallbox to solve barriers to EV adoption today as well as anticipate opportunities soon to come. Wallbox is creating solutions that will not only allow for faster, simpler EV charging but that will also change the way the world uses energy.

Its smart charging product portfolio includes Level 2 alternating current (“AC”) chargers (“Pulsar Plus”, “Commander 2” and “Copper SB”) for home and business applications, and direct current (“DC”) fast chargers (“Supernova”) for public applications. The Company also offers the world’s first bi-directional DC charger for the home (“Quasar”), which allows users to both charge their electric vehicle and use the energy from the car’s battery to power their home or business, or send stored energy back to the grid. The Company’s proprietary residential and business software (“myWallbox”) gives users and charge point owners complete control over their private charging and energy management activities. Meanwhile, Wallbox’s dedicated semi-public and public charging software platform, (“Electromaps”) enables drivers to locate and transact with all public charging stations registered to its brand-agnostic charger database and also allows charge point operators to manage their public charging stations at scale

As of September 2021, Wallbox has nine offices across three continents and has sold over 138,258 units across 83 countries. Its products are currently manufactured in Spain and China, with plans to add a U.S. manufacturing facility in Arlington, Texas in 2022. Through its vertically-integrated model, Wallbox keeps development cycles short, enabling an accelerated time to market. Furthermore, Wallbox’s compliance with complex certification requirements paired with its focus on engineering excellence is powering its rapid growth as the global supplier of first-class charging products.

Industry Overview / Market Opportunity

Electric Vehicles

Driven by a global focus on the energy transition and the decreasing manufacturing costs, the world of transportation is experiencing an accelerated shift towards electrification. According to the 2021 edition of the BNEF Electric Vehicle Outlook, on June 9, 2021, BNEF increased its projections of the EV fleet size by 2030 significantly from 116 million vehicles to 169 million vehicles; more than 14 times the current EV fleet size. Key drivers for this increase are various stakeholders’ responses to COVID-19, additional government support, further improvements of unit economics related to batteries, and more and more commitments from carmakers. With more than 3.1 million EVs sold last year, EV sales hit a new world record in 2020, which is expected to be surpassed in the near future as the demand for EVs continues to grow significantly.

Cumulative number of electric vehicles per region

Source: BNEF Electric Vehicle Outlook 2021

An important driver of car fleet electrification is the financial and legal support governments are providing for the deployment of EVs and charging infrastructure. Several countries are banning the sales of internal combustion engine (“ICE”) vehicles over the period from 2030 or 2035, stimulated notably by bonus-malus tax systems in numerous European countries to make EVs more affordable while charging higher tax rates on polluting ICE vehicles. Globally, there are regulatory support packages that will boost the sector significantly, including the European Green Deal—a stimulus package of at least EUR 1 trillion for investments in the climate-neutral and circular economy in Europe. Overall, these commitments should contribute significantly to the CO2 emission reduction goals as part of the Paris Agreement to cut emissions by at least 55% in Europe by 2030. In the United States, the Biden administration has committed USD 174 billion towards investments in EVs, consisting of sale rebates and tax incentives for consumers and grant and incentive programs for state and local governments to expand the charging infrastructure across the country significantly. Furthermore, according to state-owned media, China will invest up to USD 900 billion between 2021 and 2025 in the development of the power grids with a focus on EV charging and smart infrastructure.

Due to these drivers, Wallbox believes the global automotive industry is transforming and committing to rapidly invest in expansion of their EV offering range—more than 100 new models have been announced to hit the market by 2024—while simultaneously being able to produce them at lower prices. Certain automakers, such as Jaguar, Volvo, and GM, aim to stop selling ICE vehicles by 2025, 2030, and 2035, respectively. This is induced, among other factors, by a similar development in the battery manufacturing industry, which is continuously competing to develop more efficient batteries at lower costs. By 2024, BNEF believes the price of lithium-ion battery packs will drop below $100 per kWh as a result of reduced costs, improvements in energy density and more efficient production. At this price point, EVs will be able to better compete with ICE vehicles, thus further advancing the demand.

Regionally, the United States is behind Europe and China in terms of EV penetration, but is expected to accelerate quickly due to the improving unit economics of EVs, the high number of households with two or more vehicles and access to home charging, and the climate change initiatives of the Biden Administration. The EV uptake in the rest of the world will take longer due to limited policy support and low-cost ICE vehicles, but sales are expected by BNEF to grow rapidly in the 2030s. To get back on track for a net-zero emission system by 2050—an objective at the heart of the European Green Deal and in line with the Paris Agreement, International Energy Agency (“IEA”) forecasted that it would require zero-emission vehicles to represent almost 60% of global new passenger vehicles sales by 2030.

EV Charging Infrastructure

To support this shift towards EVs, the global EV charging network will need to ramp up its capacity, presenting a significant, industry-wide market opportunity for EV charging infrastructure with a projected total addressable market (“TAM”) of USD 102 billion by 2030. The projected TAM, which was based on the 2020 version of the BNEF Electric Vehicle Outlook prior to BNEF increasing its projections of the EV fleet size, consists of charging hardware, installations, software, and energy management solutions. In total, we expect approximately 93 million chargers will be needed across the globe by 2030 to facilitate the mass adoption of EVs. This total will constitute over 81 million chargers designated for usage at home and workplace, 10 million chargers placed in strategic public locations, and over 1 million allocated for the global bus and trucking fleet. In order to reach this ambitious target, a cumulative investment of over $224 billion is forecasted to be required.

Home charging remains the largest charging segment, which is expected to make up 40% of total investment. Within the overall charging demand, at-home and at-work will, according to BNEF account for 70% of all charging. We believe the public DC charging infrastructure will play an important role to facilitate long-distance driving, fleet charging, and semi-public charging. In the longer term, we anticipate most semi-public charging infrastructure will convert to 60-100kW charge points and replace the slow AC chargers (7-22kW), due to advancements and cost reductions in the technology. The movement is underpinned by the large share of total investment contributing to public fast charging infrastructure by 2040—BNEF forecasts that public fast charging will be the second largest category, with 24% of the total investment, after home charging (40%). This will enable a faster and more convenient charging experience for EV drivers.

Cumulative number of global charge points installed

Source: BNEF Electric Vehicle Outlook 2021

Due to the increasing demand for electricity and the goal to unburden the grid in an efficient and effective manner, additional energy storage could play a role in decentralizing the grid, helping to reduce peak rates and unbalanced loads. At the end of 2020, passenger EVs, with a total battery capacity of 296 GWh, already had over 8 times more storage capacity than stationary grid-scale batteries installed globally. With an estimated energy capacity of 16,000 GWh stored in the batteries of EVs by 2030, smart charging solutions and bi-directional charging with the capabilities to support energy management at home and on the grid will play an essential role in the decentralization of the grid. V2G has the potential to become a major tool for grid operators in managing peak energy demand and vehicle to home has the potential to generate significant savings for individuals. IEA forecasted in its EV Outlook 2020 that EVs could provide about 600 GW of flexible capacity through V2G applications during peak times across Europe, the US, and China by 2030.

We believe intelligent EV charging software will be the key enabler of smart charging and energy management solutions for homes, businesses, and fleets, utilizing and monetizing valuable data on charging behavior, vehicles, and the grid. Use cases where the electricity need is the highest, including commercial fleets and the destination charging segment (e.g., grocery stores, universities, and hotels), provide meaningful opportunity for smart charging and energy management software solutions, such as energy balancing, grid management, renewable energy integration, energy trading, and storage. In addition, we expect EV charging software will also play a fundamental role in the connectivity of and interoperability between charge points, ensuring a public network accessible to everybody along with the opportunity to connect the charge points in the field for energy management solutions.

The Wallbox Model

Since its inception, Wallbox has been progressively building a charging solutions ecosystem enabling users worldwide to seamlessly manage their energy needs through a combination of hardware, software, and service. During this journey, Wallbox has been closely following the EV user and catering to their needs.

The first phase of this journey started in 2016 with the launching of the Pulsar and Commander AC chargers. The company’s founders analysed the EV charging market and saw an unserved demand for compact, smart, and efficient residential charging products, based on an estimated 70% charging happening at home. After providing the residential market these innovative AC chargers, Wallbox launched its complementary software, myWallbox, which enabled users to monitor in real time their EV charging status and program the charger to charge during off-peak hours permitting cost savings.

In 2019, as EV’s started to become widely adopted and the demand for parking spaces with EV-charging solutions increased, Wallbox added the Copper charger to its AC charging portfolio and launched a second generation of its Pulsar and Commander chargers. This new generation of semi-public chargers included multi-user capabilities for fleets, offices, and condominiums, including: local load balancing, power sharing, security-locking and payment options for monthly individual invoices, amongst others.

Also in 2019, Wallbox launched its first DC bidirectional charger, Quasar. Quasar enables users to make flexible use of the energy saved in the battery and discharge the EV battery during peak hours when energy costs are high, sell it back to the grid where regulations allow or discharge the energy stored in their vehicle to power their home during blackouts. Moreover, Quasar allows EV owners producing solar or other renewable energy to store that clean energy in their vehicle, when not being fully utilized by the home. Quasar is a compact, affordable and easy-to-use product that is revolutionizing home charging and energy management.

Wallbox believes the demand for public charging will continue to grow with the overall increasing presence of EVs. As EVs become cheaper and therefore penetrate a broader customer demographic, including those who are less likely to own a private parking space, the need for public charging facilities will be further heightened. Wallbox aims to address this demand through the commercialization of its first DC fast charger for public use in the fourth quarter of 2021, Supernova. Wallbox’s offering of public charging solutions is complemented through Electromaps, an online platform that enables users to find publicly available charging ports and pay for its use. The data obtained through this platform is highly valuable given it allows Wallbox to monitor public charging trends and analyse opportunities for the future deployment of Supernova.

Since 2015, Wallbox has been enhancing its hardware and software ecosystem, providing the EV charger user a full suite of EV charging solutions and energy management solutions, catalyzing the EV adoption and sustainable energy use. During these last 6 years, Wallbox has based its user-centric business model on the following five key pillars:

1.	Make charging technology simple: Wallbox’ goal is to make every person feel confident and comfortable using a Wallbox product; therefore, even Wallbox’s most advanced technology is easy to use.

2.

Smart solutions: From embedded intelligence that balances the energy use between customer’s car and home, to breakthroughs in vehicle-to-grid (“V2G”) and vehicle-to-home (“V2H”) energy management, Wallbox products bring together the best in EV charging technology.

3.	Innovative technology: Innovation is at Wallbox’s core, focusing not just on customers’ needs today, but their needs in the future.

4.

Design-centric solutions: Wallbox believes that design is a necessity, not a luxury. A well-designed product makes for a better experience, and this is what Wallbox strives for across its entire product portfolio.

5.

Highly compatible charging solutions: Wallbox equipment is compatible with all hybrid and electric car manufacturers across the globe, and Wallbox sells its products in countries across six continents.

This business model materializes into revenues through the: (i) sale of hardware (chargers & accessories); (ii) hardware installation services; and (iii) software services (subscription fees from businesses and fleets through myWallbox and commissions obtained from every charging transaction carried out through Electromaps).

Portfolio

Wallbox offers a broad range of EV charging hardware, software, and services to users in the home, business and public domains. All Wallbox chargers integrate out-of-the-box intelligent software features, which positions the company as one of the smartest and most user-friendly solutions on the market. The company’s software platforms myWallbox and Electromaps allow users to seamlessly manage their energy and make EV charging a seamless, simple experience.

•	Home & Business

•	EV Charging Hardware:

•

Pulsar Plus: AC smart charger for home or multi-family residence with a charging capacity of up to 22 kW. Its key characteristics include Wi-Fi and Bluetooth connectivity, the smart features available on the myWallbox app, and compatibility with OCPP communication protocols.

•

Commander 2: AC smart charger for fleets and businesses with a 7-inch touchscreen display that provides a personalized and secure user interface for multiple users. It has up to 22 kW of charging capacity and allows user access through the use of password protection, RFID cards or the myWallbox app. Commander 2 key characteristics include 4G, WiFi, Ethernet and Bluetooth connectivity, the smart features available on the myWallbox app, and compatibility with OCPP communication protocols.

•

Copper SB: AC smart charger for fleets and businesses with an integrated socket that makes it compatible with both type 1 and type 2 charging cables, allowing it to charge any EV in the market. Copper SB has a charging capacity of up to 22 kW and allows user access through the use of RFID cards or the myWallbox app. Its key characteristics include 4G, Wi-Fi, Ethernet and Bluetooth connectivity, the smart features available on the myWallbox app, and compatibility with OCPP communication protocols.

•

Quasar: DC bi-directional charger for home-use that allows users to charge and discharge their electric vehicle, enabling them to use their car battery to power their home or sell energy back to the grid. Its V2H (vehicle-to-home) and V2G (vehicle-to-grid) functionalities turn the EV into a powerful energy source. Quasar has a charging capacity of up to 7,4 kW and a CHAdeMO charging cable. Its key characteristics include facial recognition and gesture control, 4G, Wi-Fi, Ethernet and Bluetooth connectivity, and the smart features available on the myWallbox app.

•	EV Charging Software

•

The myWallbox platform: A cloud based software designed to provide smart management of Wallbox chargers in Residential and Business parking lots such as workplaces, fleets and semi-public parking lots. The myWallbox app and portal include a range of management features available on three subscription plans: Basic, Standard and Business. It allows remote control and over the air updates for continuous improvement and maintenance of Wallbox chargers. The myWallbox key functionalities include:

•	Manage charging status and information from smart devices

•	Real-time status, notifications and statistics of Wallbox chargers

•	Remote locking and unlocking Wallbox chargers on the myWallbox app

•	Manage multiple users and chargers using the myWallbox portal

•	Accessing an integrated payment system to manage charging fees

•	Accessing a range of intelligent energy management features such as:

•	Schedules that take advantage of off-peak utility rates

•	Power Sharing, that allows connecting multiple chargers to the same electrical circuit and balances the power distribution based on each vehicle’s need for power

•

Dynamic Power Sharing, that measures the live energy usage at home or in the building and automatically adjusts the charge to all connected EVs in harmony with the local grid’s capacity, avoiding blackouts and costly energy bills.

•	Public

•	EV Charging Hardware:

•

Supernova: DC fast charger equipment designed for public use which is anticipated to be delivered to the market in the fourth quarter of 2021. Supernova provides 60 kW of charging capacity, with a power extension feature that will connect two units to deliver up to 100 kW, adding up to 160km of range in 15 min. Offering the best charging experience in the segment for up to half the total cost of ownership of its competitors, Supernova was created to satisfy both EV drivers and charge point operators. Thanks to its innovative modular design, using six Quasar power modules, it is more reliable and efficient, yet significantly lighter than other comparable public chargers, making it easier to transport, install and maintain. A wide array of sensors, real-time data and round-the-clock connectivity allow for efficient remote and on-site maintenance, reducing costs and simplifying planning and operations. Equipped with CCS & CHAdeMO charging cables, OCPP compatibility and over-the-air software updates, Supernova can easily integrate to any existing charging network and charge any present and future electric vehicle. Supernova offers drivers a seamless charging experience through its interactive lighting system, 10 inch Touchscreen, RFID reader, multiple payment options and wheelchair accessibility.

•	EV Charging Software

•

Electromaps: Hardware-agnostic e-mobility service provider (eMSP) and charger management software with more than 100,000 users which is connected to more than 400,000 charge points worldwide and enables users to find publicly available charging ports. In addition, Wallbox has established partnerships in Europe with operators of charging points that allow users to pay for their charging directly via Electromaps. For these charging points, Wallbox earns an approximately 10% commission for each of the charging sessions carried out through the app. Wallbox intends to extend these relationships with charging operators outside of Europe and enable this payment feature globally.

•	Grid Management

•

With the launch of Quasar in 2019, the first bidirectional home charger, a new set of grid management capabilities were unlocked. In some of the countries where Wallbox has established partnerships with utilities, users are able to transfer energy stored in their vehicle back to the grid to optimize their energy costs.

•	Upgrades & Accessories

•

Wallbox provides upgrade options that combine the myWallbox platform different subscription plans with our energy meters and accessories, enabling advanced energy management features and seamless charges:

•

Energy meter: A power meter that measures the available energy at home or in the building in real time. It enables several energy management features such as Dynamic Power Sharing, as well as new functionalities that are be available through remote software updates.

•	EV charging cables: Cables with Type 2 to Type 2 and Type 2 to Type 1 connectors, available in lengths of 5m and 7m, ensure compatibility with every electric vehicle.

•	Pedestals: Standard, Onyx and Eiffel pedestals are free standing mounting solutions that provide an alternative solution to hanging chargers on the wall.

•

RFID cards: Identification cards allow secure shared access to the chargers. Chargers with an RFID reader can be unlocked by approaching a card to it. RFID cards are compatible with Commander 2, Copper SB and Quasar.

•	Services

•	Wallbox offers all the necessary services to provide tailored end to end solutions:

•	Installation: The certified partners of Wallbox’s installer network, receive training from a team of professional engineers. The in-depth acquired knowledge of Wallbox products ensure installations according to local governmental and industrial standards. This also allows Wallbox to sell charger and installation bundles through its ecommerce website and on 3rd party marketplaces like Amazon. Wallbox chargers a percentage of the total installation cost to the installer for providing any installation opportunity.

•	Maintenance: Wallbox’s maintenance plans include any preventive and corrective support necessary to maximize charging network uptime.

•

Charging network management: Wallbox’s Charge Point Operators manage the provided charging networks, making sure every charger is operative and providing support and assistance on any charging related doubt or potential issue.

Manufacturing

Wallbox designs and manufactures its products in-house across its 2 factories located in Catalonia, Spain (Sant Andreu de la Barca) and Suzhou, China (Wallbox FAWSN). In addition, Wallbox expects to open its third factory in Catalonia, Spain (Zona Franca) by the end of the third quarter of 2021, which will have a production capacity of 10,000 Supernova chargers per year. Finally, during 2022, Wallbox expects to open a factory in the US in Arlington, Texas, to address the North American EV charging market. All chargers manufactured across Wallbox facilities are certified to be sold across the United States, the European Union and China.

Wallbox’s exceptional manufacturing capabilities are supported by its total supply chain control. CEO Enric Asunción Escorsa brought his previous charging certification expertise from Tesla and made it a core focus for Wallbox; mitigating difficulties that many competitors experience when navigating the stringent certification procedures present in many jurisdictions. Combing this certification expertise with Wallbox’s in-house testing and end-of-line validation capabilities results in an agile production environment which facilitates efficient adaption to unexpected market changes and shortages, such as during COVID-19.

Customers and Strategic Partnerships

Wallbox has established and maintained strong long-term relationships with a broad range of partners in order to broaden its sales channels across a wide range of customers and geographies. Some of the key types of partners Wallbox seeks to work with include automotive manufactures, utility companies, distributors, resellers, installers, enterprises, and eCommerce companies. Some of the key clients Wallbox has previously worked with include automotive OEMs and dealerships, energy companies, value added distributors and resellers, installers, enterprises and e-commerce.

Of these companies, in fiscal year 2020, approximately 40% of Wallbox’s revenues come from automotive manufacturers and utility companies, such as Nissan and Mercedes, and Iberdrola and COPEC. Wallbox has a longstanding partnership with Iberdrola, a large multinational electric utility and Wallbox’s largest institutional investor. In June 2021, Iberdrola announced the intention to acquire the first 1,000 Wallbox Supernova fast chargers as part of its five-year sustainable mobility plan to deploy more than 150,000 chargers in homes, businesses and public road networks and entered into a non-binding letter of intent with Wallbox in July 2021 expressing its interest in purchasing 6,500 Supernova chargers through 2022. For a description of the non-binding letter of intent, see “Certain Relationships and Related Party Transactions.” Wallbox intends to utilize its partnership with Iberdrola to advance its V2G offering.

Another roughly 40% of Wallbox’s sales, in fiscal year 2020, come from distributors, resellers, and installers such as MediaMarkt, Ingram Micro, and Saltoki. Finally, the remaining 20% come via direct sales, split almost evenly between sales to enterprises and e-commerce sales made directly through Wallbox’s website or via Amazon, where Wallbox achieved the distinction of number one best seller and “Amazon’s Choice” in the US, just three months after launch.

Go-to-Market Strategy

Wallbox’s product focus follows the user. Given that 70% of EV charging happens at home, Wallbox predominantly focuses on home and business solutions but starting in the first quarter of 2021 also expects to sell units for public charging.

One of the many ways in which Wallbox differentiates itself in the EV charging market is the consumer-focused approach of its product offering. Unlike many of the more traditional industrials-type EV charging products, Wallbox places a particular focus on compact and appealing product designs and ease-of-use for the customers across their whole product experience—from purchase—to installation—to usage.

Wallbox sells its EV charging solutions through various channels. The most logical point of sale of a charger is at automotive OEMs and utility companies. The Company has built and maintains an ecosystem of partner channels including, installers, resellers and value-add distributors. Additionally, Wallbox also sells directly to enterprises and end consumers though e-commerce sales

Wallbox offers the best customer purchasing experience across all its channels:

(i)	Own channels—Customers can purchase the charger and installation as a bundle with delivery within 48 hours. Customers can also pay in installments.

(ii)

Partner channels—Wallbox provides marketing materials, training and support to its partners to improve sales. The Company, through Wallbox Academy, offers training and educational materials to installers to improve sales performance.

Home & Business Go to Market Strategy:

Wallbox sells EV charging solutions in 67 countries and has successfully penetrated several markets that previously had limited EV charging presence.

Wallbox intends to enter new markets through partnering with local companies that offer geography specific knowledge, strong installation and charge point operations (CPO) capabilities, and relationships with potential future clients. By leveraging the partner’s local expertise combined with Wallbox’s differentiated solution, it pursues various customers, such as, national utilities, OEMs, auto dealerships, and importers. This will help Wallbox build out a network of installation partners, value-add resellers and distributors in the region. Wallbox accelerates growth in each region through qualified leads, channel marketing and advertising, installation and commercial training. After achieving scale in the market Wallbox then establishes field offices and continues to seek other B2B opportunities for further expansion.

Public Go to Market Strategy:

Wallbox expects to roll-out its first public charger, Supernova, in the first quarter of 2021 through a 2 phase approach:

•

Partnerships with utilities and local distributors: Given that public chargers will be directly connected to the public grid, Wallbox will develop strategic agreements with local utilities and their corresponding distributors to carry out the installation of the Supernova. Wallbox has already made significant progress on this phase, having signed non-binding letters of intent to collaborate with some of the world’s biggest utility companies such as Iberdrola, EGAT, COPEC and Jetcharge.

•

Building a sales network: The second phase of the supernova roll-out comprises the development of a set of commercial agreements with trusted partners that might be interested in acquiring the Supernova to deliver a fast-charging solution to either their fleets (e.g. a supermarket which has EVs for their delivery service), or for their customers (e.g. a shopping mall that wants to provide users with the ability to charge their parked car while shopping). Wallbox will leverage its already existing commercial agreements on Home & Business chargers to offer these enterprises its new public fast charging solution, Supernova.

Competition

Wallbox is approaching the market with a differentiated, user-focused philosophy: it started its journey within the home segment, built out a strong and compelling brand, and subsequently added the business and public segments to its product portfolio, empowering users everywhere they go. With only a very few companies operating globally, Wallbox has a competitive position to support the EV driver on the full spectrum of EV charging. The company owns the entire process in-house—from design to manufacturing and certification—allowing Wallbox to adapt and respond quickly with a product that fits different customer needs across borders and on a global scale. With their product portfolio of smart charging solutions for residential and work use and fast DC chargers and EMP solution, Wallbox is poised to be a leader in the industry.

Europe

The European EV charging market is characterized as fragmented. There are many small and local players, with only a limited number of parties having sufficient scale and funding to be competitive in the long term. The European market is important as it is expected to grow rapidly, following leading European markets such as Norway and the Netherlands. Even though there are many local parties with a solution for public charging, we believe Wallbox offers more stylish, compact, lighter, and feature-rich products, which is appealing for residential charging and caters to the entire continent. In addition to the superior charging solutions and important energy management capabilities, the company is well-positioned in Europe with local offices in several countries complemented by a European-wide partnership with installers, OEMs, and distributors.

North America

Although the North American market is still in development from an EV penetration perspective, it is an important market for Wallbox to position itself early. Namely, as one of the largest car countries globally, we believe the North American market has a significant sales volume potential. Especially due to the strong government incentives currently in place, the EV sales are expected to increase rapidly. From a competitive perspective, the North American market has high barriers to entry due to strict certification and validation requirements. Therefore, this market differs from Europe as the market is less fragmented with only a few large players: a dynamic that Wallbox sees as ripe for disruption. With its residential offering, we believe Wallbox is well-positioned to gain market share as it can capitalize well on the consumer-driven characteristics of this market. Also, the company expects to open a manufacturing facility in 2022 to produce and distribute DC Supernova chargers to the North American market.

APAC

The APAC market continues to be one of the leading EV charging markets in the coming years. China is currently, by far the market leader in public charging in terms of the number of public charge points installed. Yet, similar to the European market, the rest of APAC market can be characterized as a highly fragmented market with less than a handful of players that have gained significant scale in the industry. From a technology and pricing perspective, the EV charging solutions are cost-competitive as they can be manufactured at a lower cost point. However, the charge points in the APAC region tend to have inferior technology in terms of quality, functionalities, and capabilities. With its innovative, advanced, smart, and seamlessly connected EV charging solution technology with easy-to-use functionalities and embedded software, Wallbox has developed a differentiated solution for the APAC market. In addition, Wallbox has bolstered its position with an office in Shanghai covering China and APAC regions and a joint venture with Changchun FAWSN, one of the largest auto OEMs globally.

Competitive Strengths

Strong global brand

Wallbox has built a brand by taking a very consumer centric approach. Wallbox does not white label its products, which allows it to keep margins high and create a recognizable brand entity. The Company’s award winning product portfolio is third-party validated by highly regarded international trade organizations, including Winner of Good Design (2021), Best of CES (2020), and Fast World Changing Ideas finalist (2020) amongst others.

Large global total addressable market

Wallbox believes the EV market is at an inflection point and is experiencing substantial growth. Mass EV adoption translates to significant charging infrastructure growth. The total addressable market for Wallbox is projected to be $102 billion by 2030. We believe Wallbox is positioned to capture and control a large share of this market by leveraging smart charging technology to enable mass EV adoption, fast time to market and robust supply chain to meet demand, global operations and local certifications.

Full-service technology provider

Wallbox has a full suite of EV charging solutions spanning proprietary hardware, software, and services for domestic, business and public charging. The Company’s enterprise grade software platform seamlessly connects across all of the chargers. Today, through MyWallbox and Electromaps, Wallbox has managed over 4.5 million charging sessions and over 42 GWH charged. Additionally, we believe Wallbox offers the most innovative features on the market, such as Bluetooth, PV match, gesture control, facial recognition, V2H/V2G, which allows Wallbox to maintain high margins.

Powerful business model

Wallbox has consistently achieved over 100% revenue growth rates year over year due to its scalable business model and ability to successfully implement its sales strategy into new geographies. Wallbox’s in-house design and manufacturing capability enables Wallbox to have very fast development cycles, adapt to the ever-changing global supply chain and never run out of stock. In-house certification allows Wallbox to expand to new countries and adapt to new local requirements.

Truly global business with strong blue-chip customers

Wallbox serves a variety of customers and has established channel distribution in more than 60 countries. Customers include automotive manufacturers, utility companies, resellers, distributors and installers. Wallbox also sells direct to consumers via enterprise or e-commerce sales through its website or via Amazon.

Uniquely positioned at the intersection of energy and mobility markets

EV owners typically double their home’s energy consumption through charging. Wallbox’s embedded software across all its products enables customers to control charging and manage energy. For example, Wallbox’s DC bi-directional charger for the home, Quasar, allows the battery of an EV to discharge the energy stored in the vehicle and power a home for up to five days. Quasar also allows EV owners producing renewable energy to store the energy in their vehicles when not fully utilized by their home.

Founder-led company, experienced management team and high-profile investors

Wallbox is led by a management team with expertise across technology, energy, industrial and financial organizations. The Company has a team of over 500 individuals, which consist of mostly software and hardware engineers and a global salesforce. Since its founding in 2015, Wallbox has been able to demonstrate its capabilities in expanding the EV charging business in Europe, North America and Asia. Wallbox is backed by global leading strategic and financial investors, including Iberdrola.

Growth Strategies

The global EV charging infrastructure market grew from approximately 480,000 unit sales in 2016 to 1,980,000 unit sales in 2020; a compound annual growth rate (CAGR) of 42%. By comparison, Wallbox, which sold approximately 2,600 chargers in its first full year of operations (2016), has:

•	Sold approximately 36,000 chargers across 67 countries in the year 2020 (implying a CAGR of 103% since 2016);

•	Grown its global revenues from approximately €1 million in 2015 to approximately €19.7 million in 2020;

•	Built a diverse AC and DC product portfolio featuring 4 types of different chargers, all of which are supported by its proprietary software platform (MyWallbox);

•	Acquired a leading public charging solutions software company (Electromaps) to bolster its public offering; and

•	Built three Wallbox manufacturing facilities and opened nine offices across three continents.

Wallbox’s scalable business model will enable it to continue to outperform the growth of the broader EV charging market. Wallbox intends to achieve this outsized growth by focusing on the following strategies:

•

Continue its global expansion: Wallbox intends to expand beyond the 67 countries where it currently sells locally-certified products by increasing its presence in the core EV markets, and penetrating rapidly developing markets such as APAC and Eastern Europe.

•

Launch new technologies: Wallbox will continue to update its product portfolio to include the latest and most energy efficient technology in the market—as it has already done with the Pulsar Plus (an upgrade from Pulsar) and Commander 2 (an upgrade from Commander). Additionally, Wallbox expects to launch complimentary energy management software features and innovative hardware products, such as ultra-fast powered (350kW) chargers.

•

Provide all-in-one energy solutions with the charger at the center: Wallbox’s goal is to unlock the full potential of every EV. There are already several countries (UK, Australia, Germany, amongst others) where Wallbox has established partnerships with utilities and energy distributors. These partnerships enable users to connect directly to the grid, “vehicle-to-grid” (V2G), allowing them to sell their excess energy. V2G connectivity gives rise to a broad set of energy functionalities that Wallbox expects to launch to redefine the future of charging; energy technology will only get smarter, and Wallbox intends to spearhead this movement.

Facilities

Wallbox’s headquarters are located in Barcelona, Spain where it currently leases approximately 11,000 square meters of office space. Wallbox believes this space is sufficient to meet its needs for its headquarters in the foreseeable future and that any additional space Wallbox may require will be available on commercially reasonable terms. Wallbox also maintains two factories in Sant Andreu de la Barca, Barcelona and Zona Franca, Barcelona that combined have 16,800 square meters of space. In addition, Wallbox has an American headquarters located in Mountain View, California, and a research and development lab in San Jose, California. Wallbox has manages its Asia Pacific operations from an office in Shanghai and through its joint venture with FAWSN, maintains a factory located in Suzhou, China that has a manufacturing capacity of 100,000 units per year.

Intellectual Property

Wallbox relies on a combination of patent, trademark, copyright, unfair competition and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish, maintain and protect its proprietary rights. Wallbox’s success depends in part upon its ability to obtain and maintain proprietary protection for Wallbox’s products, technology and know-how, to operate without infringing the proprietary rights of others, and to prevent others from infringing Wallbox’s proprietary rights.

As of June 30, 2021, Wallbox had two European patents and two pending international patent applications. Wallbox continues to regularly assess opportunities for seeking patent protection for those aspects of its technology, designs and methodologies that it believes provide a meaningful competitive advantage.

Wallbox intends to continue to regularly assess opportunities for seeking patent protection for those aspects of its technology, designs and methodologies that Wallbox believes provide a meaningful competitive advantage. If Wallbox is unable to do so, its ability to protect its intellectual property or prevent others from infringing its proprietary rights may be impaired.

Employees

Wallbox strives to offer competitive employee compensation and benefits in order to attract and retain a skilled and diverse work force. As of August 31, 2021, Wallbox had 704 employees, more than 143 of whom were hardware engineers, more than 103 of whom were software developers and more than 170 of whom were focused on product sales. Most of Wallbox’s employees are located in Spain, although its global footprint has employees working in offices across seven European countries, an office in China and another in the United States. As a result of the COVID-19 pandemic, most of Wallbox’s employees were working remotely, however, many of the Wallbox employees have returned to its facilities as the COVID-19 pandemic has started to subside. Wallbox has never experienced a work stoppage and believes it maintains positive relationships with its employees. Wallbox believes it maintains good relations with its employees. The employment terms and conditions of the employees based in Spain are governed by the collective bargaining agreement of the metal sector applied at a regional sector in Madrid and in Barcelona (published within the Official Gazette of Madrid and Barcelona on February 14, 2019 and January 18, 2021, respectively).

Government Regulation

Product Certifications

Throughout the world, electrical appliances are subject to various mandatory and voluntary standards, including requirements in some jurisdictions, including the United States, that products be listed by Underwriters’ Laboratories, Inc. (“UL”) or other similar recognized laboratories. In the United States, Wallbox is required to undergo certification and testing of compliance with UL standards, as well as other national and industry specific standards. Wallbox endeavors to have its products designed to meet the certification requirements of, and to be certified in, each of the jurisdictions in which they are sold. Wallbox provides many of its certifications in-house depending on the local requirements; although, the requirements for certification vary from jurisdiction to jurisdiction and may require third party certifications in certain jurisdictions.

CPSC

As a marketer and distributor of consumer products, Wallbox is subject to the Consumer Products Safety Act and the Federal Hazardous Substances Act, which empower the U.S. Consumer Product Safety Commission (“CPSC”) to seek to exclude products that are found to be unsafe or hazardous from the market. Under certain circumstances, the CPSC could require Wallbox to repair, replace or refund the purchase price of one or more of Wallbox’s products, or Wallbox may voluntarily do so.

OSHA

Wallbox is subject to the Occupational Safety and Health Act of 1970, as amended (“OSHA”). OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration and various record keeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards, safety in excavation and demolition work and the handling of asbestos, may apply to Wallbox’s operations.

NEMA

The National Electrical Manufacturers Association (“NEMA”) is the association of electrical equipment and medical imaging manufacturers. NEMA provides a forum for the development of technical standards that are in the best interests of the industry and users, advocacy of industry policies on legislative and regulatory matters, and collection, analysis, and dissemination of industry data.

Waste Handling and Disposal

Wallbox generally does not manufacture the components of its charging products. Rather, its employees and contractors engage in assembly of charging products at its facilities primarily using components manufactured by OEMs. Nonetheless, Wallbox may be subject to laws and regulations regarding the handling and disposal of hazardous substances and solid wastes, including electronic wastes and batteries. These laws generally regulate the generation, storage, treatment, transportation and disposal of solid and hazardous waste, and may impose strict, joint and several liability for the investigation and remediation of areas where hazardous substances may have been released or disposed. For instance, CERCLA, also known as the Superfund law, in the United States and comparable state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that contributed to the release of a hazardous substance into the environment. These persons include current and prior owners or operators of the site where the release occurred as well as companies that disposed or arranged for the disposal of hazardous substances found at the site. Under CERCLA, these persons may be subject to joint and several strict liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environmental and to seek to recover from the responsible classes of persons the costs they incur. Wallbox may handle hazardous substances within the meaning of CERCLA, or similar state statutes, in the course of ordinary operations and, as a result, may be jointly and severally liable under CERCLA for all or part of the costs required to clean up sites at which these hazardous substances have been released into the environment.

Wallbox also generate solid wastes, which may include hazardous wastes that are subject to the requirements of the Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes. While RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain components of Wallbox’s products are excluded from RCRA’s hazardous waste regulations, provided certain requirements are met. However, if these components do not meet all of the established requirements for the exclusion, or if the requirements for the exclusion change, Wallbox may be required to treat such products as hazardous waste, which are subject to more rigorous and costly disposal requirements. Any such changes in the laws and regulations, or Wallbox’s ability to qualify the materials it uses for exclusions under such laws and regulations, could adversely affect Wallbox’s operating expenses.

Similar laws exist in other jurisdictions where Wallbox operates. Additionally, in the EU, Wallbox is subject to the Waste Electrical and Electronic Equipment Directive (“WEEE Directive”). The WEEE Directive provides for the creation of collection scheme where consumers return waste electrical and electronic equipment to merchants, such as Wallbox. If Wallbox fails to properly manage such waste electrical and electronic equipment, it may be subject to fines, sanctions, or other actions that may adversely affect Wallbox’s financial operations.

General

Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national, and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on Wallbox’s business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste, or batteries, could cause additional expenditures, restrictions and delays in connection with Wallbox’s operations as well as other future projects, the extent of which cannot be predicted. For instance, California may adopt more stringent regulation for DC fast charging by 2024.

Research and Development

Wallbox has invested a significant amount of time and expense into research and development of its EV charging and energy management solutions. Wallbox’s ability to maintain its leadership position depends in part on its ongoing research and development activities. Wallbox’s research and development team is responsible for the design, development, manufacturing and testing of its products. Wallbox focuses its efforts on developing its charging hardware and developing the technology to support Wallbox’s software subscriptions and support services.

Wallbox’s research and development is principally conducted in Barcelona, Spain. As of June 30, 2021, Wallbox had 294 full-time employees in total engaged in its research and development activities.

Legal proceedings

Wallbox is not party to any material legal proceedings. From time to time, Wallbox may be involved in legal proceedings or subject to claims incident to the ordinary course of business. Regardless of the outcome, such proceedings or claims can have an adverse impact on Wallbox because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Wallbox S.L.’s financial condition and results of operations together with its consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The following discussion is based on Wallbox S.L.’s financial information prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and related interpretations issued by the IFRS Interpretations Committee. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to Wallbox’s plans and strategy for its business, includes forward-looking statements that involve risks and uncertainties. You should review the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Wallbox’s historical results are not necessarily indicative of the results that may be expected for any period in the future.

For purposes of this section, “Wallbox S.L.”, “we”, “our” or the “Wallbox Group” refer to Wall Box Chargers, S.L. , together with its subsidiaries prior to the consummation of the Business Combination; and “Wallbox” refers in this section either, prior to the Business Combination, to Wallbox S.L., or, following the Business Combination, to Wallbox N.V. and the Wallbox Group after completion of the Business Combination, in each case unless the context otherwise requires.

Overview

Wallbox is a global leader in smart electric vehicle charging and energy management. Founded in 2015, Wallbox creates smart charging systems that combine innovative technology with outstanding design and that manage the communication between user, vehicle, grid, building and charger.

Wallbox’s mission is to facilitate the adoption of electric vehicles today to make more sustainable use of energy tomorrow. By designing, manufacturing, and distributing charging solutions for residential, business, and public use, Wallbox is laying the infrastructure required to meet the demands of mass electric vehicles (“EV”) ownership everywhere. Wallbox’s customer-centric approach to its holistic hardware, software, and service offering has allowed Wallbox to solve barriers to EV adoption today as well as anticipate opportunities soon to come. Wallbox is creating solutions that will not only allow for faster, simpler EV charging but that will also change the way the world uses energy.

Its smart charging product portfolio includes Level 2 alternating current (“AC”) chargers (“Pulsar Plus”, “Commander 2” and “Copper SB”) for home and business applications, and direct current (“DC”) fast chargers (“Supernova”) for public applications. Wallbox also offers the world’s first bi-directional DC charger for the home (“Quasar”), which allows users to both charge their electric vehicle and use the energy from the car’s battery to power their home or business, or send stored energy back to the grid. Wallbox’s proprietary residential and business software (“myWallbox”) gives users and charge point owners complete control over their private charging and energy management activities. Meanwhile, Wallbox’s dedicated semi-public and public charging software platform, (“Electromaps”) enables drivers to locate and transact with all public charging stations registered to its brand-agnostic charger database and also allows charge point operators to manage their public charging stations at scale

The Wallbox Model

Since 2015, Wallbox has been enhancing its hardware and software ecosystem, providing the EV charger user a full suite of EV charging solutions and energy management solutions, catalysing the EV adoption and sustainable energy use. In the last 6 years Wallbox has based its business model on the following five key pillars:

1.	Make charging technology simple: Wallbox’ goal is to make every person feel confident and comfortable using a Wallbox product; therefore even Wallbox’s most advanced technology is easy to use.

2.

Smart solutions: From embedded intelligence that balances the energy use between customer’s car and home, to breakthroughs in vehicle-to-grid and vehicle-to-home energy management, Wallbox products bring together the best in EV charging technology.

3.	Innovative technology: Innovation is at Wallbox’s core, focusing not just on customers’ needs today, but their needs in the future.

4.

Design-centric solutions: Wallbox believes that design is a necessity, not a luxury. A well-designed product makes for a better experience, and this is what Wallbox strives for across its entire product portfolio.

5.

Highly compatible charging solutions: Wallbox equipment is compatible with all hybrid and electric car manufacturers across the globe, and Wallbox sells its products in countries across six continents.

Reporting Segments

For management purposes, Wallbox is organized into business units based on geographical areas and therefore has three existing reportable business segments and one reportable business segment under development. Its existing business segments are:

•	EMEA: Europe-Middle East Asia

•	NORAM: North America

•	APAC: Asia-Pacific

Wallbox expects to add a fourth reportable segment for Latin America (LATAM). Wallbox’s NORAM and APAC segments did not have operations prior to the fiscal year ended December 31, 2020.

Key Factors Affecting Operating Results

Wallbox believes its performance and future success depend on several factors that present significant opportunities for it but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”

Growth in EV Adoption

Wallbox’s revenue growth is directly tied to the continued acceptance of passenger and commercial EVs sold, which it believes drives the demand for charging products and infrastructure. The market for EVs is still rapidly evolving and although demand for EVs has grown in recent years, there is no guarantee such demand will continue into the future. Factors impacting the adoption of EVs include but are not limited to: perceptions about EV features, quality, safety, performance and cost; perceptions about the limited range over which EVs may be driven on a single battery charge; volatility in the cost of oil and gasoline; availability of services for EVs; consumers’ perception about the convenience and cost of charging EVs; government subsidies for EVs and electricity; the development, prevalence and market adoption of EV fleets; and increases in fuel efficiency of non-EV transportation. In addition, macroeconomic factors could impact demand for EVs, particularly since EVs can be more expensive than traditional gasoline-powered vehicles and the automotive industry globally has been experiencing a recent decline in sales. If the market for EVs does not develop as expected or if there is any slow-down or delay in overall EV adoption rates, this would impact Wallbox’s ability to increase its revenue or grow its business.

Competition

Wallbox is currently a market leader in Europe in residential EV charging solutions. Wallbox also provides installation services and derives revenue from Electromaps, its online platform that enables users to find and pay for publicly available charging ports and manage their charging fleet. Wallbox intends to expand its market share over time in its product categories, including public charging stations, leveraging the network effect of its products, its partnership with Iberdrola and the Electromaps platform. Additionally, Wallbox intends to expand and grow its revenues via the rollout of the Supernova public charging station. Nonetheless, existing competitors may expand their product offerings and sales strategies, and new competitors may enter the market. Furthermore, Wallbox’s competition includes competition resulting from acceptance of other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy gasoline powered vehicles. If Wallbox’s market share decreases due to increased competition, its revenue and ability to generate profits in the future may be impacted.

Global Expansion

Wallbox operates in Europe, North America and APAC and intends to expand into Latin America. Europe and North America are expected to be significant contributors to Wallbox’s revenue in future years with manufacturing capacity expected in North America by 2022. Wallbox plans to use a portion of the proceeds from the Business Combination to increase its product development and manufacturing capacity as its expands sales globally.

The European EV charging market can be characterized as fragmented. There are many small and local players, with only a limited number of parties having sufficient scale and funding to be competitive in the long term. Especially due to the strong government incentives currently in place, the EV sales are expected to increase rapidly in Europe. From a competitive perspective, the North American market has high barriers to entry due to strict certification and validation requirements. Therefore, this market differs from Europe as the market is less fragmented with only a few large players. Similar to the European market, the APAC market can be characterized as a highly fragmented market with less than a handful of players that have gained significant scale in the industry. From a technology and pricing perspective, EV charging solutions in APAC are cost-competitive as they can be manufactured at a lower cost point. Wallbox’s growth in each of its markets requires differentiating itself as compared to its competition. If Wallbox is unable to penetrate, or further penetrate, the market in each of the geographies in which it operates or intends to operate, its future revenue growth and profits may be impacted.

Impact of New Product Releases

As Wallbox introduces new products, such as the market introduction of its Supernova public charging station, its profitability may be temporarily impacted by launch costs until its supply chain achieves targeted cost reductions. In addition, Wallbox may accelerate its operating expenditures where it sees growth opportunities which may impact profitability until upfront costs and inefficiencies are absorbed and normalized operations are achieved. Wallbox also continuously evaluates and may adjust its operating expenditures based on its launch plans for its new products, as well as other factors including the pace and prioritization of current projects under development and the addition of new projects. As Wallbox attains higher revenue, it expects operating expenses as a percentage of total revenue to continue to decrease in the future as it focuses on increasing operational efficiency and process automation.

Government Mandates, Incentives and Programs

The U.S. federal government, European member states and some U.S. state and local governments provide incentives to end users and purchasers of EVs and EV charging products in the form of rebates, tax credits and other financial incentives. These governmental rebates, tax credits and other financial incentives significantly lower the effective price of EVs and EV charging products or stations to customers. However, these incentives may expire on specified dates, end when the allocated funding is no longer available, or be reduced or terminated as a matter of regulatory or legislative policy. Any reduction in rebates, tax credits or other financial incentives could reduce the demand for EVs and for charging infrastructure, including infrastructure offered by Wallbox.

Penetration into the Public Market

Wallbox will commence commercialization of the Supernova, its first DC fast charger for public use, in the fourth quarter of 2021. Wallbox has already signed LOIs to collaborate with some of the world’s biggest utility companies for deliveries of the Supernova, and expects in the future to expand beyond utilities into additional distribution channels. In June 2021, Iberdrola announced its intention to acquire the first 1,000 Wallbox Supernova fast chargers as part of its five-year sustainable mobility plan to deploy more than 150,000 chargers in homes, businesses and public road networks and entered into a non-binding letter of intent with Wallbox in July 2021 expressing its interest in purchasing 6,500 Supernova chargers through 2022. Wallbox’s offering of public charging solutions is complemented through Electromaps, an online platform that enables users to find publicly available charging ports and pay for its use. Wallbox has established partnerships in Europe with operators of charging points that allow users to pay for their charging directly via Electromaps. For these charging points, Wallbox earns a ~10 % commission for each of the charging sessions carried out through the app. Wallbox intends to extend these relationships with charging operators outside of Europe and enable this payment feature globally.

Seasonality

Wallbox’s business is seasonal in nature. Typically consumers purchase more EVs in the second half of the year, particularly in the fourth quarter, and the seasonal variation in the timing of sales of our residential products tend to be correlated with sales of EVs. As a result, sales in the second half, and particularly in the fourth quarter, would, after controlling for our growth, be higher than in the first half of the fiscal year and our results of operations may be subject to seasonal fluctuations as a result.

Impact of COVID-19

On March 11, 2020, the World Health Organization upgraded the emergency public healthcare situation triggered by the outbreak of Coronavirus disease 2019 (COVID-19) to an international pandemic. The unfolding of events in Spain and worldwide, has led to an unprecedented health crisis, which has had an impact on the macroeconomic climate and on business performance. In order to confront this situation, a series of measures have been adopted in 2020 to address the economic and social impacts which, amongst other aspects, have led to mobility restrictions on the population. In particular, amongst other measures, governments worldwide have declared states of emergency or similar measures that have imposed restrictions on the movement of people and on the opening hours of businesses, severely impacting the economies. These kinds of restrictions continue to be applied in the majority of the countries in which Wallbox operates.

However, Wallbox has continued to implement its growth plans and, although the pandemic has caused certain delays to these plans, they have not significantly impacted Wallbox’s equity and liquidity position. Furthermore, the pandemic has shown some of the benefits of electric vehicles, with the lowest levels of pollution for the last decade. This industry acceleration has had a significant impact on Wallbox, as it has to keep investing in new technologies to be deployed in the following year, as well as investing in the Wallbox team to be able to continue its growth with the most talented professionals.

While the ultimate duration and extent of the COVID-19 pandemic depends on future developments that cannot be accurately predicted, such as the extent and effectiveness of containment actions, it has already had an adverse effect on the global economy and the ultimate societal and economic impact of the COVID-19 pandemic remains unknown, all of which could adversely affect Wallbox’s business, results of operations and financial condition.

Key Components of Results of Operations

Revenue

Wallbox’s revenue consists of retail sales of charging solutions for EVs, which includes electronic chargers and other services. Wallbox recognizes revenue from contracts with customers when control of the goods or services are transferred to the customer at an amount that reflects the consideration to which Wallbox expects to be entitled in exchange for those goods or services.

Sale of Chargers

Revenue related to the sale of chargers consists of sales of public and home & business charging devices, as well as accessories. Revenue from the sale of goods is recognized at the point in time when control of the asset is transferred to the customer, generally when the charger leaves a Wallbox warehouse.

Sales of Public chargers are expected to start at the end of 2021. In 2021 and 2022 we will continue expanding our sales in Europe, our most mature market, and focus on the expansion in NORAM and APAC.

Sale of Services

Revenue related to the rendering of services consists of installation services and software services, including subscription fees from businesses and fleets through myWallbox and commissions obtained from every charging transaction carried out through Electromaps; although, at this time, such revenue consists primarily of installation services.

Revenue from contracts with customers for installations services is recognized when control of the services are transferred to the customer (at a point in time given the short period for being rendered) at an amount that reflects the consideration to which Wallbox expects to be entitled in exchange for those services. For the periods presented herein, we have not recognized material revenues from software; however, we expect this could change in the future.

Changes in Inventories and Raw Materials and Consumables Used

Changes to inventory are recorded in consumption of finished goods, raw materials and other consumables. Inventory is comprised of electric chargers and related parts, which are available for sale or for warranty requirements. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventory that is sold to third parties is included within changes in inventories and raw materials and consumables used. Wallbox periodically reviews for slow-moving, excess or obsolete inventories. Products that are determined to be obsolete, if any, are written down to net realizable value.

Employee Benefits

Employee benefits consists primarily of wages and salaries, share-based payment plans expenses and social security. Wallbox records share based payments based on the estimated fair value of the award at the grant date and is recognized as an expense in the consolidated statements of profit and loss over the requisite service period. The estimated fair value of the award is based on the estimated market price of the Wallbox’ stock on the date of grant. In 2021, Wallbox put in place the Legacy Stock Option Program for founders. In connection with the Business Combination, Wallbox expects to put in place a new long-term equity incentive plan and an employee stock purchase plan. See “Management.”

Other Operating Expenses

Other operating expenses primarily consist of professional services, marketing expenses, external temporary workers expense, delivery expense, insurance premiums and other expenses, including leases of machinery with lease terms of 12 months or less and leases of office equipment with low value, including IT equipment. Wallbox expects its operating expenses to increase in absolute euro amounts as it continues to grow its business but to decrease over time as a percentage of revenue. Wallbox also expects to incur additional expenses as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as higher expenses for general and director and officer insurance, investor relations and other professional services.

Amortization and Depreciation

Depreciation, amortization and accretion consists of depreciation related to Wallbox’s intangible assets, right-of-use assets, property and equipment.

Other income

Other income consists of all other income and expenses linked to activities that are outside the core operating activities of the company and may include income or losses related to gain or loss of assets and liabilities.

Operating Loss

Operating loss consists of Wallbox’s revenue and other income less changes in inventories and raw materials and consumables used, employee benefits, other operating expenses and amortization and depreciation.

Net Finance Cost

Net finance cost consists of finance income and finance costs as well as foreign exchange gains and losses.

Finance Income and Finance Costs

Finance income and finance costs consist of interest income on outstanding cash positions and interest expense on loan and borrowings including fair value adjustments on the convertible bonds and the unwinding effect on the put option liabilities. At the end of 2021 we expect to implement the cash pool system within all subsidiaries, this will reduce our net finance cost.

Foreign Exchange Gains (Losses)

Foreign exchange gains (losses) consist of realized and unrealized gains (losses) on foreign currency transactions and outstanding balances at year-end.

Share of Loss of Equity-Accounted Investees

Share of loss of equity-accounted investees consists of recognized losses attributable to Wallbox’s 50% interest in Wallbox-Fawsn New Energy Vehicle Charging Technology (Suzhou) Co., Ltd., a joint venture incorporated on June 15, 2019, and over which Wallbox has joint control and a 50% economic interest. The principal activity of the joint venture in China is the manufacture and sale of charging solutions with a clear focus on the automotive sector. The joint venture has orders signed for production volumes.

Income Tax Credit

Income tax credit relates to a percentage of R&D related expenses that are expected to be eligible for tax deductions. The tax credit is available as a deduction as a result of our tax residency in Spain for certain eligible R&D expenses, including IT and product development. The year ended December 31, 2020 was the first year in which we applied for such tax deductions, but we expect we will continue to apply similar tax deductions in subsequent years.

Loss for the Year

Loss for the year consists of Wallbox’s operating loss, net finance cost, share of loss of equity-accounted investees and income tax credit.

Results of Operations

Comparison of the six months ended June 30, 2021 and 2020

The results of operations presented below should be reviewed in conjunction with Wallbox S.L.’s unaudited interim condensed consolidated financial statements and the notes thereto included elsewhere in this prospectus. The following table sets forth Wallbox S.L.’s consolidated results of operations data for the six months ended June 30, 2021 and 2020:

	Six Months Ended,		Variance
	2021	2020	€	%
	Unaudited

	(€ in thousands, except percentages)
Sales of goods	€26,342	€5,819	€20,523	353%
Sales of services	976	140	836	597%

Total revenues	€27,318	€5,959	€21,359	358%

Changes in inventories and raw materials and consumables used	€(14,515)	€(2,432)	€(12,083)	497%
Employee benefits	(11,836)	(4,239)	(7,597)	179%
Other operating expenses	(11,677)	(3,087)	(8,590)	278%
Amortization and depreciation	(3,282)	(1,019)	(2,263)	222%
Other income	680	29	651	n/m

Operating loss	€(13,312)	€(4,789)	€(8,523)	178%

Finance income	€3	€—	€3	n/m
Finance costs	(26,070)	(296)	(25,744)	n/m
Foreign exchange gains (losses)	258	(7)	251	n/m

Net finance costs	€(25,809)	€(303)	€(25,506)	n/m

Share of loss of equity-accounted investees	—	(198)	198	n/m

Income (expense) tax credit	716	(10)	726	n/m

Loss for the period	€(38,406)	€(5,300)	€(33,106)	625%

Revenues

Sales of goods revenue increased by €20,523 thousand, or 353%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to increased sales of our residential chargers, primarily our Pulsar Plus, which sales growth is directly correlated to growth in consumer adoption of EVs.

Sales of services revenue increased by €836 thousand, or 597%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to an increase in fees from installation services offered by Wallbox, including in connection of the launch of Wallbox’s installation team in the third quarter of 2020, as well as installation revenues in Norway resulting from the acquisition of Wallbox’s interest in Wallbox AS, or Intelligent Solutions, in February 2020.

Operating Loss

Expenses related to changes in inventories and raw materials and consumables used increased by €12,083 thousand, or 497%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. These expenses increased at a higher rate than our revenues, primarily as a result of expenses associated with the launch of new products and changes in product mix. Wallbox also experienced increased expenses related to costs of outsourcing production to third parties as a result of the fast growth in sales.

Employee benefits expense increased by €7,597 thousand, or 179%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to the growth in the head count of 387 new employees, including senior level employees. Regarding share-based payment plans expenses, no significant variation took place given the fact the 75% expense increase in the Management Stock Option Plan (€963 thousand as of June 30 2021 and €549 thousand as of June 30, 2020) was offset by the fact Employee Stock Option Plan ended as of December 31, 2020 (no expense in 2021 and €383 as of 30 June 2020).

Other operating expenses increased by €8,590 thousand, or 278%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to marketing and expansion expenses, including an increase of €1,880 thousand related to the cost of temporary workers, €791 thousand related to increased delivery costs in connection with increases in sales and production, an increase in professional fees of €896 thousand and Office expenses of €639 thousand.

Amortization and depreciation increased by €2,263 thousand, or 222%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to investments in leasehold improvements to the leased headquarters in Barcelona and R&D capitalization of internally developed intangibles with respect to EV chargers.

Other income increased by €651 thousand for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to recovered trade payables and grant income recognized for an amount of €325.

Net Finance Cost

Finance income increased by €3 thousand for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to lower interest rates during the period.

Finance costs increased by €25,744 thousand for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to the fair value adjustment related to the issuance of the convertible loan in April 2021, interest expenses incurred on the issued convertible loans and the incurrence of new bank loans and working capital credit lines.

Foreign exchange losses increased by €251 thousand for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to fluctuations in GBP, USD and the Norwegian Krone against the Euro.

Share of Loss of Equity-Accounted Investees

Share of loss of equity-accounted investees increased by €198 thousand for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to Joint Venture losses, which losses were limited to the amount of the net book value of such Joint Venture in the year ended December 31, 2020.

Income (expense) Tax Credit

Wallbox recognized an income tax credit of €716 thousand for the for the six months ended June 30, 2021, primarily in connection with the recognition of a tax credit receivable of €716 thousand for certain R&D expenses incurred in 2021.

Comparison of the years ended December 31, 2020 and 2019

The results of operations presented below should be reviewed in conjunction with Wallbox S.L.’s audited consolidated financial statements and the notes thereto included elsewhere in this prospectus. The following table sets forth Wallbox S.L.’s consolidated results of operations data for the years ended December 31, 2020 and 2019:

	Year Ended December 31,		Variance
	2020	2019	€	%
	(€ in thousands, except percentages)
Sales of goods	€18,516	€7,333	€11,183	152.5%
Sales of services	1,161	687	474	69.0%

Total revenues	€19,677	€8,020	€11,657	145.3%

Changes in inventories and raw materials and consumables used	€(10,574)	€(3,664)	€(6,910)	(188.6)%
Employee benefits	(9,805)	(3,917)	(5,888)	150.3%
Other operating expenses	(8,192)	(5,125)	(3,067)	59.8%
Amortization and depreciation	(2,379)	(762)	(1,617)	212.2%
Other income	289	80	209	261.3%

Operating loss	€(10,984)	€(5,368)	€(5,616)	104.6%

Finance income	€6	€9	€(3)	(33.3)%
Finance costs	(1,011)	(266)	(745)	280.1%
Foreign exchange gains (losses)	(70)	(103)	33	(32.0)%

Net finance costs	€(1,075)	€(360)	€(715)	198.6%

Share of loss of equity-accounted investees	(253)	(408)	155	(38.0)%

Income tax credit	910	—	910	n/m

Loss for the year	€(11,402)	€(6,136)	€(5,266)	85.8%

Revenues

Sales of goods revenue increased by €11,183 thousand, or 152.5%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to increased sales of our residential chargers, primarily our Pulsar Plus, which sales growth is directly correlated to growth in consumer adoption of EVs.

Sales of services revenue increased by €474 thousand, or 69.0%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to an increase in fees from installation services offered by Wallbox, including in connection of the launch of Wallbox’s installation team in the third quarter of 2020, as well as installation revenues in Norway resulting from the acquisition of Wallbox’s interest in Wallbox AS, or Intelligent Solutions, in February 2020.

Operating Loss

Expenses related to changes in inventories and raw materials and consumables used increased by €6,910 thousand, or 188.6%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019. These expenses increased at a higher rate than our revenues, primarily as a result of expenses associated with the launch of new products and changes in product mix. Wallbox also experienced increased expenses related to costs of outsourcing production to third parties as a result of the growth in sales.

Employee benefits expense increased by €5,888 thousand, or 150.3%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to the growth in the head count of 207 new employees, including senior level employees, and the implementation of the Legacy Stock Option Program for management which resulted in an increase in personnel expenses of €632 thousand and the Legacy Stock Option Program for employees which resulted in an increase in personnel expenses of €1,593 thousand, in each case, for the year ended December 31, 2020 as compared to the year ended December 31, 2019.

Other operating expenses increased by €3,067 thousand, or 59.8%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to marketing and expansion expenses, including an increase of €1,397 thousand related to the cost of temporary workers, €659 thousand related to increased delivery costs in connection with increases in sales and production, an increase in professional fees of €431 thousand, which were partially offset by a decrease in travel expenses of €650 thousand as a result of COVID-19 restrictions.

Amortization and depreciation increased by €1,617 thousand, or 212.2%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to investments in leasehold improvements to the leased headquarters in Barcelona and R&D capitalization of internally developed intangibles with respect to EV chargers.

Other income increased by €209 thousand, or 261.3%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to recovered trade payables.

Net Finance Cost

Finance income decreased by €3 thousand, or 33.3%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to lower interest rates during the year.

Finance costs increased by €745 thousand, or 280.1%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to the issuance of our convertible loans and the incurrence of new bank loans and working capital credit lines.

Foreign exchange losses decreased by €33 thousand, or 32.0%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to fluctuations in GBP, USD and the Norwegian Krone against the Euro.

Share of Loss of Equity-Accounted Investees

Share of loss of equity-accounted investees decreased by €155 thousand, or 38.0%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to Joint Venture losses, which losses were limited to the amount of the net book value of such Joint Venture in the year ended December 31, 2020.

Income Tax Credit

Wallbox recognized an income tax credit of €910 thousand for the year ended December 31, 2020, primarily in connection with the recognition of a tax credit receivable of €923 thousand for certain R&D expenses, which Wallbox had not previously recognized.

Segment Results

EMEA Segment

Comparison of the six months ended June 30, 2021 and 2020

The following table presents Wallbox S.L.’s results of operations at a segment level for EMEA for the six months ending June 30, 2021 and 2020:

	Six Months Ended June 30,		Variance
	2021	2020	€	% change
	Unaudited

	(€ in thousands, except percentages)
Revenues	€27,719	€5,950	€21,769	366%

Changes in inventories and raw materials and consumables used	€(15,244)	€(2,432)	€(12,812)	527%
Employee benefits	(10,864)	(3,987)	(6,877)	172%
Other operating expenses	(11,114)	(2,847)	(8,267)	290%
Amortization and depreciation	(3,201)	(960)	(2,241)	233%
Other income	444	29	415	n/m

Operating loss	€(12,258)	€(4,247)	€(8,011)	189%

Revenue increased by €21,796 thousand, or 366%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to increased sales of residential chargers and increased revenue from installation services in connection with the acquisition of Wallbox SA in February 2020.

Operating loss increased by €8,011 thousand, or 189%, for the year six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to marketing and expansion investment, Wallbox’s acquisition of its interest in Wallbox AS and expenses associated with increases in sales and production.

Comparison of the years ended December 31, 2020 and 2019

The following table presents Wallbox S.L.’s results of operations at a segment level for EMEA for the years ending December 31, 2020 and 2019:

	Year Ended December 31,		Variance
	2020	2019	€	% change
	(€ in thousands, except percentages)
Revenues	€19,673	€8,334	€11,339	136.1%

Changes in inventories and raw materials and consumables used	€(10,557)	€(3,673)	€(6,884)	187.4%
Employee benefits	(9,128)	(3,875)	(5,253)	135.6%
Other operating expenses	(7,765)	(4,964)	(2,801)	56.4%
Amortization and depreciation	(2,264)	(695)	(1,569)	225.8%
Other income	288	80	208	260.0%

Operating loss	€(9,753)	€(4,793)	€(4,960)	103.5%

Revenue increased by €11,339 thousand, or 136.1%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to increased sales of residential chargers and increased revenue from installation services in connection with the acquisition of Wallbox SA in February 2020.

Operating loss increased by €4,960 thousand, or 103.5%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to marketing and expansion investment,

Wallbox’s acquisition of its interest in Wallbox AS, implementation of the Legacy Stock Option Program for management and expenses associated with increases in sales and production.

NORAM Segment

Comparison of the six months ended June 30, 2021 and 2020

The following table presents Wallbox S.L.’s results of operations at a segment level for NORAM for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,		Variance
	2021	2020	€	% change
	Unaudited

	(€ in thousands, except percentages)
Revenues	€1,506	€—	€1,506	n/m

Changes in inventories and raw materials and consumables used	€(1,258)	€—	€(1,258)	n/m
Employee benefits	(881)	(245)	(636)	260%
Other operating expenses	(536)	(223)	(313)	140%
Amortization and depreciation	(81)	(59)	(22)	37%
Other income	236	—	236	n/m

Operating loss	€(1,014)	€(527)	€(487)	92%

Wallbox had revenue of €1,506 thousand for the six months ended June 30, 2021 and did not have revenue in the six months ended June 30, 2020.

Operating loss increased by €487 thousand, or 92%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to the opening of new locations and headcount for regional expansion efforts and market penetration.

Comparison of the years ended December 31, 2020 and 2019

The following table presents Wallbox S.L.’s results of operations at a segment level for NORAM for the years ending December 31, 2020 and 2019:

	Year Ended December 31,		Variance
	2020	2019	€	% change
	(€ in thousands, except percentages)
Revenues	€1	€—	€1	%

Changes in inventories and raw materials and consumables used	€(13)	€—	€(13)	n/m
Employee benefits	(617)	(41)	(576)	1404.9%
Other operating expenses	(427)	(461)	34	7.4%
Amortization and depreciation	(114)	(68)	(46)	67.6%
Other income	—	—		n/m

Operating loss	€(1,170)	€(570)	€(600)	105.3%

Wallbox had revenue of €1 thousand for the year ended December 31, 2020 and did not have revenue in the year ended December 31, 2019.

Operating loss increased by €600 thousand, or 105.3%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to the opening of new locations and headcount for regional expansion efforts and market penetration.

APAC Segment

Comparison of the six months ended June 30, 2021 and 2020

The following table presents Wallbox S.L.’s results of operations at a segment level for APAC for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,		Variance
	2021	2020	€	% change
	Unaudited

	(€ in thousands, except percentages)
Revenues	€89	€9	€80	n/m

Changes in inventories and raw materials and consumables used	€(9)	€—	€(9)	n/m
Employee benefits	(92)	(7)	(85)	n/m
Other operating expenses	(28)	(17)	(11)	64%
Amortization and depreciation	—	—	—	n/m
Other income	—	—	—	n/m

Operating loss	€(40)	€(15)	€(25)	160%

Wallbox had revenue of €89 thousand for the six months ended June 30, 2021 and $9 thousand the six months ended June 30, 2020, as a result of the recent incorporation of its Shanghai entity in June 2019.

Operating loss increased by €24 thousand, or 160%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to increased employee benefit expenses and office expenses.

Comparison of the years ended December 31, 2020 and 2019

The following table presents Wallbox S.L.’s results of operations at a segment level for APAC for the years ending December 31, 2020 and 2019:

	Year Ended December 31,		Variance
	2020	2019	€	% change
	(€ in thousands, except percentages)
Revenues	€57	€—	€57	n/m

Changes in inventories and raw materials and consumables used	€(20)	€9	€(29)	(322.2)%
Employee benefits	(61)	—	(61)	n/m
Other operating expenses	(37)	(14)	(23)	164.3%
Amortization and depreciation	—	—	—	—%
Other income	1	—	€1	n/m

Operating loss	€(60)	€(5)	€(55)	n/m

Wallbox had revenue of €57 thousand for the year ended December 31, 2020 and did not have revenue in the year ended December 31, 2019, as a result of the recent incorporation of its Shanghai entity in June 2019.

Operating loss increased by €55 thousand for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to increased employee benefit expenses and office expenses.

Liquidity and Capital Resources

Sources of Liquidity

Wallbox has a history of operating losses and negative operating cash flows. Wallbox has experienced net losses and significant cash outflows from cash used in operating activities over the past years as it has been investing significantly in the development of its EV charging products. During the six months ended June 30, 2021, Wallbox incurred a consolidated net loss of €38.4 million and negative cash flows from operations of €16.9 million, and for the fiscal year ended December 31, 2020, Wallbox incurred a consolidated net loss of €11.4 million and negative cash flows from operations of €11.6 million. As of June 30, 2021, Wallbox had cash and cash equivalents of €26.6 million and an accumulated deficit of €58.5 million. Wallbox’s current working capital needs relate mainly to the growth of the current business and continuing operations. Wallbox’s ability to expand and grow its business will depend on many factors, including its working capital needs and the evolution of its operating cash flows. From inception to the date of this filing, Wallbox has raised aggregate net cash proceeds of over €60.4 million from convertible loans. Management of Wallbox believes that cash on hand, together with cash generated from sales to customers, as well as financing as a result of the Business Combination, will satisfy Wallbox’s working capital and capital requirements for at least the next twelve months from November 1, 2021, the date on which Wallbox S.L.’s interim condensed consolidated financial statements were issued.

To date, Wallbox’s primary sources of liquidity have been in the form of convertible loans and other bank loans. In particular, in April 2021, Wallbox entered into a loan agreement with Banco Santander, S.A. for a loan in the amount of €12.6 million with a maturity of 2027 to finance the investments for a new factory in Zona Franca, Barcelona. Among other things, this loan originally prohibited the payment of dividends and the incurrence of liens without equally and ratably securing such loan, although in September 2021 Wallbox obtained a waiver of the loan’s prohibition of the payment of dividends. Wallbox’s primary cash requirements include operating expenses, satisfaction of commitments to various counterparties and suppliers, and capital expenditures (including property and equipment). Wallbox’s principal uses of cash in recent periods have been funding of its operations and development of intangibles with respect to EV chargers.

Upon consummation of the Business Combination, Wallbox is considered the acquirer for accounting purposes and the historic financial statements of Kensington will be replaced with the historic financial statements of Wallbox before the Exchange in filings with the SEC. The Business Combination will be accounted for as a capital reorganization, with no goodwill or other intangible assets recorded, in accordance with IFRS. The Business Combination is expected to have several significant impacts on Wallbox’s future reported financial position and results, as a consequence of capital reorganization treatment. These include an increase in cash and cash equivalents (as compared to Wallbox S.L.’s consolidated statement of financial position at December 31, 2020) of €179 million. These pro forma cash amounts are net of transaction costs of approximately €34 million (including deferred underwriting commissions in connection with Kensingtons initial public offering). The pro forma cash amounts include cash from (i) Kensingtons trust account, the amount of which will depend on the level of shareholder redemptions, and (ii) the proceeds from the PIPE Financing of approximately €94 million that we expect to receive upon the consummation of the Business Combination. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Liquidity Policy

As an early-stage company, Wallbox maintains a strong focus on liquidity and defines its liquidity risk tolerance based on sources and uses to maintain a sufficient liquidity position to meet its obligations under both normal and stressed conditions. Wallbox manages its liquidity to provide access to sufficient funding to meet its business needs and financial obligations, as well as capital allocation and growth objectives.

Cash Flow Summary

The following table summarizes Wallbox S.L.’s cash flows for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,		Variance
	2021	2020	€	%
	Unaudited
	(in €, except percentages)
Net cash used in operating activities	€(16,867)	€(5,369)	€(11,498)	214%
Net cash used in investing activities	€(16,417)	€(6,407)	€(10,010)	156%
Net cash from financing activities	€37,428	€14,390	€23,038	160%

Operating Activities

Net cash used in operating activities increased by €11,498 thousand, or 214%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to an increase in working capital requirements to meet Wallbox’s growth. Main drivers of the working capital related to the cash outflows were an increase in trade and other financial receivables and inventories, partially offset by an increase in trade and other financial payables.

Investing Activities

Net cash used in investing activities increased by €10,010 thousand, or 156%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to product development and investments in leasehold improvements in the leased headquarters in Barcelona.

Financing Activities

Net cash from financing activities increased by €23,038 thousand, or 160%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to convertible bond and new bank financing.

The following table summarizes Wallbox S.L.’s cash flows for the years ended December 31, 2020 and 2019:

	Year Ended December 31,		Variance
	2020	2019	€	%
	(in €, except percentages)
Net cash used in operating activities	€(11,588)	€(5,421)	€(6,167)	113.8%
Net cash used in investing activities	€(19,359)	€(7,904)	€(11,455)	144.9%
Net cash from financing activities	€46,745	€17,505	€29,240	167.0%

Operating Activities

Net cash used in operating activities increased by €6,167 thousand, or 113.8%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to an increase in working capital requirements to meet Wallbox’s growth. Main drivers of the working capital related to the cash outflows were an increase in trade and other financial receivables and inventories, partially offset by an increase in trade and other financial payables.

Investing Activities

Net cash used in investing activities increased by €11,455 thousand, or 144.9%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to product development and investments in leasehold improvements in the leased headquarters in Barcelona.

Financing Activities

Net cash from financing activities increased by €29,240 thousand, or 167.0%, for the year ended December 31, 2020 as compared to the year ended December 31, 2019, primarily due to convertible note and new bank financing.

Basis of Presentation—IFRS 1

The consolidated financial statements of Wallbox S.L. included elsewhere in this prospectus have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Wallbox S.L.’s consolidated financial statements are its first consolidated financial statements prepared in accordance with IFRS, with an IFRS transition date of January 1, 2019. The principles and requirements for first-time adoption of IFRS are set out in IFRS 1 First-Time Adoption of International Financial Reporting Standards (IFRS 1).

Wallbox S.L. has not historically published consolidated financial statements in accordance with its previous Spanish GAAP accounting and, therefore, reconciliations are not required and have not been disclosed in Wallbox S.L.’s consolidated financial statements.

IFRS 1 allows certain exceptions and exemptions in the application of particular standards to prior periods in order to assist companies with the transition process. The transitional disclosures regarding mandatory exceptions and optional exemptions as required by IFRS 1 are as follows:

Estimates in accordance with IFRS at the date of transition shall be consistent with estimates made for the same date in accordance with its previous assertions made for its internal financial information purposes, unless there is objective evidence that those estimates were in error. Wallbox has considered such information about historic estimates and has treated the receipt of any such information in the same way as non-adjusting events after the reporting period in accordance with IAS 10 Events after the reporting period thus ensuring IFRS estimates as at January 1, 2019 are consistent with the estimates as at the same date made previously. IFRS estimates as at January 1, 2019 are consistent with the estimates as at the same date made in conformity with Spanish GAAP.

The other compulsory exceptions from IFRS 1 have not been applied as these are not relevant to the Wallbox. The additional optional exemptions from full retrospective application of IFRS were considered by management of Wallbox but were not taken.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of Wallbox S.L.’s financial condition and results of operations is based on its consolidated financial statements, which have been prepared in accordance with IFRS. The preparation of these consolidated financial statements requires Wallbox to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Wallbox’s estimates are based on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

While Wallbox’s use of judgements and estimates are described in more detail in Note 3 to its consolidated financial statements and significant accounting policies are described in more detail in Note 5 to its consolidated financial statements, in each case, included elsewhere in this prospectus, it believes the following accounting policies and estimates to be most critical to the preparation of its consolidated financial statements.

Going concern

The consolidated financial statements of Wallbox S.L. included elsewhere in this prospectus have been prepared assuming Wallbox S.L. will continue as a going concern. The going concern basis of presentation assumes that Wallbox S.L. will continue in operation for at least a period of one year after the date such financial statements are issued and contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Wallbox experienced net losses and significant cash outflows from cash used in operating activities over the past years as it has been investing significantly in the development of EV charging products. During the six months ended June 30, 2021, Wallbox incurred a consolidated net loss of €38.4 million and negative cash flows from operations of €16.9 million, and during the year ended December 31, 2020, Wallbox incurred a consolidated net loss of €11.4 million and negative cash flows from operations of €11.6 million. As at June 30, 2021, Wallbox had an accumulated deficit of €58.5 million and cash and cash equivalents of €26.6 million.

In addition, since March 2020, the COVID-19 pandemic has significantly impacted the macroeconomic climate and business performance. In order to confront this situation, a series of measures have been adopted in 2020 to address the economic and social impacts which, amongst other aspects, have led to mobility restrictions on the population and also affected the logistics and production process of Wallbox.

In assessing the going concern basis of preparation of the consolidated financial statements, Wallbox has taken into consideration the cash position at year-end 2020, the detailed cash flow forecasts for Wallbox after year-end 2020 and the additional external funding received after year-end in the form of convertible bonds for €7.0 million and €27.6 million issued in January and April 2021 respectively, an additional bank loan amounting to €12.6 million and €93 million in proceeds from the PIPE Financing and the Kensington’s trust account in connection with the Business Combination. See Note 26 Events after the reporting period of Wallbox S.L.’s consolidated financial statements included elsewhere in this prospectus for additional information.

Based on the available cash as a result of completed financing events discussed above, the management of Wallbox believes that Wallbox S.L. is able to continue in operational existence, meet its liabilities as they fall due, operate within its existing facilities, and meet the business plan for a period of at least twelve months from the date of issuance of Wallbox’s audited consolidated financial statements.

Based on the above, the consolidated financial statements included elsewhere in this prospectus have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, Wallbox continues to adopt the going concern basis in preparing its consolidated financial statements for the year ended December 31, 2020.

Revenue Recognition

Revenue from Contracts with Customers

Wallbox develops, manufactures and retails the charging solutions for EVs, which includes electronic chargers and other services.

Revenue from contracts with customers is recognized when control of the goods or services are transferred to the customer at an amount that reflects the consideration to which Wallbox expects to be entitled in exchange for those goods or services.

Sale of Chargers

Revenue from the sale of goods is recognized at the point in time when control of the asset is transferred to the customer, generally when the charger leaves Wallbox’s warehouse.

Wallbox considers whether there are other promises in the contract that are separate performance obligations to which a portion of the transaction price needs to be allocated (e.g., warranties). In determining the transaction price for the sale of chargers, Wallbox considers the effects of variable consideration (if any).

Sale of Services

Revenue from contracts with customers for installations services is recognized when control of the services are transferred to the customer (at a point in time given the short period for being rendered) at an amount that reflects the consideration to which Wallbox expects to be entitled in exchange for those services.

The sale of installation services is always in combination with the sale of a charger but considered as distinct performance obligations. Delivery of the charger and the installation services do not always happen at the same time leading in some cases to chargers delivered to customers with pending installation and, therefore, to deferred revenue when invoicing both previous to rendering the installation services.

Extended Warranty

Wallbox typically provides warranties for general repairs of defects that existed at the time of sale, as required by law. These assurance-type warranties are accounted for as warranty provisions.

Wallbox also provides extended warranties (beyond its legal obligation) to fix defects that existed at the time of sale. These service type warranties are sold either separately or bundled together with the sale of the charger.

Contracts for bundled sales of charger and service-type warranty comprise two performance obligations because the charger and service-type warranty are both sold on a stand-alone basis and are distinct within the context of the contract. Using the relative stand-alone selling price method, a portion of the transaction price is allocated to the service-type warranty and recognized as a contract liability. Revenue for service-type warranties is recognized over the period in which the service is provided based on the time elapsed.

Impairment of non-current assets (including Goodwill)

Goodwill is tested for impairment at cash-generating-unit level (“CGU”) on an annual basis or if an event occurs or circumstances change that could reduce the recoverable amount of a CGU below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

Wallbox makes judgments about the recoverability of non-current assets with finite lives whenever events or changes in circumstances indicate that an impairment may exist. Recoverability of these assets with finite lives is measured by comparing the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the recoverable amount of the impaired asset. Assumptions and estimates about future values and remaining useful lives of our non-current assets are complex and subjective. They can be affected by a variety of factors, including external factors such as industry and economic trends, and internal factors such as changes in our business strategy and our internal forecasts.

In order to determine the recoverable amount, Wallbox estimates expected future cash flows from the assets and apply an appropriate discount rate to calculate the present value of these cash flows. Future cash flows are dependent on whether the budgets and forecasts for the next five years are achieved, whereas the discount rates depend on the interest rate and risk premium associated with each of the companies.

As described in Note 11 to the consolidated financial statements included elsewhere in this prospectus the recoverable amount of the Nordics CGU of €89,907 thousand as at December 31, 2020 has been determined based on a value in use calculation using cash flow projections from financial budgets approved by senior management covering a five-year period. The projected cash flows have been built to reflect the increasing demand for EV chargers and associated services in this region. The pre-tax discount rate applied to cash flow projections is 11.4% and cash flows beyond the five-year period are extrapolated using a 1.5% growth rate that is slightly below the long-term average growth rate for consolidated European economies (2%). Key assumptions used in value in use calculations and sensitivity to changes in assumptions for this unit are the discount rate and growth rates.

The recoverable amount of the Electromaps/Software CGU has been determined based on a value in use calculation using cash flow projections from financial budgets approved by senior management covering a five-year period. The projected cash flows have been built to reflect increased demand for the software and services associated with EV sales. The pre-tax discount rate applied to the cash flow projections is 11.9% and cash flows beyond the five-year period are extrapolated using a 1.5% growth rate that is slightly below the long-term average growth rate for consolidated European economies (2%). Key assumptions used in value in use calculations and sensitivity to changes in assumptions for this unit are the number of future users and market share during the forecast period, gross margins, discount rates and growth rates used to extrapolate cash flows beyond the forecast period.

There was no impairment of goodwill or non-current assets for the six months ended June 30, 2021 and 2020, and for the years ended December 31, 2020 and 2019.

Capitalization of development costs and determination of the useful life of intangible assets

Wallbox’s management reviews expenditures, including wages and benefits for employees, incurred on development activities and based on their judgment of the costs incurred assesses whether the expenditure meets the capitalization criteria set out in IAS 38 and the intangible assets accounting policy within Note 5 to Wallbox S.L.’s consolidated financial statements included elsewhere in this prospectus. Wallbox’s management specifically considers if additional expenditure on projects relates to maintenance or new development projects.

The useful life of capitalized development costs is determined by management at the time the newly developed charger is brought into use and is regularly reviewed for appropriateness. For unique charger products controlled and developed by Wallbox, the life is based on historical experience with similar products as well as anticipation of future events, which may impact their useful economic life, such as changes in technology.

Measurement of the convertible bonds

Compound financial instruments issued by Wallbox comprise the convertible bond, issued during 2020 and January 2021 for a total amount of €32,880,000 with a nominal interest rate of 8%. The convertible bond is denominated in euro and can be converted to ordinary shares at the option of the holder.

The liability component of this convertible bond is initially recognized at the fair value of a similar liability that does not have an equity conversion option. The determination of this fair value is based on an estimated incremental rate which reflects the risk of the country where the company is located, the currency of payments, the specific risk of the sector and the company’s particular situation. In order to determine the discount factor estimates need to be made in respect of the risk-free rate, the country risk premium and the credit spread.

The equity component is initially recognized at the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component. The equity component at issue date was estimated to be nil as the fair value of the liability component was calculated to be close to the fair value of the compound financial instrument as a whole.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortized cost using the effective interest method. The equity component is not remeasured in the following periods.

Based on the analysis performed on the third convertible bond issued in April 2021, Wallbox has concluded that it’s a hybrid instrument that contains a non-derivative financial instrument which comprises an obligation for the issuer to settle in cash or by a way of delivering a variable amount of its own equity instruments and embedded derivatives with different probabilities of contingent events occurring. So, Wallbox has elected to measure the hybrid contract at fair value through profit or lose since its inception. The fair value at issue date equals the nominal value. Afterwards the convertible bond is valued at fair value through profit or loss. The fair value implies judgement in relation to the whether the bond will convert or be paid in cash, the conversion price and the number of shares to be issued in exchange for the bonds. As at 30 June 2021 the estimation was made that a conversion would take place. The share price was estimated based on the company value included in the Business Combination Agreement with Kensington Capital Acquisition II which was signed on 6 June 2021.

Business combinations (including put option liabilities)

Wallbox accounts for business combinations using the acquisition method when the acquired set of activities and assets meets the definition of a business and control is transferred to Wallbox. In determining whether a particular set of activities and assets is a business, Wallbox assesses whether the set of assets and activities acquired includes, at a minimum, an input and substantive process and whether the acquired set has the ability to produce outputs.

Wallbox determines and allocates the purchase price of an acquired business to the assets acquired and liabilities assumed as of the business combination date. The purchase price allocation process requires us to use significant estimates and assumptions with respect to the identification of assets previously not recognized such as customer relations, brand name and intangible assets and the determination of the fair value of assets and liabilities acquired.

As part of the business combinations of Intelligent Solutions and Electromaps put options to non-controlling entities to be settled in cash have been granted. At acquisition date a financial liability for the present value of the expected exercise price of the option has been recognized. Significant estimates are made in order to determine the expected exercise price of the option, which are based on a predefined contractual formula calculated on the future sales of the acquired companies.

As described in Note 6 to the consolidated financial statements included elsewhere in this prospectus the liability for the redemption amount of Intelligent Solutions has been estimated at a discounting strike price of €2,661,007 at December 31, 2020 at an annual rate of 2.69%. The strike price has been estimated based on the weighted average of total sales levels for 2020-2021-2022 and multiplied by a coefficient of 0.3, as stated in the acquisition agreement.

The liability for the redemption amount of Electromaps has been estimated discounting the contractual strike price of €4 million as of three months after the approval of the 2023 statutory accounts of Electromaps at an annual rate of 2.69%. The value of the put option liability at December 31, 2020 is €3,677,513. The estimated payment date is March 31, 2024.

Wallbox has elected to apply a policy choice that allows it to recognize the acquisition of 100% of the interests in the subsidiary (therefore, it does not recognize non-controlling interests) against the consideration paid, reflected by the financial liability derived from the put option.

Share Based Payment

Wallbox’s management measures equity settled share-based payments at fair value at the date of grant and expenses the cost over the vesting period, based upon management’s estimate of equity instruments that will eventually vest, along with a corresponding increase in equity. At each statement of financial position date, management revises its estimate of the number of equity instruments expected to vest as a result of the effect of non- market-based vesting conditions. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to equity reserves.

Prior to completion of the Business Combination, as Wallbox S.L.’s ordinary shares were not listed on a public marketplace, the calculation of the fair value of its ordinary shares was subject to a greater degree of estimation in determining the basis for share-based options that it issued. Given the absence of a public market, Wallbox was required to estimate the fair value of the ordinary shares at the time of each grant.

Wallbox’s management determined the value of its ordinary shares based on interpolating from the valuations in our most recent external equity financing rounds and, subject to discounts for the probability and timing of an exit event and lack of marketability, among other factors.

As described in Note 20 to the consolidated financial statements included elsewhere in this prospectus the fair value of the options granted has been determined based on the value of the shares issued in the closest financing rounds (share-capital increases) that have taken place during 2019 and 2020.

The assumptions underlying the valuations represent Wallbox’s best estimates, which involve inherent uncertainties and the application of management judgment. Following the consummation of the Business Combination, Wallbox expects to use the market price of its ordinary shares as the basis for the valuation of future grants. See Note 20 “Employee Benefits” of Wallbox S.L.’s audited consolidated financial statements included elsewhere in this prospectus.

Income Taxes

Deferred tax assets are recognized to the extent that it is probable future taxable profits will be available against which the temporary differences can be utilized. In order to determine the amount of the deferred tax assets to be recognized, the directors consider the amounts and dates on which future taxable profits will be obtained and the reversal period for taxable temporary differences. Wallbox has not recognized deferred tax assets at June 30, 2021 and at June 30, 2020. The key area of judgement is therefore an assessment of whether it is probable that there will be suitable taxable profits against which any deferred tax assets can be utilized. Wallbox operates in a number of international tax jurisdictions. Further details of Wallbox’s accounting policy in relation to deferred tax assets are discussed in Note 5 to its consolidated financial statements included elsewhere in this prospectus.

Research and development tax credit is recognized as an asset once it is considered that there is sufficient assurance that any amount claimable will be received. The key judgement therefore arises in respect of the likelihood of a claim being successful when a claim has been quantified but has not been received. In making this judgement Wallbox considers the nature of the claim and in particular the track record of success of previous claims.

Wallbox is subject to income taxes in numerous jurisdictions and there are transactions for which the ultimate tax determination cannot be assessed with certainty in the ordinary course of business. Wallbox recognizes a provision for situations that might arise in the foreseeable future based on an assessment of the probabilities as to whether additional taxes will be due. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. See Note 23 “Tax credit and other receivables/Other payables” of Wallbox S.L.’s audited consolidated financial statements included elsewhere in this prospectus.

Measurement of the convertible bonds

At 31 December 2020, compound financial instruments issued by Wallbox comprise the convertible bonds issued during 2020 for an amount of Euros 25,880,000 with a nominal interest rate of 8%. In addition, on 27 January 2021, convertible bonds have been issued for an amount of Euros 7,000,000 with the same conditions of the loan issued in 2020. Also 12 April 2021, Wallbox has issued a new compound financial instrument which comprise the convertible bonds issued during 2021 for an amount of Euros 27,550,000 with a nominal interest rate of 5%.

These convertible bonds are denominated in euro and can be converted to ordinary shares at the option of the holder.

Regarding the two first convertible loans, their liability component are initially recognized at the fair value of a similar liability that does not have an equity conversion option. The determination of this fair value is based on an estimated incremental rate which reflects the risk of the country where the company is located, the currency of payments, the specific risk of the sector and the company’s particular situation. In order to determine the discount factor estimates need to be made in respect of the risk-free rate, the country risk premium and the credit spread.

The equity component is initially recognized as the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component. The equity component at issue date was estimated to be nil as the fair value of the liability component was calculated to be close to the fair value of the compound financial instrument as a whole.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortized cost using the effective interest method. The equity component is not remeasured in the following periods. (See Note 13).

Regarding the third convertible loan, based on the analysis performed, Wallbox has concluded that it’s a hybrid instrument that contains a non-derivative financial instrument which comprises an obligation for the issuer to settle in cash or by a way of delivering a variable amount of its own equity instruments and embedded derivatives with different probabilities of contingent events occurring. So, Wallbox has elected to measure the hybrid contract at fair value through profit or lose since its inception. The fair value at issue date equals the nominal value. Afterwards the convertible bond is valued at fair value through profit or loss. The fair value implies judgement in relation to the whether the bond will convert or be paid in cash, the conversion price and the number of shares to be issued in exchange for the bonds. As at 30 June 2021 the estimation was made that a conversion would take place. The share price was estimated based on the company value included in the Business Combination Agreement with Kensington Capital Acquisition II which was signed on 6 June 2021.

Recent Accounting Pronouncements

See Note 4 of Wallbox’s consolidated financial statements included elsewhere in this prospectus for more information regarding recently issued accounting pronouncements.

Off-Balance Sheet Arrangements

As of December 31, 2020, Wallbox’s off-balance sheet arrangements consisted of (A) a pending commitment to invest as of December 31, 2020 of €66,722 relating to a minimum commitment to improve a leased property in the amount of €3,000,000 of which an amount of €2,933,279 has been invested during 2020 and (B) a pending commitment amounting to €159,093 of a loan with Wallbox-Fawsn New Energy Vehicle Charging Technology (Suzhou) Co., Ltd., Wallbox’s joint venture incorporated on June 15, 2019 over which the Group has joint control and a 50% interest. See Notes 8 and 12, respectively, of Wallbox’s consolidated financial statements included elsewhere in this prospectus for more information.

As of June 30, 2021 there are contractual obligations to purchase, construct or develop Property, plant and equipment Assets, for amount of €4,288,651. See note 8 of the interim condensed consolidated financial statements included elsewhere in this prospectus for more information.

Material Weakness

In connection with the audits of Wallbox’s consolidated financial statements for each of the years ended December 31, 2019 and 2020 and the reviews of the interim condensed consolidated financial statements for each of the periods ended June 30, 2021 and 2020 and included elsewhere in this prospectus, Wallbox’s management and independent registered public accounting firm identified material weaknesses in Wallbox’s internal control over financial reporting. The material weaknesses related to: (i) insufficient personnel in the finance team with an appropriate level of knowledge and experience in the application of International Financial Reporting Standards as issued by the IASB, including goodwill impairment testing and purchase price allocation; (ii) IT general controls have not been sufficiently designed or were not operating effectively, and (iii) policies and procedures with respect to the review, supervision and monitoring of the accounting and reporting functions were not operating effectively in some areas. As a result, a number of adjustments to Wallbox’s consolidated financial statements for each of the years ended December 31, 2019 and 2020, as well as to the interim condensed consolidated financial statements for each of the periods ended June 30, 2021 and 2020, were identified and made during the course of the audit process.

Wallbox is currently not required to comply with Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make an assessment of the effectiveness of its internal control over financial reporting. Further, Wallbox’s independent registered public accounting firm has not been engaged to express, nor have they expressed, an opinion on the effectiveness of Wallbox’s internal control over financial reporting. To remediate the material weaknesses, in the course of 2021, Wallbox has strengthened its compliance functions with additional experienced hires and external advisors to assist in its risk assessment process and the design and implementation of controls responsive to those risks.

Assessing Wallbox’s procedures to improve its internal control over financial reporting is an ongoing process. Any material weaknesses Wallbox identifies will be assessed and remediated by implementing the proper operating control. Detective and preventive internal controls are being designed by external advisors and implemented by Wallbox’s experienced new hires. Wallbox can provide no assurance that its remediation efforts described herein will be successful and that Wallbox will not have material weaknesses in the future. Any material weaknesses Wallbox identifies could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of Wallbox’s consolidated financial statements.

Recent Accounting Pronouncements

Refer to Note 5, “Significant Accounting Policies,” of Wallbox’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of the impact of recent accounting pronouncements.

Related Party Transactions

Refer to Note 24.1, “Related Parties,” of Wallbox’s audited consolidated financial statements included elsewhere in this prospectus for more information for related party transactions.

Quantitative and Qualitative Disclosures About Market Risk

Refer to note 25 “Financial Risk Management” of Wallbox’s audited consolidated financial statements included elsewhere in this prospectus for more information.

Interest Rate Risk

Wallbox is exposed to Interest rate risk from possible losses due to changes in the fair value or the future cash flows of a financial instrument because of fluctuations in market interest rates. A hypothetical 10% change in interest rates would mean an increase (decrease) in profit or loss as of December 31, 2020 by €85 thousand.

Foreign Currency Risk

Wallbox has foreign currency risks related to its revenue and operating expenses denominated in currencies other than the Euro, causing both its revenue and its operating results to be impacted by fluctuations in the exchange rates.

Gains or losses from the revaluation of certain cash balances, accounts receivable balances and intercompany balances that are denominated in these currencies impact Wallbox’s net loss. A hypothetical decrease in all foreign currencies against the Euro of 10% would not result in a material foreign currency loss on foreign-denominated balances, as of December 31, 2020. As Wallbox’s global operations expand, its results may be more materially impacted by fluctuations in the exchange rates of the currencies in which it does business.

At this time, Wallbox does not enter into financial instruments to hedge its foreign currency exchange risk, but it may in the future.

Other market price risk

Wallbox maintains investments in funds, which investments amount to €4,247 thousand as at June 30, 2021, which exposure to market price risk could be significant. A hypothetical 10% change in the market price of such investments would mean an increase (decrease) in profit or loss as of June 30, 2021 by €424 thousand.

Implications of being an Emerging Growth Company

In April 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Given that Wallbox expects to continue to report its financial results under IFRS as issued by the IASB, Wallbox will not be able to avail ourselves of this extended transition period and, as a result, Wallbox will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

In addition, as an emerging growth company, Wallbox may rely on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, Wallbox is not required to, among other things, (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (2) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. These exemptions will apply for a period of five years following the completion of this offering or until Wallbox is no longer an “emerging growth company.” Wallbox would cease to be an emerging growth company if any of the following occurs: 1) Wallbox has more than $1.07 billion in annual gross revenue, 2) Wallbox issues more than $1.0 billion of non-convertible debt over a three-year period, or 3) becomes a large accelerated filer as defiled by the Exchange Act Rule12b-2.

Implications of Being a Foreign Private Issuer

Wallbox reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after Wallbox no longer qualifies as an emerging growth company, as long as Wallbox continues to qualify as a foreign private issuer under the Exchange Act, Wallbox will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

In addition, Wallbox will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and is not required to comply with Regulation FD, which restricts the selective disclosure of material information.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules for U.S. public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Even if Wallbox no longer qualifies as an emerging growth company, so long as Wallbox remains a foreign private issuer, Wallbox will continue to be exempt from such compensation disclosures.

MANAGEMENT

Executive Officers and Directors

The Board shall be entrusted with the management of Wallbox and shall for such purpose have all the powers within the limits of the law that are not granted by Articles of Association to others. Wallbox will have a one-tier board, consisting of one or more executive directors and one or more non-executive directors.

The executive directors are primarily responsible for all day-to-day operations of Wallbox. The non-executive directors supervise (i) the executive directors’ policy and performance of duties and (ii) Wallbox’s general affairs and its business, and render advice and direction to the executive directors. The executive directors shall timely provide the non-executive directors with the information they need to carry out their duties. The directors furthermore perform any duties allocated to them under or pursuant to the law or Articles of Association. Each director has a duty to Wallbox to properly perform its duties. In the performance of their tasks, the directors shall be guided by the interests of Wallbox and the enterprise connected with it. Under Dutch law, the interests of Wallbox and the enterprise connected with it extend to the interests of all stakeholders, such as shareholders, creditors, employees, customers and suppliers.

The number of executive directors and the number of non-executive directors shall be determined by the Board. The executive directors and non-executive directors shall be appointed as such by the general meeting of Wallbox at the nomination of the Wallbox Board.

A director shall be appointed for a term of approximately one year, which term of office shall lapse immediately after the close of the annual general meeting held in the year after his or her appointment. A director may be reappointed with due observance of the preceding sentence. A non-executive director may be in office for a period not exceeding twelve (12) years, which period may or may not be interrupted, unless at the proposal of the Board the general meeting of Wallbox resolves otherwise. In the event of reappointment of a non-executive director after an eight-year period (or any reappointment thereafter), the Wallbox’s management report shall include the reasons for such reappointment, in accordance with the principles and best practice provisions of the DCGC.

The general meeting of Wallbox may at all times suspend or dismiss any director. The Board may at all times suspend an executive director.

The Board is comprised of seven directors.

The Board shall adopt written rules and regulations dealing with, inter alia, its internal organization, the manner in which decisions are taken, the composition, duties and organization of committees and any other matters concerning the Board, the executive directors, the non-executive directors and committees established by the Board.

The following table lists the names, ages and positions of those individuals who serve as our directors and executive officers as of October 26, 2021. The Board is comprised of eight directors. The Board consists of an executive director and seven non-executive directors. We anticipate appointing one additional non-executive director in the future.

Name	Age	Position
Executive Officers
Enric Asunción Escorsa	36	Chief Executive Officer, Director
Jordi Lainz	52	Chief Financial Officer
Eduard Castañeda	35	Chief Product Officer

Board
Enric Asunción Escorsa	36	Executive Director
Beatriz González Ordóñez	46	Non-executive Director
Francisco Riberas	57	Non-executive Director
Anders Pettersson	62	Non-executive Director
Diego Diaz Pilas	41	Non-executive Director
Pol Soler	40	Non-executive Director

Executive Officers

Enric Asunción Escorsa. Mr. Asunción is the Chief Executive Officer and Executive Director of Wallbox’s board. Mr. Asunción is a Wallbox co-founder and has served as Wallbox’s Chief Executive Officer and as a member of the Wallbox board since 2015. Previously, Mr. Asunción served as Program Manager of Charging Installations at Telsa, Inc., an American electric vehicle and clean energy company, from June 2014 to June 2015. Prior to Telsa, Inc., Mr. Asunción worked as an engineer at Applus+ IDIADA, an engineering company providing design, testing, engineering and homologation services to the automotive industry, from July 2011 to June 2014. Mr. Asunción holds an Engineering degree from Universitat Politecnica de Catalunya (DNF). We believe Mr. Asunción is well qualified to serve on Wallbox’s board due to the perspective and experience he brings as Wallbox’s Chief Executive Officer and co-founder and his extensive experience in the automotive industry.

Jordi Lainz. Mr. Lainz is the Chief Financial Officer. Mr. Lainz has served as Wallbox’s Chief Financial Officer since March 2019, and served on Wallbox’s board of directors from July 2017 to May 2019. Prior to joining Wallbox, Mr. Lainz served as Corporate Director and Chief Financial Officer of Eurofred Group, distributor of air conditioning and industrial heating systems, from June 2011 to February 2019. Prior to Eurofred Group, Mr. Lainz served as a director and member of the audit committee of Ficosa International SA, an automotive global supplier, from May 1998 to May 2011. Mr. Lainz holds an Economics degree from Universitat de Barcelona and is an auditor in Spain (Censor Jurado de Cuentas).

Eduard Castañeda. Mr. Castañeda is the Chief Product Officer. Mr. Castañeda is a Wallbox co-founder and has served as Wallbox’s Chief Product Officer since 2020, and was formerly Chief Technology Officer from 2018 to 2020. Mr. Castañeda also served on Wallbox’s board of directors as a technical director from 2015 to 2020. Prior to Wallbox, Mr. Castañeda served as a Track Engineering at TPV Racing, a company that introduced telemetry data into real-time motorsports racing teams, from 2005 to 2015. Mr. Castañeda holds an Industrial Engineering degree from the School of Industrial Engineering of Barcelona.

The Board

Anders Pettersson. Mr. Pettersson serves as a member of the board of directors. Mr. Pettersson is the former Chief Executive Officer of Thule, a leading automotive aftermarket company. Under Mr. Pettersson’s leadership, he transformed Thule from an automotive aftermarket accessories business into a lifestyle consumer brand company. Mr. Pettersson brings over 30 years of experience in sourcing, evaluating and acquiring automotive businesses around the world. Mr. Pettersson has served as Chairman of Brink Group B.V., a leading towing hitch business in Europe, since 2014, and has served as a director at ZetaDisplay AB since 2014, at KlaraBo Sverige AB since 2014, at Skabholmen Invest AB since 2009 and at PS Enterprise AB since 2005. As noted above, Mr. Pettersson served as Chief Executive Officer of Thule from 2002 to 2010, where he oversaw international expansion through the strategic acquisitions of Konig, Omnistor, Case Logic, TrackRac and Sportrack. Mr. Pettersson has also served as Chief Executive Officer of Hilding Anders AB from 2011 to 2014 and Capital Safety Group Inc. from 2010 to 2012, and previously held executive and managerial positions with AkzoNobel N.V. and Trelleborg AB. Mr. Pettersson served as a director of Pure Safety from 2010 to 2020, a director of Pure Power from 2016 to 2019, a director of Alite International AB from 2014 to 2019, a director of Victoria Park AB from 2011 to 2019, Chairman of the board of directors of Hilding Anders AB from 2012 to 2014 and a member of the operating review board of Arle Capital Partners Limited from 2012 to 2014. Mr. Pettersson holds a Master of Science in Civil Engineering and Bachelors of Science in Business and Economics from Lund University. We believe Mr. Pettersson is qualified to serve on the board because his extensive experience in the automotive industry. We believe Mr. Pettersson is well qualified to serve on our board of directors based on his extensive experience sourcing, evaluating and acquiring automotive businesses.

Diego Diaz Pilas. Mr. Diaz serves as a member of the board of directors. Mr. Diaz has served as an observer on Wallbox’s board since 2019. Mr. Diaz is the Global Head of Ventures & Technology at Iberdrola, Spanish multinational electric utility company, where he leads its venture capital program, Iberdrola Ventures—PERSEO, that invests in smart energy start-ups worldwide, and he also leads the Technology Prospective Analysis unit in charge of assessing the potential of key technologies for the future of the energy sector. Prior to joining Iberdrola in 2008, he worked at Telefonica, a Spanish multinational telecommunications company, from August 2007 to August 2008, Eir, a mobile and broadband telecommunications company, from August 2005 to August 2007 and Iberdrola Engineering from March 2004 to August 2005. He holds a Master of Science in Engineering from the Universidad Politécnica de Madrid and an executive in Venture Capital from the Walter A. Haas School of Business in the University of California at Berkeley. We believe Mr. Diaz is qualified to serve on the board because of his extensive experience in the electric utility industry.

Pol Soler. Mr. Soler serves as a member of the board of directors. Mr. Soler is the Chief Executive Officer of Quadis, a leading Spanish car dealership group. He is also a board member of Escapa, a leading Spanish bicycle distributor. Mr. Soler holds a Bachelors degree in Business Administration and MBA from Esade Business School. We believe that Mr. Soler is qualified to serve on the board because of his extensive experience in the automobile industry.

Francisco Riberas. Mr. Riberas serves as a member of the board of directors. Mr. Riberas has been on the Board of Directors of Gestamp, a Spanish multinational automotive engineering company, since the company’s inception, and was appointed the Executive Chairman on March 23, 2017. Mr. Riberas holds a Law degree and Economics and Business Administration degree from Comillas Pontifical University. Mr. Riberas began his professional career in the Gonvarri Group as director of Corporate Development and later as Managing Director. In 1977, Mr. Riberas formed Gestamp. Mr. Riberas sits on the management bodies of other Gestamp affiliates and of companies in Acek Group, including in the Gonvarri Group, Acek Energias Renovables and Inmobiliaria Acek. He is also a member of other Boards of Directors, including Telefonica and CIE Automotive. In addition he participates in the Endeavor Foundation and is the Chairman of the Family Business Institute. We believe that Mr. Riberas is qualified to serve on the board because of his extensive experience in the automobile industry.

Beatriz González Ordóñez. Ms. González serves as a member of the board of directors. Ms. González is the Founder and Managing Partner of Seaya Ventures, a Spanish venture capital firm, specializing in technology companies. She has served as a Board Member of Cabify, Glovo, Wallbox, Spotahome, Filmin, Bewe, Revelock and Toqio, since 2014, 2016, 2020, 2016, 2020, 2015, 2019, and 2021, respectively. She also serves as an Independent Board member of Endeavor Spain and Idealista. Prior to founding Seaya in 2012, Ms. González worked at Morgan Stanley, in the finance and investment industry, from 1998 to 2000, Darby Overseas Investments, a private equity firm, from 2002 to 2003, Excel Partners, a private equity firm, from 2003 to 2004, and Fonditel, the largest pension fund in Spain, from 2005 to 2011. Ms. González holds a Business and Economics degree from CUNEF and an MBA from Columbia Business School. We believe Ms. González is qualified to serve on the board based on her extensive experience managing funds in the technology sector.

There are no family relationships among any of Wallbox’s executive officers or directors.

Director Independence

In addition, all of Wallbox’s non-executive directors, other than Enric Asunción Escorsa and Diego Diaz qualify as independent within the meaning of the DCGC.

Director and Officer Qualifications

Wallbox is not expected to formally establish any specific, minimum qualifications that must be met by each of its officers. However, Wallbox expects generally to evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former chief executive officer or chief financial officer of a public company or the head of a division of a prominent international organization, knowledge of Wallbox’s business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of Wallbox’s shareholders.

The Nominating Committee of the Board will prepare policies regarding director qualification requirements (including a diversity policy) and the process for identifying and evaluating director candidates for adoption by the Board.

Corporate Governance Practices

DCGC

As a listed Dutch public limited liability company (naamloze vennootschap), we will be subject to the DCGC. The DCGC contains both principles and best practice provisions on corporate governance that regulate relations between the board and the general meeting and matters in respect of financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their statutory management report, filed in the Netherlands, whether they comply with the provisions of the DCGC. If they do not comply with these provisions, Wallbox is required to give the reasons for such noncompliance. Wallbox intends to comply with the relevant best practice provisions of the DCGC, except as may be noted from time to time in its management report.

Committees of the Board of Directors

Upon the completion of the Business Combination, Wallbox’s Board established three standing committees from among its non-executive directors, including an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board shall remain collectively responsible for decisions prepared by the committees.

Audit Committee

Audit committee members are non-executive directors of the Board and are Beatriz González, Anders Pettersson, and Pol Soler. Beatriz González serves as chairman of the audit committee.

Each member of the audit committee is expected to be financially literate and at least one member is expected to qualify as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee advises the Board in relation to its responsibilities, undertakes preparatory work for the Board’s decision-making regarding the supervision of the integrity and quality of Wallbox’s financial reporting and the effectiveness of Wallbox’s internal risk management and control systems and shall prepare resolutions of the Board in relation thereto. The Wallbox’s Board adopted an audit committee charter, which details the principal functions of the audit committee, including, among other things:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of Wallbox’s accounting and control systems;

•	monitoring the independence of Wallbox’s independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management Wallbox’s compliance with applicable laws and regulations;

•

pre-approving all audit services and permitted non-audit services to be performed by Wallbox’s independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing Wallbox’s independent registered public accounting firm;

•

determining the compensation and oversight of the work of Wallbox’s independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by Wallbox regarding accounting, internal accounting controls or reports which raise material issues regarding Wallbox’s financial statements or accounting policies; and

•	reviewing and approving related party transactions in accordance with Wallbox’s Related Party Transaction Policy and Procedures.

Compensation Committee

Compensation committee members are non-executive directors of the Board are Francisco Riberas, Pol Soler and Andres Pettersson. Francisco Riberas serves as chairman of the compensation committee.

The compensation committee advises the Board in relation to its responsibilities and shall prepare resolutions of the Board in relation thereto. Wallbox’s Board adopted a compensation committee charter which details the principal functions of the compensation committee, including, among other things:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to Wallbox’s Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of its other executive officers;

•	reviewing its executive compensation policies and plans;

•	implementing and administering its incentive compensation equity-based remuneration plans;

•	assisting management in complying with its annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for its executive officers and employees; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the New York Stock Exchange and the SEC.

Nominating and Corporate Governance Committee

Nominating and corporate governance committee members are non-executive directors of the Board and are Diego Diaz, Pol Soler and Beatriz González. Diego Diaz serves as chairman of the nominating and corporate governance committee.

The nominating and corporate governance committee advises the Board in relation to its responsibilities and shall prepare resolutions of the Board in relation thereto. The nominating and corporate governance committee will be responsible for overseeing the selection of persons to be nominated to serve on Wallbox’s Board. The nominating and corporate governance committee will consider persons identified by its members, management, shareholders, investment bankers and others.

Wallbox’s Board adopted a nominating and corporate governance committee charter, which includes guidelines for selecting nominees and provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Wallbox’s Board. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee will not distinguish among nominees recommended by shareholders and other persons.

The nominating and corporate governance committee will also take a leadership role in shaping the corporate governance of Wallbox. The nominating and corporate governance committee charter will provide that it develops and recommends to Wallbox’s Board a set of corporate governance guidelines and other policies and practices applicable to Wallbox and continuously reviews the adequacy of the Articles of Association and other practices and positions of Wallbox.

Code of Business Conduct and Ethics

Wallbox adopted a code of business conduct and ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Wallbox’s code of business conduct and ethics is available on its website. Wallbox intends to disclose any amendment to the code, or any waivers of its requirements, on its website to the extent required under applicable law, rules, regulations or stock exchange requirements.

Compensation

Historical compensation of Wallbox’s executive officers

The amount of compensation, including benefits in kind, accrued or paid to Wallbox’s executive officers with respect to the year ended December 31, 2020 is described in the table below:

(Euros in thousands)	All executives
Periodically-paid remuneration	€384,105.64
Bonuses	55,955.07
Additional benefit payments	—
Total cash compensation	€440,060.71

Compensation of Wallbox’s non-executive directors

Beatriz González and Diego Diaz, Wallbox directors did not receive any compensation from Wallbox with respect to the year ended December 31, 2020.

Remuneration policy for members of the Board

The compensation of the executive directors shall be determined by the Board with observance of the remuneration policy adopted by the general meeting of Wallbox at the proposal of the Wallbox Board. The executive directors shall not participate in the deliberations and decision-making regarding the determination of the remuneration of the executive directors. The compensation of the non-executive directors shall be determined by the Wallbox Board with observance of the remuneration policy adopted by the general meeting of Wallbox.

Any compensation in the form of shares in the capital of Wallbox or rights to subscribe for shares in the capital of Wallbox will be subject to the approval of the general meeting of Wallbox. Such proposal shall state at least the maximum number of shares in the capital of Wallbox or rights to subscribe for shares in the capital of Wallbox that may be granted to directors and the criteria for making or amending such grants.

Our remuneration policy authorizes the Wallbox Board to determine the amount, level and structure of the compensation packages of our directors at the recommendation of our compensation committee. These compensation packages may consist of a mix of fixed and variable compensation components, including base salary, short-term incentives, long-term incentives, fringe benefits, severance pay and pension arrangements, as determined by our Board.

Equity Awards

Wallbox’s founders, directors and executive officers held the following Wallbox options (both vested and unvested) as of October 26, 2021:

Beneficiary	Grant date	Number of options outstanding	Strike price
Enric Asunción Escorsa(1)	N/A	N/A	N/A
Jordi Lainz	April 30, 2019	2,161,447	€0.0021
Eduard Castañeda(1)	N/A	N/A	N/A

(1)

As of the date of this prospectus no options have been issued to either of Enric Asunción Escorsa or Eduard Castañeda; however, the shareholders of Wallbox have approved the Legacy Stock Option Program for founders described below pursuant to which 1,033,610 stock options to purchase Wallbox shares at a per share exercise price equal to €1.93 (prior to giving effect to the transactions contemplated herein) have been reserved for issuance to such founders. It is expected that Mr. Asunción will be granted 775,267 options and Mr. Castañeda will be granted 258,342 options pursuant to such plans.

Wallbox Legacy Employee Stock Option Programs

Prior to the Business Combination, certain beneficiaries were given the opportunity to participate in an Employee Stock Option Program (the “Legacy Stock Option Program”) as part of a long-term equity incentive scheme. The Legacy Stock Option Program consists of three different programs: one for founders, one for management and one for other employees. The Legacy Stock Option Program for founders was adopted by Wallbox shareholders in June 2021. The Legacy Stock Option Program for management was adopted by Wallbox shareholders in July 2018. The Legacy Stock Option Program for employees was adopted by Wallbox shareholders in May 2020.

Under the Legacy Stock Option Program for founders, Wallbox has reserved for issuance to the beneficiaries 1,033,610 stock options to purchase Wallbox shares at a per share exercise price equal to €1.93. Stock options granted under the Legacy Stock Option Program for founders will, for a period of 3 years, only become exercisable in equal monthly installments, determined by pro rating the options (i.e. 1/36th per month) over such 3 year period, on the last day of each calendar month and will be freely exercisable thereafter; provided all such options will expire after 5 years from the grant date. Founders who terminate employment with Wallbox may retain any stock options vested as of the applicable termination date. No options have been granted pursuant to this plan as of the date of this prospectus.

Under the Legacy Stock Option Program for management, the beneficiaries received 7,253,823 stock options to purchase Wallbox shares at a per share exercise price equal to €0.0021. Stock options granted under the Legacy Stock Option Program for managers generally vest in equal yearly instalments on the last day of each year over a 3 year period and expire 2 years from the last of such vesting dates. Managers who terminate employment with Wallbox may retain any stock options vested.

Under the Legacy Stock Option Program for employees, the beneficiaries received 1,626,206 stock options to purchase Wallbox shares at a per share exercise price equal to €0.0021. Wallbox has agreed to reimburse such employees for the amount of any exercise price paid in connection the exercise of such options. Stock options granted under the Legacy Stock Option Program for employees generally vest in equal monthly instalments on the last day of each calendar month over an 8 month period. Employees who terminate employment with Wallbox may retain any stock options vested as of the applicable termination date.

In accordance with the terms of the Legacy Stock Option Programs for employees, participants will be entitled to execute their vested shares at the occurrence of an “Exit Event” and will not be exercisable until an “Exit Event” occurs Notwithstanding the foregoing, subject to the consent of each individual award holder, this “Exit Event” requirement will be waived and the stock options will instead become vested and exercisable based on the conditions applicable to such stock options as of immediately prior to the Business Combination without regard to the “Exit Event” condition. As of the date of this prospectus all of the holders of options under this plan have granted such consent.

Wallbox N.V. 2021 Equity Incentive Plan

The Board adopted the Incentive Plan (an omnibus equity incentive plan) in order to facilitate the grant of equity awards to attract, retain and incentivize employees (including Wallbox’s executive officers), independent contractors and directors of the combined company and its affiliates, which is essential to Wallbox’s long term success. The material terms of the Incentive Plan are summarized below.

Eligibility and Administration

Wallbox’s employees, consultants and directors, and employees and consultants of any of Wallbox’s subsidiaries, are eligible to receive awards under the Incentive Plan. The basis for participation in the Incentive Plan by eligible persons is the selection of such persons for participation by the plan administrator in its discretion. The Incentive Plan will be generally administered by board of directors, which may delegate its duties and responsibilities to committees of H board of directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under the Incentive Plan and/or stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, and adopt rules for the administration of, the Incentive Plan , subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Incentive Plan, including any vesting and vesting acceleration conditions. The plan administrator may also institute and determine the terms and conditions of an “exchange program,” which could provide for the surrender or cancellation, transfer, or reduction or increase of exercise price, of outstanding awards, subject to the limitations provided for in the Incentive Plan . The plan administrator’s determinations under the Incentive Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Incentive Plan or any award thereunder.

Limitation on Awards and Shares Available

The number of shares initially available for issuance under awards granted pursuant to the Incentive Plan will 17,090,419. The number of shares initially available for issuance will be increased on January 1 of each calendar year beginning in 2022 and ending in 2031, by an amount equal to the lesser of (a) 2.5% of the shares of Class A Shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as determined by Wallbox’s board of directors. No more than ten percent (10%) of the fully diluted Shares as determined at the closing of the Business Combination, may be issued upon the exercise of incentive stock options under the Incentive Plan. Shares issued under the Incentive Plan may be newly issued shares, shares purchased in the open market or treasury shares.

If an award under the Incentive Plan expires, lapses or is terminated, exchanged for cash, surrendered to an exchange program, repurchased, cancelled without having been fully exercised or forfeited, then any shares subject to such award will, as applicable, become or again be available for new grants under the Incentive Plan. Shares delivered to Wallbox by a participant to satisfy the applicable exercise price or purchase price of an award and/or satisfy any applicable tax withholding obligation (including shares retained by Wallbox from the award being exercised or purchased and/or creating the tax obligation), will become or again be available for award grants under the Incentive Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not count against the number of shares available for issuance under the Incentive Plan. Awards granted under the Incentive Plan upon the assumption of, or in substitution or exchange for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger, consolidation, acquisition or similar corporate transaction will not reduce the shares available for grant under the Incentive Plan. The plan administrator may, in its discretion, make adjustments to the maximum number and kind of shares which may be issued under the Incentive Plan upon the occurrence of a merger, reorganization, consolidation, combination, amalgamation, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of Wallbox, or sale or exchange of common stock or other securities of Wallbox, change in control, issuance of warrants or other rights to purchase common stock or other securities of Wallbox or similar corporate transaction or event.

Awards

The Incentive Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs; restricted stock; dividend equivalents; restricted stock units, or RSUs; stock appreciation rights, or SARs; and other stock or cash-based awards. Certain awards under the Incentive Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Incentive Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.

Stock options. Stock options provide for the purchase of shares of Class A Shares in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide U.S. tax deferral beyond exercise and favorable U.S. capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. Unless otherwise determined by the plan administrator and only with respect to certain substitute options granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant shareholders). Unless otherwise determined by the plan administrator in accordance with applicable laws, the term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions as the plan administrator may determine.

SARs. SARs entitle their holder, upon exercise, to receive from Wallbox an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR will not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction), and unless otherwise determined by the plan administrator in accordance with applicable laws, the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions as the plan administrator may determine.

Restricted stock and RSUs. Subject to applicable limitations under Dutch law for any such awards issued by Wallbox, restricted stock is generally an award of nontransferable shares of Class A Shares that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are unfunded, unsecured rights to receive, on the applicable settlement date, Class A Shares or an amount in cash or other consideration determined by the plan administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions during the applicable restriction period or periods set forth in the award agreement. RSUs may be accompanied by the right to receive the equivalent value of dividends paid on shares of Class A Shares prior to the delivery of the underlying shares, subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which the dividend equivalents are granted. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral and in accordance with applicable law. Conditions applicable to restricted stock and RSUs may be based on continuing service, performance and/or such other conditions as the plan administrator may determine.

Other stock or cash-based awards. Other stock or cash-based awards may be granted to participants, including awards entitling participants to receive Class A Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified performance criteria or otherwise). Such awards may be paid in Class A Shares, cash or other property, as the administrator determines. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of other stock or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Performance Awards

Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits

(including, but not limited to, gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; marketing initiatives; and other measures of performance selected by Wallbox’s board of directors or its applicable committee, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to Wallbox’s performance or the performance of its subsidiary, division, business segment or business unit, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events not directly related to the business or outside of the reasonable control of management, foreign exchange gains or losses, and legal, regulatory, tax or accounting changes.

Provisions of the Incentive Plan Relating to Director Compensation

The Incentive Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the Incentive Plan’s limitations. The plan administrator may, subject to the limitations in the Incentive Plan, Dutch law, and Wallbox’s remuneration policy as may be in existence from time to time, in each case, as applicable, establish the terms, conditions and amounts of all such non-employee director compensation in its discretion and in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation or other compensation and the grant date fair value (as determined in accordance with ASC 718, or any successor thereto) of any equity awards granted as compensation for services as a non-employee director during any calendar year may not exceed $1,000,000. The plan administrator may make exceptions to this limits for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Certain Transactions

In connection with certain transactions and events affecting Class A Shares, including, without limitation, any dividend or other distribution, reorganization, merger, consolidation, recapitalization, or sale of all or substantially all of the assets of Wallbox, or sale or exchange of common stock or other securities of Wallbox, a change in control, or issuance of warrants or other rights to purchase common stock or other securities of Wallbox, or similar corporate transaction or event, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the Incentive Plan to prevent the dilution or enlargement of intended benefits, facilitate such transaction or event, or give effect to such change in applicable laws or accounting principles. This includes canceling awards in exchange for either an amount in cash or other property with a value equal to the amount that would have been obtained upon exercise or settlement of the vested portion of such award or realization of the participant’s rights under the vested portion of such award, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares available, replacing awards with other rights or property and/or terminating awards under the Incentive Plan.

For purposes of the Incentive Plan, a “change in control” means and includes each of the following:

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a transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than Wallbox or its subsidiaries or any employee benefit plan maintained by Wallbox or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Wallbox’s securities possessing more than 50% of the total combined voting power of Wallbox’s securities outstanding immediately after such acquisition; or

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during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Wallbox board of directors together with any new directors (other than a director designated by a person who shall have entered into an agreement with Wallbox to effect a change in control transaction) whose election by the Wallbox board of directors or nomination for election by Wallbox’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

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the consummation by Wallbox (whether directly or indirectly) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of Wallbox’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

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which results in Wallbox’s voting securities outstanding immediately before the transaction continuing to represent either by remaining outstanding or by being converted into voting securities of the company or the person that, as a result of the transaction, controls, directly or indirectly, the company or owns, directly or indirectly, all or substantially all of Wallbox’s assets or otherwise succeeds to Wallbox’s business, directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction, and

•

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group shall be treated as beneficially owning 50% or more of the combined voting power of the successor entity solely as a result of the voting power held in Wallbox prior to the consummation of the transaction.

Foreign Participants, Claw-back Provisions, Transferability and Participant Payments

With respect to foreign participants, the plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above. All awards will be subject to the provisions of any claw-back policy implemented by Wallbox to the extent set forth in such claw-back policy or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Incentive Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the Incentive Plan and exercise price obligations arising in connection with the exercise of stock options under the Incentive Plan, the plan administrator may, in its discretion and subject to any applicable blackout or lock-up periods, accept cash, wire transfer, or check, shares of Class A Shares that meet specified conditions (a market sell order) or such other consideration as it deems suitable or any combination of the foregoing.

Plan Amendment and Termination

Wallbox’s board of directors may amend, suspend or terminate the Incentive Plan at any time. However, no amendment, other than an increase in the number of shares available under the Incentive Plan, in excess of the initial pool and annual increase as described above, may materially and adversely affect any award outstanding at the time of such amendment without the affected participant’s consent. Wallbox’s board of directors will obtain stockholder approval for any plan amendment to the extent necessary to comply with applicable laws. The plan administrator will have the authority, without the approval of Wallbox’s shareholders, to amend any outstanding award, including by substituting another award of the same or different type, changing the exercise or settlement date, converting an ISO to an NSO and institute any such exchange program. No award may be granted pursuant to the Incentive Plan after the expiration of the Incentive Plan . The Incentive Plan is scheduled to remain in effect until the earlier of (i) the tenth anniversary of the date on which Wallbox’s board of directors adopts the Incentive Plan and (ii) the earliest date as of which all awards granted under the Incentive Plan have been satisfied in full or terminated and no shares approved for issuance under the Incentive Plan remain available to be granted under new awards.

Securities Laws

The Incentive Plan is intended to conform to all provisions of the Securities Act, the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder. The Incentive Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

Wallbox N.V. 2021 Employee Stock Purchase Plan

In connection with the Business Combination, the Board adopted the ESPP (an employee stock purchase plan) in order to facilitate employees of Wallbox and its affiliates to purchase Class A Shares at a discount through payroll deductions and to benefit from share price appreciation, thus enhancing the alignment of employee and shareholder interests, which is essential to Wallbox’s long term success. The material terms of the ESPP are summarized below.

Summary of the ESPP

This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP.

The ESPP is comprised of two distinct components in order to provide increased flexibility to grant the right to purchase shares of Class A Shares under the ESPP to U.S. and to non-U.S. employees. Specifically, the ESPP authorizes (1) the grant of the right to purchase shares of Class A Shares by U.S. employees that are intended to qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code (the “Section 423 Component”), and (2) the grant of the right to purchase shares of Class A Shares that are not intended to qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code to facilitate participation for employees located outside of the U.S. who do not benefit from favorable U.S. federal tax treatment or who otherwise are not eligible or not intended to participate in the Section 423 Component and to provide flexibility to comply with non-U.S. law and other considerations (the “Non-Section 423 Component”). Where permitted under local law and custom, we expect that the Non-Section 423 Component will generally be operated and administered on terms and conditions similar to the Section 423 Component.

Shares Available for Awards; Administration

8,545,209 shares will initially be reserved for issuance under the ESPP. In addition, the number of shares available for issuance under the ESPP will be annually increased on January 1 of each calendar year beginning in 2022 and ending on and including January 31, 2031, by an amount equal to the lesser of (A) 1% of the aggregate number of shares of Class A Shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by Wallbox’s board of directors. The number of shares that may be issued or transferred pursuant to the rights granted under the Section 423 Component of the ESPP will not exceed an aggregate of 25,000 shares. Wallbox’s board of directors or a committee of Wallbox’s board of directors will administer and will have authority to interpret the terms of the ESPP and determine eligibility of participants. We expect that the compensation committee will be the initial administrator of the ESPP.

Eligibility

We expect that substantially all of Wallbox’s employees will be eligible to participate in the ESPP. However, an employee may not be granted rights to purchase stock under the ESPP if the employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of stock and other securities of Wallbox, or a parent or subsidiary corporation of Wallbox. Directors who are not employees are not eligible to participate. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period. Additionally, the plan administrator may provide that an employee will not be eligible to participate in an offering period under the Section 423 Component if (i) such employee is a highly compensated employee under Section 414(q) of the Code, (ii) such employee has not met a service requirement designated by the plan administrator, (iii) such employee’s customary employment is for twenty hours per week or less, (iv) such employee’s customary employment is for less than five months in any calendar year and/or (v) such employee is a citizen or resident of a non-U.S. jurisdiction or the grant of a right to purchase shares of Class A Shares under the ESPP to such employee would be prohibited under the laws of such non-U.S. jurisdiction or the grant of a right to purchase such shares under the ESPP to such employee in compliance with the laws of such non-U.S. jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code.

Grant of Rights

Stock will be offered under the ESPP during offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to twenty-seven months long. The plan administrator will establish one or more purchase periods within each offering period. The number of purchase periods within, and purchase dates during each offering period, will be established by the plan administrator prior to the commencement of each offering period. The length of the purchase periods will be determined by the plan administrator and may be up to twenty-seven months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates for each offering period will be the final trading day of the purchase period or such other date as determined by the plan administrator. Payroll deductions for each offering periods under the ESPP will commence for a participant on the first regular payday following the applicable enrollment date of an offering period and will end on the last such payday in the offering period to which such participant’s authorization is applicable, unless sooner terminated or suspended by the participant or plan administrator under the ESPP. The plan administrator may, in its discretion, modify the terms of future offering periods. In non-U.S. jurisdictions where participation in the ESPP through payroll deductions is prohibited, the plan administrator may provide that an eligible employee may elect to participate through contributions to the participant’s account under the ESPP in a form acceptable to the plan administrator in lieu of or in addition to payroll deductions.

The ESPP permits participants to purchase Class A Shares through payroll deductions of a specified percentage or a fixed dollar amount of their eligible compensation, which, in either event, may not be less than 1% and may not be more than the maximum percentage specified by the plan administrator for the applicable offering period or purchase period. In the absence of a contrary designation, such maximum percentage will be 20%. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period. In addition, no employee will be permitted to accrue the right to purchase stock under the Section 423 Component at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of Class A Shares as of the first day of the offering period).

On the first trading day of each offering period, each participant will be granted the right to purchase shares of Class A Shares. The right will expire on the earlier of, the end of the applicable offering period, the last purchase date of the offering period, and the date on which the participant withdraws from the ESPP, and will be exercised at that time to the extent of the payroll deductions (or contributions) accumulated during the offering period. The purchase price of the shares, in the absence of a contrary designation, with respect to the Section 423 Component will be 85% of the lower of the fair market value of Class A Shares on the first trading day of the offering period or on the purchase date. Participants may voluntarily end their participation in the ESPP at any time during a specified period prior to the end of the applicable offering period, and will be paid their accrued payroll deductions (and contributions, if applicable) that have not yet been used to purchase shares of Class A Shares. If a participant withdraws from the ESPP during an offering period, the participant cannot rejoin until the next offering period. Participation ends automatically upon a participant’s termination of employment.

A participant may not transfer rights granted under the ESPP other than by will or the laws of descent and distribution, and are generally exercisable only by the participant.

Certain Transactions

In the event of certain non-reciprocal transactions or events affecting Class A Shares, including, without limitation, any dividend or other distribution, change in control, reorganization, merger, repurchase, redemption, recapitalization, liquidation, dissolution, sale of all or substantially all of our assets or sale or exchange of our shares of Class A Shares, or other similar corporate transaction or event, the plan administrator will make equitable adjustments to the ESPP and outstanding rights. In the event of any events or transactions set forth in the immediately preceding sentence or any unusual or non-recurring events or transactions, the plan administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.

Plan Amendment; Termination

The plan administrator may amend, suspend or terminate the ESPP at any time. However, shareholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP, in excess of the initial pool and annual increase as described above, or changes the corporations or classes of corporations whose employees are eligible to participate in the ESPP. The ESPP will continue until terminated by Wallbox’s board of directors.

DESCRIPTION OF SECURITIES

This section of the registration statement includes a description of the material terms of Wallbox’s articles of association and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of Wallbox’s amended and restated articles of association, which are included as Annex to this registration statement. We urge you to read the full text of Wallbox’s amended and restated articles of association.

OVERVIEW

Wallbox was incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) on June 7, 2021 with an issued share capital of €1.20. Wallbox is registered with the Dutch trade register under the registration number 83012559. Wallbox’s corporate seat (statutaire zetel) is in Amsterdam, the Netherlands, and its business address is at Carrer del Foc 68, 08038 Barcelona, Spain.

Wallbox was converted from a Dutch private limited liability company to a Dutch public limited liability company (naamloze vennootschap) in connection with the Business Combination. Wallbox has a one-tier board structure.

Unless stated otherwise, the following is a description of the material terms of the Shares and the amended and restated articles of association.

SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Share Capital

Authorized Share Capital

Wallbox will have three classes of shares: (i) Class A Shares, each with a nominal value of €0.12, (ii) Class B Shares, each with a nominal value of €1.20, and (iii) Conversion Shares, each with a nominal value of €1.08.

Wallbox’s authorized share capital amounts to €108,000,002.16, divided into 400,000,000 Class A Shares, 50,000,000 Class B Shares, and two Conversion Shares.

Under Dutch law, the authorized share capital is the maximum share capital that Wallbox may issue without amending the articles of association.

Issued Share Capital

Upon incorporation of Wallbox, Wallbox issued 10 ordinary shares with a nominal value of €0.12 to Wall Box Chargers, S.L., which shares were subsequently transferred to Stichting Project Orion. Wallbox issued an additional 374,990 ordinary shares with a nominal value of €0.12 each to Stichting Project Orion to meet the minimum capital requirements for the conversion of Wallbox into a Dutch public limited liability company.

In addition, Wallbox’s issued share capital increased pursuant to the terms of the Business Combination Agreement, including by the issuance of additional Shares in connection with (a) the Exchanges, (b) the Merger and (c) the Subscription Agreements.

Form of Shares

Pursuant to the articles of association, Shares are registered shares.

Transfer of Shares

Under Dutch law, transfers of Shares (other than in book-entry form) shall require a deed executed for that purpose and, save in the event Wallbox itself is a party to such legal act, written acknowledgement by Wallbox of the transfer.

Under the articles of association, if and as long as one or more Class A Shares are admitted to trading on the NYSE, or if it may reasonably be expected that one or more Class A Shares shall shortly be admitted to trading on the NYSE, the Board may resolve that the laws of the State of New York, United States of America, shall apply to the property law aspects of the Class A Shares, subject to certain overriding exceptions under the Dutch Civil Code. Such resolution and the revocation thereof shall be made available for inspection on the Wallbox’s website and at the Dutch trade register. The Board will adopt such resolution effective as of the completion of the Business Combination.

Conversion of Shares

Class A Shares will not be convertible into any other shares of capital stock of Wallbox. Each Class B Share will be convertible at any time at the option of the holder into one Class A Share and one Conversion Share. In addition, Class B Shares shall automatically convert into Class A Shares and Conversion Shares in the same ratio referred above, upon the occurrence of a conversion event set forth by the Wallbox articles of association, including (i) the sale or transfer of such shares, but excluding certain transfers permitted by the Wallbox’s amended and restated articles of association, or (ii) the death or disability of the excluded holder (within the meaning of the Wallbox articles of association) of such shares, and with effect as of the conversion date (being the date that the non-executive directors determine, in their sole discretion, that a conversion event has occurred).

Notwithstanding the foregoing, all outstanding Class B Shares shall convert into Class A Shares and Conversion Shares in the same ratio referred above, upon the occurrence of the final conversion event (and with effect as per the date on which Wallbox becomes aware the final conversion event has occurred), being: (i) the date set by the Board that is no less than 61 days and no more than 180 days following the date after the date on which the aggregate number of issued and outstanding Class B Shares held (jointly) by the holders that were issued Class B Shares pursuant to the Business Combination Agreement, and their permitted transferees, represents less than 20% of the aggregate number of issued and outstanding Class B Shares held by the initial holders on the date on which Wallbox issues Class B Shares for the first time; or (ii) the date set by the meeting of holders of Class B Shares.

Upon the occurrence of a conversion event, the shareholder concerned shall be obliged to notify the Board thereof by means of a written notice addressed to the Board.

If a Conversion Share is held by anyone other than Wallbox (the “Transferor”), such Transferor shall be obliged to offer and transfer such Conversion Shares to Wallbox unencumbered (without any usufruct, right of pledge, attachment or other encumbrance and without depositary receipts issued for such Conversion Shares) and for no consideration. If and for as long as the Transferor fails to offer and transfer the relevant Conversion Shares to Wallbox, the voting rights, meeting rights and rights to receive distributions attached to the relevant Conversion Shares are suspended. If the Transferor fails to offer and transfer the relevant Conversion Shares to Wallbox within the number of days after the conversion date set forth by the Wallbox articles of association, Wallbox is irrevocably empowered and authorized to offer and transfer the relevant Conversion Shares to Wallbox and until such transaction occurs.

The end result of the conversion of Class B Shares and subsequent transfer to Wallbox of Conversion Shares is that a Wallbox shareholder will hold one Class A Share for each Class B Share it held at the time of conversion.

Issuance of Shares and Pre-emptive Rights

Issuance of Shares

Under Dutch law, the general meeting of Wallbox is authorized to issue Shares or to grant rights to subscribe for Shares and to restrict and/or exclude statutory pre-emptive rights in relation to the issuance of Shares or the granting of rights to subscribe for Shares. The general meeting of Wallbox may designate the Board competent to issue Shares (or grant rights to subscribe for Shares) and to determine the issue price and other conditions of the issue for a specified period not exceeding five years (which period can be extended from time to time for further periods not exceeding five years).

Such designation by the general meeting of Wallbox must state the number of Shares that may be issued. The designation of the Board by the general meeting of Wallbox cannot be withdrawn unless determined otherwise at the time of designation. A resolution of the Board to issue Shares (or grant rights to subscribe for Shares) and a resolution to designate the Board thereto can only be adopted at the proposal of the Board. The general meeting of Wallbox shall, in addition to the Board, remain authorized to issue Shares if such is specifically stipulated in the resolution authorizing the Board to issue Shares.

For a period of 5 years commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to issue Shares (and to grant rights to subscribe for Shares).

Pre-emptive Rights

Under Dutch law and the articles of association, each shareholder has a pre-emptive right in proportion to the aggregate amount of its Class A Shares and Class B Shares upon the issuance of Class A Shares and Class B Shares (or the granting of rights to subscribe for Class A Shares and Class B Shares). No pre-emptive rights shall apply in respect of any issuance of Conversion Shares. This pre-emptive right does not apply to: (i) Shares issued to employees of Wallbox or a group company of Wallbox as referred to in Section 2:24b Dutch Civil Code, (ii) Shares that are issued against payment other than in cash; and (iii) Shares issued to a person exercising a previously granted right to subscribe for Shares.

The pre-emptive rights in respect of newly issued Shares or the granting of rights to subscribe for Shares may be restricted or excluded by a resolution of the general meeting of Wallbox. Pre-emptive rights may also be limited or excluded by a resolution of the Board if the Board has been designated thereto by the general meeting of Walbox for a specific period and with due observance of applicable statutory provisions, and the Board has also been designated to issue Shares.

A resolution of the general meeting of Wallbox to limit or exclude pre-emptive rights or a resolution to designate the Board thereto, can only be adopted at the proposal of the Board, and requires a majority of at least two-thirds of the votes cast, if less than half of the issued share capital of Wallbox is present or represented at the general meeting. Unless otherwise stipulated at its grant the designation may not be withdrawn.

If the resolution of the general meeting of Wallbox to issue Shares or to designate the authority to issue Shares to the Board is detrimental to the rights of holders of a specific class of Shares, the validity of such resolution of the general meeting of Wallbox requires a prior or simultaneous approval by the group of holders of such class of Shares.

For a period of 5 years commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to limit or exclude pre-emptive rights in respect of Shares.

Repurchase of Shares

Subject to Dutch law and the articles of association, Wallbox may acquire fully paid-up Shares either for no consideration or under universal title of succession, or if, (i) its shareholders’ equity less the payment required to make the acquisition, does not fall below the sum of called-up and paid-in share capital and any reserves to be maintained by Dutch law and/or the articles of association, (ii) Wallbox and its subsidiaries would thereafter not hold Shares or hold a pledge over Shares with an aggregate nominal value exceeding 50% of Wallbox’s issued share capital and (iii) the Board has been authorized thereto by the general meeting of Wallbox. Any acquisition by Wallbox of Wallbox Shares that are not fully paid-up shall be null and void.

The authorization to the Board to acquire own Shares is valid for a maximum of 18 months. As part of the authorization, the general meeting of Wallbox must specify the number of Shares that may be repurchased, the manner in which the Shares may be acquired and the price range within which the Shares may be acquired. The authorization is not required if Wallbox repurchases fully paid-up Shares for the purpose of transferring these Shares to employees of Wallbox or a group company of Wallbox as referred to in Section 2:24b Dutch Civil Code under any applicable equity compensation plan, provided that those Shares are quoted on an official list of a stock exchange.

Wallbox can, jointly with its subsidiaries, hold Shares in its own capital exceeding 10% of its issued share capital for no more than three years after acquisition of Shares for no consideration or under universal title of succession. Owned Shares pledged by Wallbox and its subsidiaries are taken into account in this respect. Any Shares held by Wallbox in excess of the amount permitted shall automatically transfer to the directors jointly at the end of the last day of such three-year period. Each director shall be jointly and severally liable to compensate Wallbox for the value of the Shares at such time, with interest at the statutory rate thereon from such time. The same applies to the acquisition of Shares for employees of Wallbox under any applicable equity compensation plan, provided that those Shares are quoted on an official list of a stock exchange and held by Wallbox for more than one year after acquisition thereof.

For a period of 18 months commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to repurchase Shares.

Reduction of Share Capital

The general meeting of Wallbox may, only upon a proposal of the Board, resolve to reduce the issued share capital by (i) cancelling Shares held by Wallbox itself or (ii) amending the articles of association to reduce the nominal value of the Shares. In either case, this reduction would be subject to provisions of Dutch law and the articles of association. Under Dutch law, a resolution of the general meeting of Wallbox to reduce the number of Shares must designate the Shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution to reduce the issued share capital requires a majority of at least two-thirds of the votes cast, if less than half of the issued share capital of Wallbox is present or represented at the general meeting.

If the resolution of the general meeting of Wallbox to reduce Wallbox’s issued share capital by reducing the nominal value of Shares through amendment of the articles of association is detrimental to the rights of holders of a specific class of Shares, the validity of such resolution of the general meeting of Wallbox requires a prior or simultaneous approval by the group of holders of such class of Shares.

In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

Wallbox’s Shareholders’ Register

The Board must keep a shareholders’ register; the Board may appoint a registrar to keep the register on its behalf. The register must be regularly updated. The shareholders’ register may be kept in several copies and in several places. Part of the register may be kept outside the Netherlands to comply with applicable local law or pursuant to stock exchange rules.

The shareholders’ register and records names and addresses of all holders of Shares, showing the date on which the Shares were acquired, the date of the acknowledgement by or notification of Wallbox as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct on Shares belonging to another or a right of pledge in respect of such Shares.

Certain Class A Shares will be held through The Depositary Trust Company, or DTC, therefore DTC or its nominee will be recorded in the shareholders’ register as the holder of those Class A Shares.

General Meetings and Voting Rights

General Meeting

General meetings of Wallbox are to be held in a location determined in accordance with Dutch law and the Articles of Association. The annual general meeting of Wallbox shall be held each year within six months after the end of Wallbox’s financial year. Other general meetings of Wallbox shall be held as often as the Board or the Chair & CEO deems necessary, and shall be held within three months after the Board has considered it to be likely that Wallbox’s equity has decreased to an amount equal to or lower than half of its paid-up and called-up share capital, in order to discuss the measures to be taken if so required.

General meetings are convened by the Board or the Chair & CEO. Pursuant to Dutch law, one or more shareholders and/or other persons with meeting rights who individually or jointly represent at least the part of Wallbox’s issued share capital prescribed by law for this purpose, may request the Board in writing to convene a general meeting setting out in detail the matters to be discussed. If the Board has not taken the steps necessary to ensure that the general meeting could be held within the relevant statutory period after the request, the requesting shareholders and/or other persons with meeting rights may at their request be authorized by the preliminary relief judge of the district court to convene a general meeting.

The notice of a general meeting shall be given by the Board by means of an announcement with due observance of the statutory notice period and in accordance with the law. The notice of a general meeting shall in any event state the items to be dealt with, the items to be discussed and which items to be voted on, the place and time of the meeting and the procedure for participating at the meeting whether or not by written proxy-holder. The notice of a general meeting shall also state the record date and the manner in which the persons with meeting rights may procure their registration and exercise their rights. Those persons with meeting rights and those persons with voting rights who are listed on the record date for a general meeting as such in a register designated for that purpose by the Board, are deemed persons with meeting rights or persons with voting rights, respectively, for that general meeting, regardless of who is entitled to the Shares at the date of the general meeting of Wallbox. Under Dutch law, the record date is currently the 28th day prior to the date of a general meeting.

Pursuant to the Dutch law, a subject for discussion which has been requested in writing by one or more shareholders and/or other persons with meeting rights who individually or jointly represent at least three percent of Wallbox’s issued share capital, shall be included in the notice of the general meeting of Wallbox or shall be notified in the same manner as the other subjects for discussion, provided Wallbox has received the request (including the reasons for such request) not later than sixty days before the day of the meeting. Such written requests must comply with the conditions stipulated by the Board as to be posted on Wallbox’s website.

The general meeting of Wallbox shall be presided over by the chairman of the Board or another director designated for that purpose by the Board. If the chairman of the Board is not present at the meeting and no other director has been designated by the Board to preside over the general meeting, the general meeting itself shall appoint a chairperson. The chairperson of the general meeting shall appoint a secretary of the general meeting. Minutes of the proceedings at a general meeting shall in principle be kept by the secretary.

Voting Rights and Decision-Making

Each Class A Share confers the right on the holder to cast one vote at the general meeting of Wallbox and each Class B Share confers the right on the holder to cast ten votes at the general meeting of Wallbox. If and to the extent voting rights are not suspended, each Conversion Share confers the right on the holder to cast nine votes at the general meeting of Wallbox. To the extent the law or the articles of association do not require a qualified majority, all resolutions of the general meeting of Wallbox shall be adopted by a simple majority of the votes cast.

The chairperson of the general meeting of Wallbox shall decide on the method of voting. Abstentions, blank votes and invalid votes shall not be counted as votes. The ruling by the chairperson of the general meeting of Wallbox on the outcome of a vote shall be decisive. All disputes concerning voting for which neither the law nor the articles of association provide a solution are decided by the chairperson of the general meeting of Wallbox.

No votes may be cast at the general meeting of Wallbox for a Share held by Wallbox or a subsidiary of Wallbox. Wallbox or a subsidiary of Wallbox may not cast a vote in respect of a Share on which it holds a right of pledge or a right of usufruct. However, holders of a right of pledge or a right of usufruct on Shares held by Wallbox or a subsidiary of Wallbox are not excluded from voting, if the right of pledge or the usufruct was created before the Share belonged to Wallbox or the subsidiary.

When determining how many votes are cast by shareholders, how many shareholders are present or represented, or which part of Wallbox’s issued share capital is represented at the general meeting of Wallbox, no account shall be taken of Shares for which, pursuant to the law or the articles of association, no vote can be cast.

Certain Major Transactions

Pursuant to Dutch law and the articles of association, the Board shall require the approval of the general meeting of Wallbox for resolutions regarding a significant change in the identity or nature of Wallbox or the enterprise connected with it, including in any event:

(a)	the transfer of the business enterprise, or practically the entire business enterprise, to a third party;

(b)

concluding or cancelling any long-lasting cooperation of Wallbox or a subsidiary of Wallbox with any other legal person or company or as a fully-liable general partner in a partnership, provided that such cooperation or cancellation thereof is of material significance to Wallbox; and

(c)

acquiring or disposing of a participating interest in the share capital of a company with a value of at least one-third of Wallbox’s assets, as shown in the consolidated balance sheet with explanatory notes thereto according to the last adopted annual accounts of Wallbox, by Wallbox or a subsidiary of Wallbox.

Board

Appointment of Directors

With respect to the Board, please see the section entitled “Management.”

Liabilities of Directors

Under Dutch law, the management of a company is a joint undertaking and each director can be held jointly and severally liable to the company for damages in the event of improper or negligent performance of their duties. In such a scenario, all directors are jointly and severally liable to the company for failure of one or more co-directors. An individual director is only exempted from liability if such director proves that he or she cannot be held liable for serious culpable conduct for the mismanagement and that he or she has not been negligent in seeking to prevent the consequences of the mismanagement. In this regard, a director may refer to the allocation of tasks between the directors. Further, individual directors can be held liable to third parties based on tort, pursuant to certain provisions of the Dutch Civil Code (Burgerlijk Wetboek). In certain circumstances, including in the event of bankruptcy of the company, directors may incur additional specific civil and criminal liabilities.

Please see the section entitled “Certain Relationships and Related Party Transactions—Relationships and Related Party Transactions—Indemnification Agreements” for a description of the indemnification provisions in the articles of association.

Dividends and Other Distributions

General

Wallbox may only make distributions to the extent Wallbox’s equity exceeds the sum of its paid-up and called-up part of its issued share capital and the reserves which must be maintained pursuant to the law. Distribution of profits shall be made after the adoption of the annual accounts from which it appears that the distribution is allowed.

The holders of Class A Shares and Class B Shares shall be entitled pari passu to distributions, as any and all distributions on the Shares shall be made in such a way that on each Share an equal amount or value will be distributed provided that and with observance of the following order of priority: (a) in the event of a distribution of profits in respect of a financial year, a distribution for an amount equal to one percent (1%) of the nominal value of Conversion Shares shall first be distributed on each issued and outstanding Conversion Share, and (b) following such distribution on Conversion Shares, no further distribution shall be made on Conversion Shares in respect of such financial year.

Right to Reserve and Dividend Policy

The Board may determine which part of the profits shall be reserved, with due observance of Wallbox’s policy on reserves and dividends. The general meeting of Wallbox may resolve to distribute any part of the profits remaining after reservation. If the general meeting of Wallbox does not resolve to distribute these profits in whole or in part, such profits (or any profits remaining after distribution) shall also be reserved.

Interim Distribution

Subject to Dutch law and the articles of association, the Board may resolve to make an interim distribution of profits provided that it appears from an interim statement of assets signed by the Board that the Wallbox’s equity exceeds the sum of its paid up and called up part of its issued share capital and the reserves which must be maintained pursuant to the law.

Notices and Payment

The date on which dividends and other distributions shall be made payable shall be announced in accordance with the law and published on Wallbox’s website. Distributions shall be payable on the date determined by the Board.

The persons entitled to a distribution shall be the relevant shareholders, holders of a right of usufruct on Shares and holders of a right of pledge on Shares, at a date to be determined by the Board for that purpose. This date shall not be earlier than the date on which the distribution was announced.

Distributions which have not been claimed upon the expiry of five years and one day after the date when they became payable will be forfeited to Wallbox and will be carried to the reserves. The Board may determine that distributions on Shares will be made payable either in euro or in another currency.

Exchange controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.

Squeeze-out Procedures

A shareholder who alone or together with group companies holds at least 95% of the issued share capital of Wallbox for his or her own account may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) (Enterprise Chamber), and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

A shareholder that holds a majority of Wallbox’s issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective of obtaining at least 95% of Wallbox’s issued share capital so the shareholder may initiate squeeze-out proceedings. Those restructuring transactions could, among other things, include a merger or demerger involving Wallbox, a contribution of cash and/or assets against issuance of Shares, the issue of new Shares to the majority shareholder without preemptive rights for minority shareholders or an asset sale transaction.

Depending on the circumstances, an asset sale of a Dutch public limited liability company (naamloze vennootschap) is sometimes used as a way to squeeze out minority shareholders, for example, after a successful tender offer through which a third party acquires a supermajority, but less than all, of the company’s shares. In such a scenario, the business of the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the target company. The purchase price is distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders had an interest.

Amendments to the Articles of Association

The general meeting of Wallbox may resolve to amend the articles of association at the proposal of the Board. The rights of shareholders may be changed only by amending the articles of association in compliance with Dutch law.

Dissolution and Liquidation

The general meeting of Wallbox may resolve to dissolve Wallbox at the proposal of the Board. If Wallbox is dissolved pursuant to a resolution of the general meeting of Wallbox, the members of the Board shall become liquidators of the dissolved Wallbox’s property. The general meeting of Wallbox may decide to appoint other persons as liquidators.

During liquidation, to the extent possible the articles of association shall continue to apply. The Class A Shares and Class B Shares have equal economic rights at liquidation such that any balance remaining after payment of the debts of the dissolved Wallbox shall be transferred to the shareholders pro rata in proportion to the number of Class A Shares and Class B Shares held by each shareholder, provided that and with observance of the following order of priority: an amount equal to the nominal value of Conversion Shares shall first be transferred on each Conversion Share to the holders of the Conversion Shares.

Certain Disclosure Obligations of Wallbox

As of completion of the Business Combination, Wallbox will be subject to certain disclosure obligations under U.S. rules of the New York Stock Exchange and the U.S. Securities and Exchange Commission. The following is a description of the general disclosure obligations of public companies under Dutch and U.S. law and the rules of the New York Stock Exchange as such laws and rules exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

Dutch Financial Reporting Supervision Act

On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM supervises the application of financial reporting standards by Dutch companies whose securities are listed on a regulated market or comparable non-EEA trading venue.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from Wallbox regarding its application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that Wallbox’s financial reporting meets such standards and (ii) recommend to Wallbox the making available of further explanations. If Wallbox does not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) orders Wallbox to (i) make available further explanations as recommended by the AFM (ii) provide an explanation of the way Wallbox has applied the applicable financial reporting standards to its financial reports or (iii) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.

Certain Insider Trading and Market Manipulation Laws

U.S. law contains rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances. In connection with its listing on NYSE, Wallbox will adopt an insider trading policy. This policy will provide for, among other things, rules on transactions by members of the Wallbox Board and Wallbox employees in Shares or in financial instruments the value of which is determined by the value of the shares.

Certain Disclosure and Reporting Obligations of Directors, Officers and Shareholders of Wallbox

As of completion of the Business Combination, Wallbox’s directors, (non-)executive officers and shareholders will be subject to certain disclosure and reporting obligations under U.S. law. The following is a description of the general disclosure obligations of directors, officers, and shareholders under U.S. law as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

DCGC

With respect to the DCGC, please see the section entitled “Management.”

Dutch Civil Code

The Dutch Civil Code provides for certain disclosure obligations in Wallbox’s annual accounts. Information on directors’ remuneration and rights to acquire Shares must be disclosed in Wallbox’s annual accounts.

Transfer Agent and Warrant Agent

Wallbox lists the Class A Shares in book-entry form and such Class A Shares, through the transfer agent, will not be certificated. Wallbox appointed Continental Stock Transfer & Trust Company as its agent in New York to maintain Wallbox’s shareholders’ and warrant holders’ register on behalf of the Board and to act as transfer agent and registrar for the Shares. The Class A Shares and the HPublic Warrants will trade on NYSE in book-entry form.

Listing of Shares

Wallbox intends to apply to list the Class A Shares on the NYSE under the symbol “WBX”, upon the Closing. Beneficial interests in the Class A Shares that are traded on the NYSE will be held through the electronic book-entry system provided by The Depository Trust Company, or DTC. Each person holding Class A Shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the Class A Shares.

The Class B Shares and the Conversion Shares are not, and are not expected to be, listed on a stock exchange.

Warrants

Public Warrants

Immediately following completion of the Business Combination, there are 5,750,000 Public Warrants outstanding. The Public Warrants, which entitle the holder to purchase one Class A Share at an exercise price of $11.50 per Class A Share, will become exercisable thirty days after the completion of the Business Combination. The Public Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation in accordance with their terms.

Each whole warrant entitles the registered holder to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, except as described below. Pursuant to the warrant assignment, assumption and amendment agreement, a warrant holder may exercise its warrants only for a whole number of Class A Shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue Class A Shares upon exercise of a warrant unless the Class A Shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have agreed that as soon as practicable, but in no event later than 20 business days, after the closing of the Business Combination, we will use our commercially reasonable efforts to file, and within 60 business days following the Business Combination to have declared effective, a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement for the registration, under the Securities Act, covering the issuance of the Class A Shares issuable upon exercise of the warrants. We will use our commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Wallbox Warrant Agreement. If a registration statement covering the Class A Shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A Share equals or exceeds $18.00.

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and as described under the heading “ —Anti-dilution Adjustments” below) for any 20-trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the Class A Shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A Shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

We have established the $18.00 per share (subject to adjustment) redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption for cash as described above, Wallbox’s management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of Class A Shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A Shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.

Commencing once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares of Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Shares (as defined below) except as otherwise described below;

•

if, and only if, the last reported sale price of our Class A Shares equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and as described under the heading “ —Anti-dilution Adjustments” below) on the trading day prior to the date on which we send the notice of redemption to the warrant holders;

•	if, and only if, the private placement warrants are also concurrently called for redemption at the same price and terms as the outstanding public warrants, as described above; and

•

if, and only if, there is an effective registration statement covering the issuance of the Class A Shares issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of Class A Shares that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. The numbers in the table below will not be adjusted when determining the number of such securities to issue upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “—Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	<$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$18.00
57 months	0.257	0.277	0.294	0.31	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.32	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.33	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.29	0.309	0.325	0.34	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.28	0.301	0.32	0.337	0.352	0.364
30 months	0.196	0.224	0.25	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.35	0.364
24 months	0.173	0.204	0.233	0.26	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.13	0.164	0.197	0.23	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.25	0.282	0.312	0.339	0.363
9 months	0.09	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.15	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A Shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our Class A Shares for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A Share for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Shares for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 share of Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.365 share of Class A Shares stock per warrant. Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A Shares.

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Shares exceeds $18.00 per share for a specified period of time.

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A Shares are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants when the price per Class A Share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares representing the applicable redemption price for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A Shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A Shares than they would have received if they had chosen to wait to exercise their warrants for Class A Shares if and when such Class A Shares trade at a price higher than the exercise price of $11.50.

No fractional Class A Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A Shares to be issued to the holder.

Exercise Limitation.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the Class A Shares outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments.

If the number of outstanding Class A Shares is increased by a stock dividend payable in Class A Shares, or by a split-up of Class A Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Class A Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Class A Shares. A rights offering to holders of Class A Shares entitling holders to purchase Class A Shares at a price less than the fair market value will be deemed a stock dividend of a number of Class A Shares equal to the product of (i) the number of Class A Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Class A Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Shares, in determining the price payable for Class A Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Shares on account of such Class A Shares (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Share in respect of such event.

If the number of outstanding Class A Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Class A Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Class A Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A Shares.

Whenever the number of Class A Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Shares (other than those described above or that solely affects the par value of such Class A Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if the holders of the Class A Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders of Class A Shares in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding Class A Shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Wallbox Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Shares in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Wallbox Warrant Agreement based on the Black-Scholes value

(as defined in the Wallbox Warrant Agreement) of the warrant. The warrants will be assumed by Wallbox pursuant to the Wallbox Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Wallbox Warrant Agreement, which was filed as an exhibit to the registration statement, dated as of September 13, 2021, for a complete description of the terms and conditions applicable to the warrants. The Wallbox Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants and, solely with respect to any amendment to the terms of the private placement warrants or working capital warrants or any provision of the Wallbox Warrant Agreement with respect to the private placement warrants or working capital warrants, 50% of the number of the then outstanding private placement warrants or working capital warrants, as applicable.

The warrant holders do not have the rights or privileges of holders of Class A Shares or any voting rights until they exercise their warrants and receive Class A Shares. After the issuance of Class A Shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Class A Shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Wallbox Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Shareholder Agreement

Certain executive officers, directors and 5% shareholders of Wallbox, including Enric Asunción Escorsa, Jordi Lainz, Eduard Castañeda, and affiliates of Eurofred Spain, S.L., Infisol 3000, S.L., Inversiones Financieras Perso, S.L., Seaya Ventures II, Fondo De Capital Riesgo, Black Label Equity I SCR SA and AM Gestió, S.L., were party to the Shareholder Agreement dated March 13, 2020. The Shareholder Agreement terminated concurrently with the closing of the Business Combination.

Loan with an affiliate of Eurofred Spain, S.L.

A loan was received from an affiliate of Eurofred Spain, S.L. in 2018 with an initial balance of €250,000 and a new loan received of €1 million in 2019. After that, part of the balance was compensated in several capital increases for €837,367 in 2019 and €364,233 in 2020. The remaining €48,400 is expected to be compensated as an additional capital increase. The loan bears an interest rate of 8%.

Loan with Wallbox-FAWSN

During the year ended December 31, 2020, sales were made to the FAWSN joint venture for an amount of €475,565, which was outstanding as trade receivables as of December 31, 2020. The joint venture was also given a loan of €474,174 which bears an interest rate of 5%.

Convertible Loan Financings

Convertible Loan Financing. Wallbox issued convertible loans in the following principal amounts: €7,880,000 on October 22, 2020, €13,000,000 on November 5, 2020, €5,000,000 on December 11, 2020, €7,000,000 on January 27, 2021 and €27,550,000 on April 12, 2021.

The table below sets forth the aggregate principal amount of convertible loans issued to our related parties:

Participants	Aggregate Principal Amount
Greater than 5% Stockholders(1)
Infisol 3000, S.L.	€4,650,000
Inversiones Financieras Perso, S.L.	€11,000,000
Seaya Ventures II, Fondo De Capital Riesgo	€7,000,000
Black Label Equity I SCR SA	€4,000,000
AM Gestió, S.L.	€3,300,000
Cathay Innovation SAS	€13,000,000

(1)	Additional details regarding these stockholders and their equity holdings are provided in this prospectus under the caption “Beneficial Ownership of Securities.”

Pursuant to the terms of such loans, the holders of the April 2021 convertible loans will convert their loans to Wallbox Class A Shares at a valuation that is 50% of the valuation implied by the Business Combination.

PIPE Financing

Eurofred Spain, S.L. and Infisol 3000, S.L. each agreed to purchase 412,500 and 287,500 Class A Shares in the PIPE Financing, respectively, AM Gestió, S.L. agreed to purchase 780,000 Class A Shares in the PIPE Financing and Cathay Innovation SAS agreed to purchase 1,220,000 Class A Shares in the PIPE Financing, in each case on the same terms as other PIPE Investors.

Iberdrola

Iberdrola S.A. (together with its affiliates, “Iberdrola”) is the indirect owner of 100% of the interests in Inversiones Financieras Perseo, S.L., a greater than 5% shareholder of Wallbox.

Iberdrola and Wallbox are in discussions regarding the entry into a long-term on-site Power Purchase Agreement to produce, consume and reuse energy from the production of a plant and its offices in Barcelona’s Zona Franca.

In July 2021, Iberdrola entered into letter of intent to purchase Supernova charging stations from Wallbox. The terms of this letter of intent, in which Iberdrola expressed its interest in purchasing 6,500 Supernova chargers through 2022 once the product has been tested and certified as necessary, are non-binding. The letter of intent has been filed as an exhibit to this prospectus.

In the normal course of business, Wallbox enters into transactions and commercial arrangements with affiliates of Iberdrola, which in the aggregate accounted for €1.6 million and GBP 0.3 million in sales in the year ended December 31, 2020 and €1.8 million and GBP 0.5 million million in sales from January 1 to August 31, 2021.

On September 27, 2021, Wallbox will entered into a Price Purchase Agreement (PPA on site) with Iberdrola Clientes, S.A.U. (“Iberdrola Clientes”), a Spanish limited liability company, as the seller, for the supply of renewable energy to meet the energy demand of the Group’s premises located in Polĺgono Industrial Zona Franca Calle D, 26—08040 Barcelona, Spain (the “Premises”). To such end, Iberdrola Clientes will undertake to construct, install, commission and operate certain photovoltaic facilities (the “Facilities”). The Facilities will be considered a “selfconsumption” facility and hence, Iberdrola Clientes is entitled to market the excess of the energy generated by the Facilities to the extent the Group’s energy consumption needs have been covered first.

The agreement will have an initial term of fifteen (15) years, renewable for an additional period of ten (10) years. The price payable by the Group during the initial term will be 65.00 €/MWh and 20.00 €/MWh thereafter.

On October 5, 2021, Enric Asunción Escorsa furnished a letter to Inversiones Financieras Perseo, S.L. Pursuant to such letter, Mr. Asunción agreed to take best efforts to support the election of Diego Dĺaz Pilas, or such other director as Perseo may designate, for so long as Perseo owns shares representing 3% of the share capital outstanding of Wallbox N.V.

Remuneration Agreements with Wallbox Board Members and Senior Management

For a description of our remuneration agreements with members of the Board and senior management, see “Management—Compensation.”

Indemnification

Wallbox’s Articles of Association provides for certain indemnification rights for Wallbox’s directors relating to claims, suits or proceedings arising from his or her service to Wallbox or, at Wallbox’s request, service to other entities, as directors or officers to the maximum extent permitted by Dutch law.

Review, Approval or Ratification of Transactions with Related Persons

While Wallbox does not yet have a formal written policy or procedure for the review, approval or ratification of related party transactions, the Wallbox Board intends to review and consider the interests of its directors, executive officers and principal shareholders in its review and consideration of transactions and intends to obtain the approval of non-interested directors when it determines that such approval is appropriate under the circumstances.

In addition to the conflict of interest rules included in the Wallbox Board Regulations, Wallbox adopted a code of business conduct and ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting, relating to, inter alia, conflicts of interest and transactions that may result in a conflict of interest with Wallbox. Wallbox’s code of business conduct and ethics is available on its website. Wallbox intends to disclose any amendment to the code, or any waivers of its requirements, on its website to the extent required under applicable law, rules, regulations or stock exchange requirements.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of Wallbox Ordinary Shares as of October 22, 2021, by each person who is the beneficial owner of more than five percent (5%) of the outstanding Shares, each executive officer or director of Wallbox and all of the directors and executive officers of Wallbox as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the ordinary shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

We have based percentage ownership prior to this offering on 160,990,548 Wallbox ordinary shares outstanding (assuming conversion of all Class B Shares into Class A Shares). The expected beneficial ownership percentages set forth in the table below do not take into account the issuance of any shares upon the exercise of warrants outstanding to purchase 14,683,333 Shares.

Unless otherwise indicated, Wallbox believes that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them. To Wallbox’s knowledge, no Shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Unless otherwise indicated, the address of each person named below is c/o Wallbox N.V. Carrer del Foc, 68 Barcelona, Spain 08038.

	Class B Shares		Class A Shares (including Class B on a post-conversion basis)
Beneficial Owner	Number	Voting %	Number	Economic %
Executive Officers and Directors of Wallbox
Enric Asunción Escorsa(1)(2)	18,618,950	50.29%	18,618,950	11.57%
Jordi Lainz Gavalda(3)			291,116	* %
Eduard Castañeda Mañé(2)	4,631,843	12.51%	4,631,843	2.88%
Anders Pettersson			—	—%
Francisco Riberas(12)			—	—%
Pol Soler(6)			—	—%
Beatriz González(8)			—	—%
Diego Diaz			—	—%
All executive officers and directors of Wallbox as a group (8 persons)			23,541,909	14.62%
5% and Greater Shareholders
KARIEGA VENTURES, S.L.(4)			18,618,950	11.57%
Eurofred Spain, S.L.(5)			15,404,538	9.57%
Infisol 3000, S.L.(6)			13,240,274	8.22%
Inversiones Financieras Perseo, S.L.(7)			16,697,530	10.37%
Seaya Ventures II, Fondo De Capital Riesgo(8)			11,505,865	7.15%
Black Label Equity I SCR SA(9)			9,110,175	5.66%
AM Gestió, S.L.(10)			8,469,293	5.26%
Cathay Innovation SAS(11)			8,732,888	5.42%

(1)	Consists of 18,618,948 Shares as set forth in note (5) below as beneficially owned by KARIEGA VENTURES, S.L.
(2)

Consists of Class B Shares entitling the holder and its permitted transferees to ten (10) votes per share subject to sunset provisions as described herein. See “Description of Securities—Share Capital and Articles of Association—Share Capital—Conversion of Shares” and “—General Meetings and Voting Rights—Voting Rights and Decision-Making.” 1,033,610 stock options to purchase Wallbox shares have been reserved for issuance to Mr. Asunción and Mr. Castañeda. It is expected that Mr. Asunción will be granted 775,267 options and Mr. Castañeda will be granted 258,342 options pursuant to such plans.

(3)	Mr. Lainz holds 2,161,447 options to purchase Wallbox Class A ordinary shares
(4)

Consists of 18,618,950 Class B Shares. The address of KARIEGA VENTURES, S.L. is Av. Diagonal 419, 4 Planta, Barcelona, Spain 08008. Investment and voting decisions with respect to the shares held by KARIEGA VENTURES, S.L. are made by Enric Asunción Escorsa who has sole dispositive power over the shares owned by KARIEGA VENTURES, S.L.

(5)

Consists of 15,404,538 Class A Shares. The address of Eurofred Spain, S.L. is Marquest de Sentmenat 97, Barcelona, Spain 08029. Investment and voting decisions with respect to the shares held by Eurofred Spain, S.L. are made by Marta Santacana Gri who has sole dispositive power over the shares owned by Eurofred Spain, S.L.

(6)

Consists of 13,240,274 Class A Shares. The address of Infisol 3000, S.L. is Calle Josep Irla i Bosch, numeros 1-3, Barcelona, Spain 08034. Investment and voting decisions with respect to the shares held by Infisol 3000, S.L. are made by Juan-Manual Soler Purjol , Pol Soler Masferrer, Daniel Soler Masferrer and Lluis Soler Masferrer. Pol Soler Masferrer is a member of our Board of Directors.

(7)

Consists of 16,697,530 Class A Shares. The address of Inversiones Financieras Perso, S.L. is Plaza Euskadi, n. 5, Bilbao, Spain 48009. Investment and voting decisions with respect to the shares held by Inversiones Financieras Perso, S.L. are made by Mr. Agustĺn Delgado Martĺn.

(8)

Consists of 11,505,865 Class A Shares. The address of Seaya Ventures II, Fondo De Capital Riesgo is Calle Alcala, numero 54, Madrid, Spain 28014. Investment and voting decisions with respect to the shares held by Seaya Ventures II, Fondo De Capital Riesgo are made by Ms. Beatriz González Ordóñez and Mr. José María Múgica Murga. Ms. Beatriz González Ordóñez is a member of our Board of Directors

(9)

Consists of 9,110,175 Class A Shares. The address of Black Label Equity I SCR SA is Plaza de la Independencia 6, Madrid, Spain 28001. Investment and voting decisions with respect to the shares held by Black Label Equity I SCR SA are made by Mr. Alexandre Pierron Darbonne.

(10)

Consists of 8,469,293 Class A Shares. The address of AM Gestió, S.L. is Calle Rossello n. 224, 3.A, Barcelona, Spain 08008. Investment and voting decisions with respect to the shares held by AM Gestió, S.L. are made by Mr. Pedro Alonso Agüera.

(11)

Consists of 8,732,888 Class A Shares. The address of Cathay Innovation SAS is 52 Rue d’Anjou, Paris, France 75008. Investment and voting decisions with respect to the shares held by Cathay Innovation SAS are made by Mr. Cai Mingpo, Mr. Denis Pierre Marcel Barrier and Mr. Jacobo Abitbol Abitbol.

(12)

Francisco Jose Rideras Mera is the Sole Administrator of Orilla Asset Management, S.L., which holds 4,278,142 Class A Shares. The address of Orilla Asset Management, S.L. is C/ Prolongacion De Embapadres, S/N 28053, Madrid, Spain. Investment and voting decisions with respect to the shares held by Orilla Asset Management are made by Francisco Jose Riberas Mera who has sole dispositive power over such shares.

*	Indicates a shareholding of less than 1%.

SELLING SECURITYHOLDERS

This prospectus relates to the possible offer and sale from time to time of up to 144,712,563 Class A Shares and up to 8,933,333 Private Warrants by the selling securityholders. The PIPE Investors acquired Class A Shares pursuant to the Subscription Agreements. The Sponsor acquired Class A Shares and Private Warrants exercisable for Class A Shares concurrently with the Kensington IPO and subsequently distributed such Class A Shares and Private Warrants to certain of the selling securityholders listed below.

The selling securityholders may from time to time offer and sell any or all of the Class A Shares or Private Warrants set forth below pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling securityholders’ interest in our securities after the date of this prospectus.

The following table is prepared based on information provided to us by the selling securityholders. It sets forth the name and address of the selling securityholders, the aggregate number of Class A Shares and Private Warrants that the selling securityholders may offer pursuant to this prospectus, and the beneficial ownership of the selling securityholders both before and after the offering. We have based percentage ownership prior to this offering on 160,990,548 Wallbox ordinary shares outstanding (assuming conversion of all Class B Shares into Class A Shares) and 8,933,333 Private Warrants outstanding, in each case as of October 26, 2021, immediately following the consummation of the Business Combination. In calculating percentages of Class A Shares owned by a particular selling securityholder, we treated as outstanding the number of Class A Shares issuable upon exercise of that particular selling securityholder’s Private Warrants, if any, and did not assume the exercise of any other selling securityholder’s Private Warrants.

The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such Class A Shares or Private Warrants. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Shares or Private Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of Class A Shares or Private Warrants registered on its behalf. A selling securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

Name of Selling Securityholder	Class A Shares Beneficially Owned Prior to the Offering	As a % of Class A and Class B Shares outstanding	Number of Class A Shares Being Offered	Number of Private Warrants Being Offered	Class A Shares Beneficially Owned After the Class A Shares are Sold		Warrants Beneficially Owned After the Private Warrants are Sold
					Shares	Percent
KARIEGA VENTURES, S.L. (1)	18,618,950	11.57%	18,618,950	—	—	—	—
Eduard Castañeda (2)	4,631,843	2.88%	4,631,843	—	—	—	—
MINGKIRI, S.L. (3)	15,404,538	9.57%	15,404,538	—	—	—	—
INFISOL 3000, S.L. (4)	13,240,274	8.22%	13,240,274	—	—	—	—
Inversiones Financieras Perseo, S.L. (5)	16,697,530	10.37%	16,697,530	—	—	—	—
Seaya Ventures II, Fondo De Capital Riesgo (6)	11,505,865	7.15%	11,505,865	—	—	—	—
Black Label Equity I SCR, S.A. (7)	9,110,175	5.66%	9,110,175	—	—	—	—
AM Gestió, S.L. (8)	8,469,293	5.26%	8,469,293	—	—	—	—
FPCI SINO French Innovation Fund II (9)	8,732,888	5.42%	8,732,888	—	—	—	—
Copec Overseas SPA (10)	4,434,713	2.75%	4,434,713	—	—	—	—
Consilium, S.L. (11)	2,907,554	1.81%	2,907,554	—	—	—	—
Juan Capmany Ibañez (12)	2,602,700	1.62%	2,602,700	—	—	—	—
TARCI TECH, S.L. (13)	2,281,219	1.42%	2,281,219	—	—	—	—
Jordi Cano Zamora (14)	2,173,737	1.35%	2,173,737	—	—	—	—
Night´s Watch Partners, S.L. (15)	1,890,572	1.17%	1,890,572	—	—	—	—
ORILLA ASSET MANAGEMENT, S.L. (16)	4,278,142	2.66%	4,278,142	—	—	—	—
Endeavor Catalyst III, L.P. (17)	1,320,629	*	1,320,629	—	—	—	—
José Maria Tarrago Pujol (18)	915,765	*	915,765	—	—	—	—
Jaume Santacana Senpau (19)	771,170	*	771,170	—	—	—	—
Oriol Riba Magrazo (20)	747,071	*	747,071	—	—	—	—
David Riba Magrazo (21)	578,377	*	578,377	—	—	—	—
Marina Planas López (22)	554,278	*	554,278	—	—	—	—
Aleix Rull Sanahuja (23)	433,783	*	433,783	—	—	—	—
Carlos Torres Vila (24)	381,006	*	381,006	—	—	—	—
Klaus Kersting (25)	362,450	*	362,450	—	—	—	—
Leandro Martín Sigman Gold (26)	339,074	*	339,074	—	—	—	—
Jordi Lainz Gavalda (27)	291,116	*	291,116	—	—	—	—
WABISABI INVERSION Y SERVICIOS, S.L. (28)	289,429	*	289,429	—	—	—	—
Jaime Carvajal Urquijo (29)	265,089	*	265,089	—	—	—	—
Kensington Capital Partners, LLC (30)	300,000	*	300,000		—	—	—
Equity Trust Company Custodian FBO Justin Mirro Roth IRA C/O Justin Mirro (31)	3,227,500	2.00%	2,227,500	1,000,000	—	—	—
Justin E Mirro 2020 Qualified Annuity Trust DTD 6/27/2020 (32)	100,000	*	100,000	—	—	—	—
Kensington Capital Trust DTD 6/27/2020 (33)	100,000	*	100,000	—	—	—	—
Robert J. Remenar (34)	1,864,444	1.16%	200,000	—	—	—	—
Robert J. Remenar Living Trust U/A DTD 06/09/1999 (35)	1,664,444	1.03%	670,000	994,444	—	—	—
Simon E. Boag (36)	1,674,444	1.04%	10,000	—	—	—	—
Simon E Boag Trust V/A DTD 7/12/1999 As Amended (37)	1,664,444	1.03%	670,000	994,444	—	—	—
DEHC LLC (38)	1,299,445	*	605,000	694,445	—	—	—
Thomas W. LaSorda (39)	543,750	*	138,750	375,000	30,000	*	—
IncWell TWL Investments LLC (40)	543,750	*	30,000	—	—	—	—

Name of Selling Securityholder	Class A Shares Beneficially Owned Prior to the Offering	As a % of Class A and Class B Shares outstanding	Number of Class A Shares Being Offered	Number of Private Warrants Being Offered	Class A Shares Beneficially Owned After the Class A Shares are Sold		Warrants Beneficially Owned After the Warrants are Sold
					Shares	Percent
Ninbeta AB (41)	1,545,000	*	745,000	800,000	—	—	—
Mitchell I Quain Defined Benefit Pension Plan 12/31/05 (42)	346,500	*	101,500	225,000	—	—	—
Matthew Simoncini (43)	428,750	*	153,750	275,000	—	—	—
Donald L. Runkle and Virginia Ann Runkle, JTEN (44)	389,875	*	142,375	247,500	—	—	—
Nicole R. Nason (45)	50,000	*	50,000	—	—	—	—
BVA Capital, LLC (46)	1,125,000	*	625,000	500,000	—	—	—
Marc Chernoff (47)	752,500	*	440,000	—	—	—	—
MCHERNOFF MD LLC (48)	312,500	*	62,500	250,000	—	—	—
CPCDD Group, LLC (49)	157,500	*	57,500		—	—	—
Gerald Sweetland (50)	175,000	*	75,000	150,000	—	—	—
Harvey Colchamiro (51)	125,000	*	12,500	50,000	—	—	—
Maxine G. Colchamiro (52)	125,000	*	12,500	50,000	—	—	—
Lauren M. Buttazzoni and Angelo L. Buttazzoni, JTEN (53)	337,500	*	87,500	250,000	—	—	—
Albert Ferrara (54)	270,000	*	70,000	200,000	200,000	—	—
Erich Jungwirth (55)	250,000	*	50,000	200,000	—	—	—
John Andrew Arney (56)	300,000	*	100,000	200,000	—	—	—
Jagdeep Singh and Roshni Singh, trustees, Singh Family Trust u/d/t 10/3/96 (57)	125,000	*	25,000	100,000	—	—	—
Michael O. McCarthy (58)	62,500	*	12,500	50,000	—	—	—
Kevin Hettrich (59)	62,500	*	12,500	50,000	—	—	—
Wes Robinson and Alexandra Skellet, JTEN (60)	135,000	*	25,000	100,000	—	—	—
Morgan Powell (61)	175,000	*	75,000	100,000	—	—	—
Leslie Hirsch (62)	125,000	*	25,000	100,000	—	—	—
Milius/Prigonzy 2001 Revocable Trust (63)	145,000	*	45,000	100,000	—	—	—
Geoffrey W. Levin (64)	145,000	*	45,000	100,000	—	—	—
Jill R. Weeks Revocable Trust (65)	250,000	*	50,000	200,000	—	—	—
John A. Narcum and Donna L. Narcum, JTEN (66)	250,000	*	50,000	200,000	—	—	—
Nora L. Huber (67)	207,500	*	57,500	150,000	—	—	—
Julian Ameler (68)	10,000	*	10,000	—	—	—	—
Peter Goode (69)	50,000	*	50,000	—	—	—	—
Jock Paton (70)	5,000	*	5,000	—	—	—	—
Nickolas Vande Steeg (71)	50,000	*	50,000	—	—	—	—
Michael Weinbaum (72)	300,000	*	300,000	—	—	—	—
William E Kassling 2011 Family Trust (73)	50,000	*	50,000	—	—	—	—
Pastor Velasco (74)	80,000	*	50,000	—	30,000	—	—
J. Goldman Master Fund, L.P. (75)	260,208	*	200,000	—	—	—	60,208
Kepos Carbon Transition Master Fund L.P. (76)	119,600	*	119,600	—	—	—	—
Kepos Alpha Master Fund L.P. (77)	380,400	*	380,400	—	—	—	—
BNP Paribas Asset Management UK Ltd (78)	500,000	*	500,000	—	—	—	—
John Arney (79)	300,000	*	100,000	200,000	—	—	—

Name of Selling Securityholder	Class A Shares Beneficially Owned Prior to the Offering	As a % of Class A and Class B Shares outstanding	Number of Class A Shares Being Offered	Number of Private Warrants Being Offered	Class A Shares Beneficially Owned After the Class A Shares are Sold		Warrants Beneficially Owned After the Warrants are Sold
					Shares	Percent
John A. Nacum (80)	260,000	*	10,000	—	—	—	—
Lauren Buttazzoni (81)	25,000	*	25,000	—	—	—	—
Junetoon Company LP (82)	287,500	*	287,500	25,000	—	—	—
Anangu Grup S.L. (83)	100,000	*	100,000	—	—	—	—
Damian Runkle (84)	38,875	*	11,375	27,500	—	—	—
Migros Pensionskasse Fonds – Aktien Welt (85)	46,825	*	14,889	—	31,936	*	—
National Elevator Industry Health Benefit Plan (86)	19,222	*	3,479	—	15,743	*	—
Nationwide Savings Plan (87)	96,333	*	25,812	—	70,521	*	—
Janus Henderson Triton Fund (88)	4,684,723	2.91%	1,355,820	—	3,328,908	2.07%
Luxor Capital Partners LP (89)	165,992	*	165,992	—	—	—	—
Luxor Wavefront, LP (89)	32,528	*	32,528	—	—	—	—
Lugard Road Capital Master Fund, LP (89)	689,180	*	689,180	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP (89)	99,797	*	99,797	—	—	—	—
Luxor Capital Partners Long, LP (89)	5,571	*	5,571	—	—	—	—
Luxor Gibraltar, LP - Series I (89)	5,107	*	5,107	—	—	—	—
Luxor Capital Partners Long Offshore Master Fund, LP (89)	1,825	*	1,825	—	—	—	—
Mitchell I. Quain (90)	346,500	*	20,000	—	—	—	—
Wes Robinson (91)	135,000	*	10,000	—	—	—	—
Daizoku, LLC (92)	125,00	*	25,000	100,000	—	—	—

*	Represents beneficial ownership of less than one percent
(1)

Consists of 18,618,950 Class B Shares held of record which are convertible into 18,618,950 Class A Shares. The address of KARIEGA VENTURES, S.L. is Av. Diagonal 419, 4 Planta, Barcelona, Spain 08008. Investment and voting decisions with respect to the shares held by KARIEGA VENTURES, S.L. are made by Enric Asunción Escorsa who has sole dispositive power over the shares owned by KARIEGA VENTURES, S.L. Mr. Asunción is the founder and Chief Executive Officer of Wallbox.

(2)	Consists of 4,631,843 Class B Shares held of record which are convertible into 4,631,843 Class A Shares. Mr. Castañeda is the founder and Chief Product Officer of Wallbox.
(3)

Consists of 15,404,538 Class A Shares held of record. The address of MINGKIRI, S.L. is Marquest de Sentmenat 97, Barcelona, Spain 08029. Investment and voting decisions with respect to the shares held by Eurofred Spain, S.L. are made by Marta Santacana Gri who has sole dispositive power over the shares owned by Eurofred Spain, S.L.

(4)

Consists of 13,240,274 Class A Shares held of record. The address of Infisol 3000, S.L. is Calle Josep Irla i Bosch, numeros 1-3, Barcelona, Spain 08034. Investment and voting decisions with respect to the shares held by Infisol 3000, S.L. are shared by Juan-Manual Soler Pujol, Pol Soler Masferrer, Daniel Soler Masferrer and Lluis Soler Masferrer. Pol Soler is a director of Wallbox.

(5)

Consists of 16,697,530 Class A Shares held of record. The address of Inversiones Financieras Perso, S.L. is Plaza Euskadi, n. 5, Bilbao, Spain 48009. Investment and voting decisions with respect to the shares held by Inversiones Financieras Perso, S.L. are made by Mr. Agustin Delgado Martin.

(6)

Consists of 11,505,865 Class A Shares held of record. The address of Seaya Ventures II, Fondo De Capital Riesgo is Calle Alcala, numero 54, Madrid, Spain 28014. Investment and voting decisions with respect to the shares held by Seaya Ventures II, Fondo De Capital Riesgo are made by Ms. Beatriz González Ordóñez and Mr. José María Múgica Murga. Ms. Beatriz González Ordóñez is a director of Wallbox.

(7)

Consists of 9,110,175 Class A Shares held of record. The address of Black Label Equity I SCR SA is Plaza de la Independencia 6, Madrid, Spain 28001. Investment and voting decisions with respect to the shares held by Black Label Equity I SCR SA are made by Mr. Alexandre Pierron Darbonne.

(8)

Consists of 8,469,293 Class A Shares held of record. The address of AM Gestió, S.L. is Calle Rossello n. 224, 3.A, Barcelona, Spain 08008. Investment and voting decisions with respect to the shares held by AM Gestió, S.L. are made by Mr. Pedro Alonso Agüera.

(9)

Consists of 8,732,888 Class A Shares held of record. The address of FPCI Sino French Innovation Fund II is 52 rue d’anjou, 75008, Paris France. Investment and voting decisions with respect to the shares held by FPCI Sino French Innovation Fund II, which is managed by Cathay Innovation SAS, are made by Mingpo Cai, Denis Barrier, and Jacky Abitbol who have sole dispositive power over such shares. Mingpo Cai, Denis Barrier, and Jacky abitbol are the President, CEO, and Deputy CEO of the FPCI Sino French Innovation Fund II. Jacky Abitbol was a director of Wallbox S.L. prior to the Business Combination.

(10)

Consists of 4,434,713 Class A Shares held of record. The address of Copec Overseas SPA is Calle Isidora Goyenechea 2, Santiago, Chile. Investment and voting decisions with respect to the shares held by Copec Overseas SPA are made by Juan Carlos Balmaceda and Leonardo Ljubetic who has sole dispositive power over such shares.

(11)

Consists of 2,907,554 Class A Shares held of record. The address of Consilium, S.L. is address at C/Entença 325, 9th floor, Barcelona, Spain. Investment and voting decisions with respect to the shares held by Consilium, S.L. are made by Marc Puig Guasch and Marian Puig Guasch who have sole dispositive power over such shares.

(12)	Consists of 2,602,700 Class A Shares held of record. The address of Juan Capmany Ibañez is C/ Pau Alcover 50, 08017 Barcelona, Spain.
(13)

Consists of 2,281,219 Class A Shares held of record. The address of TARCI TECH, S.L. is C/ Fernando Puig 83, 08023 Barcelona, Spain. Investment and voting decisions with respect to the shares held by C/ Fernando Puig 83, 08023 Barcelona, Spain are made by Jose Marĺa Tarragó Pujol who has sole dispositive power over such shares. Jose Marĺa Tarragó Pujol was a director of Wallbox S.L. prior to the Business Combination and is currently Chief People Officer of Wallbox.

(14)	Consists of 2,173,737 Class A Shares held of record. The address of Jordi Cano Zamora is Carrer Rubio I Lluch 4-12 esc 2 3o1a, 08034, Barcelona, Spain. Jordi Cano is an employee of Wallbox.
(15)

Consists of 1,890,572 Class A Shares held of record. The address of Night´s Watch Partners, S.L. is C/ Sector Oficios, 23, 6th floor, 28760, Madrid, Spain. Investment and voting decisions with respect to the shares held by Night´s Watch Partners, S.L. are made by Manuel Marĺn Berja who has sole dispositive power over such shares.

(16)

Consists of 4,278,142 Class A Shares held of record The address of Orilla Asset Management, S.L. is C/Prolongacion De Embapadres, S/N 28053, Madrid, Spain. Investment and voting decisions with respect to the shares held by Orilla Asset Management are made by Francisco Jose Riberas Mera who has sole dispositive power over such shares. Francisco Jose Rideras Mera is the Sole Administrator of Orilla Asset Management, S.L. Mr. Riberas is a director of Wallbox.

(17)

Consists of 1,320,629 Class A Shares held of record. The address of Endeavor Catalyst III, L.P. is 901 Broadway, Suite 301, New York, New York, 10003, United States of America. Investment and voting decisions with respect to the shares held by Endeavor Catalyst III, L.P. are made by Allen Taylor who has sole dispositive power over such shares.

(18)

Consists of 915,765 Class A Shares held of record. The address of José Maria Tarrago Pujol is C/ Can Miro 10, Cerdanyola del Valles, Spain. José Maria Tarrago Pujol is the Chief People Officer of Wallbox. Jose Marĺa Tarragó Pujol was a director of Wallbox S.L. prior to the Business Combination and is currently Chief People Officer of Wallbox

(19)	Consists of 771,170 Class A Shares held of record. The address of Jaume Santacana Senpau is C/Ferran Puig 74 3º 3ª, 08023 Barcelona, Spain.
(20)	Consists of 747,071 Class A Shares held of record. The address of Oriol Riba Magrazo is C/ Bilbao 137 5º 4ª, 08018 Barcelona, Spain. Oriol Riba Magrazo is the Chief Operations Officer of Wallbox.
(21)	Consists of 578,377 Class A Shares held of record. The address of David Riba Magrazo is C/ Paris 70, 3º 2ª, 08029 Barcelona, Spain. David Riba Magrazo is a Project Manager of Wallbox.
(22)	Consists of 554,278 Class A Shares held of record. The address of Marina Planas López is C/ Compte d’Urgell 168 5-1ª, 08036 Barcelona, Spain.

(23)	Consists of 433,783 Class A Shares held of record. The address of Aleix Rull Sanahuja is C/ de Sants 326 2º, 08028 Barcelona, Spain. Aleix Rull Sanahuja is an Engineer in Wallbox.
(24)	Consists of 381,006 Class A Shares held of record. The address of Carlos Torres Vila is C/ Azul nº 4, 28050 Madrid, Spain.
(25)	Consists of 362,450 Class A Shares held of record. The address of Klaus Kersting is Calle Corral d’en Falç 3, casa 17, 08870 Sitges, Spain.
(26)	Consists of 339,074 Class A Shares held of record. The address of Leandro Martĺn Sigman Gold is C/ Manuel Pombo Angulo 28, 3th floor, 28050 Madrid, Spain.
(27)	Consists of 291,116 Class A Shares held of record. The address of Jordi Lainz Gavalda is C/ Felipe de Paz 32 - 3º 2ª, 08028 Barcelona, Spain. Jordi Lainz Gavalda is Chief Financial Officer of Wallbox.
(28)

Consists of 289,429 Class A Shares held of record. The address of Wabisabi Inversion y Servicios, S.L. is Calle Segre, 16, 28002 Madrid, Spain. Investment and voting decisions with respect to the shares held by Wabisabi Inversion y Servicios, S.L. are made by Javier Monzon de Caceres who has sole dispositive power over such shares.

(29)	Consists of 265,089 Class A Shares held of record. The address of Jaime Carvajal Urquijo is C/ Hermanos Becquer 10, 28006 Madrid, Spain.
(30)

Consists of 300,000 Class A Shares held of record. The address of Kensington Capital Partners is 3 Greenacre Court, Great Neck, NY 11020. Investment and voting decisions with respect to the shares held by Kensington Capital Partners are made by Justin Mirro who has sole dispositive power over such shares. Justin Mirro was the Chief Executive Officer and Chairman of Kensington prior to the Business Combination.

(31)

Consists of (i) 2,227,500 Class A Shares held of record and (ii) 1,000,000 Private Warrants, including 1,000,000 Class A Shares issuable upon exercise of such Private Warrant. The address of Equity Trust Company Custodian FBO Justin Mirro Roth IRA C/O Justin Mirro is 3 Greenacre Court Great Neck, NY 11020. Investment and voting decisions with respect to the shares held by Equity Trust Company Custodian FBO Justin Mirro Roth IRA C/O Justin Mirro are made by Justin Mirro who has sole dispositive power over such shares. Justin Mirro was the Chief Executive Officer and Chairman of Kensington prior to the Business Combination.

(32)

Consists of 100,000 Class A Shares held of record. The address of Justin E Mirro 2020 Qualified Annuity Trust DTD 6/27/2020 is 3 Greenacre Court, Great Neck, NY 11020. Investment and voting decisions with respect to the shares held by Kensington Capital Partners are made by Justin Mirro who has sole dispositive power over such shares. Justin Mirro was the Chief Executive Officer and Chairman of Kensington prior to the Business Combination.

(33)

Consists of 100,000 Class A Shares held of record. The address of Kensington Capital Trust DTD 6/27/2020 is 3 Greenacre Court, Great Neck, NY 11020. Investment and voting decisions with respect to the shares held by Kensington Capital Partners are made by Elizabeth Mirro who has sole dispositive power over such shares.

(34)

Consists of 200,000 Class A Shares held of record. The address of Robert J. Remenar is 1219 Treasure Ct. Marco Island, Florida 34145. Robert Remenar was a director of Kensington prior to the Business Combination.

(35)

Consists of (i) 670,000 Class A Shares held of record and (ii) 994,444 Private Warrants, including 994,444 Class A Shares issuable upon exercise of such Private Warrants. The address of Robert J. Remenar is 1219 Treasure Ct. Marco Island, Florida 34145. Investment and voting decisions with respect to the shares held by Robert J. Remenar Living Trust are made by Robert Remenar who has sole dispositive power over such shares. Robert Remenar is the Trustee of Robert J. Remenar Living Trust. Robert Remenar was a director of Kensington prior to the Business Combination.

(36)

Consists of 10,000 Class A Shares held of record. The address of Simon E. Boag is 774 Mays Blvd #10-749 Incline Village, NV 89451. Simon E. Boag was Chief Technology Officer of Kensington prior to the Business Combination.

(37)

Consists of (i) 670,000 Class A Shares held of record and (ii) 994,444 Private Warrants, including 994,444 Class A Shares issuable upon exercise of such Private Warrants. The address of Simon E. Boag Trust V/A

DTD 7/12/1999 As Amended is 774 Mays Blvd #10-749 Incline Village, NV 89451. Investment and voting decisions with respect to the shares held by Simon E Boag Trust V/A DTD 7/12/1999 As Amended are made by Simon E. Boag who has sole dispositive power over such shares. Simon E. Boag is the Trustee of Robert J. Remenar Living Trust. Simon E. Boag was the Chief Technology Officer of Kensington prior to the Business Combination.
(38)

Consists of (i) 605,000 Class A Shares held of record and (ii) 694,445 Private Warrants, including 694,445 Class A Shares issuable upon exercise of such Private Warrants. The address of DEHC LLC is 3355 Pierson Drive, Wilmington, DE 19810. Investment and voting decisions with respect to the shares held by DEHC LLC are made by Daniel Huber who has sole dispositive power over such shares. Daniel Huber is the Managing Member of DEHC LLC. Daniel Huber was Chief Financial Officer and Secretary of Kensington prior to the Business Combination.

(39)

Consists of (i) 168,750 Class A Shares held of record and (ii) 375,000 Private Warrants, including 375,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Thomas W. LaSorda is 600 Elizabeth St. Unit 430 Rochester, MI 48307. Thomas LaSorda was a director of Kensington prior to the Business Combination.

(40)

Consists of 30,000 Class A Shares held of record. The address of IncWell TWL Investments LLC is 600 Elizabeth St. Unit 430 Rochester, Mi 48307. Investment and voting decisions with respect to the shares held by IncWell TWL Investments LLC are made by Thomas W. LaSorda who is the sole managing member has sole dispositive power over such shares. Thomas W. LaSorda was a director of Kensington prior to the Business Combination. Thomas LaSorda was a director of Kensington prior to the Business Combination.

(41)

Consists of (i) 745,000 Class A Shares held of record and (ii) 800,000 Private Warrants, including 800,000 Class A Shares issuable upon exercise of such Private Warrants. Investment and voting decisions with respect to the shares held by Ninbeta AB are made by Anders Pettersson who has sole dispositive power over such shares. Anders Pettersson is a director of Wallbox and was a director of Kensington prior to the Business Combination.

(42)

Consists of (i) 121,500 Class A Shares held of record and (ii) 225,000 Private Warrants, including 225,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Mitchell I. Quain is 2100 S. Ocean Blvd PB FL 33480. Mitchell Quain was a director of Kensington prior to the Business Combination.

(43)

Consists of (i) 153,750 Class A Shares held of record and (ii) 275,000 Private Warrants, including 275,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Matthew Simoncini is 935 Three Mike Dr; Grosse Point Park, MT 48230. Matthew Simoncini was a director of Kensington prior to the Business Combination.

(44)

Consists of (i) 142,375 Class A Shares held of record and (ii) 247,500 Private Warrants, including 247,500 Class A Shares issuable upon exercise of such Private Warrants. The address of Donald L. Runkle and Virgina Ann Runkle is 2692 W Long Lake Rd West Bloomfield, MI 48323. Donald Runkle was a director of Kensington prior to the Business Combination.

(45)	Consists of 50,000 Class A Shares held of record. The address of Nicole R. Nason is 17 Pioneer Mill Way; Alexandria, VA 22314.
(46)

Consists of (i) 625,000 Class A Shares held of record and (ii) 500,000 Private Warrants, including 500,000 Class A Shares issuable upon exercise of such Private Warrants. The address of BVA Capital is 152A W. Shore Road Great Neck, New NY 11791. Investment and voting decisions with respect to the shares held by are made by Michael T. Lamoretti who has sole dispositive power over such shares. Michael T. Lamoretti is a managing member of BVA Capital.

(47)	Consists of 440,500 Class A Shares held of record. The address of Marc Chernoff is 91 Cherry Lane, Syosset, NY 11791.
(48)

Consists of (i) 62,500 Class A Shares held of record and (ii) 250,000 Private Warrants, including 250,000 Class A Shares issuable upon exercise of such Private Warrants. The address of MCHERNOFF MD LLC is 91 Cherry Lane, Syosset, NY 11791. Investment and voting decisions with respect to the shares held by MCHERNOFF MD LLC are made by Marc Chernoff who has sole dispositive power over such shares. Marc Chernoff is the manager of MCHERNOFF MD LLC.

(49)

Consists of (i) 57,500 Class A Shares held of record and (ii) 150,000 Private Warrants, including 150,000 Class A Shares issuable upon exercise of such Private Warrants. Investment and voting decisions with respect to the shares held by CPCDD Group, LLC are made by Charles A. Samuelson who has sole dispositive power over such shares.

(50)	Consists of (i) 75,000 Class A Shares held of record and (ii) 100,000 Private Warrants, including 100,000 Class A Shares issuable upon exercise of such Private Warrants.
(51)	Consists of (i) 12,500 Class A Shares held of record and (ii) 50,000 Private Warrants, including 50,000 Class A Shares issuable upon exercise of such Private Warrants.
(52)

Consists of (i) 12,500 Class A Shares held of record and (ii) 50,000 Private Warrants, including 50,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Maxine G. Colchamiro ] is 444 East 57th Street, Apt 8C New York, NY 10022.

(53)

Consists of (i) 62,500 Class A Shares held of record and (ii) 250,000 Private Warrants, including 250,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Lauren M. Buttazzoni and Angelo L. Buttazzoni is 6085 Idlewyle RD, Bloomfield Hills MI 58301-1449.

(54)

Consists of (i) 70,000 Class A Shares held of record and (ii) 200,000 Private Warrants, including 200,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Albert Ferrara is 63 Centerport Road, Greenlawn NY 11740.

(55)

Consists of (i) 50,000 Class A Shares held of record and (ii) 200,000 Private Warrants, including 200,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Erich Jungwirth is 34 Crossmon Road, New Milford, CT 06776.

(56)

Consists of (i) 100,000 Class A Shares held of record and (ii) 200,000 Private Warrants, including 200,000 Class A Shares issuable upon exercise of such Private Warrants. The address of John Arny is Drove House, Drove Lane, Old Alresford, Hampshire 5024 9TB UK.

(57)	Consists of (i) 25,000 Class A Shares held of record and (ii) 100,000 Private Warrants, including 100,000 Class A Shares issuable upon exercise of such Private Warrants.
(58)	Consists of (i) 12,500 Class A Shares held of record and (ii) 50,000 Private Warrants, including 50,000 Class A Shares issuable upon exercise of such Private Warrants.
(59)

Consists of (i) 12,500 Class A Shares held of record and (ii) 50,000 Private Warrants, including 50,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Kevin Hettrich is 440 Santa Margarita Ave, Menlo Parka CA 94025.

(60)

Consists of (i) 25,000 Class A shares held of record and (ii) 100,000 Private Warrants, including 100,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Wes Robinson and Alexandra Skellet, JTEN is 33 Church St, East Hampton NY 11937.

(61)

Consists of (i) 75,000 Class A Shares held of record and (ii) 100,000 Private Warrants, including 100,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Morgan Powell is 161 W. Meadowbrook Ln Stratsburg NY 12580.

(62)	Consists of (i) 25,000 Class A Shares held of record and (ii) 100,000 Private Warrants, including 100,000 Class A Shares issuable upon exercise of such Private Warrants.
(63)

Consists of (i) 45,000 Class A Shares held of record and (ii) 100,000 Private Warrants, including 100,000 Class A Shares issuable upon exercise of such Private Warrants. Investment and voting decisions with respect to the shares held by Milius and Prigohzy 2001 Revocable Trust are made by Michael Scott Milius and Lisa Prigohzy-Milius who have sole dispositive power over such shares. Michael Scott Milius and Lisa Prigohzy-Milius are the trustees of the Milius and Prigohzy 2001 Revocable Trust.

(64)

Consists of (i) 45,000 Class A Shares held of record and (ii) 100,000 Private Warrants, including 100,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Geoffrey W. Levin is 220 W. 93rd St. Apt 6B New York, NY.

(65)

Consists of (i) 50,000 Class A Shares held of record and (ii) 200,000 Private Warrants, including 200,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Jill R. Weeks Revocable Trust is 2139 W Mayne St Chicago, Illinois 00620.

(66)

Consists of (i) 50,000 Class A Shares held of record and (ii) 200,000 Private Warrants, including 200,000 Class A Shares issuable upon exercise of such Private Warrants. The address of John A. Narcum and Donna L. Narcum, JTEN is 104 Hidden Pond Dr Chadds Ford PA 19317-9365.

(67)

Consists of (i) 57,500 Class A Shares held of record and (ii) 150,000 Private Warrants, including 150,000 Class A Shares issuable upon exercise of such Private Warrants. The address of Nora L. Huber is 3355 Pieason Dr Wilmington, DE 19810.

(68)	Consists of (i) 10,000 Class A Shares held of record. The address of Julian Ameler is Niebuhrstrasse 71, 10629 Berlin, Germany.
(69)	Consists of (i) 50,000 Class A Shares held of record. The address of Peter Goode is 9 Bay View St Lavender Bay, Austrailia 2060.
(70)	Consists of (i) 5,000 Class A Shares held of record. The address of Jock Paton is 510 22nd Street; Sacramento, CA 95816
(71)	Consists of (i) 50,000 Class A Shares held of record. The address of Nicholas Vande Steeg is PO Box 89162 Las Vegas, NV 89162.
(72)	Consists of (i) 300,000 Class A Shares held of record. The address of Michael Weinbaum is 21 Vista Drive Great Neck, NY 11021.
(73)

Consists of (i) 80,000 Class A Shares held of record. The address of William E Kassling 2011 Family Trust is 4101 Gulf Shore Blvd #5N, Naples FL 34103. Investment and voting decisions with respect to the shares held by William E Kassling 2011 Family Trust are made by William Ruffner as trustee.

(74)	Consists of (i) 50,000 Class A Shares held of record. The address of Pastor Velasco is 24 Lake Trail Ln Santa Rosa Beach, FL 32459.
(75)

Consists of (i) 200,000 Class A Shares held of record and (ii) 60,208 Private Warrants, including 60,208 Class A Shares issuable upon exercise of such Private Warrants. The address of J. Goldman Master Fund, L.P. is 510 Madison Avenue, 26th Fl New York, NY 10022. Investment and voting decisions with respect to the shares held by J. Goldman Master Fund, L.P. are made by Jay G. Goldman who has sole dispositive power over such shares. Jay G. Goldman is the sole director of J. Goldman Capital Management, Inc., which is the General Partner of J. Goldman Capital GP LP, the General Partner of J. Goldman Master Fund, L.P

(76)

Consists of 119,600 Class A Shares held of record. Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036

(77)

Consists of (i) 380,400 Class A Shares held of record held on behalf of BNP Paribas Funds Environmental Absolute Return Thematics. Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036

(78)

Consists of (i) 500,000 Class A Shares held of record The address of BNP Paribas Asset Management UK Ltd is 5 Aldermanbury Square, London EC2V 7BP, UK. Investment and voting decisions with respect to the shares held by BNP Paribas Asset Management UK Ltd are made by Edward Lees and Ulrik Fugmaan who have sole dispositive power over such shares. Edward Lees and Ulrik Fugmaan are the Senior Portfolio Managers of the Paribas Asset Management UK Ltd.

(79)

Consists of (i) 100,000 Class A Shares held of record and (ii) 200,000 Private Warrants, including 200,000 Class A Shares issuable upon exercise of such Private Warrants. The address of John Arney is Drove House, Drove Lane Old Alesford, Hampshire 5024 9TB UK.

(80)	Consists of 10,000 Class A Shares held of record. The address of John A. Narcum is 104 Hidden Pond Dr Chadds Ford PA 19317-9365.
(81)	Consists of (i) 25,000 Class A Shares held of record. The address of Lauren Buttazzoni is 6085 Idlewyle RD, Bloomfield Hills MI 58301-1449.
(82)

Consists of (i) 287,500 Class A Shares held of record and (ii) 25,000 Private Warrants, including 25,000 Class A Shares issuable upon exercise of such Private Warrants. Investment and voting decisions with respect to the shares held by Junetoon Company are made by Lori A. Dawson who has sole dispositive power over such shares. Lori A. Dawson is the President of the Junetoon Company.
(83)

Consists of 100,000 Class A Shares held of record. Investment and voting decisions with respect to the shares held by Anangu Grup S.L. are made by Marta Santacana Gri and Marc Sabe Richer who have sole dispositive power over such shares.

(84)	Consists of (i) 11,375 Class A Shares held of record and (ii) 27,500 Private Warrants, including 27,500 Class A Shares issuable upon exercise of such Private Warrants.
(85)

Consists of (i) 40,438 Class A Shares held by Banque Pictet & Cie SA as the registered holder of such shares and 6,387 shares which the selling stockholder has the right to acquire from an option, warrant or otherwise within 60 days. Investment and voting decisions with respect to such shares are made by Jonathan Coleman and/or Scott Stutzman. Based on information provided to the Company by the Selling Stockholder. Such shares may be deemed to be beneficially owned by Janus Capital Management LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. Each Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the Shares. The address for Janus is 151 Detroit Street, Denver, CO 80206.

(86)

Consists of (i) 16,074 Class A Shares held by Hare & Co as the registered holder of such shares and 3,148 shares which the selling stockholder has the right to acquire from an option, warrant or otherwise within 60 days. Investment and voting decisions with respect to such shares are made by Jonathan Coleman and/or Scott Stutzman. Based on information provided to the Company by the Selling Stockholder. Such shares may be deemed to be beneficially owned by Janus Capital Management LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. Each Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the Shares. The address for Janus is 151 Detroit Street, Denver, CO 80206.

(87)

Consists of (i) 82,229 Class A Shares held by M. Gardner & Co. as the registered holder of such shares and 14,104 shares which the selling stockholder has the right to acquire from an option, warrant or otherwise within 60 days. Investment and voting decisions with respect to such shares are made by Jonathan Coleman and/or Scott Stutzman. Based on information provided to the Company by the Selling Stockholder. Such shares may be deemed to be beneficially owned by Janus Capital Management LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. Each Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the Shares. The address for Janus is 151 Detroit Street, Denver, CO 80206.

(88)

Consists of (i) 4,018,943 Class A Shares held by BNP Paribas New York Branch on behalf of Janus Henderson Triton Fund as the registered holder of such shares and 665,780 shares which the selling stockholder has the right to acquire from an option, warrant or otherwise within 60 days. Investment and voting decisions with respect to such shares are made by Jonathan Coleman and/or Scott Stutzman. Based on information provided to the Company by the Selling Stockholder. Such shares may be deemed to be beneficially owned by Janus Capital Management LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. Each Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the Shares. The address for Janus is 151 Detroit Street, Denver, CO 80206.
(89)

Shares hereby offered consist of (i) 689,180 PIPE Shares, held by Lugard Road Capital Master Fund, LP (“Lugard”) beneficially owned by Luxor Capital Group, LP, the investment manager of Lugard; (ii) 1,825 PIPE Shares held by Luxor Capital Partners Long Offshore Master Fund, LP (“Luxor Long Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Long Offshore (iii) 5,571 PIPE Shares held by Luxor Capital Partners Long, LP (“Luxor Long”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Long; (iv) 99,797 PIPE Shares held by Luxor Capital Partners Offshore Master Fund, LP (“Luxor Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Offshore; (v) 165,992 PIPE Shares held by Luxor Capital Partners, LP (“Luxor Capital”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Capital; (vi) 32,528 PIPE Shares held by Luxor Wavefront, LP (“Luxor Wavefront”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Wavefront; and (vii) 5,107 PIPE Shares held by Luxor Gibraltar, LP - Series 1 (“Luxor Gibraltar”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Gibraltar. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Long Offshore, Luxor Long, Luxor Offshore, Luxor Capital, Luxor Wavefront, and Luxor Gibraltar. Jonathan Green, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities held by Lugard. Mr. Leone and Mr. Green each disclaims beneficial ownership of any of the PIPE shares over which each exercises voting and investment power. The mailing address of each of the above-mentioned funds is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.

(90)	Consists of 20,000 Class A shares held of record. The address of Mitchell I. Quain is 2100 S. Ocean Blvd PB FL 33480. Mitchell I. Quain was a director of Kensington prior to the Business Combination.
(91)	Consists of 10,000 Class A shares held of record. The address of Wes Robinson is 33 Church St, East Hampton NY 11937.
(92)

Consists of (i) 25,000 Class A Shares held of record and (ii) 100,000 Private Warrants, including 100,000 Class A Shares issuable upon exercise of such Private Warrants. Investment and voting decisions are made by Lawrence Sage who has sole dispositive power over such shares.

TAXATION

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) of the purchase, ownership and disposition of Class A Shares and Warrants and does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	regulated investment companies (“RICs”) or real estate investment trusts (“REITs”);

•	brokers, dealers, or traders in securities;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•

persons holding Class A Shares and/or Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Shares or Warrants being taken into account in an applicable financial statement;

•	persons that actually or constructively own 10% or more (by vote or value) of our common stock;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold or received Class A Shares and/or Warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A Shares or Warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding Class A Shares or Warrants and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CLASS A SHARES OR WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Class A Shares and/or Warrants, as the case may be, that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

U.S. Holders

Distributions on Class A Shares

If Wallbox makes distributions of cash or property on the Class A Shares, the gross amount of such distributions (including any amount of foreign taxes withheld) will be treated for U.S. federal income tax purposes first as a dividend to the extent of Wallbox’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. If Wallbox does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussion below under “–Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•

either (a) the shares are readily tradable on an established securities market in the United States, or (b) Wallbox is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

•

Wallbox is neither a PFIC (as discussed below under “ –Passive Foreign Investment Company Rules”) nor treated as such with respect to a U.S. Holder in Wallbox’s taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements; and

•	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There can be no assurance that Wallbox will be eligible for the benefits of an applicable comprehensive income tax treaty. In addition, there also can be no assurance that ordinary shares will be considered “readily tradable” on an established securities market in the United States in accordance with applicable legal authorities. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to Class A Shares. Subject to certain exceptions, dividends on Class A Shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Wallbox with respect to the Class A Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Sale, Exchange, Redemption or Other Taxable Disposition of Class A Shares and Warrants.

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Class A Shares or Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Class A Shares and/or Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Class A Shares or Warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Class A Shares and/or Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any foreign tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. Moreover, an applicable income tax treaty may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of any applicable income tax treaty to such U.S. Holder’s particular circumstances.

Exercise or Lapse of Warrants

Except as discussed below with respect to the cashless exercise of Warrants, a U.S. Holder generally will not recognize gain or loss upon the acquisition of Class A Shares on the exercise of Warrants for cash. A U.S. Holder’s tax basis in Class A Shares received upon the exercise of Warrants generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrants exercised therefore and the exercise price. The U.S. Holder’s holding period for Class A Shares received upon the exercise of Warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants. If Warrants are allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to the Warrants generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Warrants.

The tax consequences of a cashless exercise of Warrants are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the Class A Shares received would equal the U.S. Holder’s basis in the Warrants exercised therefore. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the Class A Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A Shares would include the holding period of the Warrants exercised therefore.

It is also possible that a cashless exercise of Warrants could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Class A Shares and Warrants.” In such event, a U.S. Holder could be deemed to have surrendered Warrants equal to the number of Class A Shares having an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the Warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A Shares received would equal the sum of the U.S. Holder’s tax basis in the Warrants deemed exercised and the exercise price of such Warrants. A U.S. Holder’s holding period for the Class A Shares received in such case generally would begin on the date following the date of exercise (or possibly the date of exercise) of the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of the Warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of Warrants.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Class A Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed under “Description of Securities—Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution from Wallbox if, for example, the adjustment increases the holder’s proportionate interest in Wallbox’s assets or earnings and profits (for instance, through an increase in the number of Class A Shares that would be obtained upon exercise of such Warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Class A Shares which is taxable to the U.S. Holders of such shares as described under “—Distributions on Class A Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Warrant received a cash distribution from Wallbox equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

Wallbox will be classified as a passive foreign investment company (a “PFIC”) for any taxable year if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, Wallbox will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock.

Under the PFIC rules, if Wallbox were considered a PFIC at any time that a U.S. Holder owns Class A Shares, Wallbox would continue to be treated as a PFIC with respect to such investment unless (i) Wallbox ceases to be a PFIC and (ii) such U.S. Holder makes a “deemed sale” election under the PFIC rules.

Based on the recent, current and anticipated composition of the income, assets and operations of Wallbox and its subsidiaries, Wallbox does not expect to be treated as a PFIC in the current taxable year or in future taxable years. This is a factual determination, however, that depends on, among other things, the composition of the income and assets, and the market value of the shares and assets, of Wallbox and its subsidiaries from time to time, and thus the determination can only be made annually after the close of each taxable year. Therefore there can be no assurances that Wallbox will not be classified as a PFIC for the current taxable year or for any future taxable year.

If Wallbox is considered a PFIC at any time that a U.S. Holder owns Class A Shares, any gain such U.S. Holder recognizes on a sale or other disposition of the Class A Shares, as well as the amount of any “excess distribution” (defined below) such U.S. Holder receives, would be allocated ratably over such U.S. Holder’s holding period for the Class A Shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before the company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on Class A Shares exceeds 125% of the average of the annual distributions on the Class A Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available that would result in alternative treatments (such as qualified electing fund treatment or mark-to-market treatment) of the Class A Shares if Wallbox is considered a PFIC. Wallbox does not intend to provide the information necessary for U.S. Holders of Class A Shares to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for an investment in a PFIC described above. If Wallbox is treated as a PFIC with respect to a U.S. Holder for any taxable year, such U.S. Holder will be deemed to own shares in any of Wallbox’s subsidiaries that are also PFICs. However, an election for mark-to-market treatment would likely not be available with respect to any such subsidiaries.

If Wallbox is considered a PFIC, a U.S. Holder would also be subject to annual information reporting requirements. Failure to comply with such information reporting requirements may result in significant penalties and may suspend the running of the statute of limitations. U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in Class A Shares.

Non-U.S. Holders

The section applies to Non-U.S. Holders of Class A Shares and Warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Class A Shares or Warrants that is not a U.S. Holder, including:

•	a nonresident alien individual, other than certain former citizens and residents of the United States;

•	a foreign corporation; or

•	a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Shares and Warrants

Any (i) distributions of cash or property paid to a Non-U.S. Holder in respect of Class A Shares or (ii) gain realized upon the sale or other taxable disposition of Class A Shares and/or Warrants generally will not be subject to U.S. federal income taxation unless:

•

the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•

in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Warrant, or the lapse of a Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “—U.S. Holders—Exercise or Lapse of Warrants,” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of Class A Shares and Warrants.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of Class A Shares, and the proceeds received on sale or other taxable the disposition of Class A Shares or Warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to Class A Shares and proceeds from the sale, exchange, redemption or other disposition of Class A Shares or Warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s Class A Shares or Warrants, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to Class A Shares and proceeds from the sale of other disposition of Class A Shares or Warrants received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

FATCA Withholding Taxes

Certain provisions of the Code and Treasury regulations (commonly collectively referred to as “FATCA”) generally impose withholding at a rate of 30% on “foreign passthru payments” made by a “foreign financial institution” (as defined in the Code) (an “FFI”). If Wallbox were to be treated as an FFI, such withholding may be imposed on such payments to any other FFI (including an intermediary through which an investor may hold Wallbox Class A Shares) that is not a “participating FFI” (as defined under FATCA) or any other investor who does not provide information sufficient to establish that the investor is not subject to withholding under FATCA, unless such other FFI or investor is otherwise exempt from FATCA. In addition, under those circumstances, Wallbox may be required to report certain information regarding investors to the relevant tax authorities, which information may be shared with taxing authorities in the United States. Under current guidance, the term “foreign passthru payment” is not defined. Consequently, it is not clear whether or to what extent payments on Wallbox Class A Shares would be considered foreign passthru payments. Withholding on foreign passthru payments would not be required with respect to payments made before the date that is two years after the date of publication in the Federal Register of final regulations defining the term “foreign passthru payment.” Prospective investors should consult their tax advisors regarding the potential impact of FATCA, any applicable inter-governmental agreement relating to FATCA, and any non-U.S. legislation implementing FATCA on an investment in Wallbox.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to (i) 23,250,793 Class A Shares issuable upon conversion of our 23,250,793 outstanding Class B ordinary shares, nominal value of €1.20 per share (“Class B Shares”), (ii) 8,933,333 Class A Shares issuable upon the exercise of 8,933,333 Private Warrants and (iii) up to 5,750,000 Class A Shares that are issuable upon the exercise of 5,750,000 Public Warrants.

This prospectus also relates to the offer and sale from time to time by the selling securityholders or their permitted transferees (collectively, the “selling securityholders”) of up to (i) 112,528,437 Class A Shares that were issued on completion of the Business Combination, (ii) 11,100,000 Class A Shares issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination, (iii) 23,250,793 Class A Shares issuable upon conversion of our outstanding Class B Shares, (iv) 8,933,333 Class A Shares issuable upon exercise of the Private Warrants and (b) up to 8,933,333 Private Warrants. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions. All of the Class A Shares and Private Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will receive proceeds from the exercise of the Warrants in the event that such Warrants are exercised for cash.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to our then current market price or in negotiated transactions. Each selling securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the selling securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debt and other obligations;

•	delayed delivery arrangement;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

•

at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the selling securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Class A Shares and Public Warrants are listed on NYSE under the symbols “WBX” and “WBXWS,” respectively.

The selling securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling securityholders pay for solicitation of these contracts.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any broker-dealer or agent regarding the sale of the securities by the selling securityholders. Upon our notification by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Certain of our stockholders have entered into lock-up agreements. See “Shares Eligible For Future Sale — Lock-Up Arrangements.”

We have agreed to indemnify certain of the selling securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.

We have agreed with certain selling securityholders pursuant to the Registration Rights Agreement to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as the securities of such selling securityholders covered by this prospectus no longer constitute “Registrable Securities” under and as defined in the Registration Rights Agreement.

We have agreed with certain selling securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the following: (i) the selling securityholder ceases to hold any securities covered by this prospectus or (ii) the date all securities covered by this prospectus held by selling securityholder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) three years from the effective date of this prospectus. See also “Description of Securities—Registration Rights and Lock-Up Arrangements.”

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation (Regulation (EU) 2017/1129):

i.	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

ii.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

iii.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and each of our and the representatives’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.

MiFID II Product Governance

Any person offering, selling or recommending the shares (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II (Directive 2014/65/EU) is responsible for undertaking its own target market assessment in respect of the shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Specific Dutch selling restriction for exempt offers: Each distributor will be required to represent and agree that it will not make an offer of securities which are the subject of the offering contemplated by this prospectus to the public in the Netherlands in reliance on Article 1(4) of the Prospectus Regulation, unless:

i.	such offer is made exclusively to legal entities which are qualified investors in the Netherlands; or

ii.	standard exemption logo and wording are disclosed as required by article 5:4(2) of the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht); or

iii.	such offer is otherwise made in circumstances in which article 5:4(2) of the Dutch Financial Markets Supervision Act is not applicable,

provided that no such offer of securities shall require us or any distributor to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

SHARES ELIGIBLE FOR FUTURE SALE

Wallbox has up to 160,990,548 Shares outstanding, 9,913,638 Shares that subject to share options and 14,683,333 Shares underlying Warrants. All of the Class A Shares issued to holders of Kensington Class A Common Stock in connection with the Business Combination are freely transferable by persons other than by Wallbox “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of Class A Shares in the public market could adversely affect prevailing market prices of the Class A Shares.

Registration Rights and Lock-Up Agreement

Kensington and the Holders entered into a Registration Rights and Lock-Up Agreement, which became effective at the Closing. Pursuant to the terms of the Registration Rights and Lock-Up Agreement, Wallbox is obligated to file a registration statement to register the resale of certain securities held by the Holders.

The securities held by the Sponsor will be locked-up for one year following the Closing, subject to earlier release if (i) the reported last sale price of Class A Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (ii) if Wallbox consummates a liquidation, merger, stock exchange or other similar transaction after the Closing which results in all of stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The securities held by the New Holders will be locked-up for one year following the Closing subject to earlier release if (i) the reported last sale price of Class A Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (ii) if Wallbox consummates a liquidation, merger, stock exchange or other similar transaction after the Closing which results in all of stockholders having the right to exchange their shares of common stock for cash, securities or other property. After 180 days following the Closing, New Holders will have the right to transfer securities to the extent required to cover tax obligations of such New Holder or its direct and indirect shareholders.

For more information about the Registration Rights and Lock-Up Agreement, see the section entitled “Certain Agreements Related to the Business Combination—Registration Rights and Lock-Up Agreement.”

Employee Lock-Up Agreements

On June 9, 2021, Kensington entered into separate Employee Lock-Up Agreements with the Employees. The Employee Lock-Up Agreements provide that the Lock-Up Shares may generally not be transferred during the Lock-Up Period, subject to certain exceptions including after 180 days following the Closing, Employees will have the right to transfer securities to the extent required to cover tax obligations of such Employee.

Rule 144

A person who has beneficially owned restricted shares of Shares or restricted Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of Shares or restricted Warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of securities that does not exceed the greater of either of the following:

•	1% of the then outstanding equity shares of the same class; or

•	the average weekly trading volume of Class A Shares or Warrants, as applicable, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Wallbox under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Wallbox.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, to the extent Wallbox adhered to the requirements of Rule 701 in issuing such securities, each of Wallbox’s employees, consultants or advisors who purchases equity shares from Wallbox in connection with a compensatory stock plan or other written agreement executed prior to the Closing is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the securities being registered hereby and the offer and sale of our Class A Shares and Warrants by our selling securityholders. With the exception of the SEC registration fee, all amounts are estimates.

Amount
SEC Registration Fee		$166,160.54
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous expenses			*

Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

LEGAL MATTERS

Loyens & Loeff, Dutch counsel to Wallbox, has provided a legal opinion for Wallbox regarding (i) valid issue, (ii) paying up and (iii) non-assessability of the Shares offered by this document, based on the assumptions and subject to the qualifications and limitations set out therein. Certain legal matters relating to U.S. law will be passed upon for Wallbox by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The financial statements of Kensington Capital Acquisition Corp. II as of January 8, 2021 and for the period from January 4, 2021 (inception) through January 8, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Kensington Capital Acquisition Corp. II to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Wall Box Chargers, S.L.as of December 31, 2020 and 2019 and January 1, 2019, and for each of the two years in the period ended December 31, 2020, included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO Bedrijfsrevisoren BV, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

BDO Bedrijfsrevisoren BV, Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevisoren / Institut des Réviseurs d’Entreprises.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at www.wallbox.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Kensington Capital Acquisition Corp. II

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Kensington Capital Acquisition Corp. II (the “Company”) as of January 8, 2021, the related statements of operations, changes in stockholder’s equity and cash flows for the period from January 4, 2021 (inception) through January 8, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 8, 2021, and the results of its operations and its cash flows for the period from January 4, 2021 (inception) through January 8, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company had a working capital deficit as of January 8, 2021 of $39,000 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the issuance of these financial statements. Management’s plans in regard to these matters are also described in Note 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021

New York, NY

January 20, 2021

KENSINGTON CAPITAL ACQUISITION CORP. II

BALANCE SHEET

January 8, 2021

Assets:
Deferred offering costs associated with the proposed public offering	$23,373

Total assets	$23,373

Commitments & Contingencies

Stockholder’s Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding (1)	575
Additional paid-in capital	24,425
Accumulated deficit	(1,627)

Total stockholder’s equity	23,373

Total Liabilities and Stockholder’s Equity	$23,373

(1)	This number includes up to 750,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

See accompanying notes to financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

STATEMENT OF OPERATIONS

For the period from January 4, 2021 (inception) through January 8, 2021

General and administrative expenses	$1,627

Net loss	$(1,627)

Weighted average shares outstanding, basic and diluted (1)	5,000,000

Basic and diluted net loss per share	$(0.00)

(1)	This number excludes an aggregate of up to 750,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

See accompanying notes to financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the period from January 4, 2021 (inception) through January 8, 2021

	Common Stock						Total
	Class A		Class B		Additional Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - January 4, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(1,627)	(1,627)

Balance - January 8, 2021	—	$—	5,750,000	$575	$24,425	$(1,627)	$23,373

(1)	This number includes up to 750,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

See accompanying notes to financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

STATEMENT OF CASH FLOWS

For the period from January 4, 2021 (inception) through January 8, 2021

Cash Flows from Operating Activities:
Net loss	$(1,627)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor in exchange for issuance of Class B common stock	1,627

Net cash provided by (used in) operating activities	—

Net change in cash	—

Cash - beginning of the period	—

Cash - end of the period	$—

Supplemental disclosure of noncash activities:
Deferred offering costs paid by Sponsor in exchange for issuance of Class B common stock	$23,373

The accompanying notes are an integral part of these financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization, Business Operations and Basis of Presentation

Kensington Capital Acquisition Corp. II (the “Company”) was incorporated in Delaware on January 4, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of January 8, 2021, the Company had not commenced any operations. All activity for the period from January 4, 2021 (inception) through January 8, 2021 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Kensington Capital Sponsor II LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 20,000,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (or 23,000,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 8,000,000 warrants (or 8,800,000 warrants if the underwriters’ over-allotment option is exercised in full) (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $0.75 per Private Placement Warrant in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount). However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including proceeds from the sale of the Private Placement Warrants to the Sponsor, will be held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide holders of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the Proposed Public Offering (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share), calculated as of two business days prior to the initial Business Combination, including interest earned on the funds held in the trust account and not previously released to the Company to pay the Company’s taxes, net of taxes payable. The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by applicable law or stock exchange rule and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rule, or the Company decides to obtain stockholder approval for business or reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote any Founder Shares (as defined below in Note 4) and any Public Shares held by them in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of a Business Combination.

The Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) have agreed, pursuant to a letter agreement with the Company, that they will not propose any amendment to the Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding Public Shares.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (as such period may be extended pursuant to the Certificate of Incorporation, the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes, net of taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination Period.

The initial stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only, or less than, $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of January 8, 2021 the Company had no cash and deferred offering costs of approximately $23,000. Further, the Company has incurred and expect to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this need for capital through the Proposed Public Offering. The Company cannot assure that its plans to raise capital or to consummate an initial Business Combination will be successful. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2—Summary of Significant Accounting Policies

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At January 8, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs Associated with the Proposed Public Offering

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period excluding common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 750,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (Note 5). At January 8, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed immaterial as of January 8, 2021.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of January 8, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of January 8, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from January 4, 2021 (inception) through January 8, 2021.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 20,000,000 units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock (such shares of common stock included in the Units being offered, the “Public Shares”), and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

The Company will grant the underwriters a 45-day option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.

Note 4—Related Party Transactions

Founder Shares

In January 2021, the Sponsor subscribed to purchase 5,750,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”), and fully paid for those shares on January 8, 2021. The initial stockholders have agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares of common stock after the Proposed Public Offering.

The initial stockholders will agree, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

The Sponsor will agree to purchase an aggregate of 8,000,000 Private Placement Warrants (or 8,800,000 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full), at a price of $0.75 per Private Placement Warrant ($6,000,000 in the aggregate, or $6,600,000 if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash (except as described below) and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor will agree, subject to limited exceptions, not to transfer, assign or sell the Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On January 4, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable on the earlier of October 31, 2021 and the completion of the Proposed Public Offering; provided that amounts due under the Note may, at the option of the Sponsor, be converted into Working Capital Loans (as defined below). To date, the Company had not borrowed any amount under the Note.

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans could be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working

Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $0.75 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

Service and Administrative Fees

The Company has agreed to pay service and administrative fees of $20,000 per month to DEHC LLC, an affiliate of Daniel Huber, the Company’s Chief Financial Officer, for 18 months commencing on the date of consummation of the Proposed Public Offering (upon completion of our initial business combination, any portion of the amounts due that have not yet been paid will accelerate).

The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made by the Company to the Sponsor, officers, directors or their affiliates.

Note 5—Commitments & Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to the consummation of the Proposed Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters will be entitled to an underwriting discount of $0.20 per unit, or $4,000,000 in the aggregate (or approximately $4,600,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. $0.35 per unit, or approximately $7,000,000 in the aggregate (or approximately $8,050,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 6—Stockholder’s Equity

Class A Common Stock—The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of January 8, 2021, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock—The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. On January 8, 2021, the Company issued 5,750,000 shares of Class B common stock to the Sponsor, of which an aggregate of up to 750,000 shares of Class B common stock are subject to forfeiture to the Company by the initial stockholders for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding shares of common stock after the Proposed Public Offering.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders; provided that, prior to the completion of the initial Business Combination, holders of the Class B common stock will have the right to elect all of the Company’s directors and remove members of the Company’s board of directors for any reason. Prior to the completion of the initial Business Combination, only holders of the Class B common stock will have the right to vote on the Company’s election of directors. Holders of the Public Shares will not be entitled to vote on the Company’s election of directors during such time. In addition, prior to the completion of the initial Business Combination, holders of a majority of the outstanding shares of the Class B common stock may remove a member of the Company’s board of directors for any reason. These provisions of the Certificate of Incorporation may only be amended by a resolution passed by the holders of a majority of shares of the Class B common stock. With respect to any other matter submitted to a vote of the Company’s stockholders, including any vote in connection with the initial Business Combination, holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination, or earlier at the option of the holders, on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Offering and related to the closing of the initial Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Proposed Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued or issuable to any seller in the initial Business Combination).

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of January 8, 2021, there were no shares of preferred stock issued or outstanding.

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed; provided, that if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The warrants will have an exercise price of $11.50 per share. If (x) the Company issue additional shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the Initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of each warrant will be adjusted (to the nearest cent) such that the effective exercise price per full share will be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of (i) the Market Value and (ii) the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants, except that (1) the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (2) the Private Placement Warrants will be non-redeemable (except as described below) so long as they are held by the Sponsor or its permitted transferees, (3) the Private Placement Warrants may be exercised by the holders on a cashless basis and (4) the holders of the Private Placement Warrants (including with respect to the shares of common stock issuable upon exercise of the Private Placement Warrants) are entitled to registration rights. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

In addition, commencing once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to a table in the warrant agreement;

•

if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•

if, and only if, the Private Placement Warrants are also concurrently called for redemption at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants, as described above; and

•

if, and only if, there is an effective registration statement covering the shares of Class A common stock (or a security other than the Class A common stock into which the Class A common stock has been converted or exchanged for in the event the Company is not the surviving company in the initial Business Combination) issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7—Subsequent Events

The Company evaluated events that have occurred after the balance sheet date through January 8, 2021, which is the date on which these financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

UNAUDITED CONDENSED BALANCE SHEET

MARCH 31, 2021

Assets:
Current assets:
Cash	$1,486,179
Prepaid expenses	274,807

Total current assets	1,760,986
Investments held in Trust Account	230,013,444

Total Assets	$231,774,430

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$9,189
Accrued expenses	173,884
Franchise tax payable	47,721
Note payable—related party	100,000

Total current liabilities	330,794
Deferred underwriting commissions	8,050,000
Derivative warrant liabilities	13,619,500

Total liabilities	22,000,294
Commitments and Contingencies
Class A common stock, $0.0001 par value; 20,477,413 shares subject to possible redemption at $10.00 per share	204,774,130
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 2,522,587 shares issued and outstanding (excluding 20,477,413 shares subject to possible redemption)	252
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding	575
Additional paid-in capital	8,364,438
Accumulated deficit	(3,365,259)

Total stockholders’ equity	5,000,006

Total Liabilities and Stockholders’ Equity	$231,774,430

The accompanying notes are an integral part of these unaudited condensed financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 4, 2021 (INCEPTION) THROUGH MARCH 31, 2021

General and administrative expenses	$40,542
Administrative expenses—related party	40,000
Franchise tax expenses	47,721

Loss from operations	(128,263)
Other income (expenses)
Change in fair value of derivative warrant liabilities	(2,998,000)
Financing costs—derivative warrant liabilities	(252,440)
Net gain from investments held in Trust Account	13,444

Net loss	$(3,365,259)

Basic and diluted weighted average shares outstanding of Class A common stock subject to possible redemption	20,775,727

Basic and diluted net income per share, Class A common stock subject to possible redemption	$(0.00)

Basic and diluted weighted average shares outstanding of non-redeemable common stock	6,075,038

Basic and diluted net loss per share, non-redeemable common stock	$(0.55)

The accompanying notes are an integral part of these unaudited condensed financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

UNAUDITED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM JANUARY 4, 2021 (INCEPTION) THROUGH MARCH 31, 2021

	Common Stock						Total
	Class A		Class B		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance—January 4, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Sale of units in initial public offering, less fair value of public warrants	23,000,000	2,300	—	—	225,800,200	—	225,802,500
Offering costs	—	—	—	—	(12,864,105)	—	(12,864,105)
Excess of cash received over fair value of private placement warrants	—	—	—	—	176,000	—	176,000
Common stock subject to possible redemption	(20,477,413)	(2,048)	—	—	(204,772,082)	—	(204,774,130)
Net loss	—	—	—	—	—	(3,365,259)	(3,365,259)

Balance—March 31, 2021 (unaudited)	2,522,587	$252	5,750,000	$575	$8,364,438	$(3,365,259)	$5,000,006

The accompanying notes are an integral part of these unaudited condensed financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 4, 2021 (INCEPTION) THROUGH MARCH 31, 2021

Cash Flows from Operating Activities:
Net loss	$(3,365,259)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor in exchange for issuance of Class B common stock	1,627
Change in fair value of derivative warrant liabilities	2,998,000
Financing costs—derivative warrant liabilities	252,440
Net gain from investments held in Trust Account	(13,444)
Changes in operating assets and liabilities:
Prepaid expenses	(274,807)
Franchise tax payable	47,721
Accounts payable	7,544
Accrued expenses	6,984

Net cash used in operating activities	(339,194)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(230,000,000)

Net cash used in investing activities	(230,000,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	100,000
Proceeds received from initial public offering, gross	230,000,000
Proceeds received from private placement warrants	6,600,000
Offering costs paid	(4,874,627)

Net cash provided by financing activities	231,825,373

Net change in cash	1,486,179
Cash—beginning of the period	—

Cash—end of the period	$1,486,179

Supplemental disclosure of noncash investing and financing activities:
Offering costs paid by Sponsor in exchange for issuance of Class B common stock	$23,373

Offering costs included in accounts payable	$1,645

Offering costs included in accrued expenses	$166,900

Deferred underwriting commissions in connection with the initial public offering	$8,050,000

Initial value of Class A common stock subject to possible redemption	$207,860,140

Change in initial value of Class A common stock subject to possible redemption	$(3,086,010)

The accompanying notes are an integral part of these unaudited condensed financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Kensington Capital Acquisition Corp. II (the “Company”) was incorporated in Delaware on January 4, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of March 31, 2021, the Company had not commenced any operations. All activity for the period from January 4, 2021 (inception) through March 31, 2021 relates to the Company’s formation and the proposed initial public offering (the “Initial Public Offering”) described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Kensington Capital Sponsor II LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 25, 2021. On March 2, 2021, the Company consummated its Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including the exercise of the underwriters’ option to purchase 3,000,000 additional Units (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $230.0 million, and incurring offering costs of approximately $13.1 million, of which approximately $8.1 million was for deferred underwriting commissions (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 8,800,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $0.75 per Private Placement Warrant to the Sponsor, generating proceeds of $6.6 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $230.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount). However, the Company will only complete a Business Combination if the post-transaction company owns or

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide holders of the Company’s Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share), calculated as of two business days prior to the initial Business Combination, including interest earned on the funds held in the trust account and not previously released to the Company to pay the Company’s taxes, net of taxes payable. The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by applicable law or stock exchange rule and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rule, or the Company decides to obtain stockholder approval for business or reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) agreed to vote any Founder Shares (as defined below in Note 4) and any Public Shares held by them in favor of a Business Combination. In addition, the initial stockholders agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of a Business Combination.

The Certificate of Incorporation provided that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) agreed, pursuant to a letter agreement with the Company, that they will not propose any amendment to the Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares upon approval of any such

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding Public Shares.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or March 2, 2023, (as such period may be extended pursuant to the Certificate of Incorporation, the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes, net of taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination Period.

The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only, or less than, $10.00. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Liquidity and Capital Resources

As of March 31, 2021, the Company had approximately $1.5 million in its operating bank account, and working capital of approximately $1.5 million (not taken into account approximately $48,000 in tax obligations that may be paid using investment income earned in Trust Account).

The Company’s liquidity needs to date have been satisfied through a payment of $25,000 from the Sponsor to pay for certain offering costs and expenses in exchange for issuance of the Founder Shares (as defined in Note 4), the loan under the Note of $100,000 (as defined in Note 4), and the net proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with an Initial Business Combination, the Company’s officers, directors and initial stockholders may, but are not obligated to, provide the Company Working Capital Loans. The Sponsor elected to convert the Note into Working Capital Loan (as defined in Note 4) upon closing of the Initial Public Offering.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of an Initial Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective Initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Initial Business Combination.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the period presented. Operating results for the period from January 4, 2021 (inception) through March 31, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Current Report on Form 8-K and the final prospectus filed by the Company with the SEC on March 8, 2021 and February 26, 2021, respectively.

On April 12, 2021, the SEC issued guidance stating that it is the SEC’s position that special purpose acquisition companies, such as the Company, should account for warrants on their balance sheet as liabilities. The Company’s public and private warrants (Warrants) were presented in its audited balance sheet as of March 2, 2021 included in its Current Report on Form 8-K as a component of equity as opposed to liabilities. Following the issuance of the SEC guidance, the Company evaluated its liabilities in light of the SEC’s guidance,

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Accounting Standards Codification (“ASC”) 250, Accounting Changes and Error Corrections issued by the Financial Accounting Standards Board (“FASB”) and Staff Accounting Bulletin 99, “Materiality”) (“SAB 99”) issued by the SEC. The Company determined the impact of the treatment of the Warrants as equity was immaterial. The correction reflected in the unaudited condensed financial statements contained herein resulted in a $10.6 million increase to the derivative warrant liabilities line item and an offsetting decrease to the Class A common stock subject to possible redemption mezzanine equity line item recorded as part of the activity in the period from January 4, 2021 (inception) through March 31, 2021 as reported herein. There would have been no change to total stockholders’ equity as originally reported.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At March 31, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of March 31, 2021.

Investments Held in Trust Account

The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain from investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of March 31, 2021, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, franchise tax payable and notes payable to related party approximate their fair values due to the short-term nature of the instruments.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The 5,750,000 warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the 8,800,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants have been measured at fair value using a Monte Carlo simulation model.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A common stock were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2021, 20,477,413 shares of Class A common stock subject to possible redemption at the redemption amount were presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income Taxes

The Company’s taxable income primarily consists of net gain from investments held in Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible. For the three months ended March 31, 2021, income tax expense for the period was deemed to be immaterial.

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of March 31, 2021, the Company had deferred tax assets of approximately $25,000 with a full valuation allowance against them.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

There were no unrecognized tax benefits as end of quarter March 31, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as end of quarter March 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 14,550,000 shares of the Company’s common stock in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s unaudited condensed statement of operations includes a presentation of income (loss) per common share for Class A common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per common share. Net income (loss) per common share, basic and diluted, for Class A common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on investments held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of shares of Class A common stock subject to possible redemption outstanding since original issuance.

Net income (loss) per common share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income or loss on investments held in the Trust Account attributable to common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares of Class A common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net income (loss) per common share:

For The Three Months Ended March 31, 2021
Class A common stock subject to possible redemption
Numerator: Earnings allocable to common stock subject to possible redemption
Income from investments held in Trust Account	$11,969
Less: Company’s portion available to be withdrawn to pay taxes	(11,969)

Net income attributable to Class A common stock subject to possible redemption	$—

Denominator: Weighted average Class A common stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	20,775,727

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

For The Three Months Ended March 31, 2021
Basic and diluted net income per share, Class A common stock subject to possible redemption	$—

Non-redeemable common stock
Numerator: Net Loss minus Net Earnings
Net loss	$(3,365,259)
Net income allocable to Class A common stock subject to possible redemption	—

Non-redeemable net loss	$(3,365,259)

Denominator: weighted average non-redeemable common stock
Basic and diluted weighted average shares outstanding, non-redeemable common stock	6,075,038

Basic and diluted net loss per share, non-redeemable common stock	$(0.55)

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Initial Public Offering

On March 2, 2021, the Company consummated its Initial Public Offering of 23,000,000 Units, including the exercise of the underwriters’ option to purchase 3,000,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $230.0 million, and incurring offering costs of approximately $13.1 million, of which approximately $8.1 million was for deferred underwriting commissions.

Each Unit consists of one share of Class A common stock (such shares of common stock included in the Units being offered, the “Public Shares”), and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 4—Related Party Transactions

Founder Shares

In January 2021, the Sponsor subscribed to purchase 5,750,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”), and fully paid for those shares on January 8, 2021. The initial stockholders agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering. On March 2, 2021, the underwriter fully exercised its option to purchase additional; thus, these 750,000 Founder Shares were no longer subject to forfeiture.

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 8,800,000 Private Placement Warrants, at a price of $0.75 per Private Placement Warrant to the Sponsor, generating proceeds of $6.6 million.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash (except as described below) and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell the Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On January 4, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering; provided that amounts due under the Note may, at the option of the Sponsor, be converted into Working Capital Loans (as defined below). The Sponsor elected to convert the Note into Working Capital Loan upon closing of the Initial Public Offering.

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans could be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lenders’ discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $0.75 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of March 31, 2021, the Company had $100,000 under the Working Capital Loans as discussed above.

Service and Administrative Fees

The Company agreed to pay service and administrative fees of $20,000 per month to DEHC LLC, an affiliate of Daniel Huber, the Company’s Chief Financial Officer, for 18 months commencing on the date of consummation of the Initial Public Offering (upon completion of the initial Business Combination, any portion of the amounts due that have not yet been paid will accelerate).

The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made by the Company to the Sponsor, officers, directors or their affiliates.

Note 5—Commitments & Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares were entitled to registration rights pursuant to a registration rights agreement signed upon the consummation of the Initial Public Offering. These holders were entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price, less underwriting discounts and commissions. On March 2, 2021, the underwriter fully exercised its option to purchase additional Units.

The underwriters were entitled to an underwriting discount of $0.20 per Unit, or $4.6 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Unit, or approximately $8.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 6— Derivative Warrant Liabilities

As of March 31, 2021, the Company had 5,750,000 Public Warrants and 8,800,000 Private Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company agreed that as soon as practicable, but in no event later than 20 business days, after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed; provided, that if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The warrants have an exercise price of $11.50 per share. If (x) the Company issue additional shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the Initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of each warrant will be adjusted (to the nearest cent) such that the effective exercise price per full share will be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of (i) the Market Value and (ii) the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that (1) the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (2) the Private Placement Warrants are non-redeemable (except as described below) so long as they are held by the Sponsor or its permitted transferees, (3) the Private Placement Warrants may be exercised by the holders on a cashless basis and (4) the holders of the Private Placement Warrants (including with respect to the shares of common stock issuable upon exercise of the Private Placement Warrants) are

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

entitled to registration rights. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

In addition, commencing once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to a table in the warrant agreement;

•

if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•

if, and only if, the Private Placement Warrants are also concurrently called for redemption at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants, as described above; and

•

if, and only if, there is an effective registration statement covering the shares of Class A common stock (or a security other than the Class A common stock into which the Class A common stock has been converted or exchanged for in the event the Company is not the surviving company in the initial Business Combination) issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7—Stockholders’ Equity

Preferred Stock-The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2021, there were no shares of preferred stock issued or outstanding.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Class A Common Stock-The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of March 31, 2021, there were 2,522,587 shares of Class A common stock issued and outstanding, excluding 20,477,413 shares of Class A common stock subject to possible redemption.

Class B Common Stock-The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. On January 8, 2021, the Company issued 5,750,000 shares of Class B common stock, of which an aggregate of up to 750,000 shares of Class B common stock were subject to forfeiture to the Company by the initial stockholders for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the number of Founder Shares would equal 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering. On March 2, 2021, the underwriter fully exercised its option to purchase additional; thus, these 750,000 shares of Class B common stock were no longer subject to forfeiture.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders; provided that, prior to the completion of the initial Business Combination, holders of the Class B common stock will have the right to elect all of the Company’s directors and remove members of the Company’s board of directors for any reason. Prior to the completion of the initial Business Combination, only holders of the Class B common stock will have the right to vote on the Company’s election of directors. Holders of the Public Shares will not be entitled to vote on the Company’s election of directors during such time. In addition, prior to the completion of the initial Business Combination, holders of a majority of the outstanding shares of the Class B common stock may remove a member of the Company’s board of directors for any reason. These provisions of the Certificate of Incorporation may only be amended by a resolution passed by the holders of a majority of shares of the Class B common stock. With respect to any other matter submitted to a vote of the Company’s stockholders, including any vote in connection with the initial Business Combination, holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination, or earlier at the option of the holders, on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Offering and related to the closing of the initial Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued or issuable to any seller in the initial Business Combination).

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 8—Fair Value Measurements

The following tables presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2021 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$230,013,444	$—	$—
Liabilities:
Derivative warrant liabilities	$—	$—	$13,619,500

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the three months ended March 31, 2021.

Level 1 instruments include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants have been measured at fair value using a Monte Carlo simulation. For the three months ended March 31, 2021, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of approximately $3.0 million presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statement of operations.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of March 2, 2021	As of March 31, 2021
Volatility	12.6%	14%
Stock price	$9.82	$10.03
Expected life of the options to convert	6	5.91
Risk-free rate	1.02%	1.14%
Dividend yield	0.0%	0.0%

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The change in the fair value of the derivative warrant liabilities for the period for the three months ended March 31, 2021 is summarized as follows:

Derivative warrant liabilities at January 4, 2021 (inception)	$—
Issuance of Public and Private Warrants	10,621,500
Change in fair value of derivative warrant liabilities	2,998,000

Derivative warrant liabilities at March 31, 2021	$13,619,500

Note 9—Subsequent Events

Management has evaluated subsequent events and transactions that occurred after the balance sheet date through the date the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

UNAUDITED CONDENSED BALANCE SHEET

JUNE 30, 2021

Assets:
Current assets:
Cash	$1,228,467
Prepaid expenses	262,449

Total current assets	1,490,916
Investments held in Trust Account	230,022,109

Total Assets	$231,513,025

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$6,500
Accrued expenses	113,168
Franchise tax payable	97,584
Working capital loan - related party	229,330

Total current liabilities	446,582
Deferred underwriting commissions	8,050,000
Derivative warrant liabilities	25,026,000

Total liabilities	33,522,582
Commitments and Contingencies
Class A common stock, $0.0001 par value; 19,299,044 shares subject to possible redemption at $10.00 per share	192,990,440
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 3,700,956 shares issued and outstanding (excluding 19,299,044 shares subject to possible redemption)	370
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding	575
Additional paid-in capital	20,174,405
Accumulated deficit	(15,175,347)

Total stockholders’ equity	5,000,003

Total Liabilities and Stockholders’ Equity	$231,513,025

The accompanying notes are an integral part of these unaudited condensed financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For The Three Months Ended June 30, 2021	For The Period From January 4, 2021 (inception) through June 30, 2021

General and administrative expenses	$173,060	$213,602
Administrative expenses - related party	60,000	100,000
Franchise tax expenses	49,863	97,584

Loss from operations	(282,923)	(411,186)
Other income (expenses)
Change in fair value of derivative warrant liabilities	(11,406,500)	(14,404,500)
Change in fair value of working capital loan - related party	(129,330)	(129,330)
Financing costs - derivative warrant liabilities	—	(252,440)
Net gain from investments held in Trust Account	8,665	22,109

Net loss	$(11,810,088)	$(15,175,347)

Basic and diluted weighted average shares outstanding of Class A common stock subject to possible redemption	20,464,464	20,541,637

Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.00	$0.00

Basic and diluted weighted average shares outstanding of non-redeemable common stock	8,285,536	7,231,103

Basic and diluted net loss per share, non-redeemable common stock	$(1.43)	$(2.10)

The accompanying notes are an integral part of these unaudited condensed financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

UNAUDITED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 4, 2021 (INCEPTION) THROUGH JUNE 30, 2021

	Common Stock						Total
	Class A		Class B		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - January 4, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Sale of units in initial public offering, less fair value of public warrants	23,000,000	2,300	—	—	225,800,200	—	225,802,500
Offering costs	—	—	—	—	(12,864,105)	—	(12,864,105)
Excess of cash received over fair value of private placement warrants	—	—	—	—	176,000	—	176,000
Common stock subject to possible redemption	(20,477,413)	(2,048)	—	—	(204,772,082)	—	(204,774,130)
Net loss	—	—	—	—	—	(3,365,259)	(3,365,259)

Balance - March 31, 2021 (unaudited)	2,522,587	252	5,750,000	575	8,364,438	(3,365,259)	5,000,006
Offering costs - reversal of over-accruals	—	—	—	—	26,395	—	26,395
Common stock subject to possible redemption	1,178,369	118	—	—	11,783,572	—	11,783,690
Net loss	—	—	—	—	—	(11,810,088)	(11,810,088)

Balance - June 30, 2021 (unaudited)	3,700,956	$370	5,750,000	$575	$20,174,405	$(15,175,347)	$5,000,003

The accompanying notes are an integral part of these unaudited condensed financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 4, 2021 (INCEPTION) THROUGH JUNE 30, 2021

Cash Flows from Operating Activities:
Net loss	$(15,175,347)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor in exchange for issuance of Class B common stock	1,627
Change in fair value of derivative warrant liabilities	14,404,500
Change in fair value of working capital loan - related party	129,330
Financing costs - derivative warrant liabilities	252,440
Net gain from investments held in Trust Account	(22,109)
Changes in operating assets and liabilities:
Prepaid expenses	(262,449)
Franchise tax payable	97,584
Accounts payable	6,500
Accrued expenses	28,168

Net cash used in operating activities	(539,756)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(230,000,000)

Net cash used in investing activities	(230,000,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	100,000
Proceeds received from initial public offering, gross	230,000,000
Proceeds received from private placement	6,600,000
Offering costs paid	(4,931,777)

Net cash provided by financing activities	231,768,223

Net change in cash	1,228,467
Cash - beginning of the period	—

Cash - end of the period	$1,228,467

Supplemental disclosure of noncash activities:
Offering costs paid by Sponsor in exchange for issuance of Class B common stock	$23,373

Offering costs included in accrued expenses	$85,000

Deferred underwriting commissions in connection with the initial public offering	$8,050,000

Initial value of Class A common stock subject to possible redemption	$207,860,140

Change in initial value of Class A common stock subject to possible redemption	$(14,869,700)

The accompanying notes are an integral part of these unaudited condensed financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Kensington Capital Acquisition Corp. II (the “Company”) was incorporated in Delaware on January 4, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from January 4, 2021 (inception) through June 30, 2021 relates to the Company’s formation and the proposed initial public offering (the “Initial Public Offering”) described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Kensington Capital Sponsor II LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 25, 2021. On March 2, 2021, the Company consummated its Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including the exercise of the underwriters’ option to purchase 3,000,000 additional Units (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $230.0 million, and incurring offering costs of approximately $13.1 million, of which approximately $8.1 million was for deferred underwriting commissions (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 8,800,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $0.75 per Private Placement Warrant to the Sponsor, generating proceeds of $6.6 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $230.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount). However, the Company will only complete a Business Combination if the post-transaction company owns or

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide holders of the Company’s Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share), calculated as of two business days prior to the initial Business Combination, including interest earned on the funds held in the trust account and not previously released to the Company to pay the Company’s taxes, net of taxes payable. The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by applicable law or stock exchange rule and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rule, or the Company decides to obtain stockholder approval for business or reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) agreed to vote any Founder Shares (as defined below in Note 4) and any Public Shares held by them in favor of a Business Combination. In addition, the initial stockholders agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of a Business Combination.

The Certificate of Incorporation provided that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “initial stockholders”) agreed, pursuant to a letter agreement with the Company, that they will not propose any amendment to the Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares upon approval of any such

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding Public Shares.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or March 2, 2023, (as such period may be extended pursuant to the Certificate of Incorporation, the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes, net of taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination Period.

The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only, or less than, $10.00. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Proposed Business Combination

On June 9, 2021, the Company and Wallbox B.V., a private company with limited liability incorporated under the Laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid and which will be converted into a public limited liability company (naamloze vennootschap) prior to the effectuation of the Exchanges) (“Holdco”), Orion Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub”), and Wallbox Chargers, S.L., a Spanish limited liability company (sociedad limitada) (the “Wallbox”), entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which, among other things, the Company and Wallbox will enter into a business combination. The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, and other terms relating to the Exchanges (as defined below), the Merger (as defined below) and the other transactions contemplated thereby along with the Business Combination Agreement, are summarized in the Current Report on Form 8-K filed with the SEC on June 9, 2021.

Liquidity and Capital Resources

As of June 30, 2021, the Company had approximately $1.2 million in its operating bank account, and working capital of approximately $1.1 million (not taken into account approximately $98,000 in tax obligations that may be paid using investment income earned in Trust Account).

The Company’s liquidity needs to date have been satisfied through a payment of $25,000 from the Sponsor to pay for certain offering costs and expenses in exchange for issuance of the Founder Shares (as defined in Note 4), the loan under the Note of $100,000 (as defined in Note 4), and the net proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with an Initial Business Combination, the Company’s officers, directors and initial stockholders may, but are not obligated to, provide the Company Working Capital Loans. The Sponsor elected to convert the Note into Working Capital Loan (as defined in Note 4) upon closing of the Initial Public Offering.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of an Initial Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective Initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Initial Business Combination.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2—Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the period presented. Operating results for the three months ended June 30, 2021 and for the period from January 4, 2021 (inception) through June 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included final prospectus filed by the Company with the SEC on February 26, 2021.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At June 30, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of June 30, 2021.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Investments Held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying unaudited condensed statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of June 30, 2021, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, franchise tax payable and notes payable to related party approximate their fair values due to the short-term nature of the instruments.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Derivative warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The 5,750,000 warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the 8,800,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants have been measured at fair value using a Monte Carlo simulation model. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Class A common stock were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021, 19,299,044 shares of Class A common stock subject to possible redemption at the redemption amount were presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheet.

Income Taxes

The Company’s taxable income primarily consists of net gain from investments held in Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible. For the period from January 4, 2021 (inception) through June 30, 2021, income tax expense for the period was deemed to be immaterial.

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of June 30, 2021, the Company had deferred tax assets of approximately $58,000 with a full valuation allowance against them.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as end of quarter June 30, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 14,550,000 shares of the Company’s common stock in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s unaudited condensed statement of operations includes a presentation of income (loss) per common share for Class A common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per common share. Net income (loss) per common share, basic and diluted, for Class A common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on investments held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of shares of Class A common stock subject to possible redemption outstanding since original issuance.

Net income (loss) per common share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income or loss on investments held in the Trust Account attributable to common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares of Class A common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The following table reflects the calculation of basic and diluted net income (loss) per common share:

	For The Three Months Ended June 30, 2021	For The Period From January 4, 2021 (inception) through June 30, 2021
Class A common stock subject to possible redemption
Numerator: Earnings allocable to common stock subject to possible redemption
Income from investments held in Trust Account	$7,271	$18,552
Less: Company’s portion available to be withdrawn to pay taxes	(7,271)	(18,552)

Net income attributable to Class A common stock subject to possible redemption	$—	$—

Denominator: Weighted average Class A common stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	20,464,464	20,541,637

Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.00	$0.00

Non-redeemable common stock
Numerator: Net Loss minus Net Earnings
Net loss	$(11,810,088)	$(15,175,347)
Net income allocable to Class A common stock subject to possible redemption	—	—

Non-redeemable net loss	$(11,810,088)	$(15,175,347)

Denominator: Weighted average non-redeemable common stock
Basic and diluted weighted average shares outstanding, non-redeemable common stock	8,285,536	7,231,103

Basic and diluted net loss per share, non-redeemable common stock	$(1.43)	$(2.10)

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 4, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 3—Initial Public Offering

On March 2, 2021, the Company consummated its Initial Public Offering of 23,000,000 Units, including the exercise of the underwriters’ option to purchase 3,000,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $230.0 million, and incurring offering costs of approximately $13.1 million, of which approximately $8.1 million was for deferred underwriting commissions.

Each Unit consists of one share of Class A common stock (such shares of common stock included in the Units being offered, the “Public Shares”), and one-fourth of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

In January 2021, the Sponsor subscribed to purchase 5,750,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”), and fully paid for those shares on January 8, 2021. The initial stockholders agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering. On March 2, 2021, the underwriter fully exercised its option to purchase additional; thus, these 750,000 Founder Shares were no longer subject to forfeiture.

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 8,800,000 Private Placement Warrants, at a price of $0.75 per Private Placement Warrant to the Sponsor, generating proceeds of $6.6 million.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash (except as described below) and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell the Private Placement Warrants until 30 days after the completion of the initial Business Combination.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Related Party Loans

On January 4, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering; provided that amounts due under the Note may, at the option of the Sponsor, be converted into Working Capital Loans (as defined below). The Sponsor elected to convert the Note into Working Capital Loan upon closing of the Initial Public Offering.

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans could be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lenders’ discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $0.75 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of June 30, 2021, the fair value of the Working Capital Loans was $229,330.

Service and Administrative Fees

The Company agreed to pay service and administrative fees of $20,000 per month to DEHC LLC, an affiliate of Daniel Huber, the Company’s Chief Financial Officer, for 18 months commencing on the date of consummation of the Initial Public Offering (upon completion of the initial Business Combination, any portion of the amounts due that have not yet been paid will accelerate).

The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made by the Company to the Sponsor, officers, directors or their affiliates.

During the three and six months ended June 30, 2021, the Company incurred $60,000 and $100,000 in expenses for these services, which is included in administrative expenses – related party on the accompanying statements of operations.

Note 5—Commitments & Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares were entitled to registration rights pursuant to a registration rights agreement signed upon the consummation of the Initial Public Offering. These holders were entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price, less underwriting discounts and commissions. On March 2, 2021, the underwriter fully exercised its option to purchase additional Units.

The underwriters were entitled to an underwriting discount of $0.20 per Unit, or $4.6 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per Unit, or approximately $8.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 6— Derivative Warrant Liabilities

As of June 30, 2021, the Company had 5,750,000 Public Warrants and 8,800,000 Private Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company agreed that as soon as practicable, but in no event later than 20 business days, after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed; provided, that if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The warrants have an exercise price of $11.50 per share. If (x) the Company issue additional shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the Initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s shares of Class A common

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of each warrant will be adjusted (to the nearest cent) such that the effective exercise price per full share will be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of (i) the Market Value and (ii) the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that (1) the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (2) the Private Placement Warrants are non-redeemable (except as described below) so long as they are held by the Sponsor or its permitted transferees, (3) the Private Placement Warrants may be exercised by the holders on a cashless basis and (4) the holders of the Private Placement Warrants (including with respect to the shares of common stock issuable upon exercise of the Private Placement Warrants) are entitled to registration rights. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

In addition, commencing once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to a table in the warrant agreement;

•

if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•

if, and only if, the Private Placement Warrants are also concurrently called for redemption at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants, as described above; and

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

•

if, and only if, there is an effective registration statement covering the shares of Class A common stock (or a security other than the Class A common stock into which the Class A common stock has been converted or exchanged for in the event the Company is not the surviving company in the initial Business Combination) issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7—Stockholders’ Equity

Preferred Stock-The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock-The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of June 30, 2021, there were 3,700,956 shares of Class A common stock issued and outstanding, excluding 19,299,044 shares of Class A common stock subject to possible redemption.

Class B Common Stock-The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of June 30, 2021, there were 5,750,000 shares of Class B common stock issued and outstanding.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders; provided that, prior to the completion of the initial Business Combination, holders of the Class B common stock will have the right to elect all of the Company’s directors and remove members of the Company’s board of directors for any reason. Prior to the completion of the initial Business Combination, only holders of the Class B common stock will have the right to vote on the Company’s election of directors. Holders of the Public Shares will not be entitled to vote on the Company’s election of directors during such time. In addition, prior to the completion of the initial Business Combination, holders of a majority of the outstanding shares of the Class B common stock may remove a member of the Company’s board of directors for any reason. These provisions of the Certificate of Incorporation may only be amended by a resolution passed by the holders of a majority of shares of the Class B common stock. With respect to any other matter submitted to a vote of the Company’s stockholders, including any vote in connection with the initial Business Combination, holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination, or earlier at the option of the holders, on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Offering and related to the closing of the initial Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued or issuable to any seller in the initial Business Combination).

Note 8—Fair Value Measurements

The following tables presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$230,022,109	$—	$—
Liabilities:
Derivative warrant liabilities - Public	$9,890,000	$—	$—
Derivative warrant liabilities - Private	$—	$—	$15,136,000
Working capital loan - related party	$—	$—	$229,330

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement during the period from January 4, 2021 (inception) through June 30, 2021 was approximately $9.9 million, when the Public Warrants were separately listed and traded.

Level 1 instruments include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants issued in connection with the Public Offering has been measure using the traded market price. The fair value of the Private Placement Warrants and Working Capital Loan has been measured using a Monte Carlo simulation. For the period from January 4, 2021 (inception) through June 30, 2021, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of approximately $14.4 million presented as change in fair value of derivative warrant liabilities and approximately $129,000 presented as change in fair value of working capital loan on the accompanying unaudited condensed statements of operations.

The estimated fair value of the Private Placement Warrants, Working Capital Loan, and the Public Warrants (prior to being separately listed and traded), is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

KENSINGTON CAPITAL ACQUISITION CORP. II

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of March 2, 2021	As of March 31, 2021	As of June 30, 2021
Volatility	12.6%	14%	24%
Stock price	$9.82	$10.03	$9.95
Expected life of the options to convert	6	5.91	5.25
Risk-free rate	1.02%	1.14%	0.91%
Dividend yield	0.0%	0.0%	0.0%

The change in the fair value of the liabilities, measured using Level 3 inputs, for the period from January 4, 2021 (inception) through June 30, 2021 is summarized as follows:

Liabilities at January 4, 2021 (inception)	$—
Issuance of Public and Private Warrants	10,621,500
Change in fair value of derivative warrant liabilities	2,998,000

Liabilities at March 31, 2021	13,619,500
Fair value of working capital loan	100,000
Change in fair value of derivative warrant liabilities	11,406,500
Change in fair value of working capital loan	129,330
Transfer of Public Warrants to level 1	(9,890,000)

Liabilities at June 30, 2021	$15,365,330

Note 9—Subsequent Events

Management has evaluated subsequent events and transactions that occurred after the balance sheet date through the date the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Wall Box Chargers S.L.

Barcelona, Spain

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Wall Box Chargers S.L. (the “Company”) as of December 31, 2020, 2019 and January 1, 2019, the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020, 2019 and January 1, 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity the International Financial Reporting Standards as issued by the International Accounting Standards Boards.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ellen Lombaerts

BDO Bedrijfsrevisoren BV

Represented by Ellen Lombaerts

We have served as the Company’s auditor since 2021.

Zaventem, Belgium

July 14, 2021

WALL BOX CHARGERS, S.L.

Consolidated statements of financial position as at 31 December 2020 and 2019, and at 1 January 2019

(In Euros)

	Notes	31 December 2020	31 December 2019	1 January 2019
Assets

Non-Current Assets
Property, plant and equipment	8	5,422,319	1,392,886	907,938
Right-of-use assets	9	3,844,761	3,953,767	785,672
Intangible assets	10	22,958,386	9,886,339	3,190,466
Goodwill	10	6,276,040	—	—
Investment in joint venture	12	—	253,486	—
Non-current financial assets	13	864,772	331,831	217,282
Tax credit receivables	23	923,441	—	—

Total Non-Current Assets		40,289,719	15,818,309	5,101,358

Current Assets
Inventories	14	7,244,621	3,793,116	1,195,264
Trade and other financial receivables	13	8,984,126	4,705,442	2,032,727
Other receivables	23	2,123,016	1,271,011	693,739
Other current financial assets	13	358,324	303,899	260,203
Advance payments		465,360	116,008	73,491
Cash and cash equivalents	15	22,338,021	6,447,332	2,286,852

Total Current Assets		41,513,468	16,636,808	6,542,276

Total Assets		81,803,187	32,455,117	11,643,634

Equity and Liabilities

Equity	16
Share capital		196,059	168,650	121,800
Share premium		28,725,511	17,375,992	6,178,754
Accumulated deficit		(20,118,232)	(8,716,248)	(2,580,142)
Other equity components		3,353,614	571,973	—
Foreign currency translation reserve		76,169	(16,525)	2,524

Total Equity attributable to owners of the Company		12,233,121	9,383,842	3,722,936

Liabilities
Non-Current Liabilities
Loans and borrowings	13	9,744,462	5,213,389	2,568,470
Convertible bonds	13	26,145,982	—	—
Lease liabilities	9 and 13	3,433,236	3,588,084	573,650
Put option liabilities	6 and 13	6,338,520	—	—
Provisions	17	230,886	96,954	27,807

Total Non-Current Liabilities		45,893,086	8,898,427	3,169,927

Current Liabilities
Loans and borrowings	13	12,627,970	6,562,890	2,444,427
Lease liabilities	9 and 13	684,105	424,675	212,022
Trade and other financial payables	13	8,899,437	6,618,614	1,867,834
Other payables	23	1,282,084	566,669	226,488
Contract liabilities		183,384	—	—

Total Current Liabilities		23,676,980	14,172,848	4,750,771

Total Liabilities		69,570,066	23,071,275	7,920,698

Total Equity and Liabilities		81,803,187	32,455,117	11,643,634

The notes form an integral part of these financial statements.

WALL BOX CHARGERS, S.L.

Consolidated statements of profit or loss and other comprehensive income for the years ended 31 December 2020 and 2019

(In Euros)

	Notes	31 December 2020	31 December 2019
Revenue	18	19,677,366	8,020,249
Changes in inventories and raw materials and consumables used	19	(10,573,732)	(3,663,974)
Employee benefits	20	(9,805,596)	(3,916,719)
Other operating expenses	19	(8,191,740)	(5,125,236)
Amortization and depreciation	8,9,10	(2,378,741)	(762,706)
Other income		288,876	80,258

Operating Loss		(10,983,567)	(5,368,128)

Finance income	21	5,629	9,379
Finance costs	21	(1,010,799)	(266,753)
Foreign exchange gains/(losses)	21	(69,715)	(102,994)

Net Finance Costs		(1,074,885)	(360,368)

Share of loss of equity-accounted investees	12	(253,486)	(407,610)

Loss before Tax		(12,311,938)	(6,136,106)
Income tax credit	23	909,954	—

Loss for the Year	22	(11,401,984)	(6,136,106)

Earnings per share
Basic and diluted losses per share (euros per share)	22	(29.95)	(20.82)

Loss for the Year		(11,401,984)	(6,136,106)

Comprehensive income/(loss)
Comprehensive income/(loss) that may be reclassified to profit or loss in subsequent periods
Foreign currency translation differences, net of tax		92,694	(19,049)
Changes in the fair value of debt instruments at fair value through other comprehensive income, net of tax		838	12,364

Net comprehensive income/(loss) that may be reclassified to profit or loss in subsequent periods		93,532	(6,685)

Other comprehensive income/(loss) for the year		93,532	(6,685)

Total comprehensive loss for the year		(11,308,452)	(6,142,791)

The notes form an integral part of these financial statements.

WALL BOX CHARGERS, S.L.

Consolidated statements of changes in equity for the years ended 31 December 2020 and 2019

(In Euros)

		Attributable to owners of the Company
	Notes	Share capital	Share premium	Accumulated deficit	Other equity components	Foreign currency translation reserve	Total equity
Balance at 1 January 2019		121,800	6,178,754	(2,580,142)	—	2,524	3,722,936

Total comprehensive income/(loss) for the year
Loss for the year		—	—	(6,136,106)	—	—	(6,136,106)
Comprehensive income/(loss) for the year		—	—	—	12,364	(19,049)	(6,685)

Total comprehensive income for the year		—	—	(6,136,106)	12,364	(19,049)	(6,142,791)

Transactions with owners of the Company
Contributions of equity	16	46,850	11,197,238	—	—	—	11,244,088
Share based payments	20	—	—	—	559,609	—	559,609

Total contributions and distributions		46,850	11,197,238	—	559,609	—	11,803,697

Total transactions with owners of the Company		46,850	11,197,238	(6,136,106)	571,973	(19,049)	5,660,906

Balance at 31 December 2019		168,650	17,375,992	(8,716,248)	571,973	(16,525)	9,383,842

Total comprehensive income/(loss) for the year
Loss for the year		—	—	(11,401,984)	—	—	(11,401,984)
Comprehensive income/(loss) for the year		—	—	—	838	92,694	93,532

Total comprehensive income for the year		—	—	(11,401,984)	838	92,694	(11,308,452)

Transactions with owners of the Company
Contributions of equity	16	27,409	11,349,519	—	—	—	11,376,928
Share based payments	20	—	—	—	2,780,803	—	2,780,803

Total contributions and distributions		27,409	11,349,519	—	2,780,803	—	14,157,731

Total transactions with owners of the Company		27,409	11,349,519	(11,401,984)	2,781,641	92,694	2,849,279

Balance at 31 December 2020		196,059	28,725,511	(20,118,232)	3,353,614	76,169	12,233,121

The notes form an integral part of these financial statements.

WALL BOX CHARGERS, S.L.

Consolidated statements of cash flows for the years ended 31 December 2020 and 2019

(In Euros)

	Notes	31 December 2020	31 December 2019

Cash flows from Operating Activities

Loss for the Year		(11,401,984)	(6,136,106)
Adjustments for:
Income tax expense	23	(909,954)	—
Amortisation and depreciation	8,9,10	2,378,741	762,706
Expected credit loss for trade and other receivables	13 and 19	133,676	8,353
Others impairments and losses	19	281,429	97
Credit insurance warranty	13 and 19	145,445	—
Share of loss of equity accounted associates	12	253,486	407,610
Finance income	21	(5,629)	(9,379)
Finance expense	21	1,010,799	266,753
Change in provisions	17	133,932	69,147
Share based payments expense	20	2,780,803	559,609
Government grants		(420)	—
Exchange differences	21	69,715	102,994
Changes in
- inventories		(2,952,268)	(2,597,852)
- trade and other financial receivables		(6,029,136)	(3,361,431)
- other assets		(336,079)	(30,153)
- trade and other financial payables		2,675,860	4,536,159
- contract liabilities		183,384	—

Net cash used in operating activities		(11,588,200)	(5,421,493)

Cash flows from Investing Activities
Acquisition of property, plant and equipment	8	(4,140,195)	(536,228)

Acquisition of intangible assets	10	(14,683,488)	(6,557,783)
Investment on Joint Venture	12	—	(661,096)
Loans granted to Joint Venture	13	(474,174)	—
Other financial assets	13	(113,192)	(158,245)
Interest received	21	5,629	9,379
Acquisition of subsidiaries, net of cash acquired	6	46,196	—

Net cash used in investing activities		(19,359,224)	(7,903,973)

Cash flows from Financing Activities

Proceeds from issuing equity instruments	16	11,012,695	10,406,721
Gross proceeds from loans and borrowings	13	37,013,246	20,497,221
Proceeds from convertible bonds	13	25,880,000	—
Proceeds from shareholders loan	13	—	1,000,000
Government grants		420	—
Principal paid on lease liabilities	9	(467,207)	(263,058)
Interest paid on lease liabilities	9	(106,837)	(38,495)
Gross repayments of loans and borrowings	13	(26,119,269)	(13,903,050)
Interest paid	21	(461,687)	(192,312)
Other payments		(5,942)	(2,032)

Net cash from financing activities		46,745,419	17,504,995

Net increase in cash and cash equivalents		15,797,995	4,179,529
Cash and cash equivalents at beginning of year		6,447,332	2,286,852
Exchange gains/(losses)		92,694	(19,049)

Cash and cash equivalents at 31 December		22,338,021	6,447,332

The notes form an integral part of these financial statements.

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

1.	Reporting Entity

Wall Box, S.L (the Company or Wallbox) is domiciled at Paseo de la Castellana, 95, Planta 28, 28046, Madrid, Spain. These consolidated financial statements comprise the Company and its subsidiaries (together referred to as the “Group”). The Group is primarily involved in development, manufacture and retail innovative solutions for charging electric vehicles.

Wall Box, S.L. is the Parent of the Group. The Group also has investments in a joint venture (see Note 27).

Details of the Company’s main shareholders are shown in note 16.

2.	Basis of Preparation

These consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

These are the Group’s first consolidated financial statements prepared in accordance with IFRS, with an IFRS transition date of January 1, 2019. The principles and requirements for first-time adoption of IFRS are set out in IFRS 1 First-Time Adoption of International Financial Reporting Standards (IFRS 1).

The Group has not historically published consolidated financial statements in accordance with its previous Spanish GAAP and, therefore, reconciliations are not required and have not been disclosed in these consolidated financial statements.

IFRS 1 allows certain exceptions and exemptions in the application of particular standards to prior periods in order to assist companies with the transition process. The transitional disclosures regarding mandatory exceptions and optional exemptions as required by IFRS 1 are as follows:

Estimates in accordance with IFRS at the date of transition shall be consistent with estimates made for the same date in accordance with its previous assertions made for its internal financial information purposes, unless there is objective evidence that those estimates were in error. The Company has considered such information about historic estimates and has treated the receipt of any such information in the same way as non-adjusting events after the reporting period in accordance with IAS 10 Events after the reporting period thus ensuring IFRS estimates as at 1 January 2019 are consistent with the estimates as at the same date made previously. IFRS estimates as at 1 January 2019 are consistent with the estimates as at the same date made in conformity with Spanish GAAP.

The other compulsory exceptions from IFRS 1 have not been applied as these are not relevant to the Company. The additional optional exemptions from full retrospective application of IFRS were considered by the Company but were not taken.

The consolidated financial statements of the Group for the years ended 31 December 2020 and 2019 were approved and authorized for issue on 14 July 2021 in accordance with a resolution of the Company’s board of directors.

Details of the Group’s accounting policies are included in note 5.

Basis of preparation: Going concern:

The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that we will continue in operation for at least a period of one year after the date these financial statements are issued and contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

We have experienced net losses and significant cash outflows from cash used in operating activities over the past years as we have been investing significantly in the development of our Electrical Vehicle charging products. During the fiscal year ended 31 December 2020, the Company incurred a consolidated net loss of Euros 11.4 million and negative cash flows from operations of Euros 11.6 million. As of 31 December 2020, the Company had an accumulated deficit of Euros 20.1 million. As of 31 December 2020, we had cash and cash equivalents of Euros 22.3 million.

In addition, since March 2020, the COVID-19 pandemic has significantly impacted our business and we have had to temporarily close some manufacturing facilities and premises, at different times due to the ongoing effects of the pandemic, which has and will continue to have an impact on our business. At the date of issuance of these financial statements, our manufacturing facilities and premises are open, but working with some restrictions on operating capacity.

In assessing the going concern basis of preparation of the consolidated financial statements, we have taken into consideration the detailed cash flow forecasts for the Company after year-end 2020, the Company’s forecast compliance with bank covenants, and the continued availability of funding to the Company from banks and shareholders, including the additional external funding received after year-end in the form of convertible bonds for Euros 7.0 million and Euros 27.6 million issued in January and April 2021 respectively, and an additional bank loan amounting to Euros 12.6 million (See Note 26).

Based on the above, the consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, we continue to adopt the going concern basis in preparing these consolidated financial statements.

Basis of measurement

These consolidated financial statements have been prepared mainly on a historical cost basis. The only exceptions to the application of the cost basis during their preparation have been the subsequent measurement of the financial assets relating to hedge funds (FVOCI) and the put option liabilities associated to the business acquisitions.

Basis of consolidation

These consolidated financial statements comprise the financial statements of the Company and its subsidiaries as at 31 December 2020. Control is achieved when the Group is exposed, or has rights to, variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Group controls an investee if, and only if, the Group has:

•	Power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee)

•	Exposure, or rights, to variable returns from its involvement with the investee

•	The ability to use its power over the investee to affect its returns

•

Generally, there is a presumption that a majority of voting rights results in control. To support this presumption and when the Group has less than a majority of the voting or similar rights of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

•	The contractual arrangement(s) with the other vote holders of the investee

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

•	Rights arising from other contractual arrangements

•	The Group’s voting rights and potential voting rights

The Group re-assesses whether it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated financial statements from the date the Group gains control until the date the Group ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income (OCI) are attributed to the equity holders of the parent of the Group and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Group’s accounting policies. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted as an equity transaction.

If the Group loses control over a subsidiary, it derecognizes the related assets (including goodwill), liabilities, non-controlling interest and other components of equity, while any resulting gain or loss is recognized in the statement of profit or loss as profit or loss. Any investment retained is recognized at fair value.

a)	Effects of the COVID-19 pandemic on the Group’s activity

On 11 March 2020, the World Health Organization upgraded the emergency public healthcare situation triggered by the outbreak of Coronavirus disease 2019 (COVID-19) to an international pandemic. The unfolding of events in Spain and worldwide, has led to an unprecedented health crisis, which has had an impact on the macroeconomic climate and on business performance. In order to confront this situation, a series of measures have been adopted in 2020 to address the economic and social impacts which, amongst other aspects, have led to mobility restrictions on the population. In particular, amongst other measures, governments worldwide have declared states of emergency or similar measures that have imposed restrictions on the movement of people and on the opening hours of businesses, severely impacting the economies. At the date these consolidated financial statements are authorized for issue, these kinds of restrictions continue to be applied in the majority of the countries in which the Group operates.

However, the Group has continued implementing its growth plans and, although the pandemic has caused certain delays to these plans, they have not been significant. In this regard, the growth and capital increases explained in note 16, together with the convertible bonds issued, reflect a solid equity and liquidity position. Furthermore, the pandemic has shown some of the benefits of electric vehicles with the lowest levels of pollution for the last decade. Across the world, public entities, governments, utilities, the automotive industry, etc., have accelerated their plans for the energy transition that was scheduled to start in 2022/2023, to start at the end of 2020 and the beginning of 2021. This industry acceleration has had a significant impact on the Company, as it has to keep investing in new technologies to be deployed in the following year, as well as investing in the Group team to be able to continue its growth with the most talented professionals.

b)	Functional and presentation currency

These consolidated financial statements are presented in Euros, which is also the Company’s functional currency. All amounts have been rounded to the nearest unit of Euros, unless otherwise indicated.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

c)	Limitations on the distribution of dividends

The Parent Company is obliged to transfer 10% of its profits for the year to a legal reserve until this reserve reaches an amount equal to at least 20% of share capital. Whilst this reserve does not exceed 20% of share capital it is not distributable to shareholders.

Once the appropriations required by law or the by-laws of the Parent Company have been made, dividends may only be distributed with a charge to profit for the year or freely distributable reserves, provided that equity is not reduced to an amount below share capital. Profit recognized directly in equity cannot be distributed, either directly or indirectly. In the event of prior years’ losses causing the Company’s equity to be lower than share capital, profit will be used to offset these losses.

3.	Use of Judgements and Estimates

The preparation of these financial statements in accordance with IFRS requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Critical judgment and estimates:

A summary is given below of the critical aspects that have also involved a greater degree of judgement or complexity, or those in which the assumptions and estimates have an influence on the preparation of these financial statements.

Key assumptions concerning the future and other relevant data on the estimation of uncertainty at the reporting date, which entail a considerable risk of significant changes in the value of the assets and liabilities in the coming year, are as follows:

•	Going concern

The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that we will continue in operation for at least a period of one year after the date these financial statements are issued and contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

We have experienced net losses and significant cash outflows from cash used in operating activities over the past years as we have been investing significantly in the development of our Electrical Vehicle charging products. During the year ended 31 December 2020, the Company incurred a consolidated net loss of Euros 11.4 million and negative cash flows from operations of Euros 11.6 million. As at 31 December 2020, the Company had an accumulated deficit of Euros 20.1 million and cash and cash equivalents of Euros 22.3 million.

In addition, since March 2020, the COVID-19 pandemic has significantly impacted the macroeconomic climate and business performance. In order to confront this situation, a series of measures have been adopted in 2020 to address the economic and social impacts which, amongst other aspects, have led to mobility restrictions on the population and also affected the logistics and production process of the Company. However, the pandemic has also shown the benefits of electric vehicles. Across the world, public entities, governments, utilities, the automotive industry, etc., have accelerated their plans for the energy transition that was scheduled to start in 2022/2023, to start at the end of 2020 and the beginning of 2021, which has a positive effect on the Group’s performance.

In assessing the going concern basis of preparation of the consolidated financial statements, we have taken into consideration the cash position at year-end 2020, the detailed cash flow forecasts for the Company after year end 2020 and the additional external funding received after year-end in the form of

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

convertible bonds for Euros 7.0 million and Euros 27.6 million issued in January and April 2021 respectively, and an additional bank loan amounting to Euros 12.6 million. See Note 26, Events after reporting period, for additional information.

Based on the available cash as a result of completed financing events discussed above, we believe that the Company is able to continue in operational existence, meet its liabilities as they fall due, operate within its existing facilities, and meet the business plan for a period of at least twelve months from the date these financial statements are issued.

Based on the above, the consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, we continue to adopt the going concern basis in preparing the consolidated financial statements for the year ended 31 December 2020.

•	Revenue from Contracts with Customers

The Company develops, manufactures and retails the charging solutions for EVs, which includes electronic chargers and other services.

Revenue from contracts with customers is recognized when control of the goods or services are transferred to the customer at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Sale of Chargers

Revenue from the sale of goods is recognized at the point in time when control of the asset is transferred to the customer, generally when the charger leaves the Company’s warehouse.

The Company considers whether there are other promises in the contract that are separate performance obligations to which a portion of the transaction price needs to be allocated (e.g., warranties). In determining the transaction price for the sale of chargers, The Company considers the effects of variable consideration (if any).

Sale of Services

Revenue from contracts with customers for installations services is recognized when control of the services are transferred to the customer (at a point in time given the short period for being rendered) at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services.

The sale of installation services is always in combination with the sale of a charger but considered as distinct performance obligations. Delivery of the charger and the installation services do not always happen at the same time leading in some cases to chargers delivered to customers with pending installation and, therefore, to deferred revenue when invoicing both previous to rendering the installation services.

Extended Warranty

The Company typically provides warranties for general repairs of defects that existed at the time of sale, as required by law. These assurance-type warranties are accounted for as warranty provisions.

The Company also provides extended warranties (beyond its legal obligation) to fix defects that existed at the time of sale. These service type warranties are sold either separately or bundled together with the sale of the charger.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Contracts for bundled sales of charger and service-type warranty comprise two performance obligations because the charger and service-type warranty are both sold on a stand-alone basis and are distinct within the context of the contract. Using the relative stand-alone selling price method, a portion of the transaction price is allocated to the service-type warranty and recognized as a contract liability. Revenue for service-type warranties is recognized over the period in which the service is provided based on the time elapsed.

•	Impairment of non-current assets (including Goodwill)

Goodwill is tested for impairment at cash-generating-unit level (“CGU”) on an annual basis or if an event occurs or circumstances change that could reduce the recoverable amount of a CGU below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

The Company makes judgments about the recoverability of non-current assets with finite lives whenever events or changes in circumstances indicate that an impairment may exist. Recoverability of these assets with finite lives is measured by comparing the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the recoverable amount of the impaired asset. Assumptions and estimates about future values and remaining useful lives of our non-current assets are complex and subjective. They can be affected by a variety of factors, including external factors such as industry and economic trends, and internal factors such as changes in our business strategy and our internal forecasts.

In order to determine the recoverable amount, The Company estimates expected future cash flows from the assets and apply an appropriate discount rate to calculate the present value of these cash flows. Future cash flows are dependent on whether the budgets and forecasts for the next five years are achieved, whereas the discount rates depend on the interest rate and risk premium associated with each of the companies.

There was no impairment of goodwill or non-current assets the years ended December 31, 2020 and 2019. (See Note 11)

•	Capitalization of development costs and determination of the useful life of intangible assets

The Company’s management reviews expenditures, including wages and benefits for employees, incurred on development activities and based on their judgment of the costs incurred assesses whether the expenditure meets the capitalization criteria set out in IAS 38 and the intangible assets accounting policy within Note 5 to the Company’s consolidated financial statements included elsewhere in this proxy statement/prospectus. The Company’s management specifically considers if additional expenditure on projects relates to maintenance or new development projects.

The useful life of capitalized development costs is determined by management at the time the newly developed charger is brought into use and is regularly reviewed for appropriateness. For unique charger products controlled and developed by The Company, the life is based on historical experience with similar products as well as anticipation of future events, which may impact their useful economic life, such as changes in technology. (See Note 10)

•	Measurement of the convertible bonds

Compound financial instruments issued by The Company comprise the convertible bond, issued during 2020 for an amount of Euros 25,880,000 with a nominal interest rate of 8%. The convertible bond is denominated in euro and can be converted to ordinary shares at the option of the holder.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

The liability component of this convertible bond is initially recognized at the fair value of a similar liability that does not have an equity conversion option. The determination of this fair value is based on an estimated incremental rate which reflects the risk of the country where the company is located, the currency of payments, the specific risk of the sector and the company’s particular situation. In order to determine the discount factor estimates need to be made in respect of the risk-free rate, the country risk premium and the credit spread.

The equity component is initially recognized at the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component. The equity component at issue date was estimated to be nil as the fair value of the liability component was calculated to be close to the fair value of the compound financial instrument as a whole.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortized cost using the effective interest method. The equity component is not remeasured in the following periods. (See Note 13)

•	Business combinations (including put option liabilities)

The Company accounts for business combinations using the acquisition method when the acquired set of activities and assets meets the definition of a business and control is transferred to The Company. In determining whether a particular set of activities and assets is a business, The Company assesses whether the set of assets and activities acquired includes, at a minimum, an input and substantive process and whether the acquired set has the ability to produce outputs.

The Company determines and allocates the purchase price of an acquired business to the assets acquired and liabilities assumed as of the business combination date. The purchase price allocation process requires us to use significant estimates and assumptions with respect to the identification of assets previously not recognized such as customer relations, brand name and intangible assets and the determination of the fair value of assets and liabilities acquired.

As part of the business combinations of Intelligent Solutions and Electromaps put options to non-controlling entities to be settled in cash have been granted. At acquisition date a financial liability for the present value of the expected exercise price of the option has been recognized. Significant estimates are made in order to determine the expected exercise price of the option, which are based on a predefined contractual formula calculated on the future sales of the acquired companies.

The Company has elected to apply a policy choice that allows it to recognize the acquisition of 100% of the interests in the subsidiary (therefore, it does not recognize non-controlling interests) against the consideration paid, reflected by the financial liability derived from the put option.

•	Share Based Payment

The Company’s management measures equity settled share-based payments at fair value at the date of grant and expenses the cost over the vesting period, based upon management’s estimate of equity instruments that will eventually vest, along with a corresponding increase in equity. At each statement of financial position date, management revises its estimate of the number of equity instruments expected to vest as a result of the effect of non-market-based vesting conditions. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to equity reserves.

Prior to completion of the Business Combination, as The Company’s ordinary shares were not listed on a public marketplace, the calculation of the fair value of its ordinary shares was subject to a greater degree of estimation in determining the basis for share-based options that it issued. Given the absence of a public market, The Company was required to estimate the fair value of the ordinary shares at the time of each grant.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

The Company’s management determined the value of its ordinary shares based on interpolating from the valuations in our most recent external equity financing rounds and, subject to discounts for the probability and timing of an exit event and lack of marketability, among other factors.

The assumptions underlying the valuations represent The Company’s best estimates, which involve inherent uncertainties and the application of management judgment. (See Note 20)

•	Income Taxes

Deferred tax assets are recognized to the extent that it is probable future taxable profits will be available against which the temporary differences can be utilized. In order to determine the amount of the deferred tax assets to be recognized, the directors consider the amounts and dates on which future taxable profits will be obtained and the reversal period for taxable temporary differences. The Company has not recognized deferred tax assets at December 31, 2020 and at December 31, 2019. The key area of judgement is therefore an assessment of whether it is probable that there will be suitable taxable profits against which any deferred tax assets can be utilized. The Company operates in a number of international tax jurisdictions. Further details of The Company’s accounting policy in relation to deferred tax assets are discussed in Note 5 to its consolidated financial statements included elsewhere in this this proxy statement/prospectus.

Research and development tax credit is recognized as an asset once it is considered that there is sufficient assurance that any amount claimable will be received. The key judgement therefore arises in respect of the likelihood of a claim being successful when a claim has been quantified but has not been received. In making this judgement The Company considers the nature of the claim and in particular the track record of success of previous claims.

The Company is subject to income taxes in numerous jurisdictions and there are transactions for which the ultimate tax determination cannot be assessed with certainty in the ordinary course of business. The Company recognizes a provision for situations that might arise in the foreseeable future based on an assessment of the probabilities as to whether additional taxes will be due. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. (See Note 23)

Although these estimates made by the Company’s directors were based on the best information available at 31 December 2020, it is possible that events which might take place in the future would require their adjustment in future years.

The judgements in accounting policies that are important for the presentation of the financial statements are mainly linked to:

•

The accounting policy choice of the put option liability to recognize 100% of the interests in the subsidiary and no non-controlling interest, against the consideration paid, reflected by the financial liability derived from the put option.

4.	New IFRS and IFRIC not yet affective

Standards and interpretations that will be effective after the reporting date are the following:

The following amended standards and interpretations are not expected to have a significant impact on the future Group’s financial position and results of operations.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Standards and interpretations effective as of 1 January 2021

Interest Rate Benchmark Reform – Phase 2 (Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16	1 Jan 2021

a)	Standards and interpretations effective as of 1 January 2022

Onerous Contracts – Cost of Fulfilling a Contract (Amendments to IAS 37)	1 Jan 2022
Annual Improvements to IFRS Standards 2018-2020	1 Jan 2022
Property, Plant and Equipment: Proceeds before Intended Use (Amendments to IAS 16)	1 Jan 2022
Reference to the Conceptual Framework (Amendments to IFRS 3)	1 Jan 2022

b)	Standards and interpretations effective as of 1 January 2023

IFRS 17 Insurance Contracts	1 Jan 2023
Classification of liabilities as current or non-current (Amendments to IAS 1)	1 Jan 2023
Amendments to IFRS 17	1 Jan 2023

5.	Significant Accounting Policies

The Group has consistently applied the following significant accounting policies to all periods presented in these consolidated financial statements.

A.	Basis of consolidation

i.	Business combinations

The Group accounts for business combinations using the acquisition method when the acquired set of activities and assets meets the definition of a business and control is transferred to the Group (see (A)(ii)). In determining whether a particular set of activities and assets is a business, the Group assesses whether the set of assets and activities acquired includes, at a minimum, an input and substantive process and whether the acquired set has the ability to produce outputs.

The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired. Any goodwill that arises is tested annually for impairment (see (M)(ii)). Any gain on a bargain purchase is recognized in profit or loss immediately. Transaction costs are expensed as incurred.

The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognized in profit or loss.

Any contingent consideration is measured at fair value at the date of acquisition. If an obligation to pay contingent consideration that meets the definition of a financial instrument is classified as equity, then it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent changes in the fair value of the contingent consideration are recognized in profit or loss.

When business combinations involve the granting of put options to non-controlling entities to be settled in cash, the Group recognizes at acquisition date a financial liability for the present value of the exercise price of the option, and it is remeasured at fair value until it is paid. In these cases, the Group has elected to apply a policy choice that allows it to recognize the acquisition of 100% of the interests in the subsidiary (therefore, it does not recognize non-controlling interests) against the consideration paid, reflected by the financial liability derived from the put option.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

ii.	Subsidiaries

Subsidiaries are entities controlled by the Group. The Group ‘controls’ an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date on which control commences until the date on which control ceases.

iii.	Non-controlling interests

Non-controlling interests (NCI) are measured initially at their proportionate share of the acquiree’s identifiable net assets at the date of acquisition.

Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

iv.	Loss of control

When the Group loses control over a subsidiary, it derecognizes the assets and liabilities of the subsidiary, and any related NCI and other components of equity. Any resulting gain or loss is recognized in profit or loss. Any interest retained in the former subsidiary is measured at fair value when control is lost.

v.	Interests in equity-accounted investees

Associates are those entities in which the Group has significant influence, but not control or joint control, over the financial and operating policies. A joint venture is an arrangement in which the Group has joint control, whereby the Group has rights to the net assets of the arrangement, rather than rights to its assets and obligations for its liabilities.

Interests in associates and joint ventures are accounted for using the equity method. They are initially recognized at cost, which includes transaction costs. Subsequent to initial recognition, the consolidated financial statements include the Group’s share of the profit or loss and other comprehensive income (OCI) of equity-accounted investees, until the date on which significant influence or joint control ceases.

As at 31 December 2019 and 31 December 2020, the Group’s interests in equity-accounted investees comprise its interest in one joint venture.

vi.	Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealized income and expenses (except for foreign currency transaction gains or losses) arising from intra-group transactions, are eliminated. Unrealized gains arising from transactions with equity-accounted investees are eliminated against the investment to the extent of the Group’s interest in the investee. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

B.	Foreign currency

i.	Foreign currency transactions

Transactions in foreign currencies are translated into the respective functional currencies of Group companies at the exchange rates at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are generally recognized in profit or loss and presented within finance costs.

However, foreign currency differences arising from the translation of the following items are recognized in OCI:

•	an investment in equity securities designated as at FVOCI (except on impairment, in which case foreign currency differences that have been recognized in OCI are reclassified to profit or loss);

•	a financial liability designated as a hedge of the net investment in a foreign operation to the extent that the hedge is effective; and

•	qualifying cash flow hedges to the extent that the hedges are effective.

ii.	Foreign currency operations

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on acquisition, are translated into Euros at the exchange rates at the reporting date. The income and expenses of foreign operations are translated into Euros at the exchange rates at the dates of the transactions.

Foreign currency differences are recognized in OCI and accumulated in the translation reserve, except to the extent that the translation difference is allocated to NCI.

When a foreign operation is disposed of in its entirety or partially such that control, significant influence or joint control is lost, the cumulative amount in the translation reserve related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal. If the Group disposes of part of its interest in a subsidiary but retains control, then the relevant proportion of the cumulative amount is reattributed to NCI. When the Group disposes of only part of an associate or joint venture while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified to profit or loss.

C.	Revenue from contracts with customers

The Company develops, manufactures and retails the charging solutions for EVs, which includes electronic chargers and other services.

Revenue from contracts with customers is recognized when control of the goods or services are transferred to the customer at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services.

Sale of chargers

Revenue from the sale of chargers is recognized at the point in time when control of the asset is transferred to the customer, generally when the charger leaves the Company warehouse.

The Group considers whether there are other promises in the contract that are separate performance obligations to which a portion of the transaction price needs to be allocated (e.g., warranties). In determining the transaction price for the sale of chargers, the Group considers the effects of variable consideration (if any).

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Sale of services

Revenue related to the rendering of services mainly consists of installation services.

Revenue from contracts with customers for installations services is recognized when control of the services are transferred to the customer (at a point in time given the short period for being rendered) at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those services.

The sale of installation services is always in combination with the sale of a charger but considered as distinct performance obligations. Delivery of the charger and the installation services do not always happen at the same time leading in some cases to chargers delivered to customers with pending installation and, therefore, to deferred revenue when invoicing both previous to rendering the installation services (see Contract liabilities below).

Extended Warranty

The Group typically provides warranties for general repairs of defects that existed at the time of sale, as required by law. These assurance-type warranties are accounted for as warranty provisions. Refer to the accounting policy on warranty provisions in section n) Provisions.

The Group also provides extended warranties (beyond its legal obligation) to fix defects that existed at the time of sale. These service type warranties are sold either separately or bundled together with the sale of the charger.

Contracts for bundled sales of chargers and service-type warranty comprise two performance obligations because the charger and service-type warranty are both sold on a stand-alone basis and are distinct within the context of the contract. Using the relative stand-alone selling price method, a portion of the transaction price is allocated to the service-type warranty and recognized as a contract liability. Revenue for service-type warranties is recognized over the period in which the service is provided based on the time elapsed.

Assets and liabilities arising from rights of return

Contract liabilities

A contract liability is recognized if a payment is received or a payment is due (whichever is earlier) from a customer before the Group transfers the related goods or services. Contract liabilities are recognized as revenue when the Group performs under the contract (i.e., transfers control of the related goods or services to the customer).

D.	Employee benefits

i.	Short – term employee benefits

Short-term employee benefits are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

ii.	Share-based payment arrangements

The grant-date fair value of equity-settled share-based payment arrangements granted to employees is generally recognized as an expense, with a corresponding increase in equity, over the vesting period of the awards. The amount recognized as an expense is adjusted to reflect the number of awards for which the related service and non-market performance conditions are expected to be met, such that the amount ultimately recognized is based on the number of awards that meet the related service and non-market performance conditions at the vesting date.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

iii.	Termination benefits

Termination benefits are expensed at the earlier of when the Group can no longer withdraw the offer of those benefits and when the Group recognizes costs for a restructuring. If benefits are not expected to be settled wholly within 12 months of the reporting date, then they are discounted.

E.	Finance income and finance costs

The Group´s finance income and finance costs include:

•	interest income;

•	interest expense;

•	the net gain or loss on the disposal of investments in debt securities measured at FVOCI;

•	the foreign currency gain or loss on financial assets and financial liabilities;

•	impairment losses (and reversals) on investments in debt securities carried at amortized cost or FVOCI.

Interest income or expense is recognized using the effective interest method. Dividend income is recognized in profit or loss on the date on which the Group’s right to receive payment is established.

The ‘effective interest rate’ is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to:

•	the gross carrying amount of the financial asset; or

•	the amortized cost of the financial liability.

In calculating interest income and expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit-impaired) or to the amortized cost of the liability. However, for financial assets that have become credit-impaired subsequent to initial recognition, interest income is calculated by applying the effective interest rate to the amortized cost of the financial asset. If the asset is no longer credit-impaired, then the calculation of interest income reverts to the gross basis.

F.	Income tax

Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.

The Group has determined that interest and penalties related to income taxes, including uncertain tax treatments, do not meet the definition of income taxes, and has therefore accounted for them under IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

Under the applicable tax regulations in Spain, the Group receives deduction for incurring certain research and development expenses. This tax incentive is classified as an income tax, and not as grants, as the Group consider it reflects better its nature.

i.	Current tax

Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Current tax assets and liabilities are offset only if certain criteria are met.

ii.	Deferred tax

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

•	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•

temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

•	taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax assets are recognized for unused tax losses and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plans for individual subsidiaries in the Group. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

Unrecognized deferred tax assets are reassessed at each reporting date and recognized to the extent that it has become probable that future taxable profits will be available against which they can be used.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date, and reflects uncertainty related to income taxes, if any.

iii.	Tax credit receivables

As per accounting policy choice, tax credit receivables derived from government incentive schemes delivered through the tax system are accounted for using IAS 12 by analogy, as it has been concluded it reflects better the economic substance of the incentive (tax allowance for R&D investments) than using IAS 20 Government Grants. Consequently, these incentives are presented in profit or loss as a deduction from current tax expense to the extent that the entity is entitled to claim the credit in the current reporting period, and as tax credit receivables in the Statement of Financial Position.

G.	Inventories

Inventories are valued at the lower of cost and net realizable value. Costs incurred in bringing each product to its present location and condition are accounted for, as follows:

•	Raw materials: purchase cost on a first-in/first-out basis;

•	Finished goods and work in progress: cost of direct materials and labor and a proportion of manufacturing overheads based on the normal operating capacity but excluding borrowing costs.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

H.	Property, plant and equipment

i.	Recognition and measurement

Items of property, plant and equipment are measured at cost, which includes capitalized borrowing costs when its construction or manufacture takes more than a year, less accumulated depreciation and any accumulated impairment losses Assets under construction are measured also at cost plus capitalized borrowing costs when its construction or manufacture takes more than a year and are not depreciated until they are ready for use.

If significant parts of an item of property, plant and equipment have different useful lives, then they are accounted for as separate items (major components) of property, plant and equipment.

Any gain or loss on disposal of an item of property, plant and equipment is recognized in profit or loss.

ii.	Subsequent expenditure

Subsequent expenditure is capitalized only if it is probable that the future economic benefits associated with the expenditure will flow to the Group.

iii.	Depreciation

Depreciation is calculated to write off the cost of items of property, plant and equipment less their estimated residual values using the straight-line method over their estimated useful lives, and is generally recognized in profit or loss. Property, plant and equipment will be depreciated from the moment they are ready for use. Land is not depreciated.

The estimated useful lives of property, plant and equipment for current and comparative periods are as follows:

Useful life (years)
Buildings	50 years
Technical installations	33 years
Machinery	8 years
Equipment	4-8 years
Furniture	10 years
IT equipment	4 years
Motor vehicles	10 years
Leasehold improvements	(	*)
Other PPE assets	10 years

(*)	The shorter of the lease term or 10 years.

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

I.	Intangible assets and goodwill

i.	Recognition and measurement

Goodwill: Goodwill arising on the acquisition of subsidiaries is measured at cost less accumulated impairment losses.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Research and development: Expenditure on research activities is recognized in profit or loss as incurred.

Development expenditure is capitalized only if the expenditure can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Group intends to and has sufficient resources to complete development and to use or sell the asset. Otherwise, it is recognized in profit or loss as incurred. Subsequent to initial recognition, development expenditure is measured at cost less accumulated amortization and any accumulated impairment losses.

Other intangible assets: Other intangible assets, including customer relationships, patents and trademarks, that are acquired by the Group and have finite useful lives are measured at cost less accumulated amortization and any accumulated impairment losses.

ii.	Subsequent expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognized in profit or loss as incurred.

iii.	Amortization

Amortization is calculated to write off the cost of intangible assets less their estimated residual values using the straight-line method over their estimated useful lives and is generally recognized in profit or loss. Goodwill is not amortized.

The estimated useful lives for current and comparative periods are as follows:

Useful life (years)
Patents	(*)
Computer software	4-6 years
Development	5 years

(*)	the shorter of legal or useful economic life.

Amortization methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

J.	Financial instruments

i.	Recognition and initial measurement

Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Group becomes a party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

ii.	Classification and subsequent measurement

Financial assets

On initial recognition, a financial asset is classified as measured at: amortized cost; FVOCI – debt investment; FVOCI – equity investment; or FVTPL.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Financial assets are not reclassified subsequent to their initial recognition unless the Group changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

•	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

•	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Hedge funds investments are measured at FVOCI if it meets both of the following conditions and is not designated as at FVTPL:

•	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

•	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held for trading, the Group may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. On initial recognition, the Group may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Financial assets – Business model assessment

The Group makes an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed and information is provided to management. The information considered includes:

•

the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets;

•	how the performance of the portfolio is evaluated and reported to the Group’s management;

•	the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

•	how managers of the business are compensated – e.g. whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

•	the frequency, volume and timing of sales of financial assets in prior periods, the reasons for such sales and expectations about future sales activity.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Group’s continuing recognition of the assets.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Financial assets that are held for trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

Financial assets – Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g. liquidity risk and administrative costs), as well as a profit margin.

In assessing whether the contractual cash flows are solely payments of principal and interest, the Group considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Group considers:

•	contingent events that would change the amount or timing of cash-flows;

•	terms that may adjust the contractual coupon rate, including variable-rate features;

•	prepayment and extension features; and

•	terms that limit the Group’s claim to cash flows from specified assets (e.g. non-recourse features).

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable compensation for early termination of the contract. Additionally, for a financial asset acquired at a discount or premium to its contractual per amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

Financial assets at FVTPL: These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Financial assets at amortized cost: These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Debt investments at FVOCI: These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.

Equity investments at FVOCI: These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.

Financial liabilities – Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative, or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.

Changes in the carrying amount of the put option liability recognized in a business combination (see policy choice explained in note 5.A.i) are recognized in profit or loss. Any potential dividends paid to the other shareholders are recognized as an expense in the consolidated financial statements. If the put option liability is exercised, the financial liability is extinguished by the payment of the exercise price.

iii.	Derecognition

Financial assets

The Group derecognizes a financial asset when:

•	the contractual rights to the cash flows from the financial asset expire; or

•	it transfers the rights to receive the contractual cash flows in a transaction in which either:

1.	substantially all the risks and rewards of ownership of the financial asset are transferred; or

2.	the Group neither transfers nor retains substantially all the risks and rewards of ownership and it does not retain control of the financial asset.

The Group enters into transactions whereby it transfers assets recognized in its statement of financial position but retains either all or substantially all the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

Financial liabilities

The Group derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire. The Group also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred, or liabilities assumed) is recognized in profit or loss. The cashflow regarding financial liabilities are presented gross in the cashflow statement regardless of their maturity date.

iv.	Offsetting

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group currently has a legally enforceable right to set off the amounts and it intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

K.	Share capital

i.	Ordinary shares

Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with IAS 12.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

ii.	Repurchase and reissue of ordinary shares (treasury shares)

When shares recognized as equity are repurchased, the amount of the consideration paid, which includes directly attributable costs, is recognized as a deduction from equity. Repurchased shares are classified as treasury shares and are presented in the treasury share reserve. When treasury shares are sold or reissued subsequently, the amount received is recognized as an increase in equity and the resulting surplus or deficit on the transaction is presented within share premium.

L.	Compound financial instruments

Compound financial instruments issued by the Group comprise convertible bond denominated in euro that can be converted to ordinary shares at the option of the holder, when the number of shares to be issued is fixed and does not vary with changes in fair value.

The liability component of compound financial instruments is initially recognized at the fair value of a similar liability that does not have an equity conversion option. The equity component is initially recognized at the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component, the equity component is nil. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carrying amounts.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortized cost using the effective interest method. The equity component of a compound financial instrument is not remeasured.

Interest related to the financial liability is recognized in profit or loss. On conversion at maturity, the financial liability is reclassified to equity and no gain or loss is recognized.

M.	Impairment

i.	Non-derivative financial assets

Financial instruments and contract assets

The Group recognizes loss allowances for ECLs on:

•	financial assets measured at amortized cost;

•	debt investments measured at FVOCI; and

•	contract assets.

The Group measures loss allowances at an amount equal to lifetime ECLs, except for the following, which are measured at 12-month ECLs:

•	debt securities that are determined to have low credit risk at the reporting date; and

•

other debt securities and bank balances for which credit risk (i.e. the risk of default occurring over the expected life of the financial instrument) has not increased significantly since initial recognition.

Loss allowances for trade receivables (including lease receivables) and contract assets are always measured at an amount equal to lifetime ECLs.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, the Group considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on the Group’s historical experience and informed credit assessment, that includes forward-looking information.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

The Group assumes that the credit risk on a financial asset has increased significantly if it is more than 30 days past due.

The Group considers a financial asset to be in default when the debtor is unlikely to pay its credit obligations to the Group in full, without recourse by the Group to actions such as realizing security (if any is held).

Lifetime ECLs are the ECLs that result from all possible default events over the expected life of a financial instrument.

12-month ECLs are the portion of ECLs that result from default events that are possible within the 12 months after the reporting date (or a shorter period if the expected life of the instrument is less than 12 months). The maximum period considered when estimating ECLs is the maximum contractual period over which the Group is exposed to credit risk.

Measurement of ECLs

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Group expects to receive).

ECLs are discounted at the effective interest rate of the financial asset.

Credit-impaired financial assets

At each reporting date, the Group assesses whether financial assets carried at amortized cost and debt securities at FVOCI are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

•	significant financial difficulty of the debtor;

•	a breach of contract such as a default or being more than 90 days past due;

•	the restructuring of a loan or advance by the Group on terms that the Group would not consider otherwise;

•	it is probable that the debtor will enter bankruptcy or other financial reorganization; or

•	the disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECL in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Write-off

The gross carrying amount of a financial asset is written off when the Group has no reasonable expectations of recovering a financial asset in its entirety or a portion thereof. For individual customers, the Group has a policy of writing off the gross carrying amount when the financial asset is 180 days past due based on historical experience of recoveries of similar assets. For corporate customers, the Group individually makes an assessment with respect to the timing and amount of write-off based on whether there is a reasonable

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

expectation of recovery. The Group expects no significant recovery from the amount written off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Group’s procedures for recovery of amounts due.

ii.	Non-financial assets

At each reporting date, the Group reviews the carrying amounts of its non-financial assets (other than inventories, contract assets and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested at least annually for impairment.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or Cash Generating Units (CGUs). Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

N.	Provisions

Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as finance cost.

Warranties: A provision for legal warranties is recognized when the underlying products or services are sold, based on historical warranty data and a weighting of possible outcomes against their associated probabilities.

O.	Leases (the Group as a lessee)

At inception of a contract, the Group assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

At commencement or on modification of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. However, for the leases of property the Group has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

The Group recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Group by the end of the lease term or the cost of the right-of-use asset reflects that the Group will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate. Generally, the Group uses its incremental borrowing rate as the discount rate.

The Group determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

•	fixed payments, including in-substance fixed payments;

•	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

•	amounts expected to be payable under a residual value guarantee; and

•

the exercise price under a purchase option that the Group is reasonably certain to exercise, lease payments in an optional renewal period if the Group is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Group is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, if the Group changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

Short-term leases and leases of low-value assets

The Group has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets and short-term leases, including IT equipment. The Group recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

P.	Fair value measurement

‘Fair value’ is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Group has access at that date. The fair value of a liability reflects its non-performance risk.

Several Group’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

When one is available, the Group measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

If there is no quoted price in an active market, then the Group uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all the factors that market participants would take into account in pricing a transaction.

If an asset or a liability measured at fair value has a bid price and an ask price, then the Group measures assets and long positions at a bid price and liabilities and short positions at an ask price.

The best evidence of the fair value of a financial instrument on initial recognition is normally the transaction price – i.e. the fair value of the consideration given or received. If the Group determines that the fair value on initial recognition differs from the transaction price and the fair value is evidenced neither by a quoted price in an active market for an identical asset or liability nor based on a valuation technique for which any unobservable inputs are judged to be insignificant in relation to the measurement, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value on initial recognition and the transaction price. Subsequently, that difference is recognized in profit or loss on an appropriate basis over the life of the instrument but no later than when the valuation is wholly supported by observable market data or the transaction is closed out.

Several Group’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

If third party information, such as broker quotes or pricing services, is used to measure fair values, then it is assessed the evidence obtained from the third parties to support the conclusion that these valuations meet the requirements of the Standards, including the level in the fair value hierarchy in which the valuations should be classified.

Significant valuation issues are reported to the Group’s Top Management.

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows.

Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

The Group recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

Further information about the assumptions made in measuring fair values is included in the following notes:

Note 20 – Employee benefits (share-based payment arrangements);

Note 13 – Financial assets and financial liabilities; and

Note 6 – Business combinations.

6.	Business Combinations

Acquisition Summary

a) Intelligent Solutions AS

On February 19, 2020, the Group acquired Intelligent Solutions AS, incorporated in Norway, a marketer of charging solutions for electric vehicles that exclusively distributed Wallbox products, in addition to offering other related services such as the installation of charging points. The Group agreed to pay for 61.66% of the share capital in May 2020 and grant put options for 38.34% of share capital to acquire 100% of the share-capital (as per the policy choice referred to in the Significant Accounting Policies (A. i), the Group has recognized the acquisition of 100% of the interest in the subsidiary, not recognizing non-controlling interests). The fair value of the put options granted to sellers amounted to Euros 2,597,039 at acquisition date.

Wallbox decided to acquire Intelligent Solutions because it gives the Group access to the European market of countries in which the EV demand is most developed.

Detail of the purchase consideration, is as follows:

(In Euros)
Purchase consideration:
Amount paid	140,534
Put option liability	2,597,039

Total	2,737,573

PPA has been finalized without identifying any asset with fair value different from its carrying amount. Therefore, the difference between the consideration paid and the fair value of the net assets acquired has been assigned to goodwill.

The resulting residual goodwill from the acquisition of Intelligent Solutions includes:

i.	Premium paid by Wallbox to enter in Norway and Sweden (existing platform in these countries) in order to speedily expand Wallbox brand to the leading markets in Europe;

ii.	Gain control of the entire value chain (Intelligent Solutions exclusively distributed Wallbox products in Norway and Sweden);

iii.	Wallbox’s ability to attract new customers in the most mature electric vehicle market in Europe;

iv.	Improvement in expected performance in the business (i.e.: revenue growth, profitability margins) through the know-how of Wallbox Management; and

v.	Other potential synergies with Wallbox; vi. Includes the value of the workforce in place acquired.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

The liability for the redemption amount has been estimated at a discounting strike price of Euros 2,661,007 at 31 December 2020 at an annual rate of 2.69%, which has resulted in a finance cost amounting to Euros 63,968. Strike price has been estimated based on the weighted average of total sales levels for 2020-2021-2022 and multiplied by a coefficient of 0.3, as stated in the acquisition agreement.

Assets and liabilities recognized preliminary at fair value as a result of the acquisition are as follows:

(In Euro)

Property, plant and equipment	15,917
Deferred tax assets	12,435
Inventories	499,237
Trade and other financial receivables	144,152
Cash and cash equivalents	102,969

Total Assets	774,710

Trade and other financial payables	(563,017)
Loans and borrowings	(125,909)
Other payables	(45,503)

Total Liabilities	(734,429)

Identifiable net assets acquired	40,281

Purchase consideration transferred	140,534
Put option liability	2,597,039

Goodwill	2,697,292

The contribution in 2020 of the business acquired to the consolidated revenue has been Euros 3,904 thousand, and to the consolidated net result Euros 2,062 thousand. The acquisition having occurred early in 2020, the contribution of the business for the whole calendar year would not have significantly differed from these numbers.

b) Electromaps, S.L.

On 3 September 2020 the Group assumed control of Electromaps, S.L., incorporated in Spain, a software company that develops a leading platform for the management of public infrastructure for electric vehicles, through a capital increase of Euros 500,000, representing 51% of share-capital and granted call and put options for 49% of share -capital held by the non-controlling interests. As per the policy choice referred to in the Significant Accounting Policies (5.A.i), the Group has recognized the acquisition of 100% of the interests in the subsidiary and has not recognized non-controlling interests. Fair value of the put option granted to sellers amounted to Euros 3,645,117 at the acquisition date. The value of the call was nil at acquisition date, and has remained nil subsequently.

Wallbox decided to acquire Electromaps as it provides the Group with a leading platform complementary to its business and with significant synergies for revenue and costs.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Details of the purchase consideration, the net assets acquired, and goodwill are as follows:

(In Euros)

Purchase consideration:
Amount paid	500,000
Put option liability	3,645,117

Total	4,145,117

The liability for the redemption amount has been estimated discounting the contractual strike price of Euros 4 million as of three months after the approval of the 2023 statutory accounts of Electromaps at an annual rate of 2.69%, which has resulted in a finance cost of Euros 32,396 during 2020. The value of the put option liability at 31 December 2020 is Euros 3,677,513. The estimated payment date is 31 March 2024.

Purchase price allocation (PPA) is in progress (some estimations of important inputs are still being fine-tuned, but they will be closed before the one-year period stated in the standard) and the values below reflect the provisional measurement at fair value of the net assets acquired. It is anticipated that part of the goodwill will be allocated to intangible assets.

Assets and liabilities preliminary recognized at acquisition date are as follows:

(In Euros)

Property, plant and equipment	2,859
Intangible assets	159,337
Investments	955
Trade and other financial receivables	66,514
Cash and cash equivalents	583,761

Total Assets	813,426

Trade and other financial payables	(39,256)
Loans and borrowings	(173,667)
Other payables	(34,134)

Total Liabilities	(247,057)

Identifiable net assets acquired	566,369

Cash consideration transferred	500,000
Put option liability	3,645,117

Goodwill arising on acquisition	3,578,748

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

The contribution in 2020 of the business acquired to the consolidated revenue has been Euros 125 thousand, and to the consolidated net result Euros 50 thousand. If the business combination had taken place at the 1 January 2020, the contribution to consolidated revenue and to the consolidated net result of the year would amount to Euros 363 thousand, and Euros 3 thousand, respectively.

Analysis of cash flows on acquisitions (Intelligent Solutions + Electromaps):
Cash consideration	640,534
Cash and cash equivalents	(686,730)

Net cash flow on acquisition	(46,196)

Costs related to business combinations during 2020 amounted to Euros 15,450 and have been recognized as operating expenses in the income statement.

7.	Operating Segments

Basis for segmentation

Segment reporting is a basic tool used for monitoring and managing the Group’s different activities. Segment reporting is prepared based on the lowest level units, that are aggregated in line with the structure established by Group management to set up higher level units and, finally, the actual business segments.

The Group has consistently aligned the information from this item with the information used internally for the Top Management reports (Group Top Management consists of all Chief Officers acting as decision makers). The Group’s operating segments reflect its organizational and management structures. Group management reviews the Group’s internal reports, using these segments to assess its performance and allocate resources.

The segments are differentiated by geographical areas from which revenue is or will be generated. The financial information for each segment is prepared by aggregating figures from the different geographical areas and business units existing in the Group. This information links both the accounting data from the units included in each segment and that provided by the management reporting systems. In all these cases, the same general principles are applied as those used in the Group.

For management purposes, the Group is organized into business units based on geographical areas and therefore has four reportable business segments. The business segments are:

•	EMEA: Europe-Middle East Asia

•	NORAM: North America

•	APAC: Asia-Pacific

•	LATAM (currently under development)

Transfer prices between operating segments are on an arm’s-length basis in a manner similar to transactions with third parties.

Information on reportable segments

Information related to each reportable segment is set out below. Segment operating profit (loss) is used to measure performance because management believes that this information is the most relevant in evaluating the results of the respective segments relative to other entities that operate in the same industries.

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Notes to the consolidated financial statements

Reconciliations of information on reportable segments with the amounts reported in the financial statements for the years ended 31 December 2020 and 2019, and at 1 January 2019

	31 December 2020
(In Euros)	EMEA	NORAM	APAC	Total segments	Eliminations and unallocated items	Consolidated

Revenue	19,672,825	1,313	57,118	19,731,256	(53,890)	19,677,366
Changes in inventories and raw materials and consumables	(10,557,378)	(13,062)	(19,827)	(10,590,267)	16,535	(10,573,732)
Employee benefits	(9,127,667)	(617,015)	(60,914)	(9,805,596)	—	(9,805,596)
Other operating expenses	(7,764,975)	(427,228)	(36,892)	(8,229,095)	37,355	(8,191,740)
Amortization and depreciation	(2,264,302)	(114,113)	(326)	(2,378,741)	—	(2,378,741)
Other income	288,393	—	483	288,876	—	288,876

Operating Loss	(9,753,104)	(1,170,105)	(60,358)	(10,983,567)	—	(10,983,567)

Total Assets	83,161,140	233,335	26,138	83,420,613	(1,617,426)	81,803,187

Total Liabilities	69,190,808	707,877	20,825	69,919,510	(349,444)	69,570,066

	31 December 2019
(In Euros)	EMEA	NORAM	APAC	Total segments	Eliminations and unallocated items	Consolidated

Revenue	8,334,417	—	—	8,334,417	(314,168)	8,020,249
Changes in inventories and raw materials and consumables	(3,673,217)	—	9,243	(3,663,974)	—	(3,663,974)
Employee benefits	(3,874,893)	(41,826)	—	(3,916,719)	—	(3,916,719)
Other operating expenses	(4,964,530)	(460,603)	(14,271)	(5,439,404)	314,168	(5,125,236)
Amortization and depreciation	(694,789)	(67,917)	—	(762,706)	—	(762,706)
Other income	79,981	—	277	80,258	—	80,258
Operating Loss	(4,793,031)	(570,346)	(4,751)	(5,368,128)	—	(5,368,128)

Total Assets	32,491,710	351,299	262,235	33,105,244	(650,127)	32,455,117

Total Liabilities	22,782,328	657,730	13,542	23,453,600	(382,325)	23,071,275

	1 January 2019
(In Euros)	EMEA	NORAM	APAC	Total segments	Eliminations and unallocated items	Consolidated

Total Assets	11,643,634	—	—	11,643,634	—	11,643,634

Total Liabilities	7,920,698	—	—	7,920,698	—	7,920,698

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Eliminations and unallocated items

Certain financial assets and liabilities are not allocated to those segments as they are also managed on a Group basis.

Capital expenditure consists of additions of property, plant and equipment and intangible assets including assets from the acquisition of subsidiaries.

Inter-segment revenues are eliminated in the column ‘Eliminations and unallocated items’.

External revenue by location of customers

(In Euros)	2020
Country	Revenue	%

Spain	4,441,479	22%
Norway	3,273,209	16%
United Kingdom	2,096,968	11%
Netherlands	1,990,504	10%
France	1,368,375	7%
Germany	1,046,635	5%
Italy	1,026,327	5%
Sweden	580,885	3%
Belgium	540,290	3%
Ireland	409,836	2%
Portugal	390,534	2%
Other Countries	2,512,324	14%

Total	19,677,366	100%

(In Euros)	2019
Country	Revenue	%

Spain	3,417,427	43%
United Kingdom	773,810	10%
Norway	530,747	7%
Ireland	501,942	6%
Netherlands	468,152	6%
China	393,592	5%
Portugal	344,120	4%
Other Countries	1,509,459	19%

Total	8,020,249	100%

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Notes to the consolidated financial statements

8.	Property, Plant and Equipment

A.	Reconciliation of carrying amount

(In Euros)	Leasehold improvements	Fixtures and fittings	Plant and equipment	Assets under construction	Total

Balance at 1 January 2019	80,478	478,996	348,464	—	907,938

Additions	2,248	160,442	273,318	150,220	586,228
Depreciation for the year	(709)	(42,953)	(57,618)	—	(101,280)

Balance at 31 December 2019	82,017	596,485	564,164	150,220	1,392,886

Acquired through business combinations (Note 6)	—	—	18,776	—	18,776
Additions	1,944,075	582,335	848,562	986,254	4,361,226
Transfers	150,220	—	—	(150,220)	—
Depreciation for the year	(139,868)	(67,685)	(141,870)	—	(349,423)
Translation differences	—	—	(1,146)	—	(1,146)

Balance at 31 December 2020	2,036,444	1,111,135	1,288,486	986,254	5,422,319

Cost
At 1 January 2019	81,130	498,660	411,779	—	991,569

At 31 December 2019	83,378	659,102	685,097	150,220	1,577,797

At 31 December 2020	2,177,673	1,241,437	1,551,289	986,254	5,956,653

Accumulated amortization
At 1 January 2019	(652)	(19,664)	(63,315)	—	(83,631)

At 31 December 2019	(1,361)	(62,617)	(120,933)	—	(184,911)

At 31 December 2020	(141,229)	(130,302)	(262,803)	—	(534,334)

Additions of property, plant and equipment for 2020 mainly reflect leasehold improvements of some of the wings of the new headquarters leased since December 2019 located in Barcelona (offices, engineering and production plant). As of 31 December 2020, assets under construction reflect an amount of Euros 986,254.

As of 31 December 2020, additions of Property, plant and equipment pending of payment amounted to Euros 271,031 (Euros 50,000 as of 31 December 2019).

There are no items in use that are fully depreciated for the years ended at 31 December 2020 and 2019.

Other information

The Group has taken out insurance policies that cover the carrying amount of its property, plant and equipment. There are no tangible assets pledged or used as guarantee for loans and borrowings.

The minimum commitment to improve the leased property is for the amount of Euros 3,000,000 of which an amount of Euros 2,933,279 has been invested during 2020, leaving a pending commitment to invest as of 31 December 2020 of Euros 66,722.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

As of 31 December 2020, a total amount of Euros 71,834 interest costs were capitalized to assets under construction with a rate of 4,75%. (Euros 57,624 as of 31 December 2019 applying the same rate).

There are no other significant contractual obligations to purchase, construct or develop Property, plant and equipment Assets.

The Group has no restrictions on the realizability of its Property, plant and equipment and no pledge exists on it, at 31 December 2020 and 2019.

9.	Assets for Rights of Use and Lease Liabilities

Group as a lessee

The Group has lease contracts for various items of plant, machinery, vehicles and other equipment used in its operations. Leases of plant and machinery generally have lease terms between 3 and 15 years, while motor vehicles and other equipment generally have lease terms between 3 and 5 years. The Group’s obligations under its leases are secured by the lessor’s title to the leased assets. Generally, the Group is restricted from assigning and subleasing the leased assets.

The Group also has certain leases of machinery with lease terms of 12 months or less and leases of office equipment with low value. The Group applies the ‘short-term lease’ and ‘lease of low-value assets’ (less than Euros 5,000) recognition exemptions for these kinds of leases.

a)	Set out below are the carrying amounts of right-of-use assets recognized and the movements during the periods:

(in Euros)	Buildings	Vehicles	Other assets	Total

Balance at 1 January 2019	190,700	117,365	477,607	785,672

Additions	3,426,555	63,590	—	3,490,145
Depreciation for the year	(167,308)	(55,032)	(99,710)	(322,050)

Balance at 31 December 2019	3,449,947	125,923	377,897	3,953,767

Additions	—	406,486	171,174	577,660
Depreciation for the year	(467,024)	(103,307)	(110,551)	(680,882)
Translation differences	(5,784)	—	—	(5,784)

Balance at 31 December 2020	2,977,139	429,102	438,520	3,844,761

Main additions in 2019 corresponds to the leased building of the headquarters in Barcelona (leased in December 2019) as referred in note 8.

b)	Set out below are the carrying amounts of lease liabilities and the movements during the periods:

(in Euros)	Buildings	Vehicles	Other assets	Total

Balance at 1 January 2019	190,700	117,365	477,607	785,672

Additions to liabilities	3,426,555	63,590	—	3,490,145
Interest on lease liabilities	23,029	3,196	12,270	38,495
Lease payments	(116,930)	(56,959)	(127,664)	(301,553)

Balance at 31 December 2019	3,523,354	127,192	362,213	4,012,759

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

(in Euros)	Buildings	Vehicles	Other assets	Total

Additions to liabilities	—	406,486	171,174	577,660
Interest on lease liabilities	90,573	6,941	9,323	106,837
Lease payments	(329,263)	(107,957)	(136,824)	(574,044)
Translation differences	(5,871)	—	—	(5,871)

Balance at 31 December 2020	3,278,793	432,662	405,886	4,117,341

The analysis of the contractual maturity of lease liabilities, including future interest payable, is as follows:

(in Euros)	31 Dec 2020	31 Dec 2019

6 months or less	410,267	226,508
6 months to 1 year	420,355	304,188
from 1 to 2 years	710,533	656,031
From 2 to 5 years	1,803,965	1,432,153
More than 5 years	1,312,500	1,937,794

Total	4,657,620	4,556,674

Amounts recognized in profit or loss derived from lease liabilities and expenses on short-term and low value leases (IFRS 16 exemption applied) are as follows:

(in Euros)	2020	2019

Interest on lease liabilities (see note 21)	106,837	38,495
Expenses relating to short-term and low value leases (see note 19)	283,198	79,119

10.	Intangible Assets and Goodwill

a)	Intangible assets

Details and movement of items composing intangible assets are as follows:

(in Euros)	Software	Patents	Development costs	Total

Balance at 1 January 2019	188,043	111,955	2,890,468	3,190,466

Additions	813,407	105,997	6,115,845	7,035,249
Amortization for the year	(34,376)	(19,106)	(285,894)	(339,376)

Balance at 31 December 2019	967,074	198,846	8,720,419	9,886,339

Acquired through business combinations (Note 6)	159,337	—	—	159,337
Additions	2,564,336	361,730	11,335,080	14,261,146
Amortization for the year	(287,169)	(41,227)	(1,020,040)	(1,348,436)

Balance at 31 December 2020	3,403,578	519,349	19,035,459	22,958,386

Cost
At 1 January 2019	233,372	112,559	2,963,777	3,309,708

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

(in Euros)	Software	Patents	Development costs	Total
At 31 December 2019	1,046,779	218,556	9,079,622	10,344,957

At 31 December 2020	3,770,452	580,286	20,414,702	24,765,440

Accumulated amortization

At 1 January 2019	(45,329)	(604)	(73,309)	(119,242)

At 31 December 2019	(79,705)	(19,710)	(359,203)	(458,618)

At 31 December 2020	(366,874)	(60,937)	(1,379,243)	(1,807,054)

During 2020, the Group made investments in several development projects, including both capitalized payroll expenses and acquired development amounting to Euros 11,335,080 (Euros 6,115,845 at 31 December 2019), corresponding to development expenditure that meets the requirements for capitalization.

From the total development expenditure, Euros 10,670,450 (Euros 6,115,845 at 31 December 2019) corresponds to the capitalization carried out by the Group in relation to the product development process, especially in the DC product under the name of Quasar.

On the other hand, additions of patents, licenses and similar, and computer software have totaled Euros 2,926,066 (Euros 919,404 at 31 December 2019) due mainly to the implementation of a new Business Resource Planning program, in conjunction with the implementation of a new CRM that uses the Company’s commercial network. This item also includes the registration of brands, logos, and design patents for different chargers.

As of 31 December 2020, additions of Intangibles assets pending of payment amounted to Euros 55,124 (Euros 477,466 as of 31 December 2019).

The Group has no fully amortized intangible assets in use at 31 December 2020 and 2019.

No commitments for the acquisition of intangible assets existed at 31 December 2020 and 2019.

b)	Goodwill

The goodwill recognized during 2020 for an amount of 6,276,040 corresponds to the acquisition of Wallbox Norway AS (previously named Intelligent Solutions AS) and Electromaps, S.L. See Note 6.

11.	Impairment testing of goodwill

For impairment testing goodwill acquired through business combinations is allocated to the Nordics and Electromaps/Software CGUs. These have been considered different cash-generating units as:

•	they generate cash-flows in a country with insignificant presence of Group and from activities not previously performed, respectively, and

•	because they are monitored independently from the rest.

The carrying amount of the goodwill as of 31 December 2020 is as follows:

(in Euros)	Nordics	Electromaps /Software	Total
Goodwill	2,697,292	3,578,748	6,276,040

The Group performed its annual impairment test on 31 December 2020.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Nordics

Nordics is the cash-generated unit focused on the development of the electric charger market for the Group in Scandinavia, taking advantage of the customer base and know-how as installation provider of Intelligent Solutions. The recoverable amount of the Nordics CGU of Euros 89,907 thousand as at 31 December 2020 has been determined based on a value in use calculation using cash flow projections from financial budgets approved by senior management covering a five-year period.

The projected cash flows have been built to reflect the increasing demand for EV chargers and associated services in this region. The pre-tax discount rate applied to cash flow projections is 11.4% and cash flows beyond the five-year period are extrapolated using a 1.5% growth rate that is slightly below the long-term average growth rate for consolidated European economies (2%). As a result of this analysis, no impairment has been recognized, as there is significant headroom available.

Key assumptions used in value in use calculations and sensitivity to changes in assumptions for this unit are:

•	Discount rates:

Discount rates represent the current market assessment of the risks specific to each CGU, taking into consideration the time value of money and individual risks of the underlying assets that have not been incorporated in the cash flow estimates.

The discount rate calculation is based on the specific circumstances of the Group and its CGUs and is derived from its weighted average cost of capital (WACC). The WACC takes into account both debt and equity. The cost of equity is derived from the expected return on investment by the Group’s investors. The cost of debt is based on the interest-bearing borrowings the Group is obliged to service.

Business-specific risk is incorporated by applying individual beta factors. The beta factors have been evaluated annually based on publicly available market data.

Alpha factor adjustments to the discount rate are made to consider unit specific factors as the size, liquidity, market, and other, in order to reflect a pre-tax discount rate.

A rise in the pre-tax discount rate to 13.4% (i.e., +2%) in the unit would not result in an impairment either, given the existing headroom.

•	Growth rates used to extrapolate cash flows beyond the forecast period

Potential growth rates in this business could be higher than the one used in the impairment test, but it has been considered prudent to use a rate slightly below the long-term average growth rate for consolidated European economies (2%), given significant market gross margins have already been considered. Reduction of this rate to 0.75% would not mean in an impairment either given the existing headroom.

Electromaps/Software

Electromaps/Software is the cash-generated unit focused on the development and sale of software for the electric chargers. Although goodwill estimated for this CGU is pending of the closing of the PPA (provisionally accounted), such estimated goodwill has been tested for impairment. The recoverable amount of the Electromaps/Software CGU has been determined based on a value in use calculation using cash flow projections from financial budgets approved by senior management covering a five-year period.

The projected cash flows have been built to reflect increased demand for the software and services associated with EV sales. The pre-tax discount rate applied to the cash flow projections is 11.9%. and cash flows beyond the five-year period are extrapolated using a 1.5% growth rate that is slightly below the long-term average growth rate for consolidated European economies (2%). As a result of this analysis, no impairment has been recognized, as there is significant headroom available.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Key assumptions used in value in use calculations and sensitivity to changes in assumptions for this unit are:

•	Number of future users and market share during the forecast period:

The number of future users in this CGUs is increasing fast and the unit has 93% of market share in the Spanish market. Even a slight reduction of the market share could be easily compensated for the increase in the number of users that will take place in this market.

•	Gross margins:

Gross margins are based on average values achieved in the last quarters preceding the beginning of the budget period and based on peers in the software business. The gross margins for this CGU are currently around the 70% and it is expected to grow in the future to reach around 75%. Remote reductions on the gross margin in the long term up to 26% would allow to recover the current value of the net assets.

•	Discount rates:

Discount rates represent the current market assessment of the risks specific to each CGU, taking into consideration the time value of money and individual risks of the underlying assets that have not been incorporated in the cash flow estimates.

The discount rate calculation is based on the specific circumstances of the Group and its CGUs and is derived from its weighted average cost of capital (WACC). The WACC takes into account both debt and equity. The cost of equity is derived from the expected return on investment by the Group’s investors. The cost of debt is based on the interest-bearing borrowings the Group is obliged to service.

Business-specific risk is incorporated by applying individual beta factors. The beta factors have been evaluated based on publicly available market data.

Alpha factor adjustments to the discount rate are made to consider unit specific factors as the size, liquidity, market, and other, in order to reflect a pre-tax discount rate.

A rise in the pre-tax discount rate to 13.9% (i.e., +2%) in the unit would not result in an impairment either, given the existing significant headroom.

•	Growth rates used to extrapolate cash flows beyond the forecast period

Potential growth rates in this business could be higher than the one used in the impairment test, but it has been considered prudent to use a rate slightly below the long-term average growth rate for consolidated European economies (2%), given significant market gross margins have already been considered. Reduction of this rate to 0.75% would not mean in an impairment either given the existing significant headroom.

12.	Equity-Accounted Investees

Joint venture

Wallbox-Fawsn New Energy Vehicle Charging Technology (Suzhou) Co., Ltd. (hereinafter “Wallbox Fawsn”) is a joint venture incorporated on 15 June 2019 over which the Group has joint control and a 50% interest. This company is not quoted on the stock exchange.

Wallbox Fawsn is structured as a separate vehicle and the Group has a residual interest in its net assets. Consequently, the Group has classified its investment in Wallbox Fawsn as a joint venture, pursuant to the agreement for the incorporation of Wallbox Fawsn.

The principal activity of the joint venture in China is the manufacture and sale of charging solutions with a clear focus on the automotive sector. The joint venture has orders signed for production volumes. Wallbox Shanghai also serves as the sales platform for APAC markets. The joint venture has certified the products to meet the requirements for the Chinese market and 2021 sales are growing significantly.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

The table below provides a summary of the financial information of Wallbox Fawsn, as included in its financial statements. The table also reconciles the summarized financial information with the carrying amount of the Group’s investment in Wallbox Fawsn (it also includes movement in the value of these investment using the equity method during 2020, 2019 and at 15 June 2019):

Summarized statement of financial position of Wallbox Fawsn:

	Wallbox Fawsn
(In Euros)	31 Dec 20 Euros	31 Dec 19 Euros	15 Jun 19 Euros

Trade and other financial receivables	23,782	50,281	—
Cash and cash equivalents	160,238	401,233	1,282,101
Advance payments	28,680	—	—
Inventories	227,086	24,300	—

Current Assets	439,786	475,814	1,282,101

Property, plant and equipment	191,989	518,189	—

Non-Current Assets	191,989	518,189	—

Total Assets	631,775	994,003	1,282,101

Trade and other financial payables	27,796	482,205	—
Loans and borrowings	467,414	—	—

Current Liabilities	495,210	482,205	—

Loans and borrowings	467,435	—	—

Non-Current Liabilities	467,435	—	—

Total Liabilities	962,645	482,205	—

Translation differences gains/(losses)	1,648	(4,826)	—

Net Assets (Liabilities)	(329,222)	506,972	1,282,101

Group`s share in equity - 50% (2019; 50%)	—	253,486	641,051
Goodwill	—	—	20,045

Group`s carrying amount of the investment	—	253,486	661,096

As of December 31, 2020, there is a pending commitment of a loan with Wallbox Fawsn amounting to Euros 159,093.

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WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Summarized statement of profit or loss of Wallbox Fawsn as of 31 December 2020 and 2019:

	Wallbox Fawsn
(in Euros)	2020	2019

Revenue	352,761	114
Changes in inventories and raw materials and consumables used	(539,958)	(435,565)
Other operating expenses	(648,804)	(339,239)
Amortization and depreciation	(3,527)	(1,534)

Operating Loss	(839,528)	(776,224)

Finance (costs)/income	(4,776)	1,423

Loss before tax	(844,304)	(774,801)

Income tax expense	(127)	(328)

Loss for the Year	(844,431)	(775,129)

Group`s share of loss for the year - 50% (2019; 50%)	(422,216)	(387,565)

The Group’s share of the joint venture loss for the year ended 31 December 2020 was 422,216 Euros, out of which 253,486 Euros have been recognized, at which point the Group stopped recognizing its share of losses when applying the equity method. The unrecognized share of losses of the joint venture, both for the year and cumulatively, is 168,730 Euros.

There will not exist significant restrictions on the ability of the joint venture to transfer funds to Wallbox Group in the form of cash dividends, or to repay loans or advances made by Wallbox Group.

13.	Financial Assets and Financial Liabilities

The following table shows the carrying amounts and fair values of financial assets, including their levels in the fair value hierarchy.

Financial assets

A breakdown of financial assets at 31 December is as follows:

A.	Current and non-current financial assets

	31 December 2020		31 December 2019		1 January 2019
(in Euros)	Non- current	Current	Non- current	Current	Non- current	Current

Customer sales and services	—	7,872,189	—	3,659,972	—	1,965,127
Other receivables	—	516,834	—	597,240	—	10,000
Loans to employees	—	119,538	—	57,806	—	57,600
Receivables from Joint Venture	—	475,565	—	390,424	—	—

Trade and other financial receivables	—	8,984,126	—	4,705,442	—	2,032,727

Loans granted to Joint Venture	474,174	—	—	—	—	—

F-99

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

	31 December 2020		31 December 2019		1 January 2019
(in Euros)	Non- current	Current	Non- current	Current	Non- current	Current
Guarantee deposit	390,598	—	331,831	—	217,282	—

Non-current financial assets	864,772	—	331,831	—	217,282	—

Guarantee deposit	—	118,945	—	65,358	—	34,026
Financial investments	—	239,379	—	238,541	—	226,177

Other current financial assets	—	358,324	—	303,899	—	260,203

Cash and cash equivalents	—	22,338,021	—	6,447,332	—	2,286,852

Total	864,772	31,680,471	331,831	11,456,673	217,282	4,579,782

B.	Expected credit loss assessment for corporate customers at 31 December 2020, 2019 and January 2019.

	31 December 2020
(in Euros)	Weighted- average loss rate	Gross carrying amount	Loss allowance

Key account	0.25%	1,772,617	4,371
Mid Market	1.75%	3,201,190	56,133
Other	3.95%	2,898,382	114,087

Total		7,872,189	174,591

	31 December 2019
(in Euros)	Weighted- average loss rate	Gross carrying amount	Loss allowance

Key account	0.25%	1,509,392	3,722
Mid Market	1.75%	1,396,951	24,496
Other	1.65%	753,629	12,697

Total		3,659,972	40,915

	1 January 2019
(in Euros)	Weighted- average loss rate	Gross carrying amount	Loss allowance

Key account	0.25%	266,353	657
Mid Market	1.75%	1,042,430	18,279
Other	2.05%	656,344	13,626

Total		1,965,127	32,562

The Group has also contracted credit insurance policies to cover this risk for certain customers. Operating expenses accrued for the use of these policies amounted to Euros 145,445 in 2020 and Euros 0 at 31 December 2019 (see note 19 in line “Insurance premium”).

F-100

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

C.	Financial assets by class and category

31 December 2020	Financial assets measured at amortized cost	Financial assets measured at fair value with changes in OCI	Total
(in Euros)

Customer sales and services	7,872,189	—	7,872,189
Other receivables	516,834	—	516,834
Loans to employees	119,538	—	119,538
Receivables from Joint Venture	475,565	—	475,565

Trade and other financial receivables	8,984,126	—	8,984,126

Loans granted to Joint Venture	474,174	—	474,174
Guarantee deposit	390,598	—	390,598

Non-current financial assets	864,772	—	864,772

Guarantee deposit	118,945	—	118,945
Financial investments	—	239,379	239,379

Other current financial assets	118,945	239,379	358,324

Cash and cash equivalents	22,338,021	—	22,338,021

Total	32,305,864	239,379	32,545,243

31 December 2019	Financial assets measured at amortized cost	Financial assets measured at fair value with changes in OCI	Total
(in Euros)

Customer sales and services	3,659,972	—	3,659,972
Other receivables	597,240	—	597,240
Loans to employees	57,806	—	57,806
Receivables from Joint Venture	390,424	—	390,424

Trade and other financial receivables	4,705,442	—	4,705,442

Guarantee deposit	331,831	—	331,831

Non-current financial assets	331,831	—	331,831

Guarantee deposit	65,358	—	65,358
Financial investments	—	238,541	238,541

Other current financial assets	65,358	238,541	303,899

Cash and cash equivalents	6,447,332	—	6,447,332

Total	11,549,963	238,541	11,788,504

1 January 2019	Financial assets measured at amortized cost	Financial assets measured at fair value with changes in OCI	Total
(in Euros)

Customer sales and services	1,965,127	—	1,965,127
Other receivables	10,000	—	10,000
Loans to employees	57,600	—	57,600

F-101

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

1 January 2019	Financial assets measured at amortized cost	Financial assets measured at fair value with changes in OCI	Total
(in Euros)
Trade and other financial receivables	2,032,727	—	2,032,727

Guarantee deposit	217,282	—	217,282

Non-current financial assets	217,282	—	217,282

Guarantee deposit	34,026	—	34,026
Financial investments	—	226,177	226,177

Other current financial assets	34,026	226,177	260,203

Cash and cash equivalents	2,286,852	—	2,286,852

Total	4,570,887	226,177	4,797,064

During the year 2020, sales were made to the joint venture for an amount of Euros 475,565 (Euros 390,424 for the year 2019), which was outstanding at the reporting date and being reported as trade receivables. The joint venture was also given a loan of Euros 474,174 that has been recognized as Non-current loans to the joint venture.

Financial assets measured at fair value with changes in OCI correspond to investments in hedge funds whose quotation is considered level 1 for fair value purposes. The rest of the financial assets (both short and long term) are measured at their amortized cost, which does not materially differ from fair value.

Financial liabilities

A.	Loans and borrowings

	31 December 2020		31 December 2019		1 January 2019
(In Euros)	Non- current	Current	Non- current	Current	Non- current	Current

Loans and borrowings	9,744,462	12,627,970	5,213,389	6,562,890	2,568,470	2,444,427
Convertible bonds	26,145,982	—	—	—	—	—
Lease liabilities (see note 9)	3,433,236	684,105	3,588,084	424,675	573,650	212,022
Put option liability (see note 6)	6,338,520	—	—	—	—	—

Total	45,662,200	13,312,075	8,801,473	6,987,565	3,142,120	2,656,449

The financial liabilities are measured at their amortized cost, which do not differ from their fair value (it is considered the interest rates applicable for all of them still represents market spreads).

Loans and borrowings

Bank Loans

At 31 December 2020, the Group had credit lines of Euros 14,350 thousand (Euros 6,900 thousand at 31 December 2019), of which a total of Euros 8,542 thousand have been drawn down (Euros 5,712 thousand at 31 December 2019).

Interest expenses from banks loans amounted to Euros 534,038 at 31 December 2020 (Euros 200,922 at 31 December 2019) (See Note 21). As of 31 December 2020, there are accrued interests pending to be paid amounting Euros 72,351 (Euros 8,610 as of 31 December 2019).

F-102

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Details of the maturities, by year, of the principals and interest of the loans and borrowings at 31 December are as follows:

(in Euros)	31 Dec 2020	31 Dec 2019	1 Jan 2019

2019	—	—	2,545,683
2020	—	6,749,535	918,326
2021	12,829,118	1,601,162	595,226
2022	2,004,894	1,416,321	541,209
2023	4,853,426	1,244,588	390,146
2024	1,561,206	1,018,235	36,609
2025	1,405,304	36,609	36,609
More than five, six or seven years	245,279	245,279	245,278

Total	22,899,227	12,311,729	5,309,086

Detail of the Loan and borrowings at 31 December 2020, 2019 and 1 January 2019 are as follows:

	31 December 2020
Company	Currency	Effective interest rate	Less than 1 year	1 to 3 years	Over 3 years	Total

Non-Current Liabilities
Loans and borrowings
Fixed rate loan	EUR	1.55% - 3.85%	—	2,333,776	1,254,465	3,488,241
Floating rate loan	EUR	Euribor + 1.35% - 4.75%	—	3,812,736	1,543,485	5,356,221
Covenant Loan	EUR	Euribor + 4%	—	600,000	300,000	900,000

			—	6,646,512	3,097,950	9,744,462

Current Liabilities
Loans and borrowings
Fixed rate loan	EUR	1.55% - 5.20%	5,106,730	—	—	5,106,730
Fixed rate loan	NOK	4.00%	631	—	—	631
Fixed rate loan	USD	0.00%	95,719	—	—	95,719
Floating rate loan	EUR	Euribor + 2.35% - 4.75%	7,124,890	—	—	7,124,890
Covenant Loan	EUR	Euribor + 4%	300,000	—	—	300,000

			12,627,970	—	—	12,627,970

(in Euros)	31 December 2019
Company	Currency	Effective interest rate	Less than 1 year	1 to 3 years	Over 3 years	Total

Non-Current Liabilities
Loans and borrowings
Fixed rate loan	EUR	2.25% - 5.20%	—	1,893,648	601,314	2,494,962
Floating rate loan	EUR	Euribor + 3.05% - 4.75%	—	1,140,461	377,966	1,518,427
Covenant Loan	EUR	Euribor + 4%	—	900,000	300,000	1,200,000

F-103

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

(in Euros)	31 December 2019
Company	Currency	Effective interest rate	Less than 1 year	1 to 3 years	Over 3 years	Total
			—	3,934,109	1,279,280	5,213,389

Current Liabilities
Loans and borrowings
Fixed rate loan	EUR	1.85% - 5.20%	6,487,497	—	—	6,487,497
Floating rate loan	EUR	Euribor + 3.05%	75,393	—	—	75,393

			6,562,890	—	—	6,562,890

(in Euros)	1 January 2019
Company	Currency	Effective interest rate	Less than 1 year	1 to 3 years	Over 3 years	Total

Non-Current Liabilities
Loans and borrowings
Fixed rate loan	EUR	2.25% - 5.20%	—	1,013,364	355,106	1,368,470
Covenant Loan	EUR	Euribor + 4.75%	—	900,000	300,000	1,200,000

			—	1,913,364	655,106	2,568,470

Current Liabilities
Loans and borrowings
Fixed rate loan	EUR	2.25% - 5.20%	2,444,427	—	—	2,444,427

			2,444,427	—	—	2,444,427

Borrowings

Among Loans and Borrowings caption are also included borrowings which correspond mainly to a loan from one of the Company’s shareholders amounting to Euros 48,400 (Euros 412,633 at 31 December 2019) (See Note 24), some credit accounts with shareholders amounting Euros 60,081 (Euros 0 as of 31 December 2019), and a loan from a Government entity (CDTI) for an amount of Euros 373,409 (same amount at 31 December 2019). Regarding the loan with the shareholder, it was obtained in 2018 with an initial balance of Euros 250,000 (see note 24) and a new loan received of Euros 1 million in 2019. After that, part of the balance was compensated in several capital increases for Euros 837,367 in 2019 and Euros 364,233 in 2020 (see note 16).

Interest expenses for borrowings amounted to Euros 7,578 at 31 December 2020 (Euros 27,336 at 31 December 2019) (See Note 21).

Convertible bonds

These correspond mainly to the bonds convertible into shares issued during 2020 for an amount of Euros 25,880,000, most of which are held by shareholders. As per the analysis of the Group, these notes have been considered a compound financial instrument (it has an equity component and a financial liability component), but the value of the equity component at issuance has been estimated as nil (and it will not be remeasured in the future). Therefore, value has only been assigned to the financial liability.

These notes fall due in April 2022 although they include a capital increase that is practically assured in future rounds of financing or liquidation events that confer the possibility of converting them prior to that

F-104

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

date. These loans bear interest at the rate of 8%. During 2020 the convertible bonds accrued interest of Euros 265,982 (See Note 21 and 24). This accrued interest is accumulated together with the nominal amount of the note and will be considered in the event of conversion or payment.

Trade and other payables

Details of trade and other payables at 31 December 2020,2019 and 1 January 2019 are as follows:

(in Euros)	31 Dec 2020	31 Dec 2019	1 Jan 2019

Suppliers	8,126,332	6,229,774	1,643,042
Various payables	—	—	86,982
Personnel (salaries payable)	554,906	371,307	78,250
Customer advances	218,199	17,533	59,560

Total	8,899,437	6,618,614	1,867,834

F-105

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Reconciliation of movements of liabilities to cash flows arising from financing activities

(In Euros)	Loans and borrowings	Leases	Convertible bonds	Government grants	Total

Balance at 1 January 2020	11,776,279	4,012,759	—	—	15,789,038

Proceeds from loans and borrowings	37,013,246	—	—	—	37,013,246
Proceeds from shareholders loan and Government grants	—	—	—	420	420
Proceeds from convertible bonds	—	—	25,880,000	—	25,880,000
Principal paid on lease liabilities	—	(467,207)	—	—	(467,207)
Interest paid on lease liabilities	—	(106,837)	—	—	(106,837)
Repayments of loans and borrowings	(26,119,269)	—	—	—	(26,119,269)
Interest paid	(461,687)	—	—	—	(461,687)
Other payments	(5,942)	—	—	—	(5,942)

Total changes from financing cash flows	10,426,348	(574,044)	25,880,000	420	35,732,724

The effect of changes in foreign exchange rates	—	(5,871)	—	—	(5,871)

New leases	—	577,660	—	—	577,660
Capital Increases	(364,233)	—	—	—	(364,233)
Interest expense	534,038	106,837	265,982	—	906,857

Total liability-related other changes	169,805	684,497	265,982	—	1,120,284

Balance at 31 December 2020	22,372,432	4,117,341	26,145,982	420	52,636,175

(In Euros)	Loans and borrowings	Leases	Convertible bonds	Government grants	Total

Balance at 1 January 2020	5,012,897	785,672	—	—	5,798,569

Proceeds from loans and borrowings	20,497,221	—	—	—	20,497,221
Proceeds from shareholders loan	1,000,000	—	—		1,000,000
Principal paid on lease liabilities	—	(263,058)	—	—	(263,058)
Interest paid on lease liabilities	—	(38,495)	—	—	(38,495)
Repayments of loans and borrowings	(13,903,050)	—	—	—	(13,903,050)
Interest paid	(192,312)	—	—	—	(192,312)
Other payments	(2,032)	—	—	—	(2,032)

Total changes from financing cash flows	7,399,827	(301,553)	—	—	7,098,274

New leases	—	3,490,145	—	—	3,490,145
Capital Increases	(837,367)	—	—	—	(837,367)
Interest expense	200,922	38,495	—	—	239,417

Total liability-related other changes	(636,445)	3,528,640	—	—	2,892,195

Balance at 31 December 2019	11,776,279	4,012,759	—	—	15,789,038

F-106

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

14.	Inventories

Details of inventories at 31 December 2020,2019 and at 1 January 2019 are as follows:

(in Euros)	31 Dec 2020	31 Dec 2019	1 Jan 2019

Raw materials	1,984,132	2,581,264	662,655
Work in progress	2,211,736	337,047	60,228
Finished goods	3,048,753	874,805	472,381

Total	7,244,621	3,793,116	1,195,264

The company has proper insurance policies in place related to all inventories, with specific insurances coverage for the main warehouse located in Spain. No impairment losses have been recognized in 2020 and 2019. No impairment existed at 1 January 2019.

There were no commitments for the acquisition of inventories at the end of 2020 and 2019, and at 1 January 2019.

15.	Cash and Cash Equivalents

Detail of Cash and equivalents are as follows:

(in Euros)	31 Dec 2020	31 Dec 2019	1 Jan 2019

Cash	1,718	5,718	8,456
Bank and other credit institutions	20,934,561	6,295,808	2,255,934
Bank and other credit institutions, foreign currency	1,321,998	145,806	22,462
Other cash equivalents	79,744	—	—

Total	22,338,021	6,447,332	2,286,852

The current accounts earn interest at the market rates applicable and this interest is not significant.

Bank and other credit institutions, foreign currency:

(In Euros)	31-Dec-20	31-Dec-19	1-Jan-19

GBP	775,086	119,265	22,462
NOK	407,091	—	—
SEK	89,157	—	—
USD	43,874	21,423	—
DKK	5,586	—	—
CNY	1,204	5,118	—

Total	1,321,998	145,806	22,462

16.	Capital and Reserves

Share capital

At 31 December 2017 the Group’s capital was represented by 1,762 shares of Euros 50 par value each. The shares were fully subscribed and paid.

F-107

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

On 14 February 2018 the Group approved a capital increase through the issue of 202 shares with a par value of Euro 50 each and a share premium of Euros 5,040.81 per share. Therefore, the total amount of the capital increase amounted to Euros 1,028,343. The capital increase was fully subscribed by the shareholders existing at that date. The share premium, as required by prevailing legislation, was fully paid at the date of subscription.

On 25 July 2018 the Company increased capital in two parts. On the one hand, 180 shares of Euros 50 par value each were issued, with a share premium of Euros 6,930.78 per share, resulting in an overall capital increase of Euros 1,256,541. On the other hand, 292 shares of Euros 50 par value each were issued, with a share premium of Euros 8,162.68 per share, resulting in an overall capital increase of Euros 2,398,104.At 31 December 2018 (1 January 2019) share capital stood amounted to Euros 121,800 and was represented by 2,436 shares of Euro 50 par value each.

On 31 May 2019 the Company approved a capital increase through the issue of 858 shares with a par value of Euro 50 each and a share premium of Euros 12,264.23 per share. Therefore, the total amount of the capital increase amounted to Euros 10,565,606. The share premium, as required by prevailing legislation, was fully paid at the date of subscription.

On 4 September 2019 the Group approved a capital increase through the issue of 55 shares with a par value of Euro 50 each and a share premium of Euros 12,264.23 per share. Therefore, the total amount of the capital increase amounted to Euros 677,282. The share premium, as required by prevailing legislation, was fully paid at the date of subscription.

On 28 November 2019 the Group approved a capital increase by issuing 24 shares of Euros 50 par value each. Therefore, the total amount of the capital increase amounted to Euros 1,200. Also on the same date, modification of the par value of the shares was approved, without altering the share capital, from Euros 50 to Euros 0.50 par value per share, with the consequent split of the Company’s shares in the proportion of 1 to 100 (100 new shares for each old share).

At 31 December 2019 share capital amounted to Euros 168,650 and was represented by 337,300 shares of Euros 0.50 par value each.

On 17 March 2020 capital was increased by Euros 27,409 via a monetary contribution approved by the shareholders, through the creation of 54,818 shares of Euros 0.50 par value each and with a share premium of Euros 11,349,519.

Part of the previous capital increases was funded by the compensation of a loan with one of the Company’s shareholders amounting to Euros 364,233 in 2020 and 837,367 in 2019 (see Borrowings in Note 13).

At 31 December 2020 share capital stood at Euros 196,059 and was represented by 392,118 shares of Euro 0.50 par value each.

All the shares issued have been fully paid at the date of the capital increase.

Details of the shareholders who hold more than 10% of total capital are as follows:

	31 Dec 2020	31 Dec 2019

Kariega Ventures, S.L.U.	20.45%	23.78%
Anangu Grup, S.L.	11.78%	11.98%
Infisol 3000, S.L.	10.23%	10.47%

F-108

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Share premium

Movement in share premium is as follows:

At 1 January 2019	6,178,754

31 May 2019 capital increase	10,522,706
4 September 2019 capital increase	674,532

At 31 December 2019	17,375,992

17 March 2020 capital increase	11,349,519

At 31 December 2020	28,725,511

The share premium is freely distributable, provided that equity is not lower than share capital as a result of such distribution.

Nature and purpose of reserves

Reserves and prior years accumulated deficit

Details of reserves and prior years’ accumulated deficit and movement are as follows:

Legal reserve

Pursuant to the Spanish Companies Act, while the legal reserve remains below 20% of share capital it may not be distributed to shareholders and may only be applied to offset losses if no other reserves are available. This reserve may also be used to increase share capital provided that the balance left on the reserve is at least equal to 10% of the nominal value of the total share capital after the increase.

At 31 December 2020 and 2019 this reserve has still not been set up.

Consolidated prior years’ accumulated deficit

At 31 December 2020, prior years consolidated accumulated deficit amounts to Euros 20,118,232 (Euros 8,716,248 at 31 December 2019).

Translation reserve

The translation reserve comprises all foreign currency differences arising from the translation of the financial statements of foreign operations, as well as the effective portion of any foreign currency differences arising from hedges of a net investment in a foreign operation.

Other equity components:

Share-based payments

The share-based payments reserve is used to recognize the value of equity-settled share-based payments provided to employees, including key management personnel, as part of their remuneration. This reserve amounts to Euros 3,340,412 at 31 December 2020 (Euros 559,609 at 31 December 2019). Refer to note 20 for further details of these plans.

F-109

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Measurement adjustments to financial assets through OCI

Investments in hedge funds referred to in note 13 are measured at fair value at year end. The change in their valuation is recognized as other equity components through other comprehensive income.

17.	Provisions

Details of this item are as follows:

(in Euros) 31 December 2019	Provision of compliance	Service warranties	Total

Carrying amount at the beginning of the year	—	27,807	27,807
Charge / (Credit) to results:	—	69,147	69,147
(-) additional provisions recognized (net)	—	69,147	69,147
Amounts used during the year	—	—	—

Carrying amount at year end	—	96,954	96,954

(in Euros) 31 December 2020	Provision of compliance	Service warranties	Total

Carrying amount at the beginning of the year	—	96,954	96,954
Charge / (Credit) to results:	5,940	127,992	133,932
(-) additional provisions recognized (net)	5,940	127,992	133,932
Amounts used during the year	—	—	—

Carrying amount at year end	5,940	224,946	230,886

Service warranties

Products developed and sold by the Group are under warranty for a period of two years and, therefore, a provision is made annually to cover the estimated costs that could be incurred in relation to projects and products under warranty at year end. This provision is calculated based on an estimate of warranty costs incurred and their relation to the volume of sales under warranty.

F-110

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

18.	Revenue from Contracts with Customers

Disaggregation of revenue from contracts with customers

The Group’s revenues that derive from the transfer of goods are recognized at a point in time, whereas revenues that derive from the transfer of services are recognized over a period of time. Below revenue is shown following product lines and geographical segments:

(in Euros)	2020	2019

Lines:
Sales of goods	18,516,207	7,333,454
Sales of services	1,161,159	686,795

Total	19,677,366	8,020,249

Geographical markets (based on customer location):
EMEA	19,656,290	8,020,249
NORAM	1,313	—
APAC	19,763	—

Total	19,677,366	8,020,249

There are only revenues from one customer of the Group’s segments that represent more than 10% of the total revenues in one of the years presented. It represented Euros 1,633,127 (Euros 1,282,728 at 31 December 2019) of the Group’s total revenues.

19.	Expenses

A.	Changes in inventories and raw materials and consumables used

Details of Changes in inventories and raw materials and consumables used is as follows:

(in Euros)	2020	2019

Consumption of finished goods, raw materials and other consumables	9,594,547	3,663,974
Work carried out by other companies	979,185	—

Total	10,573,732	3,663,974

Changes to inventory are recorded in consumption of finished goods, raw materials and other consumables.

B.	Operating expenses

Operating expenses are mainly as follows:

(In Euros)	2020	2019

Short-term and low value leases (see note 9)	283,198	79,119
Repair	37,463	6,816
Professional services	1,530,238	1,195,901
External temporary workers	1,609,798	212,825
Delivery	948,230	289,196

F-111

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

(In Euros)	2020	2019
Insurance premiums	387,301	126,197
Bank Services	405,798	154,638
Marketing expenses	1,352,336	1,340,336
Utilities and similar expenses	321,876	46,791
Custom duty tax	43,079	6,836
Travel expenses	290,536	940,048
Office expenses	335,000	480,482
Expected credit loss for trade and other receivables (see note 13)	133,676	8,353
Other impairments and losses	281,429	97
Other	231,782	237,601

Total	8,191,740	5,125,236

20.	Employee Benefits

Details of employee benefits for the years ended 31 December 2020 and 2019 are as follows:

(in Euros)	2020	2019

Wages and salaries	4,265,870	1,903,661
Share-based payment plans expenses	2,784,969	559,609
Social Security	2,754,757	1,453,449

Total	9,805,596	3,916,719

The important rise in personnel expenses compared to 2019 is mainly explained because of the significant growth of the Wall Box Group, which required the hiring of extra personnel. Furthermore, this growth is also explained by the share-based payment plan for employees (denominated Employees Stock Option Plan) that was created for cash saving reasons during the pandemic, and employees could benefit if they were to reduce their salary. Although this had a negative impact on the income statement, it was a successful strategic plan with regard to saving treasury and hiring employees.

Management Stock Option Plan

At a meeting held on 25 July 2018, the shareholders agreed to implement a share-based payment plan to strengthen management’s link with Wall Box Chargers and to stimulate their motivation (2021 Management Stock Option Plan).

A first tranche of 5.402 options was granted in April 2019 and a second tranche of 7.230 options at January 2020.

Each of the tranches has vesting conditions linked to the employment of the beneficiaries and to their performance. The exercise price of the options is Euro 0.5 (the par value of the shares).

At the end of 2019 and 2020 all vesting conditions of the two tranches were met.

This arrangement is an equity-settled plan. Consequently, the Group has recognized a personnel expense against an increase in equity based on the fair value of the options at grant date, that is, the day on which the 2021 Management Stock Option Plan contract between the entity and the member of management is signed.

F-112

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

During 2020, the personnel expense recognized in the income statement derived from this Plan has amounted to Euros 1,191,757 (Euros 559,609 for 2019).

Employees Stock Option Plan

During the COVID-19 pandemic shareholders agreed to offer all employees of Wall Box Chargers (the “Beneficiaries” or, individually, the “Beneficiary”) the possibility of participating in a share-based payment plan over shares (the “Options”) which gave all Beneficiaries the opportunity to acquire a certain number of ordinary shares (the “Shares”) of the Company. Participation in this Plan was voluntary and it was created as a cash saving measure, as it was offered in exchange for a reduction in the salaries of the Beneficiaries, which has resulted in strategic cash maintenance during the uncertain period caused by the COVID-19 pandemic, although in exchange, the exercise price of the options is Euro 0.5. Furthermore, because of these savings, the Company has been able to continue with its strategic plans and continue to hire the best professionals from the industry to exit the COVID-19 period with a stronger position with regard to competitors.

This arrangement is an equity-settled plan. Consequently, the Group has recognized a personnel expense against an increase in equity based on the fair value of the options at grant date, that in this case was 1 May 2020.

For 2020, the personnel expense recognized in the income statement derived from this Plan has amounted to Euros 1,593,212.

The Employee Stock Option Plan vesting period has finished at the end of 2020 and all the options granted will be available to be executed when one of the liquidity events defined in this Plan takes place.

Summary of share-based payment arrangements

The Company records share based payments based on the estimated fair value of the award at the grant date and is recognized as an expense in the consolidated statements of profit and loss over the requisite service period. The estimated fair value of the award is based on the estimated market price of the Parent’s stock on the date of grant.

Details of the personnel expense recognized for share-based payment transactions are as follows:

(in Euros)	2020	2019

Management Stock Option Plan	1,191,757	559,609
Employees Stock Option Plan	1,593,212	—

Total	2,784,969	559,609

Both plans will be settled by options on the shares of Wall Box Chargers, S.L. which will entitle beneficiaries to receive Company shares.

There were no cancellations or modifications to the existing plans as at 31 December 2020 or 2019.

Movements during the year

The following table illustrates the movements in stock options during the year:

Number of options	2020	2019
Outstanding at the beginning of the year	5,402	—
Granted during the year	15,562	5,402

Outstanding at 31 December	20,964	5,402

F-113

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Fair value of the options granted has been determined based on the value of the shares issued in the closest financing rounds (share-capital increases) that have taken place during 2019 and 2020.

The fair value of the options granted as part of the Management Stock Option plan on April 2019 was determined at Euro 122,64 equal to the value of the shares issued on 31 March 2019, Euros 123,14 reduced for the exercise price of Euros 0.50 (the par value of the shares). The fair value of the second tranche of options granted in January 2020 was determined at Euro 190,71, by reference to the capital increase transaction of March 2020 of Euro 207,54, corrected for the dilutive effect of the options and further reduced for the exercise price of Euros 0.50.

The fair value of the options granted following the Employee Stock Option Plan is also based on the closest financing round of share capital issued, being March 2020, corrected for the dilutive effect of the options. As no exercise price needs to be paid by the beneficiaries of this plan the fair value amounts to Euro 191,71.

Weighted average fair value of the options at the measurement date is Euros 167 in 2020 and 135 in 2019, for Management Stock Option Plan, and Euros 191 in 2020 for the Employees Stock Option Plan.

The average remaining contractual life (pending vesting period) for the Management Stock Option Plan is 2 years.

The Employee Stock Option Plan vesting period has finished at the end of 2020 and all the options granted will be available to be exercised when certain liquidity events occur including a change in control event, initial public offering.

As at 31 December 2020, there are 8,332 options of the Employee Stock Option Plan (nothing as at 31 December 2019), and 12,632 options of the Management Stock Option Plan (5,402 options as at 31 December 2019) exercisable on a liquidity event, as defined in the paragraph above.

The weighted average exercise price for both share-based payment plans is Euros 0.50, calculated as follows:

	Options (units)	Exercise price (Euros)

Management Stock Option Plan	12,632	0.50
Employees Stock Option Plan	8,332	0.50

Average		0.50

21.	Net Finance Costs

Details of finance income and costs are as follows:

(in Euros)	Note	2020	2019
Finance income
Other finance income		5,629	9,379

Total finance income		5,629	9,379

Finance costs
Interest on bank loans	13	534,038	200,922
Interest on leases	9	106,837	38,495
Interest on shareholder and other loans	13	7,578	27,336
Interest on convertible bonds	13	265,982	—
Accretion of discount on put option liabilities	6	96,364	—

Total finance costs		1,010,799	266,753

F-114

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Details of other finance income (costs) are as follows:

(in Euros)	31 Dec 2020	31 Dec 2019
Exchange differences	69,715	102,994

Total	69,715	102,994

22.	Earnings Per Share

Basic earnings per share are calculated by dividing the profit/(loss) for the year attributable to equity holders of the Parent by the weighted average number of ordinary shares outstanding during the year, excluding treasury shares.

As the Company has losses in both periods, potential ordinary shares are not dilutive (losses per share would be less and antidilution would exist), Hence, these shares are not considered in the calculation of losses per diluted share.

Details of the calculation of basic and diluted earnings/loss per share are as follows:

(in Euros)	2020	2019
Loss for the year attributable to holders of ordinary equity instruments of the Parent	(11,401,984)	(6,136,106)
Dilutive effects on earnings per share	—	—

Total loss attributable to ordinary equity holders of the Parent for basic and diluted earnings per share	(11,401,984)	(6,136,106)

Number of shares	31 Dec 2020	31 Dec 2019

Weighted average number of ordinary shares for basic and diluted earnings per share	380,704	294,724

(in Euros)	31 Dec 2020	31 Dec 2019
Basic and diluted losses per share	(29.95)	(20.82)

23.	Tax credit and other receivables/Other payables

A.	Tax credit and other receivables/Other payables

(in Euros)	31 Dec 2020	31 Dec 2019	1 Jan 2019

Other receivables (VAT)	2,123,016	1,271,011	693,739
Tax credit receivables	923,441	—	—

Total	3,046,457	1,271,011	693,739

(in Euros)	31 Dec 2020	31 Dec 2019	1 Jan 2019

VAT payable	624,668	3,434	2,040
Social Security payable	375,204	185,646	57,976
Personal Income Tax payable	282,212	377,589	166,472

Total (Other Payables)	1,282,084	566,669	226,488

F-115

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

B.	Amounts recognized in profit or loss

(in Euros)	2020	2019

Loss before Tax	(12,311,938)	(6,136,106)

Tax income (at 25%)	3,077,985	1,534,027
Unrecognized deferred tax assets on tax losses	(3,077,985)	(1,534,027)
Deductions and credits generated	(923,441)	—
Other adjustments	13,487	—

Income tax expense/(income)	(909,954)	—

Deductible temporary differences for which no deferred tax asset has been recognized in the statement of financial position as of 31 December 2020 amount to Euros 1,015,792 (Euros 195,111 as of 31 December 2019).

At 31 December, details of the tax losses to be offset are as follows:

Year tax losses were incurred	31 Dec 2020	31 Dec 2019
2015	46,561	46,561
2016	438,883	438,883
2017	55,736	55,736
2018	1,579,014	1,579,014
2019	3,318,114	3,318,114
2020	12,311,938	—

Total	17,750,246	5,438,308

Tax losses may be offset indefinitely in the future.

The existence of unused tax losses is strong evidence that future taxable profit may not be available to the Group. Having considered all evidence available, management determined that there was no sufficient positive evidence outweighing existing negative evidence to support that it is probable that future taxable profits will be available against which to offset the tax losses. Accordingly, no deferred tax asset is recognized in the financial statements.

24.	Group Information

24.1	Related parties

Details of transactions and balances with related parties are as follows:

	31 Dec 2020
(Euros)	Shareholders	Joint Venture	Key management	Total
Expenses
Interest on convertible bonds (see note 13 and 21)	214,427	—	—	214,427
Interest on shareholder and other loans	7,578	—	—	7,578
Other financial interest	—	—	10,048	10,048
Professional services	—	—	63,500	63,500
Statement of financial position

Loans granted to Joint Venture (see note 13)	—	474,174	—	474,174
Receivables from Joint Venture (see note 13)	—	475,565	—	475,565
Convertible bonds (see note 13)	(18,094,427)	—	—	(18,094,427)
Borrowings (see note 13)	(108,481)	—	—	(108,481)
Trade and other financial payables	(29,040)	—	—	(29,040)

F-116

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

	31 Dec 2019
(Euros)	Shareholders	Joint Venture	Key management	Total
Expenses
Interest on shareholder and other loans	27,336	—	—	27,336

Statement of financial position
Borrowings (see note 13)	(412,633)	—	—	(412,633)
Receivables from Joint Venture (see note 13)	—	390,424	—	390,424

	1 Jan 2019
(Euros)	Shareholders	Joint Venture	Key management	Total
Statement of financial position
Borrowings (see note 13)	(250,000)	—	—	(250,000)

As of December 31, 2020, convertible loans amount Euros 26,145,982 (nominal amount of Euros 25,880,000 and capitalized interests) (Note 13). Part of this convertible loan was signed with its current shareholders for a total amount of 17,880,000. The rest were signed with 2 third party investors. Consequently, from interest expenses amounting Euros 265,982 (Note 13 and 21) Euros 214,427 are with shareholders and the rest with third party investors, and the balance of the convertible loans with shareholders amounts to Euros 18,094,427 as of 31 December 2020.

24.2	Directors and Senior Management

Details of the remuneration accrued by the members of the Company’s senior management are as follows:

(in Euros)	2020	2019

Wages and salaries	870,222	513,432
Share-based payments	1,339,262	398,171

Total	2,209,484	911,603

Remuneration received for executive functions corresponds to those individuals who exercise senior management functions in the Company, including the directors, details of which are included in the amount shown in the table above.

At 31 December 2020 and 2019 the Company has no pension or life insurance obligations with members of senior management.

At 31 December 2020 and 2019 no advances or loans have been granted to members of senior management, nor has the Company extended any guarantees on their behalf.

During 2020 public liability insurance premiums of Euros 3,510 (Euros 3,510 at 31 December 2019) have been paid for damage or loss incurred by directors in the performance of their duties.

In accordance with Article 229 of the Spanish Companies Act, the directors have declared that they do not have conflicts of interest with the Company.

F-117

25.	Financial Risk Management

Risk management policies are established by management, having been approved by the Company’s directors. Based on these policies, the Finance department has established a number of procedures and controls to identify, measure and manage risks deriving from the activity involving financial instruments. These policies, inter alia, prohibit the Company from speculating with derivatives.

Any activity involving financial instruments exposes the Company to credit risk, market risk and liquidity risk.

a)	Credit risk

Credit risk arises from possible losses deriving from failure to comply with contractual obligations on the part of the counterparties of the Group, i.e., the possibility of not recovering financial assets at the amount recognized and within the established term.

The maximum credit risk exposure is as follows:

	31 December 2020		31 December 2019		1 January 2019
(in Euros)	Non- current	Current	Non- current	Current	Non- current	Current

Customer sales and services	—	7,872,189	—	3,659,972	—	1,965,127
Other receivables	—	516,834	—	597,240	—	10,000
Loans to employees	—	119,538	—	57,806	—	57,600
Receivables from Joint Venture	—	475,565	—	390,424	—	—

Trade and other financial receivables	—	8,984,126	—	4,705,442	—	2,032,727

Loans granted to Joint Venture	474,174	—	—	—	—	—
Guarantee deposit	390,598	—	331,831	—	217,282	—

Non-current financial assets	864,772	—	331,831	—	217,282	—

Guarantee deposit	—	118,945	—	65,358	—	34,026
Financial investments	—	239,379	—	238,541	—	226,177

Other current financial assets	—	358,324	—	303,899	—	260,203

Cash and cash equivalents	—	22,338,021	—	6,447,332	—	2,286,852

Total	864,772	31,680,471	331,831	11,456,673	217,282	4,579,782

The Sales and Finance departments establish credit limits for each customer based on information received from an entity specializing in company solvency analysis.

b)	Market risk

Market risk arises from possible losses deriving from fluctuations in the fair value or in future cash flows of financial instruments because of changes in market prices. Market risk includes interest rate, currency and other price risks.

F-118

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

Interest rate risk

Interest rate risk arises from possible losses due to changes in the fair value or the future cash flows of a financial instrument because of fluctuations in market interest rates.

(In Euros)	Currency	31 Dec 2020	31 Dec 2019

Fixed rate loan	EUR	8,594,971	8,982,459
Fixed rate loan	NOK	631	—
Fixed rate loan	USD	95,719	—
Floating rate loan	EUR	13,681,111	2,793,820

		22,372,432	11,776,279

A 100 basis points change in interest rates would mean an increased (decreased) in profit or loss as of 31 December 2020 by 85,070 euros (12,328 as of 31 December 2019). This calculation assumes that the change occurred on the date of the report applied to the risk exposures existing on that date. This analysis assumes that all other variables are held constant and considers the effect of interest rates.

	2020		2019
	Profit or loss		Profit or loss
(In Euros)	100 bp increase	100 bp decrease	100 bp increase	100 bp decrease
Floating rate loan	(85,070)	85,070	(12,328)	12,328

Currency risk

Currency risk is the risk of possible losses due to changes in the fair value of and future cash flows from financial instruments as a result of exchange rate fluctuations.

Receivables are the only items included within the Group’s assets and liabilities that are denominated in a currency other than the functional currency.

The following table shows the sensitivity of a reasonably possible strengthening (weakening) of the euro in each of the foreign currencies as of December 31 of monetary assets and liabilities. This analysis assumes that all other variables, particularly interest rates, remain constant and ignores any impact from anticipated sales and purchases. The Group’s exposure to foreign currency exchange for all other currencies is not significant.

	31 December 2020		31 December 2019
	Profit or loss		Profit or loss
(In Euros)	Strengthening	Weakening	Strengthening	Weakening
GBP (10% movement)	(71,379)	87,242	(13,963)	17,066
NOK (10% movement)	(113,071)	138,197	—	—
SEK (10% movement)	(13,968)	17,072	—	—
USD (10% movement)	13,753	(16,810)	(3,399)	4,154

Other market price risk

The Group maintains investments in funds measured at fair value with changes in OCI (see note 13).These investments amounts to Euros 239,379 as at 31 December 2020 (Euros 238,541 at 31 December 2019) and therefore the exposure is evaluated as not significant.

F-119

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

c)	Liquidity risk

Liquidity risk arises where the Group might not hold, or have access to, sufficient liquid funds at an appropriate cost to settle its payment obligations at any given time.

Details of working capital are as follows:

(in Euros)	31 Dec 2020	31 Dec 2019	1 Jan 2019

Current assets	41,513,468	16,636,808	6,542,276
Current liabilities	23,676,980	14,172,848	4,750,771

Total	17,836,488	2,463,960	1,791,505

The working capital presented by the Group is sufficient to cover the various commitments arising from its activity.

Details of the maturities, by year, of the principals of the loans and borrowings at 31 December are as follows:

	31 December 2020
(In Euros)	Capital	Interest	Total
2020	—	—	—
2021	12,627,970	201,148	12,829,118
2022	1,853,412	151,482	2,004,894
2023	4,756,490	96,936	4,853,426
2024	1,515,247	45,959	1,561,206
2025	1,374,034	31,270	1,405,304
More than five years	245,279	—	245,279

	22,372,432	526,795	22,899,227

	31 December 2019
(In Euros)	Capital	Interest	Total

2020	6,562,890	186,645	6,749,535
2021	1,444,060	157,102	1,601,162
2022	1,307,934	108,387	1,416,321
2023	1,182,115	62,473	1,244,588
2024	997,392	20,843	1,018,235
2025	36,609	—	36,609
More than six years	245,279	—	245,279

	11,776,279	535,450	12,311,729

	1 January 2019
(In Euros)	Capital	Interest	Total

2019	2,444,427	101,256	2,545,683
2020	834,508	83,818	918,326
2021	535,881	59,345	595,226
2022	504,970	36,239	541,209
2023	374,615	15,531	390,146

F-120

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

	1 January 2019
(In Euros)	Capital	Interest	Total
2024	36,609	—	36,609
2025	36,609	—	36,609
More than seven years	245,278	—	245,278

	5,012,897	296,189	5,309,086

d)	Capital management

For the purpose of the Group’s capital management, capital includes issued capital, share premium and all other equity reserves attributable to the equity holders of the parent. The primary objective of the Group’s capital management is to maximize the shareholder value. The Group manages its capital structure and makes adjustments in light of changes in economic conditions and the requirements of its financial requirements to attend its business plans. To maintain or adjust the capital structure, the Group may issue new shares or issue/repay debt financial instruments. The Group monitors capital management to ensure that it meets its financial needs to achieve its business objectives while maintaining its solvency.

No changes were made in the objectives, policies or processes for managing capital during the years ended 31 December 2020 and 2019.

26.	Events after the Reporting Period

As an important event after the closing 2020 reporting period, on 8 March 2021 an agreement was signed with the Barcelona Free Zone Consortium (Consorcio de la Zona Franca de Barcelona) for the lease of the new Wallbox production plant occupying an area of 11 thousand m2.

In January 2021 convertible bonds with the same features and maturity date as those stated in the note 13 were issued for an amount of Euros 7 million. Furthermore, in April 2021, the Company successfully closed a new convertible note of Euros 27.6 million, with an interest rate of 5% and maximum maturity date 30 September 2022 (it confers the possibility of converting them prior to that date in case of any liquidity event), and has also signed a new framework agreement with Fondo Smart (Banco Santander) for a long-term loan of Euros 12.6 million to finance the investments for the new factory in Zona Franca (Barcelona). Such financing agreements will fund the operations for 2021 and onwards and has been considered also in the analysis of going concern detailed in note 3.

On 30 June 2021, Wallbox has approved to put in place the Legacy Stock Option Program for founders. The maximum number of Shares that shall underlie all of the Options included in this Plan shall be equivalent to 4,289 shares of the current share capital of the Company. The Board of Directors of the Company, through the CEO or any of its members, shall deliver a personal notice to each Beneficiary with an invitation to participate in the Plan. The Strike Price shall be included in each Invitation Notice granted to a Beneficiary and shall be automatically be updated in the event of share splits or increase in the par value (valor nominal) of the Company’s Shares from the Concession Date and until the time of exercise of the Option. So far no invitation has been delivered to any of the founders.

In June 2021, Wallbox Italy S.r.l. has been incorporated in order to continue expanding the business in new countries with significant government incentives. Previously, Wallbox Finland (Wallbox Oy) had been incorporated in March 2021, in order to keep the expansion in the Scandinavian business.

F-121

WALL BOX CHARGERS, S.L.

Notes to the consolidated financial statements

27.	Detail of Wallbox Group subsidiaries

				% equity interest
Company name	Registered office	Activity	Company holding investment	31 December 2020	31 December 2019	1 January 2019		Consolidation method
Wallbox Energy, S.L.	Calle Josep Ros i Ros, no. 21, 08740 Sant Andreu de la Barca, Barcelona	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	100%	100%	*	Fully consolidated
Wallbox UK Limited	378-380 Deansgate, Manchester, United Kingdom M3 4LY	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	100%	100%	*	Fully consolidated
Wallbox France	Avenue des Champs Elysées, 102 75008 Paris	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	100%	100%	*	Fully consolidated
WBC Wallbox Chargers GmbH	Kurt-Blaum-Platz 8, 63450 Hanau	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	100%	100%	*	Fully consolidated
Wallbox USA Inc.	800 W. El Camino Real Suite 180, Mountain View CA 94040, United States	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	100%	0%	*	Fully consolidated
Wallbox Shangai Ldt.	Unit 05-129 Level 5, No. 482, 488, 492, 518 Xinjiang Road, Jingan District, Shanghai Municipality	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	100%	0%	*	Fully consolidated
Wallbox Norw ay AS (Intelligent Solution AS )	Ryfylkevegen 2008, 4120 TAU	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	61.67%	0%	0%	*	Fully consolidated
Wallbox Denmark ApS	Østergade 20, Helsinge 3200, Denmark	Retail innovative solutions for charging Electric Vehicles	Wallbox Norw ay AS	61.67%	0%	0%	-	Fully consolidated
Wallbox Sw eden AB (Intelligent Solution Sweden AB)	Rosenlundsgatan 54, 118 63 Stockholm, Sw eden	Retail innovative solutions for charging Electric Vehicles	Wallbox Norw ay AS	61.67%	0%	0%	-	Fully consolidated
Electromaps, S.L.	Calle Marie Curie, 8 14-B 007	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	51%	0%	0%	*	Fully consolidated

(*)	direct ownership
(-)	indirect ownership

As commented in Note 6, all business combinations have been accounted for as if the Group had obtained a 100% interest in the acquired entities on the basis that all shares subject to non-controlling interests puts have been acquired. However, in the table above % of legal ownership has been disclosed.

F-122

WALL BOX CHARGERS, S.L.

Interim condensed consolidated statements of financial position as at 30 June 2021 and at 31 December 2020

(In Euros)

	Notes	30 June 2021 (*)	31 December 2020
Assets

Non-Current Assets
Property, plant and equipment	8	11,270,247	5,422,319
Right-of-use assets	9	13,795,297	3,844,761
Intangible assets	10	29,017,247	22,958,386
Goodwill	10 and 11	6,316,850	6,276,040
Investment in joint venture	12	—	—
Non-current financial assets	13	1,728,737	864,772
Tax credit receivables	23	1,642,615	923,441

Total Non-Current Assets		63,770,993	40,289,719

Current Assets
Inventories	14	13,504,562	7,244,621
Trade and other financial receivables	13	13,080,222	8,984,126
Other receivables	23	10,719,122	2,123,016
Other current financial assets	13	4,691,594	358,324
Other current assets / deferred charges	13	1,853,000	—
Advance payments		1,360,928	465,360
Cash and cash equivalents	13 and 15	26,558,080	22,338,021

Total Current Assets		71,767,508	41,513,468

Total Assets		135,538,501	81,803,187

Equity and Liabilities

Equity
Share capital		196,059	196,059
Share premium		28,725,511	28,725,511
Accumulated deficit		(58,523,910)	(20,118,232)
Other equity components		4,077,127	3,353,614
Foreign currency translation reserve		213,821	76,169

Total Equity attributable to owners of the Company	16	(25,311,392)	12,233,121

Liabilities
Non-Current Liabilities
Loans and borrowings	13	10,191,337	9,744,462
Convertible bonds	13	51,820,391	26,145,982
Lease liabilities	9 and 13	13,202,328	3,433,236
Put option liabilities	6 and 13	3,726,647	6,338,520
Provisions		414,006	230,886

Total Non-Current Liabilities		79,354,709	45,893,086

Current Liabilities
Loans and borrowings	13	16,068,231	12,627,970
Convertible bonds	13	34,415,600	—
Lease liabilities	9 and 13	1,164,030	684,105
Put option liabilities	6 and 13	2,696,560	—
Trade and other financial payables	13	22,483,534	8,899,437
Other payables	23	2,829,082	1,282,084
Goverment grants	17	1,648,356	—
Contract liabilities		189,791	183,384

Total Current Liabilities		81,495,184	23,676,980

Total Liabilities		160,849,893	69,570,066

Total Equity and Liabilities		135,538,501	81,803,187

(*)	Unaudited

The notes form an integral part of these interim condensed consolidated financial statements

WALL BOX CHARGERS, S.L.

Interim condensed consolidated statements of profit or loss and other comprehensive income for the six months ended 30 June 2021 and 2020

(In Euros)

	Notes	30 June 2021 (*)	30 June 2020 (*)
Revenue	18	27,317,916	5,959,315
Changes in inventories and raw materials and consumables used	19	(14,514,593)	(2,432,409)
Employee benefits	20	(11,836,642)	(4,239,050)
Other operating expenses	19	(11,677,408)	(3,087,010)
Amortization and depreciation	8,9,10	(3,282,059)	(1,019,035)
Other income		680,489	29,498

Operating Loss		(13,312,297)	(4,788,691)
Finance income	21	2,674	—
Finance costs	21	(26,069,934)	(296,422)
Foreign exchange gains/(losses)	21	258,109	(6,913)

Net Finance Costs		(25,809,151)	(303,335)
Share of loss of equity-accounted investees	12	—	(197,807)

Loss before Tax		(39,121,448)	(5,289,833)
Income/(Expense) tax credit	23	715,770	(9,923)

Loss for the Period	22	(38,405,678)	(5,299,756)

Earnings per share
Basic and diluted losses per share (euros per share)	22	(97.94)	(15.01)

Loss for the Period		(38,405,678)	(5,299,756)
Comprehensive income/(loss)
Comprehensive income/(loss) that may be reclassified to profit or loss in subsequent periods
Foreign currency translation differences, net of tax		137,652	229,671
Changes in the fair value of debt instruments at fair value through other comprehensive income, net of tax		(196)	(17,301)

Net comprehensive income/(loss) that may be reclassified to profit or loss in subsequent periods		137,456	212,370

Other comprehensive income/(loss) for the Period		137,456	212,370

Total comprehensive loss for the Period		(38,268,222)	(5,087,386)

(*)	Unaudited

The notes form an integral part of these interim condensed consolidated financial statements

WALL BOX CHARGERS, S.L.

Interim condensed consolidated statements of changes in equity for the six months ended 30 June 2021 and 2020

(In Euros)

		Attributable to owners of the Company
	Notes	Share capital	Share premium	Accumulated deficit	Other equity components	Foreign currency translation reserve	Total equity
Balance at 1 January 2021		196,059	28,725,511	(20,118,232)	3,353,614	76,169	12,233,121

Total comprehensive income/(loss) for the Period
Loss for the Period		—	—	(38,405,678)	—	—	(38,405,678)
Comprehensive income/(loss) for the Period		—	—	—	(196)	137,652	137,456

Total comprehensive income for the Period		—	—	(38,405,678)	(196)	137,652	(38,268,222)
Transactions with owners of the Company Share based payments	20	—	—	—	723,709	—	723,709

Total contributions and distributions		—	—	—	723,709	—	723,709

Total transactions with owners of the Company		—	—	(38,405,678)	723,513	137,652	(37,544,513)

Balance at 30 June 2021 (*)		196,059	28,725,511	(58,523,910)	4,077,127	213,821	(25,311,392)

(*)	Unaudited

The notes form an integral part of these interim condensed consolidated financial statements

WALL BOX CHARGERS, S.L.

Interim condensed consolidated statements of changes in equity for the six months ended 30 June 2021 and 2020 (continued)

(In Euros)

		Attributable to owners of the Company
	Notes	Share capital	Share premium	Accumulated deficit	Other equity components	Foreign currency translation reserve	Total equity
Balance at 1 January 2020		168,650	17,375,992	(8,716,248)	571,973	(16,525)	9,383,842

Total comprehensive income/(loss) for the Period
Loss for the Period		—	—	(5,299,756)	—	—	(5,299,756)
Comprehensive income/(loss) for the Period		—	—	—	(17,301)	229,671	212,370

Total comprehensive income for the Period		—	—	(5,299,756)	(17,301)	229,671	(5,087,386)
Transactions with owners of the Company
Contributions of equity	16	27,409	11,349,519	—	—	—	11,376,928
Share based payments	20	—	—	—	928,389	—	928,389

Total contributions and distributions		27,409	11,349,519	—	928,389	—	12,305,317

Total transactions with owners of the Company		27,409	11,349,519	(5,299,756)	911,088	229,671	7,217,931

Balance at 30 June 2020 (*)		196,059	28,725,511	(14,016,004)	1,483,061	213,146	16,601,773

(*)	Unaudited

The notes form an integral part of these interim condensed consolidated financial statements

WALL BOX CHARGERS, S.L.

Interim condensed consolidated statements of cash flows for the six months ended 30 June 2021 and 2020

(In Euros)

	Notes	30 June 2021 (*)	30 June 2020 (*)
Cash flows from Operating Activities
Loss for the Period		(38,405,678)	(5,299,756)
Adjustments for:
Income tax (income) / expense	23	(715,770)	9,923
Amortisation and depreciation	8,9,10	3,282,059	1,019,035
Others impairments and losses	13 and 19	324	40,723
Share of loss of equity accounted associates	12	—	197,807
Finance income	21	(2,674)	—
Finance expense	21	26,069,934	296,422
Change in provisions		183,120	—
Share based payments expense	20	1,036,081	932,445
Income from Government grants	17	(325,372)	—
Result from disposals of property, plant and equipment		(10,716)	—
Exchange differences	21	(258,109)	6,913
Changes in
- inventories		(6,259,941)	(2,017,847)
- trade and other financial receivables		(10,585,159)	(314,660)
- other assets		(2,811,006)	(30,440)
- trade and other financial payables		11,929,177	(363,655)
- contract liabilities		6,407	153,984

Net cash used in operating activities		(16,867,323)	(5,369,106)

Cash flows from Investing Activities
Acquisition of property, plant and equipment	8	(3,197,616)	(1,668,165)
Acquisition of intangible assets	10	(8,168,360)	(4,310,204)
Proceeds from disposal of PPE and intangible assets	8 and 10	144,019	—
Acquisition of financial assets	13	(4,007,461)	—
Loans granted to Joint Venture	13	(503,127)	(198,536)
Other non-current financial assets	13	(360,838)	(6,007)
Other current financial assets	13	(325,809)	(186,034)
Interest received	21	2,674	—
Acquisition of subsidiaries, net of cash acquired		—	(37,565)

Net cash used in investing activities		(16,416,518)	(6,406,511)

Cash flows from Financing Activities
Proceeds from issuing equity instruments	16	—	11,012,695
Gross proceeds from loans and borrowings	13	23,965,099	15,082,801
Proceeds from convertible bonds	13	34,550,000	—
Proceeds from government loans		124,470	—
Principal paid on lease liabilities	9	(376,273)	(161,380)
Interest paid on lease liabilities	9	(155,979)	(51,420)
Settlement of share-based payment plan	20	(312,372)	—
Gross repayments of loans and borrowings	13	(20,071,843)	(11,260,596)
Interest paid	21	(295,379)	(232,293)

Net cash from financing activities		37,427,723	14,389,807

Net increase in cash and cash equivalents		4,143,882	2,614,190
Cash and cash equivalents at beginning of period		22,338,021	6,447,332
Exchange gains		76,177	9,479

Cash and cash equivalents at 30 June		26,558,080	9,071,001

(*)	Unaudited

The notes form an integral part of these interim condensed consolidated financial statements

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

1.	Reporting Entity

Wall Box Chargers, S.L (the Company or Wallbox) is domiciled at Paseo de la Castellana, 95, Planta 28, 28046, Madrid, Spain. These interim condensed consolidated financial statements comprise the Company and its subsidiaries (together referred to as the “Group”). The Group is primarily involved in development, manufacture and retail innovative solutions for charging electric vehicles.

Wall Box Chargers, S.L. is the Parent of the Group. The Group also has investments in a joint venture (see Note 27).

2.	Basis of Preparation

These interim condensed consolidated financial statements of Wall Box Chargers, S.L. and Subsidiaries for the period ended 30 June 2021 which have been based on the accounting records kept by the Parent Company and by the other companies that make up the Group, were prepared by the Finance Department of the Company.

These interim condensed consolidated financial statements were prepared by the Directors of Wallbox in accordance with IAS 34 “Interim financial reporting”, and of all the obligatory accounting principles and rules and measurement bases. Accordingly, they are a fair presentation of the equity and consolidated financial position of the Group at 30 June 2021, as well as the results of its operations, the consolidated changes in equity and the consolidated cash flows during the interim period ended on that date.

As it has been indicated, this interim consolidated financial information has been prepared in accordance with IAS 34 “Interim financial reporting”, meaning that these interim condensed consolidated financial statements do not include all the information and disclosures that would be required for the complete consolidated financial statements prepared in accordance with the International Financial Reporting Standards, and must be read together with the consolidated financial statements from the financial year ended on 31 December 2020, drawn up in accordance with the existing International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS), which were published on 14 July 2021.

Basis of preparation: Going concern:

The accompanying interim condensed consolidated financial statements have been prepared assuming the Group will continue as a going concern. The going concern basis of presentation assumes that it will continue in operation for at least a period of one year after the date these interim condensed consolidated financial statements are issued and contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Group has experienced net losses and significant cash outflows from cash used in operating activities over the past years as it has been investing significantly in the development of the Electrical Vehicle charging products. During the first six months of the year, the Group incurred a consolidated net loss of Euros 38.4 million and negative cash flows from operations of Euros 16.9 million. As of 30 June 2021, the Group had an accumulated deficit of Euros 58.5 million, and cash and cash equivalents of Euros 26.6 million.

In addition, since March 2020, the COVID-19 pandemic has significantly impacted our business and we have had to temporarily close some manufacturing facilities and premises, at different times due to the ongoing effects of the pandemic, which has and will continue to have an impact on our business. At the date of issuance of these interim condensed consolidated financial statements, our manufacturing facilities and premises are open, but working with some restrictions on operating capacity.

In assessing the going concern basis of preparation of these interim condensed consolidated financial statements, we have taken into consideration the detailed cash flow forecasts for the Company after 30 June

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

2021, the Company’s forecast compliance with bank covenants, and the funding to the Company as a result of the closing of the transaction with the SPAC and the PIPE investment and related listing.

Based on the above, these interim condensed consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, we continue to adopt the going concern basis in preparing these consolidated financial statements.

Basis of measurement

These interim condensed consolidated financial statements have been prepared on a historical cost basis, except for the financial assets relating to hedge funds (FVOCI), the financial assets hold to collect (FVPL) and the put option liabilities associated to the business acquisitions.

Basis of consolidation

The consolidation basis applied in the interim condensed consolidated financial statements is consistent with the consolidated financial statements for the two years ended on 31 December 2020, which are detailed in Note 2 “Basis of consolidation” thereto.

These interim condensed consolidated financial statements are presented in euros, which is also the Company’s functional currency. All amounts have been rounded to the nearest unit of Euros, unless otherwise indicated.

Changes in the scope of consolidation

In June 2021, Wallbox Italy S.r.l. has been incorporated in order to continue expanding the business in new countries with significant government incentives. Previously, Wallbox Finland (Wallbox Oy) had been incorporated in March 2021, in order to continue the expansion in the Scandinavian business.

These changes in the scope of consolidation are registered in Note 27.

3.	Use of Judgements and Estimates

The preparation of these interim condensed consolidated financial statements requires, as established by IAS 34, the Directors of the Group to make certain estimates and judgements that do not differ significantly from those taken into account in the preparation of the consolidated financial statements as at end for the financial year ended on 31 December 2020 set out in Note 3.

During the six-month period ended on 30 June 2021, no significant changes have occurred in the assumptions linked to the judgements and estimates disclosed in the 2020 consolidated financial statements.

During the first six months of the year no impairment indicators were identified that would lead to a decrease in value of non-current assets (including goodwill) as compared to what was reported in the 2020 consolidated financial statements.

Critical judgment and estimates:

A summary of the critical aspects that have also involved a greater degree of judgement or complexity, or those in which the assumptions and estimates have an influence on the preparation of these financial statements, is given below.

F-129

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Key assumptions concerning the future and other relevant data on the estimation of uncertainty at the reporting date, which entail a considerable risk of significant changes in the value of the assets and liabilities in the coming year, are as follows:

•	Measurement of the convertible bonds

At 31 December 2020, compound financial instruments issued by Wallbox comprise the convertible bonds issued during 2020 for an amount of Euros 25,880,000 with a nominal interest rate of 8%. In addition, on 27 January 2021, convertible bonds have been issued for an amount of Euros 7,000,000 with the same conditions of the loan issued in 2020. Also on 12 April 2021 Wallbox has issued a new compound financial instrument which comprise the convertible bonds issued during 2021 for an amount of Euros 27,550,000 with a nominal interest rate of 5%.

These convertible bonds are denominated in euro and can be converted to ordinary shares at the option of the holder.

Regarding the two first convertible loans, their liability component are initially recognized at the fair value of a similar liability that does not have an equity conversion option. The determination of this fair value is based on an estimated incremental rate which reflects the risk of the country where the company is located, the currency of payments, the specific risk of the sector and the company’s particular situation. In order to determine the discount factor estimates need to be made in respect of the risk-free rate, the country risk premium and the credit spread.

The equity component is initially recognized as the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component. The equity component at issue date was estimated to be nil as the fair value of the liability component was calculated to be close to the fair value of the compound financial instrument as a whole.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortized cost using the effective interest method. The equity component is not remeasured in the following periods. (See Note 13).

Regarding the third convertible loan, based on the analysis performed, Wallbox has concluded that it’s a hybrid instrument that contains a non-derivative financial instrument which comprises an obligation for the issuer to settle in cash or by a way of delivering a variable amount of its own equity instruments and embedded derivatives with different probabilities of contingent events occurring. So, Wallbox has elected to measure the hybrid contract at fair value through profit or lose since its inception. The fair value at issue date equals the nominal value. Afterwards the convertible bond is valued at fair value through profit or loss. The fair value implies judgement in relation to the whether the bond will convert or be paid in cash, the conversion price and the number of shares to be issued in exchange for the bonds. As at 30 June 2021 the estimation was made that a conversion would take place. The share price was estimated based on the company value included in the Business Combination Agreement with Kensington Capital Acquisition II which was signed on 6 June 2021.

Additionally, there have been no changes in the judgement and estimates related to business combinations, the capitalization of development cost, the measurement of share-based payment or the recognition of the income tax.

4.	New IFRS and IFRIC not yet effective

The accounting policies adopted when preparing these interim condensed consolidated financial statements are consistent with those applied when preparing the Group’s consolidated annual financial statements as at and for the financial year ended on 31 December 2020, with the exception of the adoption of any new

F-130

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements standards and interpretations effective from 1 January 2021 and which, have been considered by the Group when preparing these interim condensed consolidated financial statements.

There are a number of standards and interpretations which have been issued by the International Accounting Standards Board that are effective for periods beginning subsequent to 31 December 2021 that the Group has decided not to adopt early. The Group does not believe these standards and interpretations will have a material impact on the financial statements once adopted.

The standards and interpretations effective during this period and those issued but not yet in force are detailed below:

a)	Standards and interpretations effective during the present period

Interest Rate Benchmark Reform—Phase 2 (Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16	1 Jan 2021

b)	Standards and interpretations effective as of 1 January 2022

Onerous Contracts—Cost of Fulfilling a Contract (Amendments to IAS 37)	1 Jan 2022
Annual Improvements to IFRS Standards 2018-2020	1 Jan 2022
Property, Plant and Equipment: Proceeds before Intended Use (Amendments to IAS 16)	1 Jan 2022
Reference to the Conceptual Framework (Amendments to IFRS 3)	1 Jan 2022

c)	Standards and interpretations effective as of 1 January 2023

IFRS 17 Insurance Contracts	1 Jan 2023
Definition of Accounting Estimates (Amendments to IAS 8)	1 Jan 2023
Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12)	1 Jan 2023

d)	Standards and interpretations effective as of 1 January 2024

Classification of liabilities as current or non-current (Amendments to IAS 1)	1 Jan 2024
Disclosure of Accounting Policies (Amendments to IAS 1)	1 Jan 2024

5.	Significant Accounting Policies

The accounting policies and valuation standards used when preparing these interim condensed consolidated financial statements are consistent with those used when preparing the consolidated financial statements as at and for the financial year ended on 31 December 2020, and which are detailed therein, except for the new standards applied from 1 January 2021 which are set out in Note 4 and the grant received by the Company during the first six months of 2021.

Moreover, during the six-month period ended on 30 June 2021, the Group has continued managing its activities by taking into account the financial risk and capital management policy set out in Note 25 of the consolidated financial statements for the 2020 financial year.

F-131

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

In accordance with the beforementioned, the Group has decided to apply the following policy for the grants received:

A.	Grants

Government grants are recognised where there is reasonable assurance that the grant will be received, and all attached conditions will be complied with. When the grant relates to an expense item, it is recognised as income on a systematic basis over the periods that the related costs, it is intended to compensate, are expensed. When the grant relates to an asset, it is recognised as income in equal amounts over the expected useful life of the related asset.

When the Group receives grants of non-monetary assets, the asset and the grant are recorded at nominal amounts and released to profit or loss over the expected useful life of the asset, based on the pattern of consumption of the benefits of the underlying asset by equal annual instalments.

B.	Convertible bonds

For the convertible loans issued in March 2020 and January 2021 their liability component are initially recognized at the fair value of a similar liability that does not have an equity conversion option. The determination of this fair value is based on an estimated incremental rate which reflects the risk of the country where the company is located, the currency of payments, the specific risk of the sector and the company’s particular situation. In order to determine the discount factor estimates need to be made in respect of the risk-free rate, the country risk premium and the credit spread.

The equity component is initially recognized as the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component. The equity component at issue date was estimated to be nil as the fair value of the liability component was calculated to be close to the fair value of the compound financial instrument as a whole.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortized cost using the effective interest method. The equity component is not remeasured in the following periods. (See Note 13).

Regarding the convertible loan issued in April 2021, based on the analysis performed, Wallbox has concluded that it’s a hybrid instrument that contains a non-derivative financial instrument which comprises an obligation for the issuer to settle in cash or by a way of delivering a variable amount of its own equity instruments and embedded derivatives with different probabilities of contingent events occurring. Wallbox has elected to measure the hybrid contract at fair value through profit or loss.

6.	Business Combinations

On 3 September 2020 the Group assumed control of Electromaps, S.L., incorporated in Spain, a software company that develops a leading platform for the management of public infrastructure for electric vehicles, through a capital increase of Euros 500,000, representing 51% of share-capital and granted call and put options for 49% of share -capital held by the non-controlling interests. As per the policy choice referred to in the Significant Accounting Policies (refer to accounting policies included in the consolidated Financial Statements as at end for the year ended on 31 December 2020), the Group recognized the acquisition of 100% of the interests in the subsidiary and did not recognize non-controlling interests. Fair value of the put option granted to sellers amounted to Euros 3,645,117 at the acquisition date. The value of the call was nil at acquisition date and has remained nil subsequently.

F-132

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Wallbox decided to acquire Electromaps as it provides the Group with a leading platform complementary to its business and with significant synergies for revenue and costs.

In regard to the business combination beforementioned, as at the date of these interim condensed consolidated financial statements, Purchase Price Allocation assessment is still provisional and no adjustment has been made during the first six months of 2021.

The purchase price allocation related to the business combination of Intelligent Solutions in February 2020 has been finalized with no changes compared to the amount shown in the consolidated financial statements as at 31 December 2020 and for the year then ended.

7.	Operating Segments

Basis for segmentation

The Group’s business segment information included in this note is presented in accordance with the disclosure requirements set forth in IFRS 8, Operating Segments. Segment reporting is a basic tool used for monitoring and managing the Group’s different activities. Segment reporting is prepared based on the lowest level units, that are aggregated in line with the structure established by Group management to set up higher level units and, finally, the actual business segments.

The Group has consistently aligned the information from this item with the information used internally for the Top Management reports (Group Top Management consists of all Chief Officers acting as decision makers). The Group’s operating segments reflect its organizational and management structures. Group management reviews the Group’s internal reports, using these segments to assess its performance and allocate resources.

The segments are differentiated by geographical areas from which revenue is or will be generated. The financial information for each segment is prepared by aggregating figures from the different geographical areas and business units existing in the Group. This information links both the accounting data from the units included in each segment and that provided by the management reporting systems. In all these cases, the same general principles are applied as those used in the Group.

For management purposes, the Group is organized into business units based on geographical areas and therefore has four reportable business segments. During the first six months of 2021 there have been no changes in the operating segments with regard to the information showed in the 2020 consolidated financial statements. The operating business segments as of 30 June 2021 are as follows:

•	EMEA: Europe-Middle East Asia

•	NORAM: North America

•	APAC: Asia-Pacific

•	LATAM (currently under development)

Information on reportable segments

Information related to each reportable segment is set out below. Segment operating profit (loss) is used to measure performance because management believes that this information is the most relevant in evaluating the results of the respective segments relative to other entities that operate in the same industries.

F-133

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Reconciliations of information on reportable segments with the amounts reported in the financial statements for the first six months ended 30 June 2021

	30 June 2021
(In Euros)	EMEA	NORAM	APAC	Total segments	Consolidated adjustments and eliminations	Consolidated

Revenue	27,719,109	1,505,897	88,900	29,313,906	(1,995,990)	27,317,916
Changes in inventories and raw materials and consumables used	(15,243,818)	(1,257,984)	(8,781)	(16,510,583)	1,995,990	(14,514,593)
Employee benefits	(10,863,697)	(881,263)	(91,682)	(11,836,642)	—	(11,836,642)
Other operating expenses	(11,113,882)	(535,819)	(27,707)	(11,677,408)	—	(11,677,408)
Amortization and depreciation	(3,200,819)	(80,796)	(444)	(3,282,059)	—	(3,282,059)
Other income	444,201	236,026	262	680,489	—	680,489

Operating Loss	(12,258,906)	(1,013,939)	(39,452)	(13,312,297)	—	(13,312,297)
Total Assets	132,787,102	2,780,415	51,524	135,619,041	(80,540)	135,538,501

Total Liabilities	159,812,130	4,215,461	15,537	164,043,128	(3,193,235)	160,849,893

Reconciliations of information on reportable segments with the amounts reported in the financial statements for the first six months ended 30 June 2020

	30 June 2020
(In Euros)	EMEA	NORAM	APAC	Total segments	Consolidated adjustments and eliminations	Consolidated

Revenue	5,950,122	—	9,193	5,959,315	—	5,959,315
Changes in inventories and raw materials and consumables used	(2,432,409)	—	—	(2,432,409)	—	(2,432,409)
Employee benefits	(3,987,040)	(244,769)	(7,241)	(4,239,050)	—	(4,239,050)
Other operating expenses	(2,847,478)	(222,622)	(16,910)	(3,087,010)	—	(3,087,010)
Amortization and depreciation	(959,843)	(59,135)	(57)	(1,019,035)	—	(1,019,035)
Other income	29,316	—	182	29,498	—	29,498

Operating Loss	(4,247,332)	(526,526)	(14,833)	(4,788,691)	—	(4,788,691)

There have been no significant transactions between segments during the periods ended 30 June 2021 and 2020 except for Inter-segment revenues which are eliminated in the column ‘Consolidated adjustments and eliminations’.

F-134

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Certain financial assets and liabilities are not allocated to those segments as they are also managed on a Group basis. These are mentioned in the adjustments and eliminations column.

External revenue by location of customers

(In Euros)	30 June 2021
Country	Revenue
Germany	4,328,571
Italy	3,101,828
United Kingdom	2,794,942
Norway	2,547,880
Spain	2,370,535
France	2,018,922
Netherlands	1,627,869
Sweden	1,598,307
USA	1,509,341
Belgium	940,619
Ireland	746,809
Israel	388,388
Portugal	375,240
Switzerland	365,635
Denmark	292,238
Australia	276,495
Poland	220,195
Other countries	1,814,102

Total	27,317,916

(In Euros)	30 June 2020
Country	Revenue
Spain	2,870,709
Norway	1,074,504
United Kingdom	1,028,035
Netherlands	199,148
Portugal	141,401
Ireland	122,506
Germany	119,886
France	97,812
Other Countries	305,314

Total	5,959,315

F-135

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

8.	Property, Plant and Equipment

A.	Reconciliation of carrying amount

(In Euros)	Buildings	Fixtures and fittings	Plant and equipment	Assets under construction	Total
Balance at 1 January 2021	2,036,444	1,111,135	1,288,486	986,254	5,422,319

Additions	1,021,183	933,437	1,428,046	2,874,622	6,257,288
Disposal	(74,831)	—	—	—	(74,831)
Transfers	803,713	(213,278)	426,553	(1,016,988)	—
Depreciation for the period	(123,488)	(106,631)	(124,130)	—	(354,249)
Translation differences	—	8,766	10,954	—	19,720

Balance at 30 June 2021	3,663,021	1,606,895	3,156,443	2,843,888	11,270,247

Cost
At 1 January 2021	2,177,673	1,241,437	1,551,289	986,254	5,956,653

At 30 June 2021	3,927,738	1,843,828	3,543,376	2,843,888	12,158,830

Accumulated amortization
At 1 January 2021	(141,229)	(130,302)	(262,803)	—	(534,334)

At 30 June 2021	(264,717)	(236,933)	(386,933)	—	(888,583)

Additions of property, plant and equipment for the first six months of 2021 in the amount of Euros 6,257,288 mainly relates to the purchase of machinery for the new plant in Zona Franca (Euros 1,845,007 corresponding to improvements at the headquarters located in Barcelona for the first six months of 2020).

There are no items in use that are fully depreciated for the first six months ended at 30 June 2021 and 2020.

Other information

There are no tangible assets pledged or used as guarantee for loans and borrowings.

As of 30 June 2021, there were no interest costs capitalized (as of 31 December 2020 Euros 71,834 of interest costs were capitalized with assets under construction).

As of 30 June 2021, there are contractual obligations to purchase, construct or develop Property, plant and equipment Assets, for amount of Euros 4,288,651. (Euros 66,722 as of 31 December 2020).

The Group has no restrictions on the realizability of its Property, plant and equipment and no pledge exists on it, at 30 June 2021 and 31 December 2020.

9.	Rights of Use Assets and Lease Liabilities

The considerations regarding the lease terms and the recognition exception are consistent with those disclosed in the consolidated financial statements as at and for the year ended 2020.

F-136

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

a) Set out below are the carrying amounts of right-of-use assets recognized and the movements during the periods:

(In Euros)	Buildings	Vehicles	Other assets	Total
Balance at 1 January 2021	2,977,139	429,102	438,520	3,844,761

Additions	9,570,735	849,158	201,063	10,620,956
Depreciation for the period	(432,548)	(142,477)	(99,945)	(674,970)
Translation differences	4,550	—	—	4,550

Balance at 30 June 2021	12,119,876	1,135,783	539,638	13,795,297

Main additions in the first six months of 2021 corresponds to the agreement with “Consorcio de la Zona Franca de Barcelona”, with a lease term of 20 years and the leased offices in France and the United States.

b) Set out below are the carrying amounts of lease liabilities and the movements during the periods:

(In Euros)	Buildings	Vehicles	Other assets	Total
Balance at 1 January 2021	3,278,793	432,662	405,886	4,117,341

Additions to liabilities	9,570,735	849,158	201,063	10,620,956
Interest on lease liabilities	138,034	11,098	6,847	155,979
Lease payments	(223,661)	(161,898)	(146,693)	(532,252)
Translation differences	4,334	—	—	4,334

Balance at 30 June 2021	12,768,235	1,131,020	467,103	14,366,358

The analysis of the contractual maturity of lease liabilities, including future interest payable, is as follows:

(In Euros)	30 June 2021	31 December 2020
6 months or less	820,817	410,267
6 months to 1 year	1,014,099	420,355
From 1 to 2 years	1,477,363	710,533
From 2 to 5 years	3,176,819	1,803,965
More than 5 years	12,023,380	1,312,500

	18,512,478	4,657,620

Amounts recognized in profit or loss derived from lease liabilities and expenses on short-term and low value leases (IFRS 16 exemption applied) are as follows:

(In Euros)	30 June 2021	30 June 2020
Interest on lease liabilities (see note 21)	155,979	51,420
Expenses relating to short-term and low value leases (see note 19)	263,967	88,156

10.	Intangible Assets and Goodwill

a) Intangible assets

F-137

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Details and movement of items composing intangible assets are as follows:

(In Euros)	Software	Patents	Internally developed intangibles	Total
Balance at 1 January 2021	3,403,578	519,349	19,035,459	22,958,386

Additions	652,316	181,737	7,535,587	8,369,640
Disposal	(5,463)	—	(53,009)	(58,472)
Amortization for the period	(340,388)	(31,523)	(1,880,929)	(2,252,840)
Translation differences	533	—	—	533

Balance at 30 June 2021	3,710,576	669,563	24,637,108	29,017,247

Cost
At 1 January 2021	3,770,452	580,286	20,414,702	24,765,440

At 30 June 2021	4,417,838	762,023	27,897,280	33,077,141

Accumulated amortization
At 1 January 2021	(366,874)	(60,937)	(1,379,243)	(1,807,054)

At 30 June 2021	(707,262)	(92,460)	(3,260,172)	(4,059,894)

During the first six months of 2021, the Group made investments in several development projects, including both capitalized payroll expenses and acquired development amounting to Euros 7,535,587 (Euros 11,335,080 at 31 December 2020).

From the total additions of Internally developed intangibles, Euros 5,841,965 (Euros 10,670,450 at December 2020) corresponds to the capitalization carried out by the Group in relation to the product development process, especially in the DC product under the names of Quasar and Supernova, AC product under the names of Pulsar, Cooper and Commander and MyWallbox software.

On the other hand, additions of patents, licenses and similar, and computer software have totaled Euros 834,053 (Euros 2,926,066 at 31 December 2020) mainly due to the implementation of new applications of software. This item also includes the registration of brands, logos, and design patents for different chargers.

The Group has no fully amortized intangible assets in use at 30 June 2021 and 31 December 2020.

No commitments for the acquisition of intangible assets existed at 30 June 2021 and 31 December 2020.

b) Goodwill

In 2021, the change in the Goodwill carrying amount corresponds to exchange difference from Nordics business combination.

11.	Impairment testing of goodwill

The Group evaluates at the end of every financial year if there is any indication of impairment in value of any asset. If any indications were to exist, the Group will estimate the recoverable amount of the asset, which is taken to be the greater of the fair value of the asset less costs to sell and its value in use.

During the six month period ended 30 June 2021 the business is evolving as expected and no impairment indicators exist that could lead to the existence of impairment in relation to the goodwill or intangible assets of the Group.

F-138

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

12.	Equity-Accounted Investees

Joint venture

Wallbox-Fawsn New Energy Vehicle Charging Technology (Suzhou) Co., Ltd. (hereinafter “Wallbox Fawsn”) is a joint venture incorporated on 15 June 2019 over which the Group has joint control and a 50% interest.

Wallbox Fawsn is structured as a separate vehicle and the Group has a residual interest in its net assets. Consequently, the Group has classified its investment in Wallbox Fawsn as a joint venture, pursuant to the agreement for the incorporation of Wallbox Fawsn.

The Group’s share of the joint venture loss for the first six months of 2021 was 346,804 Euros. As the investment in the Joint Venture is fully depreciated since 2020, the Group stopped recognizing its share of losses. Unrecognized share of losses of the joint venture, is Euros 515,534 (Euros 168,730 as of 31 December 2020).

In addition, during the first six months of 2021, Group has signed a new loan with Wallbox-Fawsn which amount to be received from the joint venture is 503,127 euros (note 13).

13.	Financial Assets and Financial Liabilities

The following table shows the carrying amounts and fair values of financial assets and liabilities, including their levels in the fair value hierarchy.

Financial assets

A breakdown of financial assets at 30 June 2021 and 31 December 2020 is as follows:

A.	Current and non-current financial assets

	30 June 2021		31 December 2020
(In Euros)	Non-current	Current	Non-current	Current
Customer sales and services	—	10,825,999	—	7,872,189
Other receivables	—	1,720,855	—	516,834
Loans to employees	—	57,803	—	119,538
Receivables from Joint Venture	—	475,565	—	475,565

Trade and other financial receivables	—	13,080,222	—	8,984,126
Loans granted to Joint Venture	977,301	—	474,174	—
Guarantee deposit	751,436	—	390,598	—

Non-current financial assets	1,728,737	—	864,772	—
Guarantee deposit	—	234,803	—	118,945
Financial investments	—	4,456,791	—	239,379

Other current financial assets	—	4,691,594	—	358,324
Cash and cash equivalents	—	26,558,080	—	22,338,021

Total	1,728,737	44,329,896	864,772	31,680,471

At 30 June 2021, the Group has financial investments regarding investment funds in banks. The Group has considered their classification as current assets because expects to collect this amount in the following 12 months.

F-139

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

B.	Expected credit loss assessment for corporate customers at 30 June 2021 and 31 December 2020.

	30 June 2021
(In Euros)	Weighted-average loss rate	Gross carrying amount	Loss allowance
Key account	0.25%	8,334,680	22,756
Mid Market	1.75%	763,872	18,671
Other	4.14%	1,727,447	64,261

		10,825,999	105,688

	31 December 2020
(In Euros)	Weighted-average loss rate	Gross carrying amount	Loss allowance
Key account	0.25%	1,772,617	4,371
Mid Market	1.75%	3,201,190	56,133
Other	3.95%	2,898,382	114,087

		7,872,189	174,591

The Group has also contracted credit insurance policies to cover this risk for certain customers. Operating expenses accrued for the use of these policies amounted to Euros 90,642 in June 2021 and Euros 0 at 31 June 2020 (see Note 19 in line “Insurance premium”).

F-140

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

C.	Financial assets by class and category

	30 June 2021
(In Euros)	Financial assets measured at amortized cost	Financial assets measured at fair value with changes in PL	Financial assets measured at fair value with changes in OCI	Total
Customer sales and services	10,825,999	—	—	10,825,999
Other receivables	1,720,855	—	—	1,720,855
Loans to employees	57,803	—	—	57,803
Receivables from Joint Venture	475,565	—	—	475,565

Trade and other financial receivables	13,080,222	—	—	13,080,222
Loans granted to Joint Venture	977,301	—	—	977,301
Guarantee deposit	751,436	—	—	751,436

Non-current financial assets	1,728,737	—	—	1,728,737
Guarantee deposit	234,803	—	—	234,803
Financial investments	246,840	4,000,000	209,951	4,456,791

Other current financial assets	481,643	4,000,000	209,951	4,691,594
Cash and cash equivalents	26,558,080		—	26,558,080

	41,848,682	4,000,000	209,951	46,058,633

	31 December 2020
(In Euros)	Financial assets measured at amortized cost	Financial assets measured at fair value with changes in OCI	Total

Customer sales and services	7,872,189	—	7,872,189
Other receivables	516,834	—	516,834
Loans to employees	119,538	—	119,538
Receivables from Joint Venture	475,565	—	475,565

Trade and other financial receivables	8,984,126	—	8,984,126

Loans granted to Joint Venture	474,174	—	474,174
Guarantee deposit	390,598	—	390,598

Non-current financial assets	864,772	—	864,772

Guarantee deposit	118,945	—	118,945
Financial investments	—	239,379	239,379

Other current financial assets	118,945	239,379	358,324

Cash and cash equivalents	22,338,021	—	22,338,021

	32,305,864	239,379	32,545,243

During the year 2020, sales were made to the joint venture for an amount of Euros 475,565, which was outstanding at 31 December 2020 and 30 June 2021 and being reported as Trade and other financial receivables. Likewise, as of 30 June 2021, the joint venture was given loans of Euros 977,301 that have been recognized as Non-current financial assets (Euros 474,174 for the year 2020).

F-141

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Financial assets measured at fair value with changes through OCI correspond to investments in hedge funds whose quotation is considered level 1 for fair value purposes. Also, as at 30 June 2021 Wallbox has acquired an investment with a bank which has been valued at fair value with changes through P&L. The rest of the financial assets (both short and long term) are measured at their amortized cost, which does not materially differ from fair value.

Financial liabilities

A.	Loans and borrowings

	30 June 2021		31 December 2020
(In Euros)	Non- current	Current	Non- current	Current

Loans and borrowings	10,191,337	16,068,231	9,744,462	12,627,970
Convertible bonds	51,820,391	34,415,600	26,145,982	—
Lease liabilities (see note 9)	13,202,328	1,164,030	3,433,236	684,105
Put option liability (see note 6)	3,726,647	2,696,560	6,338,520	—

Total	78,940,703	54,344,421	45,662,200	13,312,075

The financial liabilities are measured at their amortized cost, which do not differ from their fair value (it is considered the interest rates applicable for all of them still represents market spreads), except for the put option liability (note 6) and the convertible bond issued in April 2021 which are measured at fair value.

Loans and borrowings

Bank Loans

At 30 June 2021, the Group had credit lines of Euros 18,270 thousand (Euros 14,350 thousand at 31 December 2020), of which a total of Euros 16,215 thousand have been drawn down (Euros 8,542 thousand at 31 December 2020).

Interest expenses from banks loans amounted to Euros 289,259 at 30 June 2021 (Euros 216,119 at 30 June 2020) (See Note 21).

Details of the maturities, by year, of the principals and interest of the loans and borrowings (to be paid during the life of this loans and borrowings) at 30 June are as follows:

(In Euros)	30 June 2021	31 December 2020

1 July 2021 - 30 June 2022	16,425,222	12,829,118
1 July 2022 - 30 June 2023	2,402,026	2,004,894
1 July 2023 - 30 June 2024	2,959,182	4,853,426
1 July 2024 - 30 June 2025	2,113,706	1,561,206
1 July 2025 - 30 June 2026	2,131,726	1,405,304
More than five years	1,320,111	245,279

	27,351,973	22,899,227

(*) Including the perspectives of interest expenses to be paid in the future

F-142

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Details of the Loan and borrowings at 30 June 2021 and 31 December 2020 are as follows:

(in Euros)			30 June 2021
Company	Currency	Effective interest rate	Less than 1 year	1 to 3 years	Over 3 years	Total

Non-Current Liabilities
Loans and borrowings
Fixed rate loan	EUR	1.55% - 3.85%	—	2,291,827	1,833,867	4,125,694
Floating rate loan	EUR	Euribor +1.35%-7.70%	—	1,960,942	3,354,701	5,315,643
Covenant Loan	EUR	Euribor + 4%	—	600,000	150,000	750,000

			—	4,852,769	5,338,568	10,191,337

Current Liabilities
Loans and borrowings
Fixed rate loan	EUR	1.55% - 5.20%	5,469,414	—	—	5,469,414
Floating rate loan	EUR	Euribor + 1.90%-7.70%	10,298,817	—	—	10,298,817
Covenant Loan	EUR	Euribor + 4%	300,000	—	—	300,000

			16,068,231	—	—	16,068,231

(in Euros)			31 December 2020
Company	Currency	Effective interest rate	Less than 1 year	1 to 3 years	Over 3 years	Total

Non-Current Liabilities
Loans and borrowings
Fixed rate loan	EUR	1.55% - 3.85%	—	2,233,776	1,254,465	3,488,241
Floating rate loan	EUR	Euribor + 1.35% - 4.75%	—	3,812,736	1,543,485	5,356,221
Covenant Loan	EUR	Euribor + 4%	—	600,000	300,000	900,000

			—	6,646,512	3,097,950	9,744,462

Current Liabilities
Loans and borrowings
Fixed rate loan	EUR	1.55% - 5.20%	5,106,730	—	—	5,106,730
Fixed rate loan	NOK	4.00%	631	—	—	631
Fixed rate loan	USD	0.00%	95,719	—	—	95,719
Floating rate loan	EUR	Euribor + 2.35% -4.75%	7,124,890	—	—	7,124,890
Covenant Loan	EUR	Euribor + 4%	300,000	—	—	300,000

			12,627,970	—	—	12,627,970

Borrowings

At 30 June 2021, the Loans and Borrowings also include shareholders loans amounting to Euros 88,304 (Euros 48,400 as of 31 December 2020) (See Note 24) and a flexible loan from a Government entity (CDTI) for an amount of Euros 497,879 (Euros 373,409 at 31 December 2020).

F-143

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Convertible bonds

As mentioned in the consolidated financial statements as at and for the year ended 2020, notes convertible into shares amounted to Euros 25,880,000. In January 2021 convertible bonds with the same features and maturity date as beforementioned were issued for an amount of Euros 7,000,000. Furthermore, in April 2021, the Company successfully closed a new convertible note of Euros 27,550,000, with an interest rate of 5% and maximum maturity date 30 September 2022 (it confers the possibility of converting them prior to that date in case of any liquidity event).

As of 30 June 2021, the convertible notes accumulated interest of Euros 1,794,081 (Euros 265,982 at 31 December 2020) (See Note 24). This accrued interest is accumulated together with the nominal amount of the note and will be considered in the event of conversion or payment. Also for the third convertible loan issued in 2021, Wallbox has valuated this hybrid contract at fair value with an impact in the Profit or Loss account amounting to Euros 24,011,910 (see notes 3 and 21).

Trade and other financial payables

Details of trade and other financial payables at 30 June 2021 and 31 December 2020 are as follows:

(In Euros)	30 June 2021	31 December 2020

Suppliers	20,498,484	8,126,332
Payables with Joint Venture	1,717	—
Various payables	605,101	—
Personnel (salaries payable)	1,184,395	554,906
Customer advances	193,837	218,199

Total	22,483,534	8,899,437

As part of the suppliers an accrual is included of Euros 2,340,655 related to the transaction costs of the business combination with Kensington Capital Acquisition II of which Euros 1,853,000 has been deferred in line item ‘Other current assets/deferred charges’.

14.	Inventories

Details of inventories at 30 June 2021 and at 31 December 2020 are as follows:

(In Euros)	30 June 2021	31 December 2020

Raw materials	1,215,709	1,984,132
Work in progress	6,445,903	2,211,736
Finished Goods	5,842,950	3,048,753

Total	13,504,562	7,244,621

The Group has insurance policies in place related to all inventories, with specific insurances coverage for the main warehouse located in Spain. No impairment losses have been recognized in 2021 and 2020.

There were no commitments for the acquisition of inventories at 30 June 2021 and 31 December 2020.

F-144

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

15.	Cash and Cash Equivalents

Detail of Cash and cash equivalents are as follows:

(In Euros)	30 June 2021	31 December 2020

Cash	2,781	1,718
Bank and other credit institutions	23,515,214	20,934,561
Bank and other credit institutions, foreign currency	2,690,004	1,321,998
Other cash equivalents	350,081	79,744

Total	26,558,080	22,338,021

The current accounts earn interest at the market rates applicable and this interest is not significant.

Bank and other credit institutions, foreign currency:

(In Euros)	30 June 2021	31 December 2020

GBP	949,266	775,086
NOK	895,990	407,091
SEK	230,495	89,157
USD	478,812	43,874
DKK	94,316	5,586
CNY	41,125	1,204

Total	2,690,004	1,321,998

16.	Capital and Reserves

Share capital

At 30 June 2021 share capital amounted to Euros 196,059 and was represented by 392,118 shares of Euro 0.50 par value each.

During the first six months of 2021 there have been no share-capital increases.

Details of the shareholders which hold more than 10% of total share-capital are as follows:

(Euros)	30 June 2021	31 December 2020
Kariega Ventures, S.L.U.	20.45%	20.45%
Anangu Grup, S.L.	11.78%	11.78%
Infisol 3000, S.L.	10.23%	10.23%

Nature and purpose of reserves

Consolidated accumulated deficit

At 30 June 2021, consolidated accumulated deficit amounts to Euros 58,523,910 (Euros 20,118,232 at 31 December 2020).

Translation reserve

The translation reserve comprises all foreign currency differences arising from the translation of the financial statements of foreign operations, as well as the effective portion of any foreign currency differences arising from hedges of a net investment in a foreign operation.

F-145

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Other equity components:

Share-based payments

The share-based payments reserve is used to recognize the value of equity-settled share-based payments provided to employees, including key management personnel, as part of their remuneration. This reserve amounts to Euros 4,064,121 at 30 June 2021 (Euros 3,340,412 at 31 December 2020). Refer to Note 20 for further details of these plans.

Measurement adjustments to financial assets through OCI

Investments in hedge funds referred to in Note 13 are measured at fair value at year end. The change in their valuation is recognized as other equity components through other comprehensive income.

17.	Government Grants

Government grants include the grants assigned to the Group during the first six months of 2021 by the “Centro para el Desarrollo Tecnológico Industrial, E.P.E. (CDTI)” for an amount of Euros 1,973,728 to develop new technologies and promoting smart mobility solutions, which is deferred until recognition in the profit or loss statement. Thus, the impact in the profit or loss statement for the six month period ended 30 June 2021 amounts to Euros 325,372 (recognized in the “Other income”), as a result of the established conditions agreed with the aforementioned agency.

18.	Revenue from Contracts with Customers

Disaggregation of revenue from contracts with customers

Below revenue is shown following product lines and geographical segments:

(Euros)	30 June 2021	30 June 2020
Lines:
Sales of goods	26,342,367	5,819,206
Sales of services	975,549	140,109

Total	27,317,916	5,959,315

Geographical markets:
EMEA	25,723,119	5,950,122
NORAM	1,505,897	—
APAC	88,900	9,193

Total	27,317,916	5,959,315

There is no customer exceeding 10% of the total revenues for the six month period ended 30 June 2021.

19.	Expenses

A.	Changes in inventories and raw materials and consumables used

Details of Changes in inventories and raw materials and consumables used is as follows:

(Euros)	30 June 2021	30 June 2020
Consumption of finished goods, raw materials and other	9,617,746	2,158,198
Work carried out by other companies	4,896,847	274,211

Total	14,514,593	2,432,409

F-146

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Changes to inventory are recorded in consumption of finished goods, raw materials and other consumables.

B.	Operating expenses

Operating expenses are mainly as follows:

(Euros)	30 June 2021	30 June 2020
Marketing expenses	2,606,336	582,041
External temporary workers	1,879,525	—
Professional services	1,655,625	759,749
Office expense	827,694	189,338
Delivery	1,106,432	315,166
Custom duty tax	317,326	336
Utilities and similar expenses	528,182	102,436
Fees	482,022	2,234
Insurance premium	472,068	121,656
Short-term and low value leases (see note 9)	263,967	88,156
Bank Services	210,054	20,284
Travel expenses	191,892	167,006
Repair	84,664	2,841
Others impairments and losses	69,227	53,498
Expected credit loss for trade and other receivables (see note 13)	(68,903)	(12,775)
Other	1,051,297	695,044

Total	11,677,408	3,087,010

20.	Employee Benefits

Details of employee benefits for the first six months ended 30 June 2021 and 2020 are as follows:

(Euros)	30 June 2021	30 June 2020
Wages and salaries	8,200,022	2,176,159
Share-based payment plans expenses	962,858	932,445
Social Security	2,673,762	1,130,446

Total	11,836,642	4,239,050

The increase in personnel expenses compared to the first half of 2020 is mainly due to the growth of the Wall Box Group, which required the hiring of additional personnel.

Regarding share-based payment plans expenses, no significant variation took place given the fact the 89% expense increase in the Management Stock Option Plan (Euros 1,036,053 as of 30 June 2021 and Euros 549,330 as of June 30, 2020) was offset by the fact Employee Stock Option Plan ended as of 31 December 2020 (no expense in 2021 and Euros 383,115 as of 30 June 2020).

Management Stock Option Plan

As described in the Consolidated Financial Statements as of 31 December 2020, the shareholders agreed to implement a share-based payment plan to strengthen management’s link with Wall Box Chargers and to stimulate their motivation.

F-147

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

In the course of the first six months of 2021, 7,008 options were granted (13,954 as of 30 June 2020), and Euros 1,036,053 were recognized as personnel expense (Euros 549,330 for June 2020).

Employees Stock Option Plan

As described in Consolidated Financial Statements as of 31 December 2020, the shareholders agreed to offer all employees of Wall Box Chargers (the “Beneficiaries” or, individually, the “Beneficiary”) the possibility of participating in a share-based payment plan over shares (the “Options”) which gave all Beneficiaries the opportunity to acquire a certain number of ordinary shares (the “Shares”) of the Company. Participation in this Plan was voluntary and it was created as a cash saving measure, as it was offered in exchange for a reduction in the salaries of the Beneficiaries, which has resulted in strategic cash maintenance during the uncertain period caused by the COVID-19 pandemic, although in exchange, the exercise price of the options is Euro 0.5.

The Employee Stock Option Plan vesting period finished at the end of 2020 and all the options granted will be available to be executed when one of the liquidity events defined in this Plan takes place.

During January 2021 there was an agreement with some employees to liquidate their options held in exchange for cash (1,254 options were settled at fair value on the settlement date). Additionally, it was agreed with the same employees to pay an additional benefit for the sale of the options, amounting to Euros 73,223. As a consequence, the Group has recognized this effect as a reduction in equity, amounting to Euros 239,148, and has recognized personnel expense amounting to Euros 73,223, for a total cash-payment of Euros 312,998.

Summary of share-based payment arrangements

The Company records share based payments based on the estimated fair value of the award at the grant date and is recognized as an expense in the consolidated statements of profit or loss over the requisite service period. The estimated fair value of the award is based on the estimated market price of the Parent’s stock on the date of grant.

Details of the personnel expense recognized for share-based payment transactions are as follows:

(Euros)	30 June 2021	30 June 2020

Management stock option plan	962,858	549,330
Employees stock option plan	—	383,115

Total	962,858	932,445

Both plans will be settled by options on the shares of Wall Box Chargers, S.L. which will entitle beneficiaries to receive Company shares.

There was a settlement of a part of the Stock Option Plan for Employees at the end of June 2021 for 239,148 euros corresponding to 1,254 options.

F-148

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Movements during the year

The following table illustrates the movements in stock options during the year:

Number of options	30 June 2021	30 June 2020
Outstanding at 1 January	21.741	5.369
Granted during the first six months	7.008	13.954
Settled during the first six months	(1.254)	—

Outstanding at 30 June	27.495	19.323

The fair value of the options granted as part of the Management Stock Option plan on the six months ended at 30 June 2021 was determined at Euro 191, by reference to the capital increase transaction of March 2020 of Euro 208.

Weighted average fair value of the options at the measurement date is Euros 191 as of 30 June 2021 and 30 June 2020, for Management Stock Option Plan and for Employees Stock Option Plan.

The Employee Stock Option Plan vesting period has finished at the end of 2020 and all the options granted will be available to be exercised when certain liquidity events occur including a change in control event, initial public offering.

As at 30 June 2021, there are 7,078 options of the Employee Stock Option Plan (8,115 options as at 30 June 2020), and 20,417 options of the Management Stock Option Plan (11,208 options as at 30 June 2020) exercisable on a liquidity event, as defined in the paragraph above.

The weighted average exercise price for both share-based payment plans is 0.50 euros, calculated as follows:

	Options (units)	Exercise price (Euros)

Management Stock Option Plan	20,417	0.50
Employees Stock Option Plan	7,078	0.50

Average		0.50

21.	Net Finance Costs

Details of finance income and costs are as follows:

(Euros)	Note	30 June 2021	30 June 2020
Finance income
Other finance income		2,674	—

Total finance income		2,674	—

Finance costs
Interest on bank loans	13	289,259	216,119
Interest on leases	9	155,979	51,420
Interest on convertible bonds	13	1,528,099	—
Change in valuation of convertible bonds	13	24,011,910	—
Accretion of discount on put option liabilities	6	84,687	28,883

Total finance costs		26,069,934	296,422

F-149

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Details of other finance income (costs) are as follows:

(Euros)	30 June 2021	30 June 2020
Exchange differences	258,109	(6,913)

Total	258,109	(6,913)

22.	Earnings Per Share

Basic earnings per share are calculated by dividing the profit/(loss) for the year attributable to equity holders of the Parent by the weighted average number of ordinary shares outstanding during the year, excluding treasury shares.

As the Group has losses in both periods, potential ordinary shares are not dilutive (losses per share would be less and antidilution would exist), Hence, these shares are not considered in the calculation of losses per diluted share.

Details of the calculation of basic and diluted earnings/loss per share are as follows:

(Euros)	30 June 2021	30 June 2020
Loss for the year attributable to holders of ordinary equity instruments of the Parent	(38,405,678)	(5,299,756)
Dilutive effects on earnings per share	—	—

Total loss attributable to ordinary equity holders of the Parent for basic and diluted earnings per share	(38,405,678)	(5,299,756)

Number of shares	30 June 2021	30 June 2020

Weighted average number of ordinary shares for basic and diluted earnings per share	392,118	353,070

(Euros)	30 June 2021	30 June 2020
Basic and diluted losses per share	(97.94)	(15.01)

F-150

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

23.	Tax credit and other receivables/Other payables

A.	Tax credit and other receivables/Other payables

(Euros)	30 June 2021	31 December 2020

VAT receivable	8,091,658	2,123,016
VAT on duty taxes	704,401	—
Grant receivables	1,923,063	—
Tax credit receivable	1,642,615	923,441

Total tax credit and other receivables	12,361,737	3,046,457

(Euros)	30 June 2021	31 December 2020

VAT payable	1,669,401	624,668
Social Security payable	334,177	375,204
Personal Income Tax payable	825,504	282,212

Total other payables	2,829,082	1,282,084

B.	Amounts recognized in profit or loss

(Euros)	30 June 2021	30 June 2020

Loss before Tax	(39,121,448)	(5,289,833)

Tax income (at 25%)	9,780,362	1,322,458
Unrecognized deferred tax assets on tax losses	(9,780,362)	(1,322,458)
Deductions and credits generated	(719,174)	—
Other adjustments	3,404	9,923

Income tax (income) / expense	(715,770)	9,923

At 30 June 2021 details of the tax losses to be offset are as follows:

(Euros)	30 June 2021	31 December 2020
2015	46,561	46,561
2016	438,883	438,883
2017	55,736	55,736
2018	1,579,014	1,579,014
2019	3,318,114	3,318,114
2020	12,311,938	12,311,938
2021	39,121,448	—

	56,871,694	17,750,246

Tax losses may be offset indefinitely in the future.

The existence of unused tax losses is strong evidence that future taxable profit may not be available to the Group. Having considered all evidence available, management determined that there was no sufficient positive evidence outweighing existing negative evidence to support that it is probable that future taxable profits will be available against which to offset the tax losses. Accordingly, no deferred tax asset is recognized in the financial statements.

F-151

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

24.	Group Information

24.1	Related parties

Details of transactions and balances with related parties are as follows:

	30 June 2021
(Euros)	Shareholders	Joint Venture	Total
Expenses
Interest on convertible bonds (see note 13 and 21)	911,111	—	911,111
Valuation of convertible bonds (see note 13 and 21)	17,910,508	—	17,910,508
Payroll expenses	1,105,792	—	1,105,792
Statement of financial position
Loans granted to Joint Venture (see note 13)	—	977,301	977,301
Receivables from Joint Venture (see note 13)	—	475,565	475,565
Convertible bonds (see note 13)	(57,466,045)	—	(57,466,045)
Borrowings (see note 13)	(88,304)	—	(88,304)
Trade and other financial payables (see note 13)	(16,335)	—	(16,335)

	31 December 2020
(Euros)	Shareholders	Joint Venture	Total
Statement of financial position
Loans granted to Joint Venture (see note 13)	—	474,174	474,174
Receivables from Joint Venture (see note 13)	—	475,565	475,565
Convertible bonds (see note 13)	(18,094,427)	—	(18,094,427)
Borrowings (see note 13)	(108,481)	—	(108,481)
Trade and other financial payables (see note 13)	(29,040)	—	(29,040)

	30 June 2020
(Euros)	Shareholders	Joint Venture	Total
Expenses
Payroll expenses	796,849	—	796,849
Revenue	—	(85,062)	(85,062)

As of 30 June 2021, convertible loans amounted to Euros 81,047,961 (principal amount of Euros 60,430,000, capitalized interests and fair value of the bonds which will be valued at fair value) (Euros 26,145,982 as of 31 December 2020) (Note 13). Part of these convertible loans were signed with its current shareholders for a total principal amount of Euros 38,430,000 (Euros 17,880,000 as of 31 December 2020). The remaining convertible bonds were signed with 2 third party investors. Consequently, from interest expenses amounting Euros 1,528,099 (Euros 265,982 as of 30 June 2020) (Note 13 and 21) Euros 911,111 (Euros 214,427 as of 30 June 2020) are with shareholders and the rest with third party investors. The balance of the convertible loans with shareholders amounts to Euros 57,466,045 (including revaluation of the loan issued in April 2021) as of 30 June 2021 (Euros 18,094,427 as of 31 December 2020).

F-152

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

24.2	Directors and Senior Management

Details of the remuneration accrued by the members of the Company’s senior management are as follows:

(Euros)	30 June 2021	30 June 2020
Wages and Salaries	973,170	498,649
Share-based payment plan expenses	662,242	551,653

Total	1,635,412	1,050,302

Remuneration received for executive functions corresponds to those individuals who exercise senior management functions in the Company, including the directors, details of which are included in the amount shown in the table above.

At 30 June 2021 and 2020 the Company has no pension or life insurance obligations with members of senior management.

At 30 June 2021 and 2020 no advances or loans have been granted to members of senior management, nor has the Company extended any guarantees on their behalf.

In accordance with Article 229 of the Spanish Companies Act, the directors have declared that they do not have conflicts of interest with the Company.

25.	Financial Risk Management

Risk management policies are established by management, having been approved by the Company’s directors. Based on these policies, the Finance department has established a number of procedures and controls to identify, measure and manage risks deriving from the activity involving financial instruments. These policies, inter alia, prohibit the Group from speculating with derivatives.

Any activity involving financial instruments exposes the Group to credit risk, market risk and liquidity risk.

a)	Credit risk

Credit risk arises from possible losses deriving from failure to comply with contractual obligations on the part of the counterparties of the Group, i.e., the possibility of not recovering financial assets at the amount recognized and within the established term.

F-153

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

The maximum credit risk exposure is as follows:

	30 June 2021		31 December 2020
(In Euros)	Non- current	Current	Non- current	Current
Customer sales and services	—	10,825,999	—	7,872,189
Other receivables	—	1,720,855	—	516,834
Loans to employees	—	57,803	—	119,538
Receivables from Joint Venture	—	475,565	—	475,565

Trade and other financial receivables	—	13,080,222	—	8,984,126
Loans granted to Joint Venture	977,301	—	474,174	—
Guarantee deposit	751,436	—	390,598	—

Non-current financial assets	1,728,737	—	864,772	—
Guarantee deposit	—	444,754	—	118,945
Financial investments	—	4,246,840	—	239,379

Other current financial assets	—	4,691,594	—	358,324
Cash and cash equivalents	—	26,558,080	—	22,338,021

Total	1,728,737	44,329,896	864,772	31,680,471

The Sales and Finance departments establish credit limits for each customer based on information received from an entity specializing in Group solvency analysis.

b)	Market risk

Market risk arises from possible losses deriving from fluctuations in the fair value or in future cash flows of financial instruments because of changes in market prices. Market risk includes interest rate, currency and other price risks.

Interest rate risk

Interest rate risk arises from possible losses due to changes in the fair value or the future cash flows of a financial instrument because of fluctuations in market interest rates.

(In Euros)	Currency	30 June 2021	31 December 2020
Fixed rate Loan	EUR	9,595,108	8,594,971
Fixed rate Loan	NOK	—	631
Fixed rate Loan	USD	—	95,719
Floating rate loan	EUR	16,664,460	13,681,111

		26,259,568	22,372,432

F-154

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

A 100 basis points change in interest rates would mean an increased (decreased) in profit or loss as of June 30, 2021 by Euros 71,116 (Euros 85,070 as of December 31, 2020). This calculation assumes that the change occurred on the date of the report applied to the risk exposures existing on that date. This analysis assumes that all other variables are held constant and considers the effect of interest rates.

	30 June 2021		31 December 2020
	Profit or loss		Profit or loss
(In Euros)	100 bp increase	100 bp decrease	100 bp increase	100 bp decrease
Floating rate loan	71,116	(71,116)	(85,070)	85,070

Currency risk

Currency risk is the risk of possible losses due to changes in the fair value of and future cash flows from financial instruments as a result of exchange rate fluctuations.

Receivables and payables are the only items included within the Group’s assets and liabilities that are denominated in a currency other than the functional currency.

The following table shows the sensitivity of a reasonably possible strengthening (weakening) of the euro in each of the foreign currencies as of 30 June 2021 and June 2020 of monetary assets and liabilities. This analysis assumes that all other variables, particularly interest rates, remain constant and ignores any impact from anticipated sales and purchases. The Group’s exposure to foreign currency exchange for all other currencies is not significant.

	30 June 2021		31 December 2020
	Profit or loss		Profit or loss
(In Euros)	Strengthening	Weakening	Strengthening	Weakening
GBP (10% movement)	(173,871)	212,509	(71,379)	87,242
NOK (10% movement)	(63,816)	77,997	(113,071)	138,197
DKK (10% movement)	(15,621)	19,093	86	(105)
SEK (10% movement)	(44,911)	54,891	(13,968)	17,072
USD (10% movement)	(84,316)	103,053	13,753	(16,810)
RMB (10% movement)	(4,115)	5,030	(1,306)	1,597

c)	Liquidity risk

Liquidity risk arises where the Group might not hold, or have access to, sufficient liquid funds at an appropriate cost to settle its payment obligations at any given time.

Details of working capital are as follows:

(In Euros)	30 June 2021	31 December 2020
Current assets	71,767,508	41,513,468
Current liabilities	81,495,184	23,676,980

	(9,727,676)	17,836,488

The working capital presented by the Group is sufficient to cover the various commitments arising from its activity, taking into account that 34 million euros corresponds to the current part of Convertible bonds which has been converted after 30 June 2021 (see subsequent events note 26).

F-155

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

Details of the maturities, by year, of the principals of the loans and borrowings at 30 June 2021 are as follows:

	30 June 2021
(In Euros)	Capital	Interest	Total
1 July 2021 - 30 June 2022	16,068,231	356,991	16,425,222
1 July 2022 - 30 June 2023	2,109,101	292,925	2,402,026
1 July 2023 - 30 June 2024	2,749,773	209,409	2,959,182
1 July 2024 - 30 June 2025	1,987,993	125,713	2,113,706
1 July 2025 - 30 June 2026	2,057,023	74,703	2,131,726
More than five years	1,287,447	32,664	1,320,111

	26,259,568	1,092,405	27,351,973

	31 December 2020
(In Euros)	Capital	Interest	Total
2021	12,627,970	201,148	12,829,118
2022	1,853,412	151,482	2,004,894
2023	4,756,490	96,936	4,853,426
2024	1,515,247	45,959	1,561,206
2025	1,374,034	31,270	1,405,304
More than five years	245,279	—	245,279

	22,372,432	526,795	22,899,227

d)	Capital management

For the purpose of the Group’s capital management, capital includes issued capital, share premium and all other equity reserves attributable to the equity holders of the parent. The primary objective of the Group’s capital management is to maximize the shareholder value. The Group manages its capital structure and makes adjustments in light of changes in economic conditions and the requirements of its financial requirements to attend its business plans. To maintain or adjust the capital structure, the Group may issue new shares or issue/repay debt financial instruments. The Group monitors capital management to ensure that it meets its financial needs to achieve its business objectives while maintaining its solvency.

No changes were made in the objectives, policies or processes for managing capital with regard to the information disclosed in the 2020 consolidated financial statements.

26.	Events after the Reporting Period

On 13 August 2021, Wallbox exercised its option, pursuant to the stock purchase agreement entered into between the Parent Company and Lilland AS dated 19 February 2020, to acquire the remaining 33.334% interest that is owned by Lilland AS in Wallbox AS, which was formerly called Intelligent Solutions AS. Pursuant to this option, Wallbox paid €1 million on 19 August for 13.33% of such interest and will pay equal installments of €750,000 for each of the remaining 10% interests by the earlier of (a) 31 December 2021 and 30 June 2022, respectively and (b) 30 days from the closing of the Business Combination. On 31 August 2021, Wallbox exercised its option, pursuant to the stock purchase agreement entered into between the Company and RAYMOND AS dated 31 August 2020, to acquire the 5% interest that is owned by RAYMOND AS in Wallbox AS, which was formerly called Intelligent Solutions AS. Pursuant to this option, Wallbox paid €125,000 on 3 September for 1.67% of such interest and will pay equal instalments of €125,000 for each of the remaining 1.67% interests by the earlier of (a) 31 December 2021 and 30 June 2022, respectively and (b) 30 days from the closing of the Business Combination.

F-156

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

On 24 September 2021 the Group has signed a new lease agreement of land and buildings for the construction of the facility in Arlington—Texas (USA).

As previously announced, on June 9, 2021, Kensington Capital Acquisition Corp. II, a Delaware corporation, Wallbox B.V., a private company with limited liability incorporated under the Laws of the Netherlands, Orion Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Wallbox B.V. and Wall Box Chargers, S.L. entered into a business combination agreement pursuant to which, among other things, Kensington and the Company agreed to enter into a business combination. On October 1, 2021, the closing date, Wallbox N.V. consummated the previously announced business combination pursuant to the Business Combination Agreement. On the Closing Date, the following transactions occurred pursuant to the terms of the Business Combination Agreement (collectively, the “Business Combination”):

Wallbox B.V. (i) changed its legal form from a private company with limited to a public limited liability company and (ii) entered into the Deed of Conversion containing the Articles of Association of Wallbox N.V.

Prior to the Closing Date, each holder of Company Convertible bonds converted them into Company Ordinary Shares and on the Closing Date, each holder of Company Ordinary Shares contributed its Company Ordinary Shares of Wallbox S.L. to Wallbox N.V. Ordinary Shares and the Company became a wholly-owned subsidiary of Wallbox N.V.

27.	Detail of Wallbox Group subsidiaries

				% Equity interest
Company name	Registered office	Activity	Company holding investment	30 June 2021	31 December 2020		Consolidation method
Wallbox Energy, S.L.	Calle Anabel Segura 7, H1, 28108, Alcobendas, Madrid, Spain	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	100%	*	Fully consolidated
Wallbox UK Limited	378-380 Deansgate, Manchester, United Kingdom M3 4LY	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	100%	*	Fully consolidated
Wallbox France	Avenue des Champs Elysées 102, 75008, Paris, France	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	100%	*	Fully consolidated
WBC Wallbox Chargers GmbH	Kurt-Blaum-Platz 8, 63450, Hanau, Germany	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	100%	*	Fully consolidated
Wallbox Italy, S.r.l.	Piazza Tre Torri 2, 20145 CAP, Milano, Italy	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	0%	*	Fully consolidated
Wallbox Netherlands B.V.	Kingsfordweg 151,1042 GR Amsterdam, The Netherlands	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	0%	*	Fully consolidated
Wallbox USA Inc.	800 W. El Camino Real Suite 180, Mountain View CA 94040, United States	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	100%	*	Fully consolidated
Wallbox Shanghai Ldt.	Unit 05-129 Level 5, No. 482, 488, 492, 518 Xinjiang Road, Jingan District, Shanghai Municipality, China	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	100%	100%	*	Fully consolidated
Wallbox Norway AS (Intelligent Solution AS )	Ryfylkevegen 2008, 4120 TAU, Norway	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	61,67%	61,67%	*	Fully consolidated

F-157

WALL BOX CHARGERS, S.L.

Notes to the interim condensed consolidated financial statements

				% Equity interest
Company name	Registered office	Activity	Company holding investment	30 June 2021	31 December 2020		Consolidation method
Wallbox Denmark ApS	Østergade 20, Helsinge 3200, Denmark	Retail innovative solutions for charging Electric Vehicles	Wallbox Norway AS	61,67%	61,67%	-	Fully consolidated
Wallbox Sweden AB (Intelligent Solution Sweden AB )	Rosenlundsgatan 54, 118 63 Stockholm, Sweden	Retail innovative solutions for charging Electric Vehicles	Wallbox Norway AS	61,67%	61,67%	-	Fully consolidated
Wallbox Oy	PL 747, 00101 Helsinki, Finland	Retail innovative solutions for charging Electric Vehicles	Wallbox Norway AS	100,00%	0%	-	Fully consolidated
Electromaps, S.L.	Calle Marie Curie, 8 14-B 007, Barcelona, Spain	Retail innovative solutions for charging Electric Vehicles	Wall Box Chargers, S.L.	51%	51%	*	Fully consolidated

(*)	direct ownership
(-)	indirect ownership

As commented in Note 6, all business combinations have been accounted for as if the Group had obtained a 100% interest in the acquired entities on the basis that all shares subject to non-controlling interests puts have been acquired. However, in the table above % of legal ownership has been disclosed.

F-158

PART II

Information Not Required in Prospectus

Indemnification of Directors and Officers

Under Dutch law, directors of a Dutch public company may be held jointly and severally liable to the Company for damages in the event of improper performance of their duties. In addition, directors may be held liable to third parties for any actions that may give rise to a tort. This applies equally to our managing directors, supervisory directors, non-executive directors and executive directors.

Pursuant to our articles of association and unless Dutch law provides otherwise, the Company shall indemnify and hold harmless any actual and former managing directors, supervisory directors, non-executive directors and executive directors, other members of the executive committee and proxy holders (each of them an “Indemnified Person”, against any and all liabilities, claims, judgments, fines and penalties (the “Claims”) incurred by the Indemnified Person as a result of any threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative (each, a “Legal Action”), brought by any party other than the Company itself or any subsidiaries within the meaning of Section 2:24a of the Dutch Civil Code (“Subsidiaries”), in relation to acts or omissions in or related to his capacity as an Indemnified Person.

Claims will include derivative actions brought on behalf of the Company or any Subsidiaries against the Indemnified Person and Claims by the Company (or any Subsidiaries) itself for reimbursement for Claims by third parties on the ground that the Indemnified Person was jointly liable toward that third party in addition to the Company.

The Indemnified Person will not be indemnified with respect to Claims insofar as they relate to the gaining in fact of personal profits, advantages or compensation to which the Indemnified Person was not legally entitled, or if the Indemnified Person shall have been adjudged to be liable for willful misconduct (opzet) or intentional recklessness (bewuste roekeloosheid).

Any expenses (including reasonable attorneys’ fees and litigation costs) (collectively, “Expenses”) incurred by the Indemnified Person in connection with any Legal Action shall be settled or reimbursed by the Company, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such Expenses if a competent court in an irrevocable judgment has determined that they are not entitled to be indemnified. Expenses shall be deemed to include any tax liability which the Indemnified Person may be subject to as a result of his indemnification.

In the case of a Legal Action against the Indemnified Person by the Company itself or any Subsidiary(s), the Company will settle or reimburse to the Indemnified Person their reasonable attorneys’ fees and litigation costs, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such fees and costs if a competent court in an irrevocable judgment has resolved the Legal Action in favor of the Company or the relevant Subsidiary(s) rather than the Indemnified Person.

Expenses incurred by the Indemnified Person in connection with any Legal Action will also be settled or reimbursed by the Company in advance of the final disposition of such action, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such Expenses if a competent court in an irrevocable judgment has determined that they are not entitled to be indemnified. Such Expenses incurred by Indemnified Persons may be so advanced upon such terms and conditions as the Board decides.

We have entered into indemnification agreement with each of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding all securities sold or granted by us within the past three years that were not registered under the Securities Act and the consideration, if any, received by us for such securities:

•	In connection with the closing of the PIPE Financing, on October 1, 2021, we issued 11,100,000 Class A Shares to the PIPE Investors for gross proceeds of approximately $111,000,000.

The foregoing securities issuances were made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder.

Item 8. Exhibits and Financial Statement Schedules

(a)	The following exhibits are included in this registration statement on Form F-1:

Exhibit Index

Exhibit No.	Description

2.1	Business Combination Agreement, dated as of June 9, 2021, by and among Kensington Capital Acquisition Corp. II, Wall Box Chargers, S.L., Wallbox B.V. and Orion Merger Sub Corp.

2.2	Contribution and Exchange Agreement, dated as of June 9, 2021, by and among Wallbox B.V., Wall Box Charger, S.L. (the “Company”), the holders of the Company Ordinary Shares and the holders of the Company Convertible Loans.

3.1	Deed of Incorporation of Wallbox B.V.

3.2	Deed of Amendment and Conversion (including Articles of Association) of Wallbox N.V. dated October 1, 2021.

4.1	Warrant Assignment, Assumption and Amended & Restated Agreement dated October 1, 2021.

5.1	Opinion of Loyens & Loeff regarding the (i) valid issue, (ii) paying up and (iii) non-assessability of the Wallbox Shares and Warrants.

10.1	Form of Subscription Agreement dated June 9, 2021.

10.2	Form of Subscription Agreement dated September 29, 2021.

10.3	Sponsor Support Agreement dated June 9, 2021.

10.4	Registration Rights and Lock-Up Agreement dated October 1, 2021.

10.5	Wallbox N.V. 2021 Equity Incentive Plan.

10.6	Wallbox N.V. 2021 Employee Stock Purchase Plan.

10.7	Side Letter from Enric Asunción Escorsa to Inversiones Financieras Perseo, S.L. dated October 5, 2021.

20.1	Non-binding Letter of Intent.

21.1	Subsidiaries of Wallbox.

23.1	Consent of Loyens & Loeff (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Marcum LLP, independent registered public accounting firm of Kensington Capital Acquisition Corp. II.

23.3	Consent of BDO Bedrijfsrevisoren BV, independent registered public accounting firm of Wall Box Chargers, S.L.

(b)	Financial Statement Schedules

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements or notes thereto.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Barcelona on the 1st day of November, 2021.

Wallbox N.V.

By:	/s/ Enric Asunción Escorsa
Name: Enric Asunción Escorsa
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Enric Asunción Escorsa	Chief Executive Officer, Executive Director (Principal Executive Officer)	November 1, 2021

/s/ Jordi Lainz	Chief Financial Officer (Principal Financial and Accounting Officer)	November 1, 2021

/s/ Beatriz González Ordóñez	Non-Executive Director	November 1, 2021

/s/ Francisco Riberas	Non-Executive Director	November 1, 2021

/s/ Diego Diaz Pilas	Non-Executive Director	November 1, 2021

/s/ Pol Soler	Non-Executive Director	November 1, 2021

/s/ Anders Pettersson	Non-Executive Director	November 1, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly authorized representative in the United States of Wallbox N.V., has signed this registration statement on the 1st day of November, 2021.

Wallbox USA Inc.

By:	/s/ Douglas Alfaro
Name: Douglas Alfaro
Title: General Manager, North America